As filed with the Securities and Exchange Commission on January 27, 2009
Registration No. 333-155419

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-11
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

NorthEnd Income Property Trust Inc.
(Exact Name of Registrant as Specified in Governing Instruments)

4 World Financial Center
New York, NY 10080
(212) 449-1000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

4 World Financial Center
New York, NY 10080
Attention: Douglas W. Sesler
(212) 449-1000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Rosemarie A. Thurston Jason W. Goode James H. Sullivan Alston & Bird LLP 1201 West Peachtree Street Atlanta, GA 30309 (404) 881-7000	Ettore A. Santucci Goodwin Procter LLP Exchange Place 53 State Street Boston, MA 02109 (617) 570-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission and the applicable state securities commissions is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus dated January 27, 2009
PROSPECTUS
NorthEnd Income Property Trust Inc.

Maximum Offering of $2,250,000,000
Minimum Offering of $100,000,000

NorthEnd Income Property Trust Inc. is a newly organized corporation formed on August 19, 2008 to invest in a diversified portfolio of institutional quality, income-producing commercial real estate properties located in primary and secondary metropolitan markets and other real estate related assets. We are externally managed by our advisor, NorthEnd Realty Advisors LLC, an affiliate of Merrill Lynch & Co., Inc. Our advisor has engaged BlackRock Realty Advisors Inc. as our sub-advisor. We intend to qualify as a real estate investment trust, or REIT, for federal income tax purposes. We are not a mutual fund and do not intend to register as an investment company under the Investment Company Act of 1940, as amended.

We are offering on a continuous basis up to $2,250,000,000 of shares of our common stock, consisting of up to $2,000,000,000 of shares in our primary offering and up to $250,000,000 of shares pursuant to our distribution reinvestment plan. We will take purchase orders and hold investors’ funds in an interest-bearing escrow account until (i) we receive purchase orders for at least $100,000,000 of shares of our common stock and (ii) our board of directors has authorized the release to us of funds in the escrow account, at which time we will commence our operations. Investors’ funds will not be subject to any management fees until we commence operations. If we do not raise the minimum offering amount and commence operations before                , 2009 (180 days following the first date in which our shares are offered for sale to the public), this offering will be terminated and our escrow agent will promptly send you a full refund of your investment with interest and without deduction for escrow expenses. Until our escrow agent has released such funds to us, the per share purchase price for shares of our common stock in our primary offering will be $10.25 per share. Thereafter, the per share purchase price will vary from day-to-day and, on any given day, will equal the sum of our net asset value, or NAV, divided by the number of shares of our common stock outstanding as of the end of business on such day prior to giving effect to any share purchases or redemptions to be effected on such day, plus any applicable selling commissions. The minimum investment in shares of our common stock for initial purchases is $10,000.

We do not intend to list our shares of common stock for trading on an exchange or other trading market. In an effort to provide our stockholders with liquidity in respect of their investment in our shares, we have adopted a redemption plan whereby stockholders may request on a daily basis that we redeem all or any portion of their shares. However, our board of directors has the right to delay, modify or suspend redemptions if it deems it to be in the best interest of our stockholders. The redemption price per share will be equal to our NAV per share on the date of redemption, as calculated in the same manner as the determination of the price per share at which new shares are offered to the public on that day. Subject to limited exceptions, shares redeemed within 365 days of the date of purchase will be subject to a short-term trading discount equal to 2% of the aggregate NAV per share of such shares redeemed which will inure indirectly to the benefit of our remaining stockholders. See “Pricing and Liquidity—Redemption Plan.”

This investment involves a high degree of risk. You should purchase these securities only if you can afford the complete loss of your investment. See “Risk Factors” beginning on page 17 for risks to consider before buying our shares, including:

•	We have no prior operating history and there is no assurance that we will achieve our investment objectives.
•	We have not yet identified any assets to be purchased with the net proceeds from this offering and, therefore, you will not be able to evaluate our assets prior to our investment therein.
•	We may not have sufficient resources to satisfy all redemption requests. In addition, our board of directors may terminate, modify or suspend our redemption plan or reject any redemption requests.
•	There is no current public market for shares of our common stock, and we do not expect that such a public market will ever develop. Therefore, redemption of shares by us will likely be the only way for you to dispose of your shares.

•	The purchase and redemption price for shares of our common stock will be based on our NAV per share as calculated at the end of each business day by our third party accounting agent, and will not be based on any trading market.

•	As an externally advised REIT, we are dependent on our advisor to conduct our business. The fees we will pay to our advisor and its affiliates were not negotiated on an arm’s-length basis.
•	Our advisor and our sub-advisor will face conflicts of interest as a result of, among other things, time constraints, allocation of investment opportunities, the sourcing of financing and the fact that the fees they receive for services rendered to us will be based on our NAV which will be calculated under their supervision.

•	The amount of distributions we may make is uncertain. Although we intend to fund the payment of distributions solely from cash flow from operations, we may pay distributions from other sources, including the sale of assets, borrowings or return of capital.

•	If we fail to qualify as a REIT for federal income tax purposes and no relief provisions apply, our NAV and cash available for distribution to our stockholders could materially decrease.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. In addition, the attorney general of the state of New York has not passed upon or endorsed the merits of this offering. Any representation to the contrary is a criminal offense. The use of forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the amount or certainty of any cash benefits or tax consequences which may result from an investment in our common stock.

	Per Share	Total Minimum	Total Maximum (1)

Public offering price (2)(3)	$10.25	$100,000,000	$2,250,000,000
Selling commissions (3)	$0.25	$2,439,024	$48,780,487

Proceeds to us, before expenses	$10.00	$97,560,976	$2,201,219,513

(1) Includes shares of common stock being offered under our distribution reinvestment plan.

(2) The price per share shown will apply until funds are released to us from the escrow account. Thereafter, our price per share will vary from day-to-day and will be based on our NAV.

(3) Selling commissions may be reduced or eliminated with regard to shares sold in the primary offering to or for the account of certain categories of purchasers, resulting in lower price per share amounts for such purchasers. We will pay our distributor an asset-based distribution fee at the end of each month during this offering equal to (a) the number of outstanding shares of our common stock purchased in our primary offering at least 13 months prior to the end of such month multiplied by (b) 1/12th of 0.35% of our average NAV per share during each month. No selling commissions or distribution fees will be charged for sales pursuant to our distribution reinvestment plan.

The distributor for this offering, Merrill Lynch, Pierce, Fenner & Smith Incorporated, is an affiliate of our advisor. The distributor is not required to sell any specific number or dollar amount of shares of our common stock but will use its best efforts to sell the shares offered hereby in the primary offering.

The date of this prospectus is          , 2009

Suitability Standards

The shares of common stock we are offering are suitable only as a long-term investment for persons of adequate financial means. Because there is no public market for our shares, you may have difficulty selling any shares that you purchase if our share redemption plan is ever modified, suspended or terminated.

In consideration of these factors, we require that a purchaser of shares of our common stock meet two separate suitability standards. Under the first standard, a purchaser must have either:

•	a net worth of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth of at least $70,000.

For purposes of determining whether you satisfy the above standard, your net worth should be calculated excluding the value of your home, home furnishings and automobiles.

To meet the second standard, a purchaser must have either:

•	an individual net worth, or joint net worth with that purchaser’s spouse, that exceeds $1,000,000; or

•	a gross annual income in excess of $200,000 in each of the two most recent years or joint income with such purchaser’s spouse in excess of $300,000 in each of those years and a reasonable expectation of reaching the same income level in the current year.

For purposes of determining whether you satisfy the second standard, your net worth should be calculated including the value of your home, home furnishings and automobiles.

Pennsylvania Investors:  Because the minimum offering amount is less than $150,000,000, you are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar value of our subscriptions.

In the case of sales to fiduciary accounts (such as an individual retirement account, or IRA, Keogh plan or pension or profit sharing plan), these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares of our common stock or by the beneficiary of the account.

Each of the suitability standards above apply for purchases through the date that is one year from the date of this prospectus. After such one year period, our board of directors may determine to eliminate the second standard described above in consideration of various factors, including an evaluation of the risks associated with our business at that time. Our suitability standards will not be lower than the requirements set forth in our charter which have been adopted in accordance with the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, which we refer to as the NASAA REIT Guidelines.

Each participating broker-dealer must make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each investor based on information provided by the investor. Each participating broker-dealer is required to maintain for six years records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for a stockholder.

The income and net worth standards set forth above do not apply to participant-directed purchases under a 401(k) or other defined contribution plan where the authorized plan fiduciary has approved our shares of common stock as an available investment option under such plan.

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Important Information About This Prospectus

Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the prospectus. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

In this prospectus, the term “operating partnership” refers to NorthEnd Operating Partnership LP, of which NorthEnd Income Property Trust Inc. is the sole general partner. The words “we,” “us,” and “our” refer to NorthEnd Income Property Trust Inc. and our operating partnership, taken together, unless the context requires otherwise. The terms “advisor” and “NorthEnd Advisor” refer to NorthEnd Realty Advisors LLC, our advisor. The terms “sub-advisor” and “BlackRock Realty” refer to BlackRock Realty Advisors Inc., our sub-advisor. The term “advisors” refers collectively to our advisor and our sub-advisor.

This prospectus is part of a registration statement that we filed with the SEC using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described below under “Where You Can Find More Information.”

We will take purchase orders and hold investors’ funds in an interest-bearing escrow account until (i) we receive purchase orders for at least $100,000,000 of shares of our common stock and (ii) our board of directors has authorized the release to us of funds in the escrow account, at which time we will commence our operations. We refer to the period prior to the release of offering proceeds from escrow as the “escrow period.” After the escrow period, we will file with the SEC after the end of each business day a prospectus supplement disclosing the daily determination of our NAV and the calculation of NAV per share for that business day, which we refer to as the pricing supplement. Each business day, we will also post that pricing supplement on our public website at www.northendinvestments.com. The website will also contain this prospectus, including any supplements and amendments. You may also obtain the daily determination of our NAV and the most recent offering price per share by calling our toll-free, automated information line at     . We will endeavor to avoid interruptions in the continuous offering of our shares of common stock, including filing an amendment to the registration statement with the SEC on or before such time as the most recent offering price per share represents a 20% change from the $10.25 per share price set forth in the registration statement as originally declared effective by the SEC or the price per share set forth in the latest amendment thereto filed with the SEC. There can be no assurance, however, that our continuous offering will not be suspended while the SEC reviews such amendment, until it is declared effective, if at all.

The registration statement containing this prospectus, including, without limitation, the exhibits to the registration statement, provides important additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website, www.sec.gov, or at the SEC public reference room discussed herein under the caption “Where You Can Find More Information” below.

IMPORTANT NOTE FOR BROKER-DEALERS:  This prospectus will be supplemented on each business day after the escrow period. All sales literature used in connection with this offering must be accompanied by (1) the original prospectus dated               , (2) all prospectus supplements (other than pricing supplements) and (3) the most recent pricing supplement filed through the close of business on the business day immediately preceding delivery or, if delivered after the close of business, then through the close of business on the day such sales literature is delivered. Before delivering this prospectus to clients, you must check www.northendinvestments.com for the most recent pricing supplement(s) posted.

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Questions and Answers About This Offering

Set forth below are some questions (and accompanying answers) we anticipate investors interested in this offering may have. See “Prospectus Summary” and the remainder of this prospectus for more detailed information about this offering. You should read this entire prospectus and the latest prospectus supplement furnished to you before deciding to purchase shares of our common stock.

Q:	What is NorthEnd Income Property Trust Inc.?

A:	We were formed as an externally advised, open-ended REIT to invest in a diversified portfolio of institutional quality, commercial real estate properties located in primary and secondary metropolitan markets and other real estate related assets. We primarily seek to make investments that will (1) generate an attractive level of current income for distribution to our stockholders, (2) realize potential long-term capital appreciation upon sale and (3) offer an investment option in which the per share price volatility is correlated to commercial real estate as an asset class rather than traditional asset classes such as stocks and bonds. It is anticipated that over time our commercial real estate portfolio will reflect the broad trends and returns of the U.S. commercial real estate sector through investments in various property types, including retail, office, industrial, multi-family residential and other institutional quality properties.

Although we intend to invest primarily in institutional quality, commercial real estate, we also intend to invest a portion of our assets in other real estate related assets, such as equity securities of other REITs, commercial mortgage-backed securities, mortgage loans and, to a lesser extent, cash and cash equivalents and other short-term investments. See “Investment Objectives, Strategy and Guidelines—Investment Guidelines.”

Q:	What is “institutional quality” commercial real estate?

A:	We will focus our investment efforts on direct investments in institutional quality commercial real estate. This is the type of commercial real property that has historically been sought for investment by institutional investors including pension plans, endowments and other financial institutions with long-term investment strategies that include an allocation to commercial real estate. Institutional quality commercial real estate predominantly consists of the highest quality stabilized and income-producing office, retail, industrial and apartment properties located in or near densely populated primary and secondary metropolitan areas in the U.S. and Canada with projected long-term economic and demographic growth.

Q:	What is a real estate investment trust, or REIT?

A:	In general, a REIT is a company that:

•	combines the capital of many investors to acquire or provide financing for real estate;

•	generally offers the benefit of a diversified real estate portfolio under professional management;

•	is able to qualify as a REIT for U.S. federal income tax purposes and is therefore generally not subject to federal corporate income taxes on its net income that it currently distributes to its stockholders, which substantially eliminates the “double taxation” (i.e., taxation at both the corporate and stockholder levels) that generally results from investments in a corporation; and

•	must distribute to investors at least 90% of its annual REIT taxable income.

We are not currently qualified as a REIT, but we expect to qualify as a REIT beginning with our taxable year ending December 31 of the year in which the escrow period concludes.

Q:	What is an open-ended REIT?

A:	We use the term “open-ended REIT” to describe an investment vehicle of indefinite duration focused on real estate properties and other real estate related assets, the shares of common stock of which are sold and redeemed daily on a continuous basis at a price equal to the sum of NAV per share plus, in the case of sales but not redemptions and except for certain categories of purchasers, selling commissions. This is a structure similar to that employed by “open-ended” investment companies, or mutual funds, except that mutual funds invest primarily in a particular type of securities while REITs invest primarily in real estate. Our structure as an open-ended REIT is unique. There are currently no other open-ended REITs with features similar to ours available for investment in the public markets. Public and private pension plan sponsors, endowments, foundations and other pension funds avail themselves of private open-ended REITs as one option for allocating a portion of their portfolio to direct investments in commercial real estate. “Direct investment” refers to owning real estate through an investment vehicle that does not have its equity interests listed for trading on a national securities exchange. Our objective is to offer a similar investment option to a broader universe of investors.

Q:	What is an umbrella partnership real estate investment trust, or UPREIT?

A:	In general, an UPREIT is a REIT that holds all or substantially all of its assets through a partnership the REIT controls as general partner. We use this structure because a transfer of property directly to the REIT in exchange for cash or REIT shares is generally a taxable transaction to the transferring property owner. In an UPREIT structure, a transferor of a property who desires to defer taxable gain on the disposition of his property may transfer the property to the partnership in exchange for limited partnership interests. In addition, an UPREIT structure allows a REIT to agree to terms for an institutional investor interested in making a substantial investment in its partnership that may differ from the terms of a public offering.

Q:	Why should I consider an investment in real estate?

A:	Real estate has become a major asset class for allocation within a diversified investment portfolio. The largest U.S. endowments and pension funds have allocated a significant portion of their portfolio to direct investments in commercial real estate. In fact, according to the 2008 plan sponsor survey of U.S. pension investors prepared by Institutional Real Estate, Inc. and Kingsley Associates, the target allocation to real estate increased from 8.0% for 2005 to 9.6% for 2008. Allocating some portion of your portfolio to a direct investment in institutional quality commercial real estate may provide you with:

•	portfolio diversification;

•	attractive risk-adjusted returns; and

•	a stable level of income relative to more traditional asset classes, such as stocks and bonds.

In addition, direct investments in real estate also serve as a hedge against inflation while providing the potential for moderate capital appreciation to investors over the long-term. During inflationary periods, commercial real estate values typically rise, benefiting from both income and appreciation. Many real estate property leases have embedded rental rate increases that compensate for inflation. In addition, the costs to replace real estate properties typically increase with inflation which causes existing real estate values to appreciate. As a result, including an appropriate allocation to direct investment in commercial real estate to your investment portfolio may provide some degree of inflation protection to your investments.

Q:	How is investing in commercial real estate different than investing in single-family, residential real estate?

A:	In general, commercial real estate investments offer advantages as compared to single-family, residential real estate because:

•	commercial real estate leases tend to have a much longer duration than single-family residential real estate leases;

•	many commercial real estate leases provide for periodic rent escalations through the term of the lease, thereby providing for a steady income stream that matches or exceeds the rate of consumer price inflation; and

•	the commercial real estate market tends to be more transparent than the residential market in terms of the availability of financial information (specifically rental rates) and relevant comparisons to similarly situated commercial properties.

Q:	How is an investment in shares of your common stock different from listed REITs?

A:	While investing in REITs whose shares are listed on a national securities exchange can be one alternative for investing in commercial real estate, shares of listed REITs generally fluctuate in value with the stock market as a whole. As a result, as the value of your investments in publicly traded, non-real estate companies fluctuates with the stock market, your investment in listed REITs would experience similar volatility. An investment in shares of our common stock generally differs from listed REITs because:

•	the daily NAV per share of our common stock is based directly on the fair value of our investments, while shares of listed REITs are priced by the trading market, which generally causes stock prices and a company’s market capitalization to fluctuate based on factors such as supply (number of sellers) and demand (number of buyers) of shares, reflecting shifting preferences among sectors of the economy;

•	real estate as an asset class has virtually no correlation with other traditional asset classes, such as stocks and bonds. Academic and empirical studies have shown this lack of correlation increases portfolio efficiency by generating higher total returns while decreasing overall risk in the portfolio, because the various asset classes included in a diversified portfolio react to market conditions differently; and

•	most publicly traded REITs focus on selected property types or geographic markets, which means that allocating part of your investments to a well diversified real property portfolio by owning shares of listed REITs would require you to own shares of several publicly traded REITs with attendant transaction costs and effort, as compared to our investment strategy of owning a well diversified portfolio of various property types in different geographic markets, in addition to complementary real estate related assets.

Q:	For whom is an investment in your shares recommended?

A:	An investment in our shares may be appropriate for you if you:

•	meet the minimum suitability standards mentioned above under “Suitability Standards;”

•	seek to allocate a portion of your investment portfolio to a direct investment in commercial real estate;

•	seek to receive current income through our payment of distributions;

•	wish to obtain the benefits of potential long-term capital appreciation; and

•	are able to hold your investment in our shares as a long-term investment.

We cannot guarantee that an investment in our shares will allow you to realize any of these objectives. An investment in our shares is only intended for investors with a long-term investment horizon and who understand that the opportunity to have their shares redeemed under our redemption plan may not always be available. While there is no minimum holding period for our shares, stockholders who redeem within 365 days of the date of purchase, subject to limited exceptions, will be subject to a short-term trading discount equal to 2% of the aggregate NAV per share of the shares redeemed which will inure indirectly to the benefit of our remaining stockholders. Additionally, stockholders (other than employer-sponsored retirement plans) who engage in frequent purchase and redemption transactions within short periods of time will be blocked from making additional purchases for 85 days.

Q:	What is the minimum offering amount and when will offering proceeds be released from escrow?

A:	We will take purchase orders and hold investors’ funds in an interest-bearing escrow account until we receive purchase orders for at least $100,000,000 of shares of our common stock. Upon receipt of purchase orders for at least $100,000,000 in shares, our board of directors will have until , 2009 (180 days following the first date on which our shares are offered for sale to the public, which we refer to as the initial offering date) to authorize the release of the escrowed funds to us so that we can commence our operations. We refer to the period prior to the release of escrowed funds to us as the “escrow period.” We expect that our board of directors will authorize the release of escrowed funds to us at such time as our advisors have identified suitable initial investments in accordance with our investment guidelines that will allow us to acquire commercial real estate properties and/or real estate related assets that would support a daily NAV calculation for our continuous offering and generate income for distribution to stockholders.

During the escrow period, the per share price for shares of our common stock purchased in this offering will be $10.25. After the escrow period, the per share price for our shares will vary from day-to-day and, on any given day, will be equal to our NAV divided by the number of shares of our common stock outstanding as of the end of business on such day prior to giving effect to any share purchases or redemptions to be effected on such day, plus, except for certain categories of purchasers, selling commissions. If we do not raise the minimum amount and commence our operations within 180 days following the initial offering date, this offering will be terminated and our escrow agent will promptly send you a full refund of your investment with interest and without deduction for escrow expenses. Notwithstanding the foregoing, you may elect to withdraw your purchase order and request a full refund of your investment with interest and without deduction for escrow expenses at any time before the escrowed funds are released to us.

Q:	What will you do with the capital raised in this offering?

A:	We intend to contribute the net proceeds from this offering, which are not used to pay the fees and expenses attributable to this offering or our operations, to our operating partnership. Our operating partnership will use the net proceeds received from us: (1) to make investments in accordance with our investment strategy and policies; (2) to reduce borrowings and repay indebtedness incurred under various financing instruments into which we may enter; (3) for working capital purposes; and (4) to fund redemptions of our common stock. See “Use of Proceeds” and “Our Structure and Formation Transactions.” Regardless of the price at which shares of our common stock are sold on any given day, the aggregate net proceeds we receive, after deducting any amount we may use to fund redemptions on the same day, will be contributed to our operating partnership.

Q:	Will you use leverage?

A:	Yes, we intend to use conservative amounts of leverage. Our targeted leverage after we have acquired a substantial portfolio is 30% of the gross value of our assets, which we believe is generally lower than the amount of borrowings utilized by other available real estate investment products. During the period when we are acquiring our initial portfolio, we may employ greater leverage in order to quickly build a diversified portfolio of assets. Please see “Investment Objectives, Strategy and Guidelines” for more details.

Q:	What is the per share purchase price?

A:	During the escrow period, the per share purchase price for shares of our common stock will be $10.25. Thereafter, the per share purchase price will vary from day-to-day and, on any given business day, will be equal to our NAV divided by the number of shares outstanding as of the end of business on such day, in each case prior to giving effect to any share purchases or redemptions to be effected on such day, plus, except for certain categories of purchasers, selling commissions. After the escrow period, we will file with the SEC after the close of business on each business day a prospectus supplement disclosing the daily determination of our NAV per share. Any purchase orders that we receive prior to 4:00 p.m. Eastern time on a given day will be executed at a price equal to our NAV per share for that day, as calculated after the close of business on that day, plus any applicable selling commissions. Purchase orders that we receive after 4:00 p.m. Eastern time will be executed at a price equal to our NAV per share as calculated after the close of business on the next business day, plus any applicable selling commissions. Purchase orders placed on a day that is not a business day will be executed as if they were received prior to the close of business on the immediately following business day. Settlement of share purchases will be on the fifth business day immediately following the business day on which the purchase order is received. Investors are entitled to cancel their orders until the close of business on the settlement date. Please see “Share Purchases and Redemptions—Buying Shares” for more details.

Q:	How will NAV be calculated?

A:	We will engage an independent valuation expert to validate and manage our commercial real estate valuation process, which is integral to calculating the value of our operating partnership’s assets, and ultimately, determining our NAV. Our accounting agent, under the supervision of our advisors, will have responsibility for calculating our NAV after the end of each business day following the escrow period by subtracting (1) our liabilities, including the accrued estimated management fee, the accrued estimated distribution fee and other expenses attributable to this offering and our operations, from (2) our assets, which will consist almost entirely of the value of our interest in our operating partnership. The value of our operating partnership is the excess of the fair value of its assets (including commercial real estate properties, real estate related assets and other investments) over the fair value of its liabilities (including debt and the expenses attributable to its operations). Our board of directors, including a majority of our independent directors, will adopt valuation guidelines that contain a comprehensive set of methodologies to be used by our sub-advisor, our independent valuation expert and our independent appraisers, as applicable, when valuing commercial real estate properties, real estate related assets and liabilities in connection with the calculation of our NAV. These valuation methodologies are largely based upon standard industry practices used by private open-ended real estate funds. Our sub-advisor will calculate quarterly valuations of our commercial real estate properties and manage the independent appraisers. Real estate related assets will also be valued by our advisors quarterly, or in the case of liquid securities, daily. We intend to engage an independent valuation expert to manage our commercial real estate valuation process and to assist our advisors in calculating quarterly valuations of our properties and managing the independent appraisers. The value of our interest in our operating partnership, in turn, will depend on our equity ownership relative to that of limited partners. Initially, the only limited partner will be NorthEnd Holding Company LLC, a wholly owned subsidiary of ML & Co. that we refer to as NorthEnd Holding, and the value of its equity ownership will be the $200,000 it has contributed in exchange for limited partnership interests. Our NAV per share as of the end of any business day will be determined by dividing our NAV on such day by the number of shares of our common stock outstanding as of the end of such day prior to giving effect to any share purchases or redemptions to be effected on such day. At the close of business on the date that is five business days before each record date for any declared distribution, our NAV will be reduced to reflect the accrual of our liability to pay such distribution to our stockholders of record as of such date. See “Pricing and Liquidity—Valuation” for more details about how our NAV will be calculated.

Q:	Will I be charged selling commissions?

A:	Yes, subject to exceptions for certain categories of purchasers. Investors will generally pay selling commissions as part of the price per share of our common stock purchased in our primary offering. Selling commissions will equal up to $.25 per share during the escrow period and thereafter will equal up to 2.5% of the NAV per share of the shares you purchase in the primary offering as of the date of purchase, in each case subject to certain limitations and exceptions. No selling commissions will be charged for shares purchased by investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature or other asset-based fee arrangement. Discounts are also available for certain volume purchases in the primary offering. See “Plan of Distribution—Volume and Other Discounts.” No selling commissions will be charged for purchases pursuant to the distribution reinvestment plan. The net proceeds to us will not be affected by any such reductions in selling commissions.

Q:	What is the term or expected life of this offering?

A:	Pursuant to the registration statement of which this prospectus is a part, we have registered $2,250,000,000 of shares of our common stock in anticipation of our initial public offering. We intend to conduct a continuous offering that will begin immediately following the initial offering date and will not have a predetermined duration, subject to continued compliance with the rules and regulations of the SEC and applicable state laws. Such date will be determined by us and is expected to be promptly after the registration statement is declared effective by the SEC. The amount of shares we have registered pursuant to the registration statement is the amount we reasonably expect to be offered and sold within two years from the initial effective date of the registration statement. Pursuant to this prospectus, we are offering to the public all of the shares of our common stock that we have registered consisting of up to $2,000,000,000 of shares to be sold in our primary offering and up to $250,000,000 of shares to be sold pursuant to our distribution reinvestment plan. We may reallocate the shares of common stock we are offering between the primary offering and the distribution reinvestment plan in order to meet investor demand. We intend to file a new registration statement with the

SEC prior to the end of each three-year period following the commencement of this offering described in Rule 415 under the Securities Act of 1933, as amended, so that we may continuously offer shares of common stock over an unlimited time period. In certain states, the offering may continue for only one year pursuant to initial clearance by applicable state authorities, after which we will need to renew the offering for additional one-year periods (or longer, if permitted by the laws of each particular state).

Q:	Is there any minimum investment required?

A:	Subject to limited exceptions, the minimum initial investment in shares of our common stock is $10,000, and the minimum subsequent investment in our shares is $1,000 per transaction. The minimum subsequent investment amount does not apply to purchases made under our distribution reinvestment plan.

Q:	How do I buy shares?

A:	You can buy shares pursuant to this prospectus provided that you satisfy the suitability standards described above under the caption “Suitability Standards.” If you meet the suitability standards and choose to purchase shares in this offering, you will need to (1) direct your financial advisor to purchase shares in this offering and (2) pay for the shares at the time you submit your purchase order. Please see “Share Purchases and Redemptions” for more information about how to purchase shares.

Q:	If I buy shares, will I receive distributions and how often?

A:	We intend to make distributions on a quarterly basis to stockholders of record as of the last business day of each quarter commencing in the first quarter after the escrow period concludes. Any distributions we make will be at the discretion of our board of directors, in accordance with our earnings, cash flow, capital needs and general financial condition. Our board of directors’ discretion as to the payment of distributions will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. To maintain our qualification as a REIT, we generally are required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income. See “Description of Capital Stock—Distributions” and “Material United States Federal Income Tax Considerations.”

Q:	Will the distributions I receive be taxable as ordinary income?

A:	Generally, distributions that you receive will be considered ordinary income to the extent they are from current or accumulated earnings and profits. Dividends received from REITs are generally not eligible to be taxed at the lower rates applicable to individuals for “qualified dividends” from taxable corporations. To the extent we recognize capital gains from sales of assets, we may designate a portion of distributions as capital gain dividends taxable at capital gain rates. In addition, because depreciation expense reduces taxable income but does not reduce cash available for the payment of distributions, and because we initially expect such depreciation expense to exceed our non-deductible expenditures, a portion of your distributions may be considered return of capital for tax purposes. These amounts will not be subject to tax, but will instead reduce the tax basis of your investment. This in effect defers a portion of your tax until you redeem or sell your shares or we are liquidated, at which time you generally will be taxed at capital gains rates.

For illustrative purposes only, assume that we make a distribution of $1,000 to our stockholders. If the distribution is taxed as ordinary income and assuming your marginal tax rate is 30%, you will pay $300 in taxes on the distribution. If the distribution is designated as a capital gain dividend, you will pay $150 in taxes, assuming a capital gains tax rate of 15%. If the distribution is a return of capital, the full amount of the distribution will reduce the tax basis of your investment (not below zero), and you will not pay taxes on the distribution, except to the extent, if any, that the distribution exceeds your basis in your shares. Because each investor’s tax position is different, we suggest you consult with your tax advisor. See “Material United States Federal Income Tax Considerations.”

Q:	May I reinvest my cash distributions in additional shares?

A:	Yes. We have adopted a distribution reinvestment plan whereby investors may elect to have their cash distributions automatically reinvested in additional shares of our common stock. The purchase price for shares purchased under our distribution reinvestment plan will be equal to our NAV per share on the date that the distribution is payable, after giving effect to the distribution. No selling commissions will be charged for shares purchased under our distribution reinvestment plan. See “Description of Capital Stock—Distribution Reinvestment Plan” for more information regarding reinvestment of distributions you may receive from us.

Q:	Do you have a redemption plan?

A:	Yes. In an effort to provide our stockholders with liquidity in respect of their investment in shares of our common stock, we have adopted a redemption plan whereby on a daily basis, stockholders may request that we redeem all or any portion of their shares. Our board of directors may terminate our redemption plan at any time following the first anniversary of the initial offering date. In addition, our board of directors may delay, modify or suspend, without limitation, share redemptions or the redemption plan at any time if it determines that such action is in our and our stockholders’ best interests. See “Pricing and Liquidity—Redemption Plan” for more information regarding this plan.

Q:	What is the redemption price?

A:	The redemption price per share on any business day will be equal to our NAV divided by the number of shares of our common stock outstanding as of the end of business on such day prior to giving effect to any share purchases or redemptions to be effected on such day. However, our board of directors may determine in the future to reduce the redemption price to an amount that reflects a discount to our NAV per share if it determines it would be in the best interests of our stockholders to do so in order to reduce the volume of redemption requests. Subject to limited exceptions, shares redeemed within 365 days of the date of purchase will be subject to a short-term trading discount equal to 2% of the aggregate NAV per share of such shares redeemed which will inure indirectly to the benefit of our remaining stockholders. See “Pricing and Liquidity—Redemption Plan.” At the close of business on the date that is five business days prior to the record date for any declared distributions, the amount of distributions declared will be treated as a liability for purposes of computing NAV and our NAV will be reduced to reflect the accrual of our liability to pay the distribution to our stockholders of record as of such date.

Q:	What fees and expenses will you incur and how will they affect my investment?

A:	Except with respect to fees and expenses related to establishing our escrow account, we will not incur any fees or expenses until after the escrow period has concluded, at which time we will commence our operations. We will pay management fees to our advisor and distribution fees to our distributor for their services as discussed elsewhere in this prospectus. We will not pay management fees to our sub-advisor, as those fees will be paid by our advisor. In addition, we will incur expenses payable to persons who are not affiliated with our advisor or our distributor in connection with this offering and our on-going operations, such as audit fees, filing fees, printing expenses, legal fees, independent valuation expert fees, property management fees and appraisal fees. All of the fees and expenses we incur will reduce the amount of capital we have to invest and therefore reduce our NAV. Our advisor has agreed to advance offering expenses incurred on our behalf through the escrow period, which we will reimburse to our advisor over the five year period following the initial offering date.

Q:	Will I be notified of how my investment is doing?

A:	Yes. We will provide you with periodic updates on the performance of your investment with us, including:

•	three quarterly financial reports;

•	an annual report;

•	in the case of certain U.S. stockholders, an annual IRS Form 1099-DIV and/or Form 1099-B, if required, and, in the case of non-U.S. stockholders, an annual IRS Form 1042-S;

•	confirmation statements (after transactions affecting your balance, except reinvestment of distributions in us and certain transactions through automatic investment or withdrawal programs); and

•	if you participate in our distribution reinvestment plan, an annual statement providing all material information regarding the plan and your participation in it, including the tax consequences thereof.

Depending on legal requirements, we will provide this information to you via one or more of the following methods:

•	U.S. mail or other courier;

•	facsimile;

•	electronic delivery; and

•	posting on our website, www.northendinvestments.com.

In general, the above materials will be provided to you via U.S. mail unless you affirmatively elect to receive them via electronic delivery. Except for an annual report and any other reports required to be physically delivered to stockholders, we will not mail stockholders periodic or other reports we file with the SEC that are available to you on the SEC’s website at www.sec.gov.

In addition, on each business day after the escrow period, our current NAV per share will be posted on our website and made publicly available on our toll-free, automated information line,          , after it has been calculated at the end of each business day. Also, depending on how you purchased shares of our common stock, you may receive additional reports; for example, if you purchase shares through a brokerage account that you have with ML & Co. or any of its consolidated subsidiaries, you will receive monthly or quarterly account statements (detailing balances and all transactions completed in the account during the prior month or quarter).

Q:	When will I get my detailed tax information?

A: In the case of certain U.S. stockholders, your Form 1099-DIV and/or Form 1099-B tax information, if required, will be mailed by February 15 of each year. In the case of non-U.S. stockholders, Form 1042-S will be mailed by March 15 of each year.

Q:	Who can help answer my questions?

A:	If you have more questions about this offering or if you would like additional copies of this prospectus, you should contact your registered selling representative or:

NorthEnd Income Property Trust Inc.
4 World Financial Center
New York, NY 10080
(212) 449-1000

Prospectus Summary

This summary highlights some of the most significant information contained elsewhere in this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. To understand this offering fully, you should read the entire prospectus carefully, including, without limitation, the information discussed under the caption “Risk Factors” before making a decision to invest in our shares.

NorthEnd Income Property Trust Inc.

NorthEnd Income Property Trust Inc. is a Maryland corporation formed on August 19, 2008 to invest in a diversified portfolio of institutional quality, income-producing commercial real estate properties and other real estate related assets. Our portfolio will consist primarily of commercial real estate properties that are located in or near densely populated metropolitan areas in the U.S. and Canada of various property types, including retail, office, industrial, multi-family residential and other commercial properties. We intend to qualify as a REIT for federal income tax purposes beginning with our taxable year ending December 31 of the year in which the escrow period concludes. We are not a mutual fund and do not intend to register as an investment company under the Investment Company Act. We intend to hold all of our investments through our operating partnership, of which we are the sole general partner.

Our office is located at 4 World Financial Center, New York, NY 10080. Our telephone number at that address is (212) 449-1000 or toll free at          . Our fax number at that address is 212-449-7165, and the e-mail address of our investor relations department is          . We maintain a toll-free, automated information line at          , where you may obtain the daily determination of our NAV and the most recent offering price per share. You may find additional information about us at our website, www.northendinvestments.com. The contents of that website are not incorporated by reference in, and are not otherwise a part of, this prospectus.

Summary Risk Factors

An investment in shares of our common stock involves significant risks, and is intended only for investors with a long-term investment horizon and who do not require immediate liquidity or guaranteed income. Some of the more significant risks relating to an investment in shares of our common stock include those listed below.

•	If we do not meet the minimum offering requirements for this offering, you may earn a lower rate of return on your escrowed funds than could have been achieved from an alternative investment.

•	We are a newly formed corporation and have no operating history. There is no assurance that we will be able to achieve our investment objectives.

•	This is a “blind pool” offering because we have not yet identified any assets to be purchased with the net proceeds from this offering and, therefore, you will not be able to evaluate such assets prior to our investment therein.

•	Because we do not expect that there will ever be a public trading market for shares of our common stock, redemption of shares by us will likely be the only way for you to dispose of your shares promptly. However, we may not have sufficient resources to satisfy all redemption requests. In addition, our board of directors may terminate, modify or temporarily or indefinitely suspend our redemption plan, or delay or reject any one or more redemption requests if it determines that such action is in our or our remaining stockholders’ best interest. This may include modification of the frequency of redemptions from daily to a less frequent basis or to reduce the redemption price to an amount that reflects a discount to our NAV per share in order to reduce the volume of redemption requests.

•	After the escrow period, the purchase and redemption price for shares of our common stock will be determined at the end of each business day based upon our NAV, and will not be based on any established trading price. You will not know the purchase or redemption price at the time you submit your purchase order or redemption request. The purchase price for our shares may decrease after you purchase your shares, and the redemption price for our shares may increase after you submit your redemption request.

•	The amount of distributions we may pay, if any, is uncertain. Although we intend to fund the payment of distributions solely from cash flow from operations, we may pay distributions from other sources, including the sale of assets, borrowings or return of capital.

•	As an externally advised REIT, we are dependent upon our advisor and our sub-advisor to conduct our operations and to select our investments. We will pay substantial fees to our advisor for these services, and the agreement governing these services was not negotiated on an arm’s-length basis. Our advisor and our sub-advisor will face conflicts of interest because the fees they receive are based on our NAV which will be calculated under their supervision.

•	Our sub-advisor will face conflicts of interest relating to allocating investment opportunities and the time of its personnel among us and other real estate programs, and the compensation arrangements among our sub-advisor, its respective affiliates and us, which arrangements create incentives for our sub-advisor that may conflict with our best interests. These conflicts may negatively affect our ability to successfully execute our strategy.

•	We will be subject to risks generally incident to the ownership of real property.

•	Our use of leverage increases the risk of your investment and could hinder our ability to pay distributions to our stockholders.

•	Our investment and operational policies may be changed without stockholder consent.

•	If we fail to qualify as a REIT and no relief provisions apply, our NAV and cash available for distribution to our stockholders could materially decrease. Even if relief provisions allow us to maintain our REIT status, we may incur a material tax liability if we otherwise fail to qualify as a REIT.

Our Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors has ultimate responsibility for our operations, governance, financial controls, compliance and disclosure. Prior to the commencement of this offering, we will have seven directors, four of whom will be independent of us, our advisors and their respective affiliates.

Our Advisor

We are externally managed and advised by NorthEnd Realty Advisors LLC, a newly formed Delaware limited liability company that we refer to as our advisor or NorthEnd Advisor. Our advisor is an affiliate of ML & Co. and was formed on August 25, 2008. ML & Co. is one of the world’s leading wealth management, capital markets and advisory companies, providing financial advice and investment banking services through offices in 40 countries and territories with total client assets under management of approximately $1.5 trillion as of September 26, 2008. On September 15, 2008, ML & Co. entered into an Agreement and Plan of Merger (as amended by Amendment No. 1 dated as of October 21, 2008) with Bank of America Corporation. Pursuant to the Agreement and Plan of Merger, on January 1, 2009, a wholly owned subsidiary of Bank of America Corporation merged with and into ML & Co., with ML & Co. continuing as the surviving corporation and a subsidiary of Bank of America Corporation.

Our advisor will use its best efforts, subject to the oversight, review and approval of our board of directors, to, among other things, determine the allocation of our portfolio among commercial real estate properties and other real estate related assets. Our board of directors has delegated to our advisor authority to manage our day-to-day business in accordance with our investment objectives, strategy, guidelines, policies and limitations. Our advisor will perform its duties and responsibilities under an advisory agreement as our fiduciary.

Our Sub-Advisor

Our advisor has engaged BlackRock Realty Advisors Inc., a subsidiary of BlackRock, Inc., to serve as our sub-advisor and perform the functions related to selecting and managing our investments and carrying out our investment strategy. We refer to BlackRock Realty Advisors Inc. as our sub-advisor or BlackRock Realty, and collectively with NorthEnd Advisor, referred to as our advisors. BlackRock Realty is a full service U.S. real estate equity investment manager and asset manager, managing approximately $23.3 billion in real estate assets nationwide as of September 30, 2008, in all major property types on behalf of investors in commingled funds and separate account relationships. Through its predecessors, BlackRock Realty has been providing real estate advisory services in the U.S. since 1972. BlackRock Realty has more than 250 real estate professionals engaged in investing and managing these private market assets, including portfolio management, acquisitions, asset management, dispositions, finance, research, valuation, legal and accounting. BlackRock Realty is headquartered in New Jersey, with corporate offices in Boston, San Francisco, Chicago, and Newport Beach, California. Since the beginning of 2004, BlackRock Realty has completed nearly 580 property transactions totaling over $31 billion of property value on behalf of separate account and commingled fund clients.

The parent company of BlackRock Realty, BlackRock, Inc., is a leading provider of global investment management, risk management and advisory services, and is one of the largest publicly traded investment management firms in the U.S. with approximately $1.26 trillion of assets under management as of September 30, 2008 on behalf of institutional and individual investors worldwide. As of September 30, 2008, ML & Co. owned approximately 48.5% of the capital stock of BlackRock, Inc.

Our sub-advisor will provide services related to the acquisition, management and disposition of commercial real estate properties and other real estate related assets and the selection of property managers and other service providers, in accordance with our investment objectives, strategy, guidelines, policies and limitations. In addition, our sub-advisor will be primarily responsible for, among other things, valuing our commercial real estate properties and real estate related assets in accordance with valuation guidelines approved by our board of directors. Our sub-advisor will also provide marketing, investor relations and other administrative services. The fees paid to our sub-advisor will not be paid by us, but will instead be paid by our advisor out of the management fee that we pay to our advisor. Our sub-advisor will perform its duties and responsibilities under a sub-advisory agreement with our advisor.

Our Operating Partnership

We intend to own all of our investments through NorthEnd Operating Partnership LP, which we refer to as our operating partnership, in order to be organized as an UPREIT. UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” An UPREIT is a REIT that holds all or substantially all of its assets through a partnership which the REIT controls as general partner. We have elected to use an UPREIT structure to facilitate acquisitions of commercial real estate properties. A sale of property directly to a REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of appreciated property who desires to defer taxable gain on the transfer of such property may transfer the property to our operating partnership in exchange for limited partnership interests. Such exchange could be made on a tax-free basis. Being able to offer a seller the opportunity to defer taxation of gain until the seller redeems its interests in our operating partnership for cash may give us a competitive advantage in acquiring desired properties relative to buyers who cannot offer this opportunity. In addition, investing in our operating partnership, rather than in shares of our common stock, may be more attractive to certain institutional or other investors due to their business or tax structure. Following the third anniversary of the initial offering date, if an institutional investor is interested in making a substantial investment in our operating partnership, we may agree to terms for such investment different from the terms of this offering of common stock. For example, we may be willing to agree that lower management fees and distribution fees will be payable by such investor in consideration of the size of its investment or the investor’s commitment not to request redemption of such investment for a negotiated period of time. Our UPREIT structure can accommodate such different terms, while applicable tax laws generally restrict an entity that qualifies as a REIT from charging different fee rates among its stockholders. We are the sole general partner of our operating partnership and have contributed

$1,000 to our operating partnership in exchange for our general partner interest. NorthEnd Holding is its initial limited partner and has contributed $200,000 to our operating partnership in exchange for limited partnership interests. See “Our Structure and Formation Transactions” for a chart showing our ownership structure.

Investment Objectives

Our primary investment objectives are:

•	to generate an attractive level of current income for distribution to our stockholders;

•	to provide our stockholders with the potential for long-term capital appreciation; and

•	to offer an investment option in which the per share price volatility is correlated to commercial real estate as an asset class rather than traditional asset classes such as stocks and bonds.

Investment Strategy

We intend to achieve our investment objectives by investing primarily in a diversified portfolio of (1) institutional quality, income-producing commercial real estate properties in multiple sectors, (2) other real estate related assets, including debt and equity interests backed principally by real estate and (3) cash, cash equivalents and other short-term investments. See “Investment Objectives, Strategy and Guidelines” for more details regarding our investment strategy.

Investment Guidelines

Our investment guidelines have been adopted by our board of directors. Our directors will formally review at a duly called meeting our investment guidelines on an annual basis and our portfolio on a quarterly basis or, in each case, more often as they deem appropriate. Changes to our investment guidelines must be approved by our board of directors. The guidelines delegate to our advisor, and our advisor will engage and delegate to our sub-advisor, the authority to execute (1) commercial real estate property acquisitions and dispositions and (2) investments in other real estate related assets, in each case so long as such investments are consistent with the investment guidelines approved by our board of directors. Our board of directors will at all times have ultimate oversight over our investments and may change from time to time the scope of authority delegated to our advisor, which in turn will modify the scope of authority of our sub-advisor, with respect to acquisition and disposition transactions. See “Investment Objectives, Strategy and Guidelines” for more details regarding our investment guidelines.

Leverage

We intend to use a conservative amount of leverage to provide additional funds to support our investment activities. Our target leverage after we have acquired an initial substantial portfolio of diversified investments is 30% of the gross value of our assets, which we believe is generally lower than the amount of borrowings utilized by other available real estate investment products. During the period when we are beginning our operations and growing our portfolio, we may employ greater leverage in order to quickly build a diversified portfolio of assets. Our board of directors may from time to time modify our leverage policy in light of then-current economic conditions, relative costs of debt and equity capital, fair values of our properties, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. Our charter generally restricts the amount of indebtedness that we may incur to 300% of our net assets, which generally approximates 75% of the cost of our investments, but does not restrict the form of indebtedness we may incur. Notwithstanding the foregoing, our aggregate indebtedness may exceed such limit, but only if such excess is approved by a majority of our independent directors. See “Investment Objectives, Strategy and Guidelines” for more details regarding our leverage policies.

Our Distributor

Merrill Lynch, Pierce, Fenner & Smith Incorporated, which we refer to as our distributor, is distributing the shares of our common stock offered hereby on a best efforts basis. Our distributor is a wholly owned subsidiary of ML & Co. and is a member of the Financial Industry Regulatory Authority, or FINRA. Our distributor will advise us regarding this offering, manage our relationships with participating broker-dealers and financial advisors and provide assistance in connection with compliance matters relating to the offering, including compliance regarding any sales literature that we may prepare.

Fees and Expenses

We will pay our advisor and our distributor the fees and reimbursements described below in connection with performing services for us. We will not pay acquisition or disposition fees to our advisor or its affiliates in connection with the purchase or sale of our investments.

Type of Compensation –
Recipient	Method of Compensation	Estimated Amount

Selling Commission – Our Distributor; Your Financial Advisor
You will pay selling commissions of up to 2.5% of the NAV per share of the shares you purchase in the primary offering as of the date of purchase.

Selling commissions will not be paid for shares purchased in fee-based accounts or for shares purchased in our distribution reinvestment plan, and are subject to reduction for volume purchases.
The actual amount will depend on the number of shares sold, the NAV per share and the type of accounts that purchase shares. Aggregate selling commissions will equal $2,439,024 if we sell the minimum offering and $48,780,487 if we sell the maximum offering, assuming that the full selling commission of 2.5% is paid for each primary offering share, that our NAV per share remains $10, that no volume discounts apply and no reallocation of shares between our primary offering and our distribution reinvestment plan.
Distribution Fee – Our Distributor; Your Financial Advisor	We will pay our distributor an asset-based distribution fee following the end of each month equal to (a) the number of outstanding shares of our common stock purchased in our primary offering at least 13 months prior to such month end, multiplied by (b) 1/12th of 0.35% of our average NAV per share during each month. The distribution fee will be calculated as of the last day of each month and payable in arrears beginning the 13th month following the initial purchase of shares of our common stock in our primary offering. The distribution fee will not be paid with respect to shares issued under our distribution reinvestment plan. Our distributor may, in its discretion, reallow to participating broker-dealers up to 100% of the distribution fee for services that such broker-dealers perform in connection with the distribution of the shares of our common stock.	Actual amounts depend upon our daily NAV and, therefore, cannot be determined at this time. After 13 months following the initial purchase of shares in our primary offering, the monthly distribution fee will equal approximately $29,166 if we sell the minimum offering and approximately $583,333 if we sell the maximum offering, assuming that our NAV per share remains $10. We will cease paying distribution fees at the earlier of (1) 30 years from the date of this prospectus or (2) the date at which the aggregate asset-based distribution fees and other items of underwriting compensation that we have paid equal 10% of the gross proceeds from our primary offering.

Type of Compensation –
Recipient	Method of Compensation	Estimated Amount

Organization and Offering Expense Reimbursement – Our Advisor	We will reimburse our advisor for organization and offering expenses that it incurs on our behalf (other than selling commissions and distribution fees).	We estimate our organization and offering expenses to be between approximately $3,130,000 and $5,290,000, depending on the size of this offering.
Acquisition Expense Reimbursement – Our Advisor	We will reimburse our advisor for out-of-pocket expenses in connection with the acquisition of commercial real estate properties, real estate related assets and other investments.	The actual amount will depend upon actual expenses incurred and, therefore, cannot be determined at this time.
Operating Expense Reimbursement – Our Advisor	We will reimburse our advisor for out-of-pocket expenses in connection with providing services to us.	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.
Management Fee – Our Advisor	We will pay our advisor a management fee equal to (i) a fixed rate component of 1.25% per annum of our average daily NAV, payable quarterly in arrears, plus (ii) a performance-based component calculated on the basis of our total return to stockholders, payable annually in arrears, such that for any year in which our total return on stockholders’ capital exceeds 7% per annum, our advisor will share in the excess total return until it has received 10% of the aggregate total return for such year. The management fee will be accrued daily for purposes of determining our NAV per share. See “Management—The Advisory Agreement—Management Fee and Expense Reimbursements.”	Actual amounts depend upon our daily NAV and future performance and, therefore, cannot be calculated at this time.

Redemption of Shares

We expect that there will be no regular secondary trading market for shares of our common stock. In an effort to provide our stockholders with liquidity in respect of their investment, we have adopted a redemption plan, whereby on a daily basis stockholders may request that we redeem all or any portion of their shares. The redemption price per share will be equal to our NAV per share on the date of redemption, as calculated in the same manner as the determination of the price per share at which new shares are offered to the public in our primary offering on that day. Our board of directors may terminate the redemption plan at any time following the first anniversary of the initial offering date. In addition, our board of directors may, delay, modify or suspend share redemptions at any time it determines that such action is in our or our remaining stockholders’ best interest. See “Pricing and Liquidity—Redemption Plan—Redemption Limitations.” We may fund redemptions from any available cash sources at our disposal, including proceeds from the sale of shares of our common stock, excess cash flow from operations, cash on hand, proceeds from the sale of our liquid investments in other real estate related assets, proceeds from the incurrence of indebtedness (including line of credit borrowings) and, if necessary, proceeds from the disposition of commercial real estate properties. We intend to use commercially reasonable efforts to manage our portfolio with the objective of maintaining relatively available liquidity in an amount between 20% and 40% of our gross asset value to fund redemptions through a combination of the different sources described above. We expect to have sufficient available funds to offer daily redemptions; however, there can be no assurances that such level of liquidity can be maintained at all times and significant redemptions of shares of our common stock may adversely affect our ability to do so.

Subject to limited exceptions, shares redeemed within 365 days of the date of purchase will be subject to a short-term trading discount equal to 2% of the aggregate NAV per share of such shares redeemed which will inure indirectly to the benefit of our remaining stockholders.

Our Structure

The organizational chart in the section “Our Structure and Formation Transactions” shows our ownership structure and our relationship with our advisor, our sub-advisor, our distributor and NorthEnd Holding upon consummation of the formation transactions. Our operating partnership will own our investments in commercial real estate properties and other assets, directly or indirectly, generally through special purpose entities.

Conflicts of Interest

Our advisor, our sub-advisor, our distributor and their respective affiliates, officers and directors will experience conflicts of interests in connection with the management of our business, including those listed below.

•	We will rely on the personnel of our advisors and their respective affiliates to manage our assets and daily operations. Our officers and our non-independent directors are also officers of our advisor and therefore will have conflicts of interest in allocating their time, services and functions among us and other real estate programs or business ventures that our advisor or its affiliates organize or serve.

•	The management fee we pay to our advisor and the fee our advisor pays to our sub-advisor are each based upon our NAV, and our advisors will have significant influence on the valuation of our assets and will be responsible for overseeing the calculation of our NAV. Moreover, the calculation of NAV includes certain subjective judgments on the part of our sub-advisor, including estimates of fair value of particular assets, and therefore may not correspond to realizable value upon a sale of those assets.

•	Our advisor will rely on our sub-advisor to identify and select our investments. Our sub-advisor and its officers also advise other investment programs that invest in commercial real estate properties and could face conflicts of interest in allocating their time, services and functions among our company and such other programs, and in determining which programs will have the opportunity to acquire properties as they become available. Our sub-advisor has developed an allocation policy for investment opportunities that is designed to minimize actual conflicts in determining which investors or programs will have access to available opportunities.

•	The compensation payable by us to our advisor, our distributor and their respective affiliates may not be on terms that would result from arm’s-length negotiations between unaffiliated parties.

Our charter contains provisions, and our advisors have adopted policies and procedures, that are designed to eliminate or mitigate many of the various conflicts of interest.

In addition, our duties as general partner to our operating partnership and its limited partners may come into conflict with the duties of our directors and officers to our corporation and our stockholders. See “Conflicts of Interest.”

Distributions

In order to qualify as a REIT, we are required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income. For these purposes, REIT taxable income is computed without regard to the dividends-paid deduction and excludes net capital gain. Further, REIT taxable income does not necessarily equal net income as calculated in accordance with generally accepted accounting principles in the United States, or GAAP. Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. We may pay distributions from any source, including from the proceeds of this offering, from borrowings or from the sale of properties or other investments, among others. Distributions may constitute a return of capital. We have not established a minimum distribution level.

We have adopted a distribution reinvestment plan, whereby stockholders will be able to elect to have their cash distributions automatically reinvested in additional shares of common stock. The per share purchase price for shares purchased pursuant to the distribution reinvestment plan will be equal to our NAV per share on the distribution date, after giving effect to all distributions. No selling commissions will be charged with respect to shares purchased pursuant to the distribution reinvestment plan. See “Description of Common Stock—Distribution Reinvestment Plan.”

Our Status Under the Investment Company Act

We do not believe that we are required, and we do not intend to register, as an investment company under the Investment Company Act. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that would restrict our activities and significantly increase our operating expenses. See “Risk Factors—Risks Related to our Corporate Structure—Your investment return may be reduced if we are deemed to be an investment company under the Investment Company Act.”

Risk Factors

An investment in shares of our common stock involves risks. You should carefully consider the following risk factors in addition to the other information contained in this prospectus before purchasing shares. The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Statements Regarding Forward-Looking Information.”

Risks Related to this Offering

If we do not meet the minimum offering requirements for this offering, you may earn a lower rate of return on your escrowed funds than could have been achieved from an alternative investment.

We will take purchase orders and hold investors’ funds in an interest-bearing escrow account until we receive purchase orders for at least $100,000,000 of shares of our common stock and our board of directors authorizes our escrow agent to release the escrowed funds to us within the 180 days following the initial offering date. Our board of directors may determine not to authorize the release of the escrowed funds if it believes that investment opportunities available during such 180 day period are not suitable to allow us to acquire commercial real estate properties and/or real estate related assets that meet our investment criteria. If (i) we do not receive purchase orders for the minimum offering amount within such 180 day period or (ii) after raising the minimum offering amount, our board of directors does not authorize the release to us of the escrowed funds prior to the expiration of such 180 day period, this offering will terminate and any funds that you deposited into escrow will be returned to you, along with any interest earned thereon. The interest rate on the funds delivered into escrow may be less than the rate of return you could have achieved from an alternative investment.

We have no operating history as a REIT or a public company.

We have no operating history as a REIT and prior to the commencement of this offering, have never operated as a public company. We will rely on our advisor, who will engage and rely on our sub-advisor, to implement our investment strategy and on our board of directors to make important decisions. Our advisor is a newly formed entity and our management has not previously managed a REIT. We cannot assure you that our management’s, our advisor’s or our sub-advisor’s past experiences will be sufficient to allow us to successfully operate as a REIT or a public company.

This is a blind-pool offering because we have not identified any assets to be purchased with the net proceeds of this offering and, therefore, you will not be able to evaluate such assets prior to our investment therein.

This is a blind-pool offering because we have not yet identified the assets to be purchased with the net proceeds of this offering. Therefore, there could be a delay between the time you invest in shares of our common stock and the time the net proceeds are invested by us. This could cause a substantial delay in the time it takes for your investment to realize its full potential return, and could adversely affect your total return. If we fail to timely invest the net proceeds of this offering or to invest in quality assets, our ability to achieve our investment objectives, including, without limitation, diversification of our commercial real estate property portfolio by property type and location, could be materially adversely affected. In addition, because we have not identified the assets to be purchased with the net proceeds of this offering, the uncertainty and risk associated with an investment in our shares of common stock is increased as you will be unable to evaluate the manner in which the net proceeds are to be invested and the economic merit of a particular asset prior to investment.

Our board of directors will not approve each investment decision made by our advisors.

Our board of directors has approved investment guidelines that delegate to our advisor, and our advisor will engage and grant to our sub-advisor, the authority to execute (1) commercial real estate property acquisitions and dispositions and (2) investments in other real estate related assets, in each case so long as such investments are consistent with the investment guidelines. As a result, our sub-advisor, under the supervision of our advisor, will have substantial latitude within these broad parameters in determining the types of assets that are proper investments for us. Our directors will review our investment guidelines on an annual basis and our investment portfolio on a quarterly basis or, in each case, as often as they deem appropriate. The prior approval of our board of directors will be required only for the acquisition or disposition of assets that are not in accordance with our investment guidelines. In addition, in conducting periodic reviews, our directors will rely primarily on information provided to them by our advisors. Furthermore, transactions entered into on our behalf by our sub-advisor may be costly, difficult or impossible to unwind when they are subsequently reviewed by our board of directors.

Our ability to redeem our shares may be limited, and our board of directors may modify or suspend our redemption plan at any time.

Our ability to redeem our shares pursuant to our redemption plan may be limited. Although we currently do not intend to maintain any quantitative ceilings or other automatic limitations on the number of our shares that may be redeemed at any particular time, our board of directors may adopt such limitations in the future. In addition, we may not always hold, particularly during the period when we are building our portfolio, or be able to borrow or generate, an amount of cash sufficient to satisfy all redemption requests. The general illiquid nature of real estate assets may limit our ability to generate an amount of cash sufficient to satisfy redemption requests. Our board of directors may not terminate the redemption plan before 12 months from the initial offering date. Our board of directors may, however, modify or suspend our redemption plan at any time, or delay or reject any one or more redemption requests at any time, including if our board of directors determines that such suspension, delay or rejection is in our or our stockholders’ best interest or is necessary or advisable to protect non-redeeming stockholders, to ensure our continued qualification as a REIT for federal income tax purposes, to avoid any change in our tax or regulatory status or to avoid any violation of applicable law, rule or regulation. Our board of directors could also determine to reduce the redemption price to an amount that reflects a discount to our NAV per share in order to reduce the volume of redemption requests.

Our advisor has engaged our sub-advisor to select investments and manage our portfolio. We will rely on the performance of our sub-advisor in implementing our investment strategy.

Our advisor has engaged our sub-advisor to select our investments and manage our portfolio pursuant to a sub-advisory agreement between our advisor and sub-advisor. We do not have a direct contractual relationship with our sub-advisor. Our sub-advisor will have substantial discretion, within our investment guidelines, to make decisions related to our investment portfolio, the acquisition, management and disposition of our commercial real estate properties and real estate related assets and the selection of property managers and other service providers. If our sub-advisor does not succeed in implementing our investment strategy, our performance will suffer. In addition, even though our advisor will have the ability to terminate our sub-advisor with 90 days’ prior written notice after the third anniversary of the commencement of this offering, it will likely be difficult and costly to terminate and replace our sub-advisor.

If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investments and your overall return may be reduced.

Our organizational documents permit us to pay distributions from any source. If we fund distributions from financings or the net proceeds from this offering, we will have less funds available for investment in commercial real estate properties, real estate related assets and other investments and your overall return may be reduced. We expect that our cash flow from operations available for distribution will be lower in the initial stages of this offering until we have raised significant capital and made substantial investments. Further, because we may receive income at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund expenses, we expect that during the early stages of our development and from time to time thereafter, we may declare distributions in anticipation of cash flow that we expect to receive during a later period and these distributions would be paid in advance of our actual receipt of these funds. In these instances, we expect to look to third party borrowings to fund our distributions. We may also fund such distributions from the sale of assets, the net proceeds from this offering and/or the issuance of additional securities.

In the event we are able to quickly raise a substantial amount of capital, we may have difficulty investing it in commercial real estate properties.

After we have acquired a substantial portfolio of real estate investments, we intend to have up to 80% of our assets invested in commercial real estate properties. If we are able to quickly raise capital during this offering, we may have difficulty in identifying and purchasing suitable commercial real estate properties in order to meet our preferred investment allocation, which may impact our ability to pay distributions to you.

There is no public market for shares of our common stock. In addition, the price payable upon redemption of our shares may be subject to a short-term trading discount.

There is no current public market for shares of our common stock, and we do not expect that such a public market will ever develop. Therefore, redemption of shares by us will likely be the only way for you to dispose of your shares. Subject to limited exceptions, shares redeemed within 365 days of the date of purchase will be subject to a short-term trading discount equal to 2% of the aggregate NAV per share of the shares redeemed which will inure indirectly to the benefit of our remaining stockholders.

Economic events that may cause our stockholders to seek to redeem their shares may materially adversely affect our cash flow and our ability to achieve our investment objectives.

Economic events affecting the U.S. economy, such as the general negative performance of the commercial real estate sector, could cause our stockholders to seek to redeem their shares. Even though we may be able to satisfy all resulting redemption requests, our cash flow could be materially adversely affected. In addition, as we may determine to sell valuable assets to satisfy redemption requests, our ability to achieve our investment objectives, including, without limitation, diversification of our commercial real estate property portfolio by property type and location, moderate financial leverage, conservative operating risk and an attractive level of current income, could be materially adversely affected.

We may change our investment and operational policies without stockholder consent.

Except for changes to the investment objectives and investment restrictions contained in our charter, which requires stockholder consent to amend, we may change our investment and operational policies, including our policies with respect to investments, acquisitions, growth, operations, indebtedness, capitalization and distributions, at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the types of investments described in this prospectus. A change in our investment strategy may, among other things, increase our exposure to interest rate risk, default risk and commercial real estate market fluctuations, all of which could materially affect our ability to achieve our investment objectives.

Valuations and appraisals of our commercial real estate properties and valuations of our investments in real estate related assets are estimates of fair value and may not necessarily correspond to realizable value.

Our commercial real estate properties will initially be valued at cost which we expect to represent fair value at that time. Going forward, valuations, which will include appraisals of each of our properties by independent appraisers at least once during every calendar year after the respective calendar year in which such property was acquired, will be conducted in accordance with our valuation guidelines. Within the parameters of our valuation guidelines, the valuation methodologies used to value our commercial real estate properties will involve subjective judgments regarding such factors as comparable sales, rental and operating expense data, the capitalization and/or discount rate, and projections of future rent and expenses based on appropriate analysis. Our investments in real estate related assets will initially be valued at cost, and thereafter will be valued quarterly, or in the case of liquid securities, daily, as applicable, at fair value as determined by our advisors in good faith. See “Pricing and Liquidity—Valuation.”

Although our valuation guidelines are designed to determine the accurate fair value of our assets, appraisals and valuations of our commercial real estate properties and valuations of our investments in real estate related assets will be only estimates of fair value and therefore may not correspond to realizable value upon a sale of those assets.

The NAV per share that we publish may not necessarily reflect changes in our NAV that are not immediately quantifiable.

From time to time, we may experience extraordinary events with respect to our investments that may have a material impact on our NAV. For example, an unexpected termination or renewal of a material lease, a material change in vacancies or an unanticipated structural or environmental event at a property may cause the value of a commercial real estate property to change materially. Our NAV per share as published on any given day may not reflect such extraordinary events to the extent that their financial impact is not immediately quantifiable. As a result, the NAV per share published after the announcement of an extraordinary event may differ significantly from our actual NAV until such time as the financial impact is quantified and our NAV is appropriately adjusted in accordance with our valuation guidelines.

Our sub-advisor will, on a quarterly basis, determine the value of our wholly-owned commercial real estate properties that are not otherwise determined by independent appraisers during such quarter. More frequent valuations may be conducted if our advisor or our sub-advisor believes that the value of a wholly owned commercial real estate property has changed materially since the most recent quarterly valuation. However, because our NAV per share will be calculated daily by our accounting agent based, in part, upon estimates and projections of the value of our commercial real estate properties, the published NAV per share on any given day may not necessarily reflect realizable value and could differ from the actual NAV until the value of these commercial real estate properties are confirmed by our sub-advisor on a quarterly, or more frequent, basis depending upon the circumstances noted above.

Risks Related to Our Relationship with Our Advisors and Their Respective Affiliates

We depend on our advisor, who will engage and depend on our sub-advisor, and we may not be able to find a suitable replacement if our advisor terminates the advisory agreement or our advisor or sub-advisor terminates the sub-advisory agreement.

Our ability to make distributions and achieve our investment objectives is dependent upon the performance of our advisors in the acquisition of commercial real estate properties and other real estate related assets, the management of our portfolio, the selection of tenants for our properties and the determination of any financing arrangements. If either our advisor or sub-advisor suffers or is distracted by adverse financial or operational problems in connection with its operations unrelated to us, it may be unable to allocate time and resources to our operations. If either our advisor or sub-advisor is unable to allocate sufficient resources to oversee and perform our operations for any reason, we may be unable to achieve our investment objectives or to pay distributions to our stockholders. See “Conflicts of Interest—Allocation of Our Advisor’s and Sub-Advisor’s Time.”

There are conflicts of interest in our relationship with our advisors and their affiliates, which could result in decisions that are not in the best interest of our stockholders.

We are subject to potential conflicts of interest arising out of our relationship with our advisors and their respective affiliates. Conflicts of interest (including, but not limited to, conflicts with respect to the allocation of investment opportunities, the sourcing of financing, and other products and services) may arise among our advisor or sub-advisor and their respective affiliates, on the one hand, and us and our stockholders, on the other hand. As a result of these conflicts, our advisor or sub-advisor may favor its own interests and the interests of its affiliates over the interest of our stockholders. We will rely on the personnel of our advisor and its affiliates, and our advisor will rely on our sub-advisor, to manage our assets and daily operations. Our officers and our non-independent directors are also officers of our advisor and therefore will have conflicts of interest in allocating their time, services and functions among us and other real estate programs or business ventures that our advisor or its affiliates organize or serve. In addition, the agreements and arrangements, including those relating to compensation, between us and our advisor are not the result of arm’s-length negotiations and their terms may not be as favorable to us as if they had been negotiated with an unaffiliated third party.

Our sub-advisor will face a conflict of interest with respect to the allocation of investment opportunities between us and other real estate programs that it advises.

Our advisor will rely on our sub-advisor to identify and select potential investments in commercial real estate properties and other real estate related assets in which we may be interested. In addition to the services that our sub-advisor will provide to us, our sub-advisor and its officers will advise other investment programs that invest in commercial real estate properties and real estate related assets in which we may be interested. Our sub-advisor could face conflicts of interest in allocating its time, services and functions, and in determining which programs will have the opportunity to acquire and participate in such investments as they become available. As a result, other investment programs advised by our sub-advisor may compete with us with respect to certain investments that we may want to acquire.

Our advisors will face a conflict of interest because the fees they will receive for services performed are based on our NAV which will be calculated under their supervision.

Each of our advisor and our sub-advisor will be paid a fee for their services based on our daily NAV, which will be calculated by our accounting agent under the supervision of our advisor and our sub-advisor in accordance with our valuation guidelines. The calculation of our NAV in accordance with our valuation guidelines includes certain subjective judgments on the part of our sub-advisor, including estimates of fair value of particular assets, and therefore may not correspond to realizable value upon a sale of those assets. Our advisors may benefit by us retaining ownership of our assets at times when our stockholders may be better served by the sale or disposition of our assets in order to avoid a reduction in our NAV. In addition, our sub-advisor may recommend that we purchase assets that increase our NAV but that are not necessarily the most suitable investments for our portfolio. If our NAV is calculated in a way that is not reflective of our actual NAV, then the purchase price of shares of our common stock on a given date may not accurately reflect the value of our portfolio, and your shares may be worth less than the purchase price.

Payment of fees and expenses to our advisor and our distributor will reduce the cash available for distribution and will increase the risk that you will not be able to recover the amount of your investment in our shares.

Our advisor will perform services for us in connection with the selection and acquisition of our investments, the management of our assets and certain administrative services. We will pay our advisor management fees and expense reimbursements for these services, which will reduce the amount of cash available for further investments or distribution to our stockholders. We will also pay our distributor an asset-based distribution fee. Additionally, to the extent that we are unable to invest the proceeds of this offering in assets that generate substantial returns to us, our payment of those fees will reduce our NAV over time. The fees we pay to our advisor and our distributor increase the risk that stockholders may receive a lower price when they tender their shares to us for redemption than the purchase price they initially pay for their shares.

If we are unable to raise substantial funds in this offering, we will be limited in the number and type of investments we may make which could negatively impact your investment.

This offering is being made on a “best efforts” basis, whereby our distributor is only required to use its best efforts to sell shares of our common stock and has no firm commitment or obligation to purchase any of the shares of our common stock. As a result, the amount of proceeds we raise in this offering may be less than the amount we would need to achieve a broadly diversified portfolio. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, and our financial condition and ability to make distributions could be adversely affected. Additionally, if we are unable to raise substantial funds, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the geographic regions in which our property investments are located and the types of investments that we make. In that case, the likelihood that any single investment’s performance would adversely affect our profitability will increase.

The termination or replacement of our advisors could trigger a default or repayment event under our mortgage loans for some of our properties and the credit agreement governing our line of credit.

Lenders for certain of our properties may request provisions in the mortgage loan documentation that would make the termination or replacement of our advisors an event of default or an event requiring the immediate repayment of the full outstanding balance of the loan. While we will attempt to negotiate not to include such provisions, lenders may require them. The termination or replacement of our advisors could trigger an event of default under the credit agreement governing our line of credit. If an event of default or repayment event occurs with respect to any of our properties, our ability to achieve our investment objectives could be materially adversely affected.

Because our distributor is an affiliate of our advisor, you will not have the benefit of an independent third party review of us or the prospectus customarily undertaken in underwritten offerings.

Generally, offerings of securities to the public are underwritten by an independent third party underwriter within the meaning of the Securities Act. However, there is no third party underwriter involved in this offering, and we instead rely upon our distributor to facilitate the distribution of our shares. Our distributor is an affiliate of our advisor and will not make an independent review of us or this offering. Further, the due diligence investigation of us by our distributor cannot be considered to be an independent review and, therefore, is not as meaningful as a review conducted by an unaffiliated third party underwriter. The absence of an independent due diligence review of us and of this offering increases the risk and uncertainty you face as a potential investor in our common stock.

ML & Co. and BlackRock, Inc., and certain of their respective subsidiaries and affiliates, are parties to various legal actions that could impact their ability to provide services to us.

ML & Co. and BlackRock, Inc., including certain of their respective subsidiaries and affiliates, have been named as parties in various legal actions, including arbitrations, class actions, regulatory actions and other litigation arising in connection with their activities as global diversified financial services institutions. Some of these legal actions include claims for compensatory and/or punitive damages. See “Management — Legal Proceedings” for a description of these actions. If any of these actions are resolved in a manner materially adverse to ML & Co. or BlackRock, Inc., these actions could impact their ability to provide services to us.

Risks Related to Investments in Real Estate

Our operating results will be affected by economic and regulatory changes that impact the real estate market in general.

We will be subject to risks generally attributable to the ownership of real property, including:

•	changes in global, national, regional or local economic, demographic or real estate market conditions;

•	changes in supply of or demand for similar properties in a given market or metropolitan area which will result in changes in market rental rates or occupancy levels;

•	increased competition for real property investments targeted by our investment strategy;

•	bankruptcies, financial difficulties or lease defaults by our tenants;

•	changes in interest rates and availability of financing; and

•	changes in government rules, regulations and fiscal policies, including changes in tax, real estate, environmental and zoning laws.

All of these factors are beyond our control. Any negative changes in these factors could affect our ability to meet our obligations and make distributions to stockholders.

We face risks associated with property acquisitions.

We intend to acquire properties and portfolios of properties, including large portfolios that will increase our size and result in changes to our capital structure. Our acquisition activities and their success are subject to the following risks:

•	we may be unable to complete an acquisition after making a non-refundable deposit and incurring certain other acquisition-related costs;

•	we may be unable to obtain financing for acquisitions on favorable terms or at all;

•	acquired properties may fail to perform as expected;

•	the actual costs of repositioning or redeveloping acquired properties may be greater than our estimates;

•	acquired properties may be located in new markets in which we may face risks associated with a lack of market knowledge or understanding of the local economy, lack of business relationships in the area and unfamiliarity with local governmental and permitting procedures; and

•	we may be unable to quickly and efficiently integrate new acquisitions, particularly acquisitions of portfolios of properties, into our existing operations.

Potential losses or damage to our properties may not be covered by insurance.

We plan to carry comprehensive liability, fire, extended coverage, business interruption and rental loss insurance covering all of the properties in our portfolio under a blanket policy. Our sub-advisor will select policy specifications and insured limits which it believes to be appropriate and adequate given the relative risk of loss, the cost of the coverage and industry practice. Insurance policies on our properties may include some coverage for losses that are generally catastrophic in nature, such as losses due to terrorism, earthquakes and floods, but we cannot assure you that it will be adequate to cover all losses and some of our policies will be insured subject to limitations involving large deductibles or co-payments and policy limits which may not be sufficient to cover losses. If we or one or more of our tenants experience a loss which is uninsured or which exceeds policy limits, we could lose the capital invested in the damaged properties as well as the anticipated future cash flows from those properties. In addition, if the damaged properties are subject to recourse indebtedness, we would continue to be liable for the indebtedness, even if these properties were irreparably damaged.

Our properties will face significant competition.

We will face significant competition from owners, operators and developers of commercial real estate properties. Substantially all of our properties will face competition from similar properties in the same market. This competition may affect our ability to attract and retain tenants and may reduce the rents we are able to charge. These competing properties may have vacancy rates higher than our properties, which may result in their owners being willing to lease available space at lower prices than the space in our properties. Due to such competition, the terms and conditions of any lease that we enter into with our tenants may vary substantially from those we describe in this prospectus.

We will face potential difficulties or delays renewing leases or re-leasing space.

We will derive a significant portion of our net income from rent received from our tenants. We will seek to lease the rentable square feet at our commercial real estate properties to creditworthy tenants. However, if a tenant experiences a downturn in its business or other types of financial distress, it may be unable to make timely rental payments. Also, when our tenants decide not to renew their leases or terminate early, we may not be able to re-let the space. Even if tenants decide to renew or lease new space, the terms of renewals or new leases, including the cost of required renovations or concessions to tenants, may be less favorable to us than current lease terms. As a result, our net income and ability to pay distributions to stockholders could be materially adversely affected.

We may have difficulty selling our commercial real estate properties, which may limit our flexibility and ability to pay distributions.

Because real estate investments are relatively illiquid, it could be difficult for us to promptly sell one or more of our commercial real estate properties on favorable terms. This may limit our ability to change our portfolio promptly in response to adverse changes in the performance of any such property or economic or market trends. In addition, federal tax laws that impose a 100% excise tax on gains from sales of dealer property by a REIT (generally, property held for sale, rather than investment) could limit our ability to sell properties and may affect our ability to sell properties without adversely affecting returns to our stockholders. These restrictions could adversely affect our ability to achieve our investment objectives.

In the event we obtain options to acquire commercial real estate properties, we may lose the amount paid for such options whether or not the underlying property is purchased.

We may obtain options to acquire certain commercial real estate properties. The amount paid for an option, if any, is normally surrendered if the property is not purchased and may or may not be credited against the purchase price if the property is purchased. Any unreturned option payments will reduce the amount of cash available for further investments or distributions to our stockholders.

Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of co-venturers and disputes between us and our co-venturers.

We may co-invest in the future with third parties through partnerships or other entities, which we collectively refer to as joint ventures, acquiring non-controlling interests in or sharing responsibility for managing the affairs of the joint venture. In such event, we would not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become bankrupt or fail to fund their required capital contributions. Co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the co-venturer would have full control over the joint venture. Disputes between us and co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and/or directors from focusing their time and effort on our business. Consequently, actions by or disputes with co-venturers might result in subjecting properties owned by the joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our co-venturers.

We may make investments in properties outside of the United States, which will subject us to unique risks.

Foreign real estate investments involve risks not generally associated with investments in the United States. Foreign real estate investments are subject to foreign currency risk due to potential fluctuations in exchange rates between foreign currencies and the U.S. dollar. Changes in the relation of any such foreign currency to U.S. dollars may adversely affect our cash flow, which in turn could adversely affect our net income and ability to pay distributions. Foreign properties will also face risks in connection with unexpected changes in regulatory requirements, political and economic instability, potential imposition of adverse or confiscatory taxes, possible challenges to the anticipated tax treatment of the structures that allow us to acquire and hold investments, possible currency transfer restrictions, expropriation, the difficulty in enforcing obligations in other countries and the burden of complying with a wide variety of foreign laws. In addition, to preserve our qualification as a REIT, we generally will be required to operate any non-U.S. investments in accordance with the rules applicable to U.S. REITs, which may be inconsistent with local practices.

Costs of complying with governmental laws and regulations may reduce our net income and the cash available for distributions to our stockholders.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. We could be subject to liability in the form of fines or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid hazardous materials, the remediation of contaminated property associated with the disposal of solid and hazardous materials and other health and safety-related concerns.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation must meet federal requirements related to access and use by persons with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Additional or new federal, state and local laws also may require modifications to our properties, or restrict our ability to renovate properties. We will attempt to acquire properties that comply with the ADA and other similar legislation or place the burden on the seller or other third party, such as a tenant, to ensure compliance with such legislation. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, or if changes to the ADA mandate further changes to our properties, then our funds used for ADA compliance may reduce cash available for distributions and the amount of distributions to you.

We will rely on third party property managers to operate our properties and leasing agents to lease vacancies in our properties.

Our sub-advisor intends to hire third party property managers to manage our properties and leasing agents to lease vacancies in our commercial real estate properties. The third party property managers will have significant decision-making authority with respect to the management of our properties. Our ability to direct and control how our properties are managed may be limited. We will not supervise any of the property managers or leasing agents or any of their respective personnel on a day-to-day basis. Thus, the success of our business may depend in large part on the ability of our third party property managers to manage the day-to-day operations and the ability of our leasing agents to lease vacancies in our properties. Any adversity experienced by our property managers or leasing agents could adversely impact the operation and profitability of our properties and, consequently, our ability to achieve our investment objectives, including, without limitation, diversification of our commercial real estate properties portfolio by property type and location, moderate financial leverage, conservative levels of operating risk and an attractive level of current income.

Risks Related to Investments in Real Estate Related Assets

The real estate related equity securities in which we may invest are subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities.

We may invest in common and preferred stock of both publicly traded and private real estate companies, which involves a higher degree of risk than debt securities due to a variety of factors, including that such investments are subordinate to creditors and are not secured by the issuer’s property. Our investments in real estate related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate related common equity securities generally invest in real estate or real estate related assets and are subject to the inherent risks associated with real estate discussed in this prospectus, including risks relating to rising interest rates.

The value of the real estate related securities that we may invest in may be volatile.

The value of real estate related securities, including those of REITs, fluctuates in response to issuer, political, market and economic developments. In the short term, equity prices can fluctuate dramatically in response to these developments. Different parts of the market and different types of equity securities can react differently to these developments and they can affect a single issuer, multiple issuers within an industry or economic sector or geographic region or the market as a whole. The real estate industry is sensitive to economic downturns. The value of securities of companies engaged in real estate activities can be affected by changes in real estate values and rental income, property taxes, interest rates and tax and regulatory requirements. In addition, the value of a REIT’s equity securities can depend on the structure and amount of cash flow generated by the REIT.

We expect a portion of our securities portfolio to be illiquid, and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

We may purchase real estate related securities in connection with privately negotiated transactions that are not registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater risk of our inability to recover loaned amounts in the event of a borrower’s default.

Commercial mortgage-backed securities in which we may invest are subject to several types of risks.

Commercial mortgage-backed securities are bonds which evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, the mortgage-backed securities we invest in are subject to all the risks of the underlying mortgage loans, including the risks of prepayment or non-payment.

In a rising interest rate environment, the value of commercial mortgage-backed securities may be adversely affected when repayments on underlying mortgage loans do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of commercial mortgage-backed securities also may change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities markets as a whole. In addition, commercial mortgage-backed securities are subject to the credit risk associated with the performance of the underlying mortgage properties.

Commercial mortgage-backed securities are also subject to several risks created through the securitization process. Certain subordinate commercial mortgage-backed securities are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes a large percentage of delinquent loans, there is a risk that interest payment on subordinate commercial mortgage-backed securities will not be fully paid. Subordinate securities of commercial mortgage-backed securities are also subject to greater risk than those commercial mortgage-backed securities that are more highly rated.

The mortgage instruments in which we may invest may be impacted by unfavorable real estate market conditions, which could result in losses to us.

If we make investments in mortgage loans or mortgage-backed securities, we will be at risk of loss on those investments, including losses as a result of defaults on mortgage loans. These losses may be caused by many conditions beyond our control, including general prevailing local, national and global economic conditions, economic conditions affecting real estate values, tenant defaults and lease expirations, interest rate levels and the other economic and liability risks associated with real estate described above under the heading “—Risks Related to Investments in Real Estate,” as well as, among other things:

•	competition from comparable types of properties;

•	success of tenant businesses;

•	property management decisions;

•	changes in use of property;

•	shift of business processes and functions offshore;

•	property location and condition;

•	changes in specific industry segments;

•	declines in regional or local real estate values, or rental or occupancy rates; and

•	increases in interest rates, real estate tax rates and other operating expenses.

If we acquire a property by foreclosure following defaults under our mortgage loan investments, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our ability to achieve our investment objectives. We do not know whether the values of the property securing any of our real estate securities investments will remain at the levels existing on the dates we initially make the related investment. If the values of the underlying properties drop, our risk will increase and the values of our interests may decrease.

Delays in liquidating defaulted mortgage loan investments could reduce our investment returns.

If there are defaults under our mortgage loan investments, we may not be able to foreclose on or obtain a suitable remedy with respect to such investments. Specifically, we may not be able to repossess and sell the underlying properties quickly, which could reduce the value of our investment. For example, an action to foreclose on a property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of lawsuits if the defendant raises defenses or counterclaims. Additionally, in the event of default by a mortgagor, these restrictions, among other things, may impede our ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to us on the mortgage loan.

The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income-producing real properties, which may result in losses to us.

We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property. These types of investments involve a higher degree of risk than long-term senior first-lien mortgage loans secured by income producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

Interest rate and related risks may cause the value of our real estate related assets to be reduced.

Interest rate risk is the risk that fixed income securities such as preferred and debt securities, and to a lesser extent dividend paying common stocks, will decline in value because of changes in market interest rates. Generally, when market interest rates rise, the fair value of such securities will decline, and vice versa. Our investment in such securities means that the net asset value and market price of our shares may tend to decline if market interest rates rise.

During periods of rising interest rates, the average life of certain types of securities may be extended because of slower than expected principal payments. This may lock in a below-market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk. During periods of declining interest rates, an issuer may be able to exercise an option to prepay principal earlier than scheduled, which is generally known as “call risk” or “prepayment risk.” If this occurs, we may be forced to reinvest in lower yielding securities. This is known as “reinvestment risk.” Preferred and debt securities frequently have call features that allow the issuer to repurchase the security prior to its stated maturity. An issuer may redeem an obligation if the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. These risks may reduce the value of our real estate related securities investments.

If we liquidate prior to the maturity of our real estate securities investments, we may be forced to sell those investments on unfavorable terms or at a loss.

Our board of directors may choose to liquidate our assets, including our real estate related securities investments. If we liquidate those investments prior to their maturity, we may be forced to sell those investments on unfavorable terms or at a loss. For instance, if we are required to liquidate mortgage loans at a time when prevailing interest rates are higher than the interest rates of such mortgage loans, we likely would sell such loans at a discount to their stated principal values.

Risks Associated with Debt Financing

Poor credit market conditions could impair our ability to access debt financing, which could materially affect our ability to achieve our investment objectives.

We intend to finance a portion of the purchase price of our commercial real estate properties by borrowing funds. Severe dislocations and liquidity disruptions in the U.S. credit markets could significantly harm our ability to access capital. In the future, we may not be able to access debt capital with favorable terms in a cost efficient manner, or at all, which could materially affect our ability to achieve our investment objectives.

We will incur mortgage indebtedness and other borrowings, which may increase our business risks, could hinder our ability to make distributions and could decrease the value of your investment.

We intend to finance a portion of the purchase price of properties by borrowing funds. Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation or other non-cash reserves, less total liabilities. Generally speaking, the preceding calculation is expected to approximate 75% of the cost of our properties before non-cash reserves and depreciation. In addition, we may incur mortgage debt and pledge some or all of our properties as security for that debt to obtain funds to acquire additional properties or for working capital. We may also obtain a line of credit to provide a flexible borrowing source which will allow us borrow funds to satisfy the REIT tax qualification requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders. Furthermore, we may borrow under a line of credit if we otherwise deem it necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes.

High debt levels will cause us to incur higher interest charges, which would result in higher debt service payments and could be accompanied by restrictive covenants. If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on that property, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure on any of our properties will be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgage contains cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected.

If we draw on a line of credit to fund redemptions or for any other reason, our leverage could increase beyond our target.

In an effort to provide for a ready source of liquidity to fund redemptions of shares of our common stock, in the event that redemption requests exceed net proceeds from our continuous offering, we intend to reserve borrowing capacity under a line of credit that we currently target at 20% to 40% of our gross asset value. We may not be able to obtain a line of credit of such size until such time as we have a substantial portfolio, or at all. If we borrow under a line of credit to fund redemptions of shares of our common stock, our leverage will increase and may exceed our target leverage. Our leverage may remain at the higher level until we receive additional net proceeds from our continuous offering or sell some of our assets to repay outstanding indebtedness.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to make distributions to our stockholders.

Interest we pay on our debt obligations will reduce cash available for distributions. If we incur variable rate debt, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property or discontinue insurance coverage. In addition, loan documents may limit our ability to replace the property manager or terminate certain operating or lease agreements related to the property. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to make distributions to our stockholders.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the particular property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets.

Failure to hedge effectively against interest rate changes may materially adversely affect our ability to achieve our investment objectives.

Subject to any limitations required to maintain qualification as a REIT, we may seek to manage our exposure to interest rate volatility by using interest rate hedging arrangements, such as interest rate cap or collar agreements and interest rate swap agreements. These agreements involve risks, such as the risk that counterparties may fail to honor their obligations under these arrangements and that these arrangements may not be effective in reducing our exposure to interest rate changes. These interest rate hedging arrangements may create additional assets and/or liabilities from time to time that may be held or liquidated separately from the underlying property or loan for which they were originally established. We have adopted a policy relating to the use of derivative financial instruments to hedge interest rate risks related to our borrowings. This policy governs our use of derivative financial instruments to manage the interest rates on our variable rate borrowings. See “Investment Objectives, Strategy and Guidelines—Other Real Estate Related Policies—Derivative Instruments and Hedging Activities.” Hedging may reduce the overall returns on our investments. Failure to hedge effectively against interest rate changes may materially adversely affect our ability to achieve our investment objectives.

Risks Related to Our Corporate Structure

Your interest in us will be diluted if we issue additional shares.

Our stockholders will not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue 1,050,000,000 shares of capital stock, of which 1,000,000,000 shares are designated as common stock and 50,000,000 shares are designated as preferred stock. Our board of directors may increase the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. After you purchase shares of our common stock in this offering, our board of directors may elect, without stockholder approval, to: (1) sell additional shares in this or future public offerings; (2) issue equity interests in private offerings; (3) issue shares upon the exercise of the options we may grant to our independent directors or future employees; (4) issue shares to our advisor, its successors or assigns, in payment of an outstanding fee obligation; or (5) issue shares to sellers of properties we acquire in connection with an exchange of limited partnership interests of our operating partnership. To the extent we issue additional shares after your purchase in this offering, your percentage ownership interest in us will be diluted.

Our charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our stockholders.

Our charter, with certain exceptions, authorizes our board of directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% in value of our outstanding capital stock or more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock. A person that did not acquire more than 9.8% of our shares may become subject to our charter restrictions if redemptions by other stockholders cause such person’s holdings to exceed 9.8% of our outstanding shares. Our 9.8% ownership limitation may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for our stockholders.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of the holders of our common stock or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our board of directors may classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of any such stock without stockholder approval. Thus, our board of directors could authorize the issuance of preferred stock with terms and conditions that could have priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might otherwise provide a premium price to holders of our common stock.

Our rights and the rights of our stockholders to recover claims against our directors and officers are limited, which could reduce your and our recovery against them if they negligently cause us to incur losses.

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, subject to any limitations required by the NASAA REIT Guidelines, Maryland law and our charter provide that no director or officer shall be liable to us or our stockholders for monetary damages unless the director or officer (1) actually received an improper benefit or profit in money, property or services or (2) was actively and deliberately dishonest as established by a final judgment. Moreover, our charter requires us to indemnify our directors and officers, subject to any limitations required by the NASAA REIT Guidelines and Maryland law. As a result, you and we may have more limited rights against our directors or officers than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner.

Certain provisions of Maryland law could inhibit transactions or changes of control under circumstances that could otherwise provide stockholders with the opportunity to realize a premium.

Certain provisions of the Maryland General Corporation Law applicable to us prohibit business combinations with:

•	any person who beneficially owns 10% or more of the voting power of our common stock, which we refer to as an “interested stockholder;”

•	an affiliate of ours who, at any time within the two-year period prior to the date in question, was an interested stockholder; or

•	an affiliate of an interested stockholder.

These prohibitions last for five years after the most recent date on which the interested stockholder became an interested stockholder. Thereafter, any business combination with the interested stockholder or an affiliate of the interested stockholder must be recommended by our board of directors and approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of outstanding shares of our common stock, and two-thirds of the votes entitled to be cast by holders of our shares other than shares held by the interested stockholder. These requirements could have the effect of inhibiting a change in control even if a change in control were in our stockholders’ best interest. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that someone becomes an interested stockholder.

Our UPREIT structure may result in potential conflicts of interest with limited partners in our operating partnership whose interests may not be aligned with those of our stockholders.

Our directors and officers have duties to our corporation and our stockholders under Maryland law in connection with their management of the corporation. At the same time, we, as general partner will have fiduciary duties under Delaware law to our operating partnership and to the limited partners in connection with the management of our operating partnership. Our duties as general partner of our operating partnership and its partners may come into conflict with the duties of our directors and officers to the corporation and our stockholders. Under Delaware law, a general partner of a Delaware limited partnership owes its limited partners the duties of good faith and fair dealing. Other duties, including fiduciary duties, may be modified or eliminated in the partnership’s partnership agreement. The partnership agreement of our operating partnership provides that, for so long as we own a controlling interest in our operating partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the limited partners will be resolved in favor of our stockholders.

Additionally, the partnership agreement expressly limits our liability by providing that we and our officers, directors, agents and employees, will not be liable or accountable to our operating partnership for losses sustained, liabilities incurred or benefits not derived if we or our officers, directors, agents or employees acted in good faith. In addition, our operating partnership is required to indemnify us and our officers, directors, employees, agents and designees to the extent permitted by applicable law from and against any and all claims arising from operations of our operating partnership, unless it is established that: (1) the act or omission was committed in bad faith, was fraudulent or was the result of active and deliberate dishonesty; (2) the indemnified party received an improper personal benefit in money, property or services; or (3) in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

The provisions of Delaware law that allow the fiduciary duties of a general partner to be modified by a partnership agreement have not been tested in a court of law, and we have not obtained an opinion of counsel covering the provisions set forth in the partnership agreement that purport to waive or restrict our fiduciary duties.

Your investment return may be reduced if we are deemed to be an investment company under the Investment Company Act.

We do not intend, or expect to be required, to register as an investment company under the Investment Company Act. Rule 3a-1 under the Investment Company Act generally provides that an issuer will not be deemed to be an “investment company” provided that (i) it does not hold itself out as being engaged primarily, or propose to engage primarily, in the business of investing, reinvesting or trading securities and (ii) no more than 45% of the value of its assets (exclusive of government securities and cash items) and no more than 45% of its net income after taxes (for the past four fiscal quarters combined) is derived from securities other than government securities, securities issued by employees’ securities companies, securities issued by certain majority owned subsidiaries of such company and securities issued by certain companies that are controlled primarily by such company. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	requirements that we add directors who are independent of us, our advisor and its affiliates;

•	restrictions or prohibitions on retaining earnings;

•	restrictions on leverage or senior securities;

•	restrictions on unsecured borrowings;

•	requirements that our income be derived from certain types of assets;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Registration with the SEC as an investment company would be costly, would subject our company to a host of complex regulations, and would divert the attention of management from the conduct of our business. In addition, the purchase of real estate that does not fit our investment guidelines and the purchase or sale of investment securities or other assets to preserve our status as a company not required to register as an investment company could materially adversely affect our NAV, the amount of funds available for investment, and our ability to pay distributions to our stockholders.

Risks Related to Our Status as a REIT

Failure to qualify as a REIT would have significant adverse consequences to us.

We intend to operate in a manner that will allow us to qualify as a REIT for federal income tax purposes under the Internal Revenue Code, or the Code. We have not requested and do not plan to request a ruling from the Internal Revenue Service, or the IRS, that we qualify as a REIT, and the statements in the prospectus are not binding on the IRS or any court. If we do not qualify as a REIT or if we qualify as a REIT and subsequently lose our REIT qualification, we will face serious tax consequences that would substantially reduce our cash available for distribution for each of the years involved because:

•	we would be subject to federal corporate income taxation on our taxable income, including, possibly, alternative minimum tax, and could be subject to increased state and local taxes;

•	we would not be allowed a deduction for dividends paid to stockholders in computing our taxable income; and

•	if we had previously qualified as a REIT, unless we are entitled to relief under applicable statutory provisions, we could not elect to be taxed as a REIT for four taxable years following the year during which we were disqualified.

The increased taxes would reduce our NAV and/or cash available for distribution to stockholders. In addition, if we fail to qualify as a REIT, we will not be required to make distributions to stockholders. As a result of all these factors, our failure to qualify as a REIT also could impair our ability to expand our business and raise capital.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to tax liabilities that reduce our cash flow and our ability to make distributions to you.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to federal and state taxes on our income or property, including those described below.

•	In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income (which is determined without regard to the dividends-paid deduction or net capital gain) to our stockholders. If we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to corporate income tax on the undistributed income.

•	We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

•	If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.

•	If we sell a property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax.

Investments outside the U.S. could present additional complications to our ability to satisfy the REIT qualification requirements and may subject us to additional taxes.

Operating in functional currencies other than the U.S. dollar and in environments in which real estate transactions are customarily structured differently than they are in the U.S. or are subject to different legal rules may complicate our ability to structure non-U.S. investments in a manner that enables us to satisfy the REIT qualification requirements. In addition, non-U.S. investments may subject us to various non-U.S. tax liabilities, including withholding taxes.

To maintain our REIT status, we may be forced to borrow funds on a short-term basis during unfavorable market conditions.

To qualify as a REIT, we generally must distribute to our stockholders at least 90% of our net taxable income each year, excluding capital gains, and we will be subject to regular corporate income taxes to the extent that we distribute less than 100% of our REIT taxable income each year. We will also be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years. Payments to stockholders pursuant to our redemption plan will not be taken into account for purposes of these distribution requirements. In the event that we do not have sufficient cash to make distributions necessary to preserve our REIT status for any year or to avoid taxation, we may need to borrow funds or sell assets even if the then prevailing market conditions are not favorable for these borrowings or sales.

Complying with REIT requirements may cause us to forego otherwise attractive opportunities.

To qualify as a REIT, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our stock. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of our assets consist of cash, cash items, government securities and qualified real estate assets. The remainder of our investments in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the voting securities of any one issuer or more than 10% of the value of the outstanding securities of any one issuer. In addition, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value our assets may be represented by securities of one or more taxable REIT subsidiaries. We may be required to liquidate otherwise attractive investments to satisfy these requirements.

The IRS may take the position that gains from sales of property are subject to a 100% prohibited transaction tax.

We may have to sell assets from time to time to fund redemption requests, to satisfy our REIT distribution requirements, to satisfy other REIT requirements, or for other purposes. It is possible that the IRS may take the position that one or more sales of our properties may be “prohibited transactions.” If we are deemed to have engaged in a “prohibited transaction” (i.e., we sell a property held by us primarily for sale in the ordinary course of our trade or business), our gain from such sale would be subject to a 100% tax. The Internal Revenue Code sets forth a safe harbor for REITs that wish to sell property without risking the imposition of the 100% tax, but there is no assurance that we will be able to qualify for the safe harbor. We do not intend to hold property for sale in the ordinary course of business, but there is no assurance that the IRS will not challenge our position, especially if we make frequent sales or sales of property in which we have short holding periods.

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the reinvested dividends.

Ordinary dividends payable by REITs generally do not qualify for reduced U.S. federal income tax rates.

The maximum U.S. federal income tax rate for “qualifying dividends” payable by U.S. corporations to individual U.S. stockholders (as such term is defined under “Material United States Federal Income Tax Considerations” below) is 15% through 2010. Ordinary dividends payable by REITs, however, are generally not eligible for the reduced rates and generally are taxed at ordinary income rates (the maximum individual rate being 35% through 2010).

Possible legislative or other actions affecting REITs could adversely affect our stockholders and us.

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to tax laws (which changes may have retroactive application) could adversely affect our stockholders or us. We cannot predict whether, when, in what forms, or with what effective dates, the tax laws applicable to our stockholders or us will be changed.

The ability of our board of directors to revoke our REIT election without stockholder approval may cause adverse consequences to our stockholders.

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if our board of directors determines that it is not in our best interest to qualify as a REIT. In such a case, we would become subject to U.S. federal income tax on our taxable income and we would no longer be required to distribute most of our net income to our stockholders, which may reduce the total return to our stockholders.

We may be subject to adverse tax consequences if certain sale-leaseback transactions are not characterized by the IRS as “true leases.”

We may purchase investments in commercial real estate properties and lease them back to the sellers of such properties. In the event the IRS does not characterize such leases as “true leases,” we could be subject to certain adverse tax consequences, including an inability to deduct depreciation expense and cost recovery relating to such property, and under certain circumstances, we could fail to qualify as a REIT as a result.

Risks Related to Employee Benefit Plans and Individual Retirement Accounts

In some cases, if you fail to meet the fiduciary and other standards under ERISA, the Code or common law as a result of an investment in our stock, you could be subject to criminal and civil penalties.

There are special considerations that apply to investing in our shares on behalf of a trust, pension, profit sharing or 401(k) plans, health or welfare plans, trusts, individual retirement accounts, IRAs or Keogh plans. If you are investing the assets of any of the entities identified in the prior sentence in our common stock, you should satisfy yourself that:

•	your investment is consistent with your fiduciary obligations under applicable law, including common law, ERISA and the Code;

•	your investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;

•	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Code;

•	your investment will not impair the liquidity of the trust, plan or IRA;

•	your investment will not produce “unrelated business taxable income” for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil (and criminal, if the violation was willful) penalties, and can subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Code, the fiduciary that authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested.

Statements Regarding Forward-Looking Information

Certain statements contained in or incorporated by reference into this prospectus, including, without limitation, those related to our future operations, constitute forward-looking statements. The words “believe,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “seek,” “may,” and similar expressions or statements regarding future periods are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any predictions of future results, performance or achievements that we express or imply in this prospectus or in the information incorporated by reference into this prospectus.

The forward-looking statements included in this prospectus are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to effectively deploy the proceeds raised in this offering;

•	changes in economic conditions generally and the real estate and securities markets specifically;

•	legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•	the effect of financial leverage, including changes in interest rates, availability of credit, loss of flexibility due to negative and affirmative covenants, refinancing risk at maturity and generally the increased risk of loss if our investments fail to perform as expected;

•	our ability to access sources of liquidity when we have the need to fund redemptions of common stock in excess of the proceeds from the sales of shares of our common stock in our continuous offering and the consequential risk that we may not have the resources to satisfy all redemption requests; and

•	changes to GAAP.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

Use of Proceeds

We have established a minimum offering of $100,000,000 of shares of our common stock and a maximum offering of $2,250,000,000 of shares of our common stock. During the escrow period, we will offer our shares at a per share purchase price of $10.25. Thereafter, we will sell shares of our common stock at a price that will vary from day-to-day and, on any given day, will be equal to our NAV per share, plus applicable selling commissions.

The following table presents information about how we intend to use the proceeds raised in this offering. The table sets forth estimated figures assuming the sale of shares of our common stock representing (i) the minimum offering amount of $100,000,000 and no shares issued under our distribution reinvestment plan and (ii) the maximum offering amount of $2,000,000,000 and issuance of all of the $250,000,000 of shares under our distribution reinvestment plan. We may reallocate the shares of our common stock we are offering between the primary offering and our distribution reinvestment plan.

The estimated amount of selling commissions was calculated using $0.25 per share. The actual amount of selling commissions, however, will vary from the estimated amounts shown, because, after the escrow period, our shares will be sold at a price that varies day by day based on our daily NAV per share and actual selling commissions per share will be a percentage of the actual NAV per share on the date purchases are made in our primary offering. In addition, the selling commission may be reduced or eliminated in connection with certain categories of sales, such as sales for which a volume discount applies. Any reduction in selling commissions will be accompanied by a corresponding reduction in the per share purchase price, but will not affect the amounts available to us for investments. No selling commissions will be charged with respect to shares sold pursuant to our distribution reinvestment plan. Because amounts in this table are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.

	Minimum		Maximum
	Offering of		Offering of
	$100,000,000	Percent	$2,250,000,000	Percent
	Amounts		Amounts

Gross Offering Proceeds(1)	$100,000,000	100%	$2,250,000,000	100%
Less:
Selling Commissions	$ 2,439,024	2.44%	$ 48,780,487	2.2%
Organization and Offering Expenses(2)	3,130,000	3.13%	5,290,000	0.2%

Net Proceeds	94,430,976	94.43%	2,195,929,513	97.60%

(1) We intend effectively to conduct a continuous offering of an unlimited number of shares of our common stock over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415 under the Securities Act; however, in certain states this offering is subject to annual extensions.

(2) These amounts represent estimated expenses incurred in connection with the offering, including legal, accounting, printing, mailing and filing fees and expenses, amounts paid to reimburse the distributor for amounts it may pay to reimburse the bona fide due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, reimbursements to our advisor for costs in connection with preparing sales materials, the cost of educational conferences held by us and attendance fees and costs reimbursement for employees of our affiliates to attend retail seminars conducted by participating broker-dealers, if any. We estimate that any organizational expenses incurred will be de minimis. We will reimburse our advisor for the offering expenses incurred by our advisor on our behalf through the escrow period on a ratable basis over 60 calendar months. We will pay directly or reimburse our advisor for those expenses that relate specifically to us as general partner and as such should not be borne by the limited partners of our operating partnership. Other expenses will be paid by our operating partnership or reimbursed by it to our advisor. To the extent we pay expenses directly, the calculation of our percentage interest in our operating partnership will be affected (i.e., assuming nothing else changes, our percentage interest will decline marginally). Insofar as our operating partnership’s accounts are consolidated with our financial statements under GAAP, expenses we bear directly will not be reported separately from expenses borne by our operating partnership. Our board of directors will approve a detailed policy for allocating expenses between us and our operating partnership and will monitor the application of such policy as part of its oversight of the determination of our daily NAV per share.

We intend to contribute the net proceeds from this offering, which are not used to pay the fees and other expenses attributable to our operations, to our operating partnership. Our operating partnership will use the net proceeds received from us: (1) to make investments in accordance with our investment strategy and policies; (2) to reduce borrowings and repay indebtedness incurred under various financing instruments into which we may enter in anticipation of the acquisition of our initial portfolio of commercial real estate properties and other real estate related assets; (3) for working capital purposes, including but not limited to, administrative costs associated with our investments, transaction costs related to the acquisition of properties and other costs associated with our investments and general operations; and (4) to fund redemptions of shares of our common stock. See “Our Structure and Formation Transactions.”

Our sub-advisor will pursue opportunities to purchase various investments with the objective of providing us with the ability to acquire an initial portfolio of investments with a degree of diversification as soon as proceeds from the escrow account are released to us in this offering so that we may commence operations. However, we have not to date identified any potential investments. We may enter into purchase options to allow us to acquire properties on future dates following the receipt of sufficient proceeds from this offering to make the investments. In light of the continuous nature of this offering, the identification and disclosure of actual property acquisitions will be an ongoing process. At any given point in time we will be actively pursuing multiple investment opportunities, with due diligence and negotiations at different stages of advancement. See “Risk Factors—Risks Related to this Offering—This is a blind-pool offering because we have not identified any assets to be purchased with the net proceeds of this offering and, therefore, you will not be able to evaluate such assets prior to our investment therein.”

Our Structure and Formation

NorthEnd Income Property Trust Inc. was formed as a Maryland corporation on August 19, 2008, with NorthEnd Holding, an affiliate of ML & Co., as our sole stockholder. Our operating partnership was formed as a Delaware limited partnership on August 25, 2008.

We intend to own all of our investments through our operating partnership in order to be organized as an UPREIT. UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” An UPREIT is a REIT that holds all or substantially all of its assets through a partnership which the REIT controls as general partner. We have elected to use an UPREIT structure to facilitate commercial real estate property acquisitions. A sale of property directly to a REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of appreciated property who desires to defer taxable gain on the transfer of such property may transfer the property to our operating partnership in exchange for limited partnership interests. Such exchange could be made on a tax-free basis. Being able to offer a seller the opportunity to defer taxation of gain until the seller redeems its interests in our operating partnership for cash may give us a competitive advantage in acquiring desired properties or investments relative to buyers who cannot offer this opportunity. In addition, investing in our operating partnership, rather than in shares of our common stock, may be more attractive to certain institutional or other investors due to their business or tax structure. Following the third anniversary of the initial offering date, if an institutional investor is interested in making a substantial investment in our operating partnership, we may agree to terms for such investment different from the terms of this offering of common stock. For example, we may be willing to agree that lower management fees and distribution fees will be payable by such investor in consideration of the size of its investment or the investor’s commitment not to request redemption of such investment for a negotiated period of time. Our UPREIT structure can accommodate such different terms, while applicable tax laws generally restrict an entity that qualifies as a REIT from charging different fee rates among its stockholders. A chart depicting our ownership structure appears below.

We are the sole general partner of our operating partnership and NorthEnd Holding is the initial limited partner. We intend to hold substantially all of our assets (other than cash and liquid assets that we may hold directly to fund our expenses and redemptions of shares of our common stock) and conduct our operations through our operating partnership. We intend to contribute the net proceeds from this offering, which are not used to pay the fees and expenses attributable to our operations, to our operating partnership. As the sole general partner of our operating partnership, we have the exclusive power under the partnership agreement to manage and conduct its business, subject to certain limited approval and voting rights of the limited partners described more fully in “Operating Partnership Agreement.” Pursuant to the terms of our advisory agreement, we will delegate to our advisor authority to make decisions related to our and our operating partnership’s day-to-day business, the acquisition, management and disposition of assets and the selection of property managers and other service providers.

The following chart shows our ownership structure and our relationship with our advisor, our sub-advisor, our distributor and NorthEnd Holding.

Investment Objectives, Strategy and Guidelines

Investment Objectives

Our primary investment objectives are:

•	to generate an attractive level of current income for distribution to our stockholders;

•	to provide our stockholders with the potential for long-term capital appreciation; and

•	to offer an investment option in which the per share price volatility is correlated to commercial real estate as an asset class rather than traditional asset classes such as stocks and bonds.

We may not change our investment objectives without the approval of holders of a majority of the outstanding shares of our common stock.

Investment Strategy

We intend to achieve our investment objectives by investing primarily in a diversified portfolio of (1) institutional quality, income-producing real properties in multiple sectors (such as retail, office, industrial and multi-family residential properties and other real property types, which may include hotels, mixed-use properties, manufactured housing and self-storage facilities), which we collectively refer to in this prospectus as “commercial real estate properties,” (2) other real estate related assets, which includes debt and equity interests backed principally by real estate, such as common and preferred stock of REITs and other real estate companies, commercial mortgage-backed securities and mortgage loans, which we collectively refer to as “real estate related assets” and (3) cash, cash equivalents and other short-term investments. We will concentrate our efforts on institutional quality, commercial real estate properties located in or near densely populated primary and secondary metropolitan areas in the U.S. and Canada with positive long-term economic and demographic growth. This type of commercial real property has historically been sought for investment by institutional investors including pension plans, endowments and other financial institutions with long-term investment strategies that include an allocation to commercial real estate. We may make investments alone or together with funds, accounts and other investors, through holding company structures or joint ventures, real estate partnerships, REITs or other collective investment vehicles.

Investment Guidelines

Our investment guidelines have been adopted by our board of directors. Our board of directors will formally review at a duly called meeting our investment guidelines on an annual basis and our investment portfolio on a quarterly basis or, in each case, more often as they deem appropriate. Changes to our investment guidelines must be approved by our board of directors. During the period until we have reached $300,000,000 in net assets, which we refer to as our ramp-up period, we will balance the goal of achieving diversification in our portfolio with the goal of maintaining moderate leverage. We have adopted $300 million in net assets as the end of our ramp-up period because we believe that is a reasonable proxy for when the size of our operating partnership’s portfolio of investments should be sufficient for our advisors to adhere more closely to our investment guidelines and targeted leverage policy, although we cannot predict how long our ramp-up period will last and we cannot provide assurances that the net assets of our operating partnership will reach $300 million. During our ramp-up period, our financial leverage as a percentage of our gross assets may fluctuate as we identify investment opportunities and make investments with a combination of proceeds from this offering and proceeds from additional indebtedness. The guidelines described below relate to the period after we have a substantial portfolio.

We will seek to have:

•	up to 80% of our assets invested in commercial real estate properties;

•	up to 20% of our assets invested in real estate related assets; and

•	up to 10% of our assets invested in cash, cash equivalents and other short-term investments.

Investment Portfolio Allocation Targets

Notwithstanding the above, the actual percentage of our portfolio that is invested in each investment type may from time to time rise above the target levels provided above due to factors such as a large inflow of capital over a short period of time, a lack of attractive investment opportunities or an increase in anticipated cash requirements or redemption requests.

Investments in Commercial Real Estate Properties

We generally will buy direct ownership interests, through equity interests and/or joint ventures, in existing or newly constructed institutional quality properties in multiple sectors, including retail, office, industrial, and multi-family residential properties. We may also invest in other real property types including hotels, mixed-use properties, manufactured housing and self-storage facilities. We primarily will invest in commercial real estate properties with existing rent and expense schedules or newly constructed properties with predictable cash flows or in which a seller agrees to provide certain minimum income levels. We will concentrate our efforts on commercial real estate properties located in or near densely populated primary and secondary metropolitan areas in the U.S. and Canada and will seek geographic diversity of our property portfolio.

Investment Type Targets

Investment Decisions

Each of our advisor and our sub-advisor will have the authority to execute on our behalf all commercial real estate property acquisitions that meet the requirements of the investment guidelines approved by our board of directors. As a result, our sub-advisor, under our advisor’s supervision, will have the ability to acquire properties on our behalf that meet our investment guidelines without the approval of our board of directors. Our board of directors will formally review at a duly called meeting our investment guidelines on an annual basis and our portfolio on a quarterly basis or, in each case, more often as it deems appropriate. In pursuing our investment objectives and making commercial real property investments on our behalf, our sub-advisor, in consultation with our advisor, will consider relevant real estate property and financial factors, including the following:

•	positioning the overall portfolio to achieve diversity by property type, geography and industry of the tenants;

•	credit quality of in-place tenants and the potential for future rent increases;

•	income-producing capacity;

•	opportunities for capital appreciation based on product repositioning, operating expense reductions and other factors;

•	REIT qualification requirements;

•	liquidity and tax considerations; and

•	additional factors considered important to meeting our investment objectives.

To the extent feasible, our sub-advisor will strive to select a diversified portfolio of properties in terms of geography, type of property and industry of the tenants, although the number and mix of properties acquired will largely depend upon real estate and market conditions and other circumstances existing at the time properties are acquired and the amount of proceeds raised in our continuous offering.

Due Diligence

Prior to acquiring a property, our sub-advisor, in consultation with our advisor, will undertake an extensive site review. Our sub-advisor will typically also undertake a long-term viability and fair value analysis, including an inspection of the property and surrounding area by an acquisition specialist and an assessment of market area demographics. Our sub-advisor also may take the following steps, depending on the property and terms agreed to:

•	obtain surveys of the property;

•	obtain evidence of marketable or indefeasible title subject to such liens and encumbrances as are acceptable to our sub-advisor;

•	obtain audited financial statements covering recent operations of properties with operating histories to the extent such statements are required to be filed with the SEC;

•	obtain title and liability insurance policies;

•	obtain an independent engineering report of the property’s mechanical, electrical and structural integrity;

•	evaluate the existing property leases relating to the property;

•	evaluate both the current and potential alternative uses of the property; and

•	obtain an independent Phase I environmental site assessment.

Acquisition of Properties from Affiliates

We may acquire properties or interests in commercial real estate properties from or in co-ownership arrangements with affiliates of our advisors. We will not acquire any property from an affiliate of either of our advisors unless a majority of our directors not otherwise interested in the transaction and a majority of our independent directors determine that the transaction is fair and reasonable to us. The purchase price that we will pay for any property we acquire from our affiliates will not exceed the appraised value of the property, provided that in the case of a development, redevelopment or refurbishment project that we agree to acquire prior to completion of the project, the appraised value will be based upon the completed value of the project as determined at the time the agreement to purchase the property is entered into. In addition, the purchase price for any property we acquire from an affiliate may not exceed the cost of the property to our affiliate, unless a majority of our directors, including a majority of our independent directors, approve the purchase as being fair and reasonable to us.

Joint Venture Investments

We may enter into joint ventures, general partnerships, co-tenancies and other participation arrangements with one or more institutions or individuals, including real estate developers, operators, owners, investors and others, some of whom may be affiliates, for the purpose of acquiring, developing, owning and managing one or more commercial real estate properties. In determining whether to recommend a particular joint venture, our sub-advisor will evaluate the real property that such joint venture owns or is being formed to own under the same criteria used for the selection of our real property investments.

We may enter into joint ventures with affiliates of our advisors for the acquisition of commercial real estate properties, but only provided that (1) a majority of our directors, including a majority of the independent directors, approve the transaction as being fair and reasonable to us and (2) the investment by us and such affiliate are on substantially the same terms and conditions as those that would be available to the other joint venturers.

Real Property Ownership

Our investment in commercial real estate properties will generally take the form of holding fee title or a long-term leasehold estate. We intend to acquire such interests either (1) directly through our operating partnership or (2) indirectly through taxable REIT subsidiaries, wholly owned limited liability companies or through investments in joint ventures, partnerships, limited liability companies, co-tenancies or other co-ownership arrangements with the developers of the real properties, affiliates of our advisors or other entities. We may also obtain options to acquire commercial real estate properties. The amount paid for an option, if any, is normally surrendered if the property is not purchased and may or may not be credited against the purchase price if the property is purchased. In addition, we may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such leaseback transaction such that the lease will be characterized as a “true lease” so that we will be treated as the owner of the property for federal income tax purposes, we cannot assure you that the IRS will not challenge such characterization. In the event that any such recharacterization were successful, deductions for depreciation and cost recovery relating to such real property would be disallowed, interest and penalties could be assessed by the IRS and it is possible that under some circumstances we could fail to qualify as a REIT as a result.

Tenant Creditworthiness and Lease Terms

We will seek to lease the rentable square feet at our commercial real estate properties to creditworthy tenants. When available, our sub-advisor will utilize national credit rating agencies, such as Standard & Poor’s, to assist in its determination of tenant creditworthiness. If public data is not available, our sub-advisor will rely on its experience, its own credit analysis and resources provided by its lenders to qualify a prospective tenant.

We expect that a majority of our leases will be leases customarily used between landlords and tenants for the specific type and use of the property in the geographic area where the property is located. However, the terms and conditions of any lease that we enter into with our tenants may vary substantially from those we describe in this prospectus.

Investments in Real Estate Related Assets

We may invest a portion of our portfolio in real estate related assets other than commercial real estate properties. These assets include securities of other companies engaged in real estate activities, mortgage-backed securities and conventional mortgage loans. Upon completion of our ramp-up period, we expect that up to 20% of our investments could be invested in real estate related assets. We believe that our advisors’ ability to acquire real estate related securities and debt instruments in conjunction with our primary strategy of acquiring a diverse portfolio of institutional quality, income-producing properties give us: (1) additional liquidity and therefore financial flexibility; and (2) discretion to construct an investment portfolio designed to achieve our investment objectives.

Securities of Companies Engaged in Real Estate Activities

Subject to the percentage of ownership limitations and gross income and asset requirements required for REIT qualification, we may invest in equity securities of companies engaged in real estate activities, including for the purpose of exercising control over such entities. Companies engaged in real estate activities may include, for example, REITs that either own properties or make construction or mortgage loans, real estate developers, entities with substantial real estate holdings such as limited partnerships, funds and other commingled investment vehicles, and other companies whose products and services are related to the real estate industry, such as building supply manufacturers, mortgage lenders or mortgage servicing companies. We may acquire all or substantially all of the securities or assets of companies engaged in real estate activities where such investment would be consistent with our investment policies and our status as a REIT. We may also acquire exchange traded funds, or ETFs, and mutual funds focused on REITs and real estate companies. In any event, we do not intend that our investments in securities will require us to register as an investment company under the Investment Company Act, and we intend to generally divest appropriate securities before any such registration would be required.

Mortgage-Backed Securities

We may invest in credit rated mortgage-backed securities and other mortgage-related or asset-backed instruments, including commercial mortgage-backed securities, residential mortgage-backed securities, mortgage-backed securities issued or guaranteed by agencies or instrumentalities of the U.S. government, non-agency mortgage instruments, and collateralized mortgage obligations that are fully collateralized by a portfolio of mortgages or mortgage-related securities to the extent consistent with the requirements for qualification as a REIT. Mortgage-backed securities are instruments that directly or indirectly represent a participation in, or are secured by and payable from, one or more mortgage loans secured by real estate. In most cases, mortgage-backed securities distribute principal and interest payments on the mortgages to investors. Interest rates on these instruments can be fixed or variable. Some classes of mortgage-backed securities may be entitled to receive mortgage prepayments before other classes do. Therefore, the prepayment risk for a particular instrument may be different than for other mortgage-related securities. We currently do not intend to invest in mortgage-backed securities, including residual interests, that are not credit rated, but we are not prohibited from making such investments.

Conventional Mortgage Loans

We may invest in mortgages consistent with the requirements for qualification as a REIT. We may originate or acquire interests in mortgage loans, generally on the same types of properties we might otherwise buy. These mortgage loans may pay fixed or variable interest rates or have “participating” features described below. Normally, our mortgage loans will be secured by properties that have income-producing potential. They usually will not be insured or guaranteed by the U.S. government, its agencies or any other person or entity. They usually will be non-recourse, which means they will not be the borrower’s personal obligations. Most will be first mortgage loans on existing income-producing property, with first priority liens on the property. These loans may provide for payments of principal and interest or may provide for interest-only payments, with a balloon payment at maturity.

We may make mortgage loans that permit us to participate in the revenues from or appreciation of the underlying property consistent with the rules applicable to qualification as a REIT. These participations will let us receive additional interest, usually calculated as a percentage of the gross income the borrower receives from operating, selling or refinancing the property above cost. We may also receive an option to buy an interest in the property securing the participating loan.

Cash, Cash Equivalents and Other Short-Term Investments

We intend to invest up to 10% of our assets in cash, cash equivalents and other short-term investments. Our cash, cash equivalents and other short-term investments may include investments in the following, to the extent consistent with our qualification as a REIT:

•	U.S. government or government agency securities;

•	money market instruments, cash and other cash equivalents (such as high-quality short-term debt instruments, including commercial paper, certificates of deposit, bankers’ acceptances, repurchase agreements, interest-bearing time deposits and credit rated corporate debt securities); and

•	credit rated corporate debt or asset-backed securities of U.S. or foreign entities, or credit rated debt securities of foreign governments or multi-national organizations.

Leverage

We intend to use a conservative amount of leverage to provide additional funds to support our investment activities. Our target leverage after we have acquired a substantial portfolio of real estate investments is 30% of the gross value of our assets, which we believe is generally lower than the amount of borrowings utilized by other available real estate investment products. During the period when we are acquiring our portfolio, we may employ greater leverage in order to quickly build a diversified portfolio of assets. We may leverage our portfolio by assuming or incurring secured or unsecured asset-level or operating partnership-level debt. An example of asset-level debt is a mortgage loan secured by an individual real estate property or portfolio of real estate properties incurred or assumed in connection with our acquisition of such property or portfolio of properties. An example of operating partnership-level debt is borrowing under a line of credit. Borrowings under a line of credit may be used to fund acquisitions, to redeem shares or for any other corporate purpose.

Our actual leverage will be affected by a number of factors, some of which are outside our control. Significant inflows of proceeds from the sale of shares of our common stock will generally cause our leverage to decrease, at least temporarily, while significant outflows of equity as a result of redemptions of shares of our common stock will generally cause our leverage to increase, at least temporarily. Leverage as a percentage of the gross value of our assets will also increase or decrease with decreases or increases, respectively, in the value of our portfolio. In an effort to provide for a ready source of liquidity to fund redemptions of shares of our common stock in the event that redemption requests exceed net proceeds from our continuous offering, we intend to reserve borrowing capacity under a line of credit. If we borrow under the line of credit to fund redemptions of shares of our common stock, our leverage will increase and may exceed our target leverage. Our leverage may remain at the higher level until we receive additional net proceeds from our continuous offering or sell some of our assets to repay outstanding indebtedness.

Our board of directors may from time to time modify our leverage policy in light of then-current economic conditions, relative costs of debt and equity capital, fair values of our properties, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. Our actual leverage may be higher or lower than our target leverage depending on a number of factors, including the availability of attractive investment and disposition opportunities, inflows and outflows of capital and increases and decreases in the value of our portfolio. In particular, large outflows of capital over short periods of time could cause our leverage to be substantially higher than our 30% target. In an effort to have adequate cash available to support our redemption plan, we intend to reserve borrowing capacity under a line of credit to fund redemptions. We will consider actual borrowings used to fund redemptions when determining whether or not we are at our leverage target, but not unused borrowing capacity, including any unused portion of the line of credit reserved for redemptions. If, therefore, we are at our target leverage of 30% and we borrow additional amounts to fund redemptions, our leverage could reach or, if the value of our portfolio decreases, exceed 40% to 60% of the gross value of our assets. In the event that our leverage exceeds our 30% target, regardless of the reason, we will thereafter endeavor to manage our leverage back down to our 30% target.

There is no limitation on the amount we may invest in any single improved real property. However, under our charter, we are precluded from borrowing in excess of 300% of the value of our net assets. Net assets for purposes of this calculation are defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation and amortization, reserves for bad debts and other non-cash reserves, less total liabilities. The preceding calculation is generally expected to approximate 75% of the sum of the cost of our investments before non-cash reserves and depreciation. However, we may temporarily borrow in excess of these amounts if such excess is approved by a majority of the independent directors and disclosed to stockholders in our next quarterly report, along with an explanation for such excess. In such event, we will review our debt levels at that time and take action to reduce any such excess as soon as practicable.

Our charter restricts us from obtaining loans from any of our directors, our advisor, our sub-advisor and any of our affiliates unless such loan is approved by a majority of the directors (including a majority of the independent directors not having a conflict of interest in the transaction) as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. Our aggregate borrowings, secured and unsecured, will be reviewed by the board of directors at least quarterly.

Investments Outside of the U.S. and Canada

While it is not our current intent, we may invest in commercial real estate properties and other real estate related assets located outside of the U.S. and Canada and liquid investments of foreign governments or foreign private issuers to the extent consistent with our status as a REIT. While the percentage will vary, we expect that investments in commercial real estate properties located outside of the U.S. and Canada will be no more than 5% of our portfolio, though we may invest a higher percentage in real estate related assets located outside of those markets. Depending on investment opportunities, our foreign investments could at times be concentrated in one or two countries. We will evaluate the special risks involved in foreign assets before investing in them.

Other Investments

We may, but do not presently intend to, make investments other than as previously described. We have authority to offer shares of our common stock, limited partnership interests in our operating partnership or other equity or debt securities in exchange for cash or property and to repurchase or otherwise re-acquire shares of our common stock, limited partnership interests in our operating partnership or other equity or debt securities in exchange for cash or property. We may issue preferred shares from time to time, in one or more series, as authorized by our board of directors without the need for stockholder approval. At all times, we intend to make investments in such a manner consistent with the REIT requirements of the Code unless our board of directors determines that it is no longer in our best interests for us to qualify as a REIT. Our policies with respect to such activities may be reviewed and modified from time to time by our board of directors without notice to or the vote of our stockholders.

Disposition Policies

We do not intend to buy and sell our commercial real estate properties for the purpose of realizing short-term profits. We anticipate that we will hold most of our commercial real estate properties for seven to ten years. Our sub-advisor may determine, however, to sell a property before the end of its anticipated holding period if:

•	there exists an opportunity to enhance overall investment returns by raising capital through sale of the property and reinvesting the proceeds in other properties;

•	there exist diversification benefits associated with disposing of the property and rebalancing our real estate portfolio;

•	there exists a need to generate liquidity to satisfy redemption requests, to make distributions to our stockholders or for working capital;

•	in the judgment of our sub-advisor, the value of the property might decline;

•	an opportunity has arisen to pursue a more attractive real property investment;

•	the property was acquired as part of a portfolio acquisition and does not meet our investment guidelines; or

•	in the judgment of our sub-advisor, the sale of the property is in our best interests.

We intend to reinvest any sale proceeds except to the extent that we need such funds to pay operating expenses, to make distributions to our stockholders to maintain our qualification as a REIT or to satisfy redemption requests.

Our ability to dispose of property during the first few years following acquisition is restricted to a substantial extent as a result of our REIT status. Under applicable provisions of the Code regarding prohibited transactions by REITs, we will be subject to a 100% tax on any gain realized on the sale or other disposition of any property (other than foreclosure property) we own, directly or through any subsidiary entity, including our operating partnership, but excluding our taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of business. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transaction through a taxable REIT subsidiary, (2) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary other than a taxable REIT subsidiary, will be treated as a prohibited transaction or (3) structuring certain dispositions of our properties to comply with a safe harbor available under the Code. However, despite our present intention, no assurance can be given that any particular property we own, directly or through any subsidiary entity, including our operating partnership, but excluding our taxable REIT subsidiaries, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business. See “Material United States Federal Income Tax Considerations—Taxation of the Company—Taxation of REITs in General.”

Other Real Estate Related Policies

Property Management and Leasing Services

We intend to hire local management companies to perform the day-to-day management services for our properties, including creating business plans for each property, supervising any on-site personnel, negotiating maintenance and service contracts and providing advice on repairs and capital improvements. Each local manager will also recommend changes in rent schedules and create marketing and advertising programs to attain and maintain good occupancy rates by tenants. We may also hire leasing companies to perform or coordinate leasing and marketing services to fill any vacancies. The fees paid to the local management company, along with any leasing commissions and expenses, will reduce our cash flow from a property. See “Risk Factors—Risks Related to Investments in Real Estate—We will rely on third party property managers to operate our properties and leasing agents to lease vacancies in our properties.”

Insurance

We will try to arrange for, or require proof of, comprehensive insurance, including liability, fire and extended coverage for our real property and properties securing mortgage loans. We intend to purchase insurance for casualty losses for all of the properties we acquire, including insurance related to losses that are generally catastrophic in nature, such as losses due to terrorism, earthquakes and floods. We cannot assure you that our insurance coverage for these catastrophic losses will be adequate to cover all losses and some of our policies will be subject to large deductibles or co-payments and policy limits which may not be sufficient to cover losses. Our board of directors will determine whether coverage for such catastrophic losses is economically feasible. See “Risk Factors—Risks Related to Investments in Real Estate—Potential losses or damage to our properties may not be covered by insurance.”

Derivative Instruments and Hedging Activities

In the normal course of business, we will be exposed to the effect of interest rate changes and may seek to limit these risks by following established risk management policies and procedures including the use of derivatives. To mitigate exposure to variability in interest rates, derivatives may be used primarily to fix the rate on debt based on floating-rate indices and manage the cost of borrowing obligations.

We may use a variety of commonly used derivative products, including interest rate swaps, caps, collars and floors. We have a policy of entering into contracts with only major financial institutions based upon minimum credit ratings and other factors. We will periodically review the effectiveness of each hedging transaction. We will attempt to conduct our hedging activities in a manner consistent with the REIT qualification requirements. See “Risk Factors—Risks Associated with Debt Financing—Failure to hedge effectively against interest rate changes may materially adversely affect our ability to achieve our investment objectives” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Quantitative and Qualitative Disclosures about Market Risk.”

Investment Company Act

We intend to operate so that we do not have to register as an “investment company” under the Investment Company Act. Generally, a company is an “investment company” and required to register under the Investment Company Act if, among other things, it holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, or it is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of such company’s total assets (exclusive of government securities and cash items) on an unconsolidated basis.

However Rule 3a-1 under the Investment Company Act generally provides that an issuer will not be deemed to be an “investment company” provided that (i) it does not hold itself out as being engaged primarily, or propose to engage primarily, in the business of investing, reinvesting or trading securities and (ii) no more than 45% of the value of its assets (exclusive of government securities and cash items) and no more than 45% of its net income after taxes (for the past four fiscal quarters combined) is derived from securities other than government securities, securities issued by employees’ securities companies, securities issued by certain majority owned subsidiaries of such company and securities issued by certain companies that are controlled primarily by such company. We believe that we satisfy this exclusion and thus are not required to register under the Investment Company Act and we intend to continue to conduct our operation so as not to have to do so.

To maintain compliance with the exemptions from the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may be unable to purchase securities we would otherwise want to purchase. See “Risk Factors—Risks Related to our Corporate Structure—Your investment return may be reduced if we are deemed to be an investment company under the Investment Company Act.”

Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds prior to a listing of our common stock. We will not seek stockholder approval to amend our charter to remove these investment limitations at any time during which we are engaged in our continuous public offering of shares. During the continuous offering, we will not:

•	make investments in unimproved real property or indebtedness secured by a deed of trust or mortgage loans on unimproved real property in excess of 10% of our total assets. Unimproved real property means a property in which we have an equity interest that was not acquired for the purpose of producing rental or other income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year;

•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real property;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	make or invest in individual mortgage loans (excluding any investments in mortgage pools, commercial mortgage-backed securities or residential mortgage-backed securities) unless an appraisal is obtained concerning the underlying property except for those mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines, and in all cases in which the transaction is with any of our directors or our advisor and its affiliates, such appraisal shall be obtained from an independent appraiser. We will maintain such appraisal in our records for at least five years and it will be available for your inspection and duplication. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;

•	make or invest in mortgage loans that are subordinate to any lien or other indebtedness of any of our directors, our advisor or its affiliates;

•	issue (1) equity securities redeemable solely at the option of the holder (except that stockholders may offer their shares of our common stock to us pursuant to our redemption plan), (2) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is anticipated to be sufficient to properly service that higher level of debt or (3) options or warrants to the directors, our advisor, or any of their affiliates, except on the same terms as such options or warrants are sold to the general public; options or warrants may be issued to persons other than the directors, our advisor, or any of their affiliates, but not at exercise prices less than the fair value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the independent directors has a fair value less than the value of such option or warrant on the date of grant;

•	make any investment that is inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines that REIT qualification is not in our best interests;

•	make or invest in mortgage loans, including construction loans but excluding any investment in commercial mortgage-backed securities or residential mortgage-backed securities, on any one real property if the aggregate amount of all mortgage loans on such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria; or

•	issue equity securities on a deferred payment basis or other similar arrangement.

Pricing and Liquidity

Valuation

Our board of directors, including a majority of our independent directors, will adopt rigorous valuation guidelines that contain a comprehensive set of methodologies to be used by our advisors, our independent valuation expert and our independent appraisers, as applicable, when valuing our operating partnership’s commercial real estate properties and other real estate related assets and its liabilities in connection with the calculation of our NAV. The overarching principle of these guidelines is to produce a valuation that represents a fair and accurate estimate of the fair value of our investments or the price that would be received for our investments in an orderly transaction between market participants. These valuation methodologies are largely based upon standard industry practices used by private, open-ended real estate funds. One fundamental element of the valuation process, the valuation of our commercial real estate properties, will be managed and validated by our independent valuation expert, a leading commercial real estate valuation management firm that reports directly to our board of directors.

While the methodologies contained in the valuation guidelines have been designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a terrorist attack or an act of nature) a more accurate valuation could be obtained by using different assumptions. In these unusual circumstances, our advisors may propose that a different methodology be used to value our investments and such methodology will be used if approved by our independent valuation expert. The use of any such alternative methodology will be reported to our board of directors.

NAV and NAV Per Share Calculation

In accordance with the valuation guidelines, our accounting agent, under the supervision of our advisor and our sub-advisor, will calculate our NAV after the end of each business day following the escrow period by subtracting our liabilities, including the accrued estimated management fee, the distribution fee and other expenses attributable to our public offering and our operations, from our assets, which will consist almost entirely of the value of our interest in our operating partnership. The fair value of our interest in our operating partnership will be equal to the excess of the value of our operating partnership over the portion thereof that would be distributed to the limited partners if our operating partnership were liquidated. The value of our operating partnership is the excess of the fair value of our operating partnership’s assets (including its commercial real estate properties, real estate related assets and other investments) over the fair value of its liabilities (including its debt, any declared and accrued unpaid distributions and the expenses attributable to its operations). Our accounting agent will calculate the fair value of our operating partnership based upon valuation information received from various sources, including third party pricing vendors, our sub-advisor and our valuation expert, as directed by our valuation guidelines. The material accounting principles used in the compilation of our NAV will be disclosed to our stockholders and the public in our quarterly reports on Form 10-Q and our annual reports on Form 10-K, both of which are filed with the SEC.

Our NAV will represent the fair value of all of our accrued assets and liabilities. This includes the daily accrual of our estimated income and expenses, including the accrual of liabilities for the estimated amount of the management fees payable to our advisor and the estimated amount of distribution fees payable to our distributor. Such daily accrual will be done on the basis of data extracted from (1) quarterly operating budgets with respect to each of our commercial real estate properties, as well as the various portfolios of real estate related assets; (2) estimates of management fees payable to our advisor (both the fixed component and the performance-based component) and the distribution fees payable to our distributor; (3) quarterly budgets for all other expenses payable by us; and (4) year-to-date actual performance data. As of the end of each month, we will update our budgets and adjust our accruals to reflect actual operating results and to appropriately reflect the outstanding receivable, payable and other account balances resulting from the accumulation of daily accruals through the end of the most recently completed month for which financial information is available. At the close of business on the date that is five business days before each record date for any declared distribution, our NAV will be reduced to reflect the accrual of our liability to pay such distribution to our stockholders of record as of such date.

The fair value of our long-term assets and liabilities (such as real estate properties or marketable securities held for investment) shall be based on their fair value. Most notably, for our real estate properties, this value shall be based on the fair value validated by our independent valuation expert. For exchange traded securities, their fair value shall be based on their most recent market closing price. Our short-term assets and liabilities will be valued on their face or carrying balance. On a daily basis, our sub-advisor will communicate the fair value of the assets and liabilities held by our operating partnership to the accounting agent. The accounting agent will base its calculation of NAV on this information as well as the accrual of the management fees payable to our advisor, the distribution fees payable to our distributor and values of any of our assets or liabilities held outside of our operating partnership.

Our NAV per share as of the end of any business day will be determined by dividing our NAV by the number of shares of our common stock outstanding as of the end of business on such day prior to giving effect to any share purchases or redemptions to be effected on such day.

Valuation of Commercial Real Estate Properties

Wholly Owned Commercial Real Estate Properties.  The valuation of our wholly owned commercial real estate properties will be managed by our independent valuation expert. Our independent valuation expert will be a leading firm that is engaged to a substantial degree in the business of rendering opinions regarding the value of commercial real estate properties. Our independent valuation expert will not be affiliated with us or our advisors. Our board of directors may replace our independent valuation expert at any time.

Wholly owned commercial real estate properties will initially be valued at cost (purchase price plus all related acquisition costs and expenses, such as legal fees and closing costs). Acquisition costs and expenses incurred in connection with the acquisition of multiple wholly owned commercial real estate properties that are not directly related to any single wholly owned commercial real estate property generally will be allocated among the applicable wholly owned commercial real estate properties pro rata based on relative values.

At the beginning of each calendar year, our sub-advisor will develop a staggered valuation plan with the objective of having approximately 25% of all of our wholly owned commercial real estate properties, by value, valued each quarter by independent appraisers. The valuation plan will be updated quarterly as necessary such that each wholly owned commercial real estate property will be valued by an independent appraiser at least once during every calendar year in accordance with the Uniform Standards of Professional Appraisal Practice. The sub-advisor will select an independent appraiser for each property from a list of appraisers approved by our board of directors. Our valuation expert will monitor the valuation plan to ensure that it complies with our valuation guidelines and report such compliance to our board on a quarterly basis.

The valuation reports prepared by the independent appraisers will be reviewed by our sub-advisor and our independent valuation expert for compliance with the valuation guidelines and the reasonableness of the valuation conclusions. Our NAV will not incorporate any independent valuation until our independent valuation expert has reviewed the value and concluded that it is reasonable.

Every quarter, our sub-advisor will value all of our wholly owned commercial real estate properties that are not being valued by independent appraisers during such quarter pursuant to the staggered valuation plan. In undertaking these valuations, our sub-advisor will use one or a combination of valuation methodologies consistent with industry practice, and will take into consideration the specific criteria and parameters applied in the most recent independent valuation conducted by an independent appraiser. The primary methodology used by our sub-advisor to value commercial real estate properties is expected to be the income approach, whereby value is derived by determining the present value of an asset’s stream of future cash flows (i.e., discounted cash flow analysis). Consistent with industry practices, the income approach incorporates subjective judgments regarding comparable rental and operating expense data, the capitalization and/or discount rate, and projections of future rent and expenses based on appropriate evidence. Other methodologies that may also be used by our sub-advisor to value commercial real estate properties include sales comparisons and replacement cost approaches. The methodology or combination of methodologies utilized to value a particular commercial real estate property will be selected by our sub-advisor based on a determination of which approach or approaches best meets the valuation assignment and provides the strongest evidence and support for the fair value of the property. Our independent valuation expert will review the valuations established by our sub-advisor during each month, taking into consideration the valuation methodology or combination of methodologies applied. Our NAV will not incorporate any interim valuation performed by our sub-advisor until our independent valuation expert has reviewed the value and concluded that it is reasonable.

At any time, our independent valuation expert may require an additional appraisal should it conclude that a value from an independent appraiser or the sub-advisor is not reasonable. Any dispute between our sub-advisor and our independent valuation expert regarding the valuation of a specific asset will be promptly submitted to and resolved by our board of directors.

Our sub-advisor and our independent valuation expert will provide our advisor and our board of directors with periodic valuation reports on a quarterly basis in connection with regularly scheduled board meetings. In its discretion, our board of directors will have the right to engage additional independent valuation experts to confirm the valuation of our investments.

Commercial Real Estate Properties Held Through Joint Ventures.  Investments in joint ventures that hold commercial real estate properties will be valued by our advisor, our sub-advisor and our independent valuation expert in a manner which is consistent with the guidelines described above for wholly owned commercial real estate properties. Once the value of a property held by the joint venture is determined pursuant to such guidelines, the value of our interest in the joint venture would then be determined by applying the distribution provisions of the applicable joint venture agreements to the value of the underlying property held by the joint venture.

Off-Cycle Valuations.  Wholly owned commercial real estate properties and joint ventures may be valued more frequently than quarterly if our advisor or our sub-advisor believes that the value of a wholly owned commercial real estate property or joint venture has changed materially since the most recent quarterly valuation. For example, an unexpected termination or renewal of a material lease, a material change in vacancies or an unanticipated structural or environmental event at a property may cause the value of a wholly owned commercial real estate property to change materially. In general, we expect that an off-cycle valuation will be performed as soon as possible after a determination by our advisor or our sub-advisor that a material change has occurred and the financial effects of such change are quantifiable.

Valuation of Real Estate Related Assets

Real estate related assets include debt and equity interests backed principally by real estate, such as common and preferred stock of REITs and other real estate companies, commercial mortgage-backed securities and mortgage loans. Real estate related assets will be valued by our advisor and our sub-advisor upon acquisition or issuance and then quarterly, or in the case of liquid securities, daily, as applicable, thereafter. Off-cycle valuations of real estate related assets that generally are valued quarterly may be conducted if our advisor and our sub-advisor believe the value of the applicable asset has changed materially since the most recent valuation. In addition, our board of directors may, from time to time, retain additional independent valuation experts to assist with the valuation of real estate related assets.

Publicly Traded Real Estate Related Securities.  Publicly traded debt and equity real estate related securities (such as shares in public REITs) that are not restricted as to salability or transferability will be valued on the basis of information provided by third party pricing vendors. Generally, such securities will be valued at the price of the last trade executed at or prior to closing on the valuation day or, in the absence of such trade, the last “bid” price. The value of publicly traded equity and debt real estate related securities that are restricted as to salability or transferability may be adjusted for a liquidity discount. In determining the amount of such discount, consideration will be given to the nature and length of such restriction and the relative volatility of the market price of the security.

Private Real Estate Related Securities.  Investments in privately placed, illiquid securities of real estate related operating businesses (other than joint ventures), such as real estate development or management companies, will initially be valued at cost (purchase price plus all related acquisition costs and expenses, such as legal fees and closing costs) and thereafter will be valued quarterly on a staggered basis at fair value as determined in good faith. In evaluating the fair value of our interests in certain commingled investment vehicles (such as private real estate funds), values periodically assigned to such interests by the respective issuers or broker-dealers may be relied upon.

Private Mortgage Loans.  Mortgages will initially be valued at our acquisition cost and will be marked-to-market quarterly on a staggered basis. For example, fixed rate mortgages will be valued at our acquisition cost and thereafter marked-to-market on a quarterly basis, with principal and interest payments discounted to their present value using a discount rate based on current market rates. In addition, variable interest rate debt may be marked-to-market in the event that the market interest rate spreads change for comparable indebtedness. Furthermore, the quarterly valuations of participating mortgages will reflect the changes in value of the underlying real estate, with anticipated sale proceeds (estimated cash flows) discounted to their present value using a discount rate based on current market rates.

Valuation of Liquid Non-Real Estate Related Assets.  Liquid non-real estate related assets include credit rated government and corporate debt securities, publicly traded equity securities and cash and cash equivalents. Liquid non-real estate related assets will be valued daily based on information provided by third party pricing vendors.

Valuation of Our Liabilities

As part of our NAV calculation, our advisor and our sub-advisor will estimate the value of our liabilities on a fair value basis using widely accepted methodologies specific to each type of liability. We expect that our liabilities will include the management fee payable to our advisor, debt, accounts payable, accrued operating expenses and other liabilities. Long-term liabilities (such as mortgage loans) will be valued at fair value. Short-term liabilities will be valued at face or carrying balance. For each liability type, the methodology to use to estimate fair value will be based on, among other things, anticipated settlement date, underlying security, collateral, credit risk and the difference between contractual and current market terms.

We will assume that cost is an appropriate estimate of fair value for short-term (less than one year) third party borrowings bearing interest at variable rates, as well as short-term accounts payable and operating expenses, including the management fee. We believe that the substantial remainder of our liabilities will be comprised of other third party borrowings, and we intend to use an income-based approach to estimate the fair value of such liabilities. Specifically, we will estimate the fair value of all other third party borrowings based on estimated future cash flows discounted over the remaining term to maturity. The respective discount rates will be estimated based on current market rates of interest for loans, mortgage instrument or commercial mortgage-backed securities with similar characteristics.

Review of and Changes to Our Valuation Guidelines

Our independent valuation expert and our sub-advisor will review our valuation guidelines and methodologies with our advisor and our board of directors at least annually. Any changes to our valuation guidelines require the approval of our board of directors and, to the extent they affect the valuation of commercial real estate properties, of our independent valuation expert.

Redemption Plan

General

In an effort to provide our stockholders with liquidity in respect of their investment in shares of our common stock, we have adopted a redemption plan, whereby on a daily basis, stockholders may request that we redeem all or any portion of their shares.

Under our redemption plan, on each day the New York Stock Exchange is open for trading (a business day), stockholders may request that we redeem all or any portion of their shares. Redemption requests received by our transfer agent before 4:00 p.m. Eastern time will be effected at a redemption price equal to our NAV per share calculated after the close of business on that day. Redemption requests received by our transfer agent after 4:00 p.m. Eastern time on any business day, or received on a day other than a business day, will be effected at our NAV per share calculated after the close of business on the next business day. The redemption price per share on any business day will be our NAV per share, without giving effect to any share purchases or redemptions to be effected on such day, less any applicable short-term trading discounts.

Automatic Redemptions

In the event that any stockholder fails to maintain the minimum balance of $5,000 of shares of our common stock, we may redeem all of the shares held by that stockholder at the redemption price for the date we determine that the stockholder has failed to meet the minimum balance, less any applicable short-term trading discounts. Automatic redemption will not apply in the event that the failure to meet the minimum balance is caused solely by a decline in our NAV.

Funding Redemptions

We may, in our advisor’s discretion, after taking the interests of our company as a whole and the interests of our remaining stockholders into consideration, use proceeds from any available sources at our disposal to satisfy redemption requests, including, but not limited to, available cash, proceeds from sales of additional shares, excess cash flow from operations, sales of our liquid investments, incurrence of indebtedness and, if necessary, proceeds from the disposition of commercial real estate properties or real estate related assets.

In an effort to have adequate cash available to support our redemption plan, we intend to reserve borrowing capacity under a line of credit. We expect to borrow against this line of credit in part to repurchase shares presented for redemption during periods when we do not have sufficient proceeds from the sale of shares in this continuous offering to fund all redemption requests. Our objective is for our line of credit to afford us borrowing availability of between 20% and 40% of our gross asset value to fund redemptions. As our assets increase, however, it may not be commercially feasible or we may not be able to secure a line of credit of that size. Moreover, actual availability may be reduced at any given time if we use borrowings under the line of credit to fund redemptions or for other corporate purposes.

Payment of Redemption Proceeds

Generally, we will pay redemption proceeds, less any applicable short-term trading discounts and any applicable tax or other withholding required by law, by the fifth business day following a redemption request. Once a stockholder makes a redemption request, the redemption price that the stockholder will receive will be equal to our NAV per share as of the date that the redemption request is effective less any applicable short-term trading discounts. See “—Redemption Limitations” below. Although a stockholder will not know at the time he or she requests the redemption of shares the exact price at which such redemption request will be processed, the stockholder will be contractually bound to redemption of the shares and will not be permitted to cancel the request prior to the payment of redemption proceeds. Because our NAV per share will be calculated at the close of each business day, the redemption price may fluctuate between the date we receive the redemption request and the date on which redemption proceeds are paid. As a result, the redemption price that a stockholder will receive may be different from the redemption price on the day the redemption proceeds are paid. If a stockholder redeems shares after a distribution record date but prior to the date on which the declared distribution is paid, the stockholder will be entitled to receive such distribution with respect to the redeemed shares of our common stock held on the record date.

Redemption Limitations

We do not intend to maintain any pre-set limitations on the number of shares of our common stock that may be redeemed at any particular time. We may not, however, have a sufficient amount of liquid assets to satisfy all redemption requests.

If the full amount of all shares of our common stock requested to be redeemed as of any given date are not redeemed, we may, but will not be obligated to, reduce the number of shares to be redeemed in respect of redemption requests on a pro rata basis. Notwithstanding the foregoing, we reserve the right to redeem shares that are the subject of outstanding redemption requests in any order or priority and to reduce the number of shares to be redeemed on any pro rata basis (or any non pro rata basis if necessary to ensure our continued qualification as a REIT for federal income tax purposes). All unsatisfied redemption requests will continue to be automatically considered for redemption as provided above, unless we receive notification from the applicable stockholder before the close of business on the next business day that the redemption request is being withdrawn.

Our board of directors may terminate the redemption plan at any time following the first anniversary of the initial offering date. In addition, our board of directors may determine to delay, modify or suspend, without limitation, share redemptions at any time if it determines that such action is in our and our remaining stockholders’ best interests, or is necessary or advisable to protect non-redeeming stockholders, to ensure our continued qualification as a REIT for federal income tax purposes, to avoid any change in our tax or regulatory status or to avoid any violation of applicable law, rules or regulations. This may include modification of the redemption plan from a daily to a non-daily redemption plan or to reduce the redemption price to an amount that reflects a discount to our NAV per share.

We may defer redemption requests in process where the redemption proceeds have not been paid during the relevant period of one of the above described events until such time as our board of directors convenes its special session and renders its decision. Accordingly, stockholders cannot be assured that all of the shares in their redemption requests will be redeemed. Any termination or suspension of, or material modification to, the redemption plan will be disclosed to stockholders. If we cannot satisfy a stockholder’s redemption request because of a delay, suspension or modification of our redemption plan or because of a pro rata reduction in the number of redemption requests as described above, we will treat the redemption request as a request for redemption on the first day that redemptions resume unless the stockholder withdraws its request in accordance with instructions provided to stockholders with the notice of delay, suspension or modification of the redemption plan. Unless our board of directors provides otherwise, each such redemption will be effected at a redemption price that is equal to the NAV per share calculated after the close of business on the day that we resume redemptions rather than the NAV per share calculated after the close of business on the day when the original request for redemption was received.

To avoid certain issues related to our ability to comply with the REIT distribution requirements and utilize the deficiency dividend procedure (see “Material United States Federal Income Tax Considerations—Taxation of the Company—Annual Distribution Requirements” below), we have implemented procedures designed to track our stockholders’ percentage interests in our common stock in order to identify any such dividend equivalent redemptions and will decline to effect a redemption to the extent that we believe that it would constitute a dividend equivalent redemption. See “Material United States Federal Income Tax Considerations—Taxation of Stockholders—Redemptions of Our Common Stock.”

Short-term Trading Discounts

There is no minimum holding period for shares of our common stock and stockholders can redeem their shares at any time. However, subject to limited exceptions, shares redeemed within 365 days of the date of purchase will be redeemed at NAV per share less a short-term trading discount equal to 2% of the aggregate NAV per share of such shares redeemed. This short-term trading discount will also apply to automatic redemptions that occur during the 365-day period following the purchase of the shares. The short-term trading discount will inure indirectly to the benefit of our remaining stockholders and is intended to offset the trading costs, market impact and other costs associated with short-term trading in our common stock. The short-term trading discount will not apply in the following circumstances:

•	redemptions resulting from death, disability or divorce decree;

•	redemptions of shares acquired through our distribution reinvestment plan;

•	redemptions of shares held in certain omnibus accounts, including retirement plans qualified under Sections 401(a) or 401(k) of the Internal Revenue Code, or plans administered as college savings plans under Section 529 of the Internal Revenue Code; and

•	redemptions by stockholders executing rollovers of current investments in our shares through qualified employee benefit plans.

Shares of our common stock may be sold to certain 401(k) plans, 403(b) plans, bank or trust company accounts and accounts of certain financial institutions or intermediaries that do not apply the redemption discount to underlying stockholders, often because of administrative or systems limitations. These shares will be redeemed, and any short-term trading discount will be applied, on a first in-first out basis unless otherwise specified by the stockholder or the stockholder’s representative. For this purpose, shares held for the longest period of time will be treated as being redeemed first and shares held for the shortest period of time as being redeemed last.

Other

When you make a request to have shares redeemed, you should note the following:

•	If you are requesting that some but not all of your shares be redeemed, keep your balance above $5,000 to avoid automatic redemption;

•	You will not receive interest on amounts represented by uncashed redemption checks; and

•	Under applicable anti-money laundering regulations and other federal regulations, redemption requests may be suspended, restricted, or canceled and the proceeds may be withheld.

Management

Board of Directors

We operate under the direction of our board of directors. Our board of directors is responsible for the management and control of our affairs. Our board of directors has retained our advisor to manage our day-to-day affairs and the allocation of our portfolio of investments. Our directors have a fiduciary duty to us and our stockholders, including a duty to supervise our relationship with our advisor.

Prior to effectiveness of the registration statement of which this prospectus forms a part, we will have a seven-member board. Our board of directors may change the size of the board, but not to fewer than three board seats. Our charter provides that a majority of our directors must be “independent directors,” which is defined in our charter as a person who is not one of our officers or employees or an officer or employee of our advisors, or any of their respective affiliates, and has not been so for the previous two years. Our charter will be ratified by our board of directors, including a majority of our independent directors, at the first meeting in which a majority of our directors are independent prior the commencement of this offering.

Each director will serve until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified. Although the number of directors may be increased or decreased, a decrease may not shorten the term of any incumbent director. Any director may resign at any time or may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting must indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Any vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled by a vote of a majority of the remaining directors. As provided in our charter, nominations of individuals to fill the vacancy of a board seat previously filled by an independent director will be made by the remaining independent directors.

Our directors and officers are not required to devote all of their time to our business and are only required to devote the time to our affairs as their duties may require. In addition to meetings of the audit committee of our board of directors, which we describe below, we expect to hold four regular board meetings each year. Our board is empowered to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.

Our investment guidelines and borrowing policies are set forth in this prospectus. We will follow the policies on investments and borrowings set forth in this prospectus unless they are modified by our directors. Our board of directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders.

Committees of our Board

Our board of directors may form committees from time to time as deemed appropriate by our board of directors, provided the majority of the members of each committee are independent directors.

Our board of directors has established an audit committee consisting of           ,           and            , each of whom is an independent director.           is the chairperson of the audit committee.

All audit committee members are able to read and understand fundamental financial statements, including a balance sheet, income statement, cash flow statement and footnotes. The audit committee has direct responsibility for the appointment, compensation and oversight of the work of the independent auditors we employ. The committee assists our directors in overseeing and monitoring: (1) the systems of our internal accounting and financial controls; (2) our financial reporting processes; (3) the independence, objectivity and qualification of the independent auditors; (4) the annual audit of our financial statements; and (5) our accounting policies and disclosures. The committee considers and acts upon (a) the provision by any independent auditor of any non-audit services and (b) the provision by any independent auditor of certain non-audit services to our advisor and its affiliates to the extent that such approval is required under applicable regulations of the SEC. The committee has sole authority to hire and fire any independent auditor and is responsible for approving all audit engagement fees and terms, resolving disagreements between us and the independent auditor regarding financial reporting. Our independent auditors report directly to the committee. The committee normally meets quarterly or more frequently as called by the chairperson. The committee meets separately at least four times a year with personnel responsible for the internal audit function and with the independent auditors. The committee also plays an oversight role in respect of our compliance with our code of ethics. Our board of directors has determined that           is an “audit committee financial expert,” as defined by the SEC.

Board Compensation

We will pay each of our independent directors an annual retainer of $           and we will pay our audit committee chairman an additional $10,000 annual retainer. Each director will receive $           per board meeting attended in person or by telephone and $           for each committee meeting attended in person or by telephone.

All directors will be reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at board meetings. If a director is also one of our officers, we will not pay separate compensation for services rendered as a director.

Board of Directors and Executive Officers

We have provided below certain information about our directors and executive officers:

Name	Age	Position

Mark R. Patterson	48	Chairman of the Board
Douglas W. Sesler	47	Chief Executive Officer and Director
Paul F. Morton III	44	President and Director
James E. Hillman	51	Chief Financial Officer
Kevin A. Porter	43	Chief Investment Officer
Keith A. Jones	26	Secretary
		Independent Director
		Independent Director
		Independent Director
		Independent Director

Mark R. Patterson is the Chairman of our board of directors. Since 2006, he has also held the position of the head of the Global Commercial Real Estate Group of ML & Co., which is an affiliate of our advisor. From 2005 to 2006, Mr. Patterson was the Global Head of the Investment Banking – Real Estate Group of ML & Co. From 1986 to 2005, he was the Global Head of the Investment Banking – Real Estate Group of Citigroup Inc. Mr. Patterson has a Bachelor of Business Administration degree from the College of William and Mary and a Master of Business Administration from the Colgate Darden Graduate School of Business, University of Virginia. He is a member of the Real Estate Roundtable, the Urban Land Institute, the Board of Governors of the National Association of Real Estate Investment Trusts and the American Institute of Certified Public Accountants. Mr. Patterson is also a Certified Public Accountant.

Douglas W. Sesler is our Chief Executive Officer and a member of our board of directors. Since 2005, he has also held the position of the Managing Director of the Global Commercial Real Estate Group (Investment Banking and Principal Investing) of ML & Co., which is an affiliate of our advisor. From 1995 to 2005, Mr. Sesler was both a senior real estate investment banker and Managing Director (since 1998) of the Real Estate Investment Banking Group of Citigroup Inc. Mr. Sesler has a Bachelor of Arts degree from Cornell

University and is a member of the Urban Land Institute, the National Association of Real Estate Investment Trusts and the International Council of Shopping Centers.

Paul F. Morton III is our President and a member of our board of directors. Since 2008, he has also held the position of the Chief Executive Officer of the Alternative Investment Group of ML & Co., which is an affiliate of our advisor. Furthermore, since 1996, Mr. Morton has held the position of Managing Director and Chief Operating Officer of the Global Investment and Insurance Solutions Group of ML & Co. Mr. Morton has a Bachelor of Science degree from the United States Military Academy (West Point) and a Master of Business Administration from the Wharton School of the University of Pennsylvania.

James E. Hillman is our Chief Financial Officer. Since 2007, Mr. Hillman has been the Treasurer of IQ Investment Advisors LLC and a Director in the Structured and Alternative Solutions Group of ML & Co. Since November 2006, he has held the position of Vice President and Treasurer of Managed Account Advisors LLC. From September 2006 through 2007, Mr. Hillman was a Director in the Global Wealth Management Market and Investments & Origination Group of our distributor. In 2006, he was a Director of Citigroup’s Alternative Investments Tax Advantaged Short Term Fund and the Korea Equity Inc. Fund. From January to September 2006, Mr. Hillman was an independent consultant. From 1999 to 2006, he was a Managing Director of The Bank of New York, Inc. Mr. Hillman has a Bachelor of Science degree from Fordham University and is a member of the American Institute of Certified Public Accountants. He is also a Certified Public Accountant.

Kevin A. Porter is our Chief Investment Officer. Since 2005, he has also held the position of Director in the Global Commercial Real Estate Group of ML & Co., which is an affiliate of our advisor, working in both the principal investment and financing activities of ML & Co. Mr. Porter has nearly 20 years of experience in commercial real estate investment and capital markets. From 2002 to 2005, he was a Director in the Real Estate Finance Group of Standard & Poor’s based in Boston where Mr. Porter provided risk management, investment advisory and quantitative analytical services on a global basis to institutional commercial real estate investors. Previously, he has served as the Vice President for Acquisitions and Finance for a Philadelphia-based regional commercial real estate investment firm, as Senior Manager with KPMG Peat Marwick based in New York advising institutional clients on real estate investment management and capital markets issues, and as an Investment Officer with Morgan Stanley Mortgage Capital in New York. Mr. Porter has a Bachelor of Arts degree from the University of Pennsylvania and a Master of Business Administration from the University of Texas. He has been a panelist and speaker at numerous professional association conferences and has authored professional articles for Journal of Real Estate Finance, Capital Sources for Real Estate and Midwest Real Estate News.

Keith A. Jones is our Secretary. Since 2007, he has also held the position of Vice President of Strategic Initiatives, Real Estate, in the Global Investment and Insurance Solutions Group of ML & Co., which is an affiliate of our advisor, where he is responsible for developing real estate related investment products and services for use by financial advisors. From 2005 to 2007, Mr. Jones held the position of Analyst within the Financial Products Group of ML & Co. Mr. Jones has a Bachelor of Business Administration degree from the University of Colorado.

Executive Officer Compensation

We will not pay any compensation to our executive officers. Each of our executive officers is also an officer of our advisor and receives compensation pursuant to employment arrangements with our advisor.

Limited Liability and Indemnification

Our organizational documents limit the personal liability of our stockholders, directors and officers for monetary damages. The Maryland General Corporation Law permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. We also maintain a directors and officers liability insurance policy. The

Maryland General Corporation Law also allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

In spite of the above provisions of the Maryland General Corporation Law, our charter provides that our directors, our advisor and its affiliates will be indemnified by us for any loss or liability suffered by them, and will be held harmless for any loss or liability suffered by us, only if all of the following conditions are met:

•	the indemnitee determined, in good faith, that the course of conduct which caused the loss, liability or expense was in our best interests;

•	the indemnitee was acting on our behalf or performing services for us;

•	in the case of affiliated directors, our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification; and

•	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification.

In addition, any indemnification or any agreement to hold harmless is recoverable only out of our assets and not from our stockholders.

We have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the advisory agreement. Notwithstanding the forgoing, any provision of Maryland law or our organizational documents, we may not indemnify or hold harmless our directors and officers or the advisor, its affiliates or any of their respective officers, directors, partners or employees in any manner that would be inconsistent with the NASAA REIT Guidelines.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums, deductibles and other costs associated with such insurance or, to the extent any such loss is not covered by insurance, our payment of indemnified losses. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the indemnified individuals; however, these provisions do not reduce the exposure of our directors and officers to liability under federal or state securities laws, nor do they limit our stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

The SEC and some state securities regulators take the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Indemnification of our directors, our advisor or its affiliates, will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in the state in which our securities were offered as to indemnification for violations of securities laws.

Our operating partnership must also indemnify us and our directors, officers and other persons we may designate against damages and other liabilities in our capacity as general partner. See “Operating Partnership Agreement.”

Our Advisor

We are externally managed and advised by NorthEnd Realty Advisors LLC, an affiliate of ML & Co. that was formed as a Delaware limited liability company on August 25, 2008. Pursuant to an advisory agreement, our advisor will be responsible, subject to oversight by our board of directors, for sourcing our investment opportunities and for making decisions related to the acquisition, management and disposition of our assets and the selection and supervision of our sub-advisor, in accordance with our investment objectives, guidelines, policies and limitations. Our advisor has engaged our sub-advisor to perform substantially all of these functions. In performing its supervisory duties and other services for us, our advisor will rely upon the personnel of ML & Co., one of the world’s leading financial management, capital markets and advisory companies, with more than 56,000 employees worldwide in 37 countries, and with approximately $1.5 trillion in client assets as of September 26, 2008. ML & Co. is also the indirect parent company of NorthEnd Holding. On September 15, 2008, ML & Co. entered into an Agreement and Plan of Merger (as amended by Amendment No. 1 dated as of October 21, 2008) with Bank of America Corporation. Pursuant to the Agreement and Plan of Merger, on January 1, 2009, a wholly owned subsidiary of Bank of America Corporation merged with and into ML & Co., with ML & Co. continuing as the surviving corporation and a subsidiary of Bank of America Corporation.

NorthEnd Advisor will be managed by members of ML & Co.’s Global Principal Investments Group, or GPI. GPI has a highly experienced team in investments in commercial real estate properties and real estate related assets throughout the world and has been successfully investing proprietary capital of affiliates of ML & Co. for over ten years. As the principal real estate investment arm of ML & Co., GPI has a long history of investing the firm’s proprietary capital in commercial real estate properties and real estate related assets throughout the world. The GPI team has strong knowledge of, and networks in, local real estate markets throughout the U.S. and Canada. GPI has made investments in commercial real estate properties and real estate related assets in 15 countries over the course of the last ten years.

All of our day-to-day operations will be managed by our advisor and substantially all of such management services will be performed by our sub-advisor. We will have no employees, and each of our executive officers is also an executive officer of our advisor. The executive offices of our advisor are located at 4 World Financial Center, New York, NY 10080.

The following sets forth certain information with respect to the executive officers and key personnel of our advisor.

Name	Age	Position

Douglas W. Sesler	47	Chief Executive Officer and Director
Paul F. Morton III	44	President and Director
James E. Hillman	51	Chief Financial Officer
Kevin A. Porter	43	Chief Investment Officer
Keith A. Jones	26	Secretary

The Advisory Agreement

Our board of directors will at all times have ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to the company and our operating partnership. Pursuant to an advisory agreement, which will be effective as of the initial offering date, however, we will delegate to our advisor authority to manage our day-to-day business in accordance with our investment objectives, strategy, guidelines, policies and limitations. Our advisor will have a fiduciary responsibility to act on our and our stockholders’ behalf. We have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement.

Services

Pursuant to the terms of the advisory agreement, our advisor will have responsibility to, among other things:

•	participate in formulating our financial, valuation and other policies, consistent with achieving our investment objectives;

•	serve as our investment and financial advisor and provide research and economic and statistical data in connection with our assets and investment policies;

•	determine the proper allocation of our investments between commercial real estate properties, real estate related assets and cash, cash equivalents and other short-term investments;

•	select our sub-advisor and joint venture and strategic partners and structure corresponding agreements;

•	locate, analyze and select potential investments, structure the terms of such investments and arrange for financing or refinancing in connection with investments;

•	select our independent appraisers;

•	monitor and manage our investments and provide periodic reports to our board of directors on their performance; and

•	determine when we should sell our investments and reinvest the proceeds.

The above summary is provided to illustrate the material functions which our advisor will perform for us as our advisor and it is not intended to include all of the services which may be provided to us by our advisor or third parties. The advisory agreement provides that an advisor may engage one or more sub-advisors to assist our advisor in providing these services.

Term and Termination Rights

The initial term of the advisory agreement will be for one year from the initial offering date, with one year renewals at the end of each year thereafter, subject to approval of our board of directors. The advisory agreement may be terminated:

•	immediately by us for “cause;”

•	upon 60 days’ written notice by us without cause or penalty upon the vote of a majority of our independent directors; or

•	upon 60 days’ written notice by our advisor.

“Cause” is defined in the advisory agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by our advisor in connection with performing its duties under the advisory agreement.

In the event the advisory agreement is terminated, our advisor will be entitled to receive its prorated management fee through the date of termination.

Management Fee and Expense Reimbursements

As compensation for its services provided pursuant to the advisory agreement, we will pay our advisor a management fee comprised of two separate components:

(1)	a fixed rate component of 1.25% per annum of our average daily NAV, payable quarterly in arrears; and

(2)	a performance-based component calculated based on our total return to stockholders (defined as increases in NAV plus distributions), payable annually in arrears.

We will accrue both components of the management fee on a daily basis. The performance-based component will be calculated such that for any calendar year in which the total return to our stockholders as a percentage of their invested capital exceeds 7%, which we refer to as the 7% priority return, our advisor will receive one-half of the excess total return above the 7% priority return, but in no event will we pay our advisor more than 10% of the aggregate total return for such year. Therefore, payment of the performance-based component of the management fee (i) is contingent upon our actual annual total return exceeding the 7% priority return, (ii) will vary in amount based on our actual performance and total weighted average invested stockholder capital during each year and (iii) cannot cause our total return as a percentage of stockholders’ invested capital for the year to be reduced below 7%.

Our advisor will calculate our total return as the sum of capital appreciation, measured by increases in NAV, and cumulative distributions declared. The 7% priority return calculation will reflect fluctuations in the actual number of shares outstanding during the year, such that for shares outstanding for less than 12 months (because of new share issuances and/or share redemptions) a prorated 7% annual total return will be determined for the partial period those shares were outstanding based on the NAV per share associated with them. In order to establish our total return and the accrual of the performance-based component of the management fee, on a daily basis advisor will utilize the annualized internal rate of return on stockholders’ invested capital starting from the last calendar day of the prior calendar year, which we refer to as Day 1, and ending on the then current day, which we refer to as Day N. For such internal rate of return calculation, (i) the beginning investment value shall be equal to our NAV at the end of Day 1 (after accrual of all fees and expenses attributable to that year), (ii) the ending investment value shall be our NAV after all expenses, but prior to any subscriptions, redemptions and distributions, on Day N, and (iii) for each day between Day 1 and Day N net daily investment inflows or outflows, as applicable, will be factored in, specifically the combined total of all share redemptions and distributions less the total of the gross proceeds we receive from the sale of shares in our continuous public offering on such day.

On a daily basis, our advisor will accrue a liability reserve account equal to the amount due for both the fixed component and the performance-based component of the management fee, and this accrual will be reflected daily in our NAV per share calculation. On each day our advisor will calculate our year-to-date total return and, based on that return, adjust the balance of the management fee reserve accrual to reflect the estimated amount due on account of the performance-based component. We will calculate and pay the performance-based component of the management fee to our advisor after the end of each calendar year. For our first year of operations the performance-based component will be calculated for the period from the initial offering date through the end of the calendar year on the basis of a prorated 7% priority return and our actual total return for such partial calendar year. In the event the advisory agreement is terminated on a day other than the last business day of a calendar year, the fee will be calculated on the basis of a prorated 7% priority return and our actual total return to stockholders through the date of termination, and will be paid to our advisor promptly following completion of the necessary calculations. If our total return is less than the 7% priority return in any given calendar year, our advisor will not be entitled to receive any performance-based fee for that year. If our total return exceeds the 7% priority return in a particular calendar year, a performance-based fee is payable to our advisor even if total return to stockholders (or any particular stockholder) on a cumulative basis over any longer or shorter period has been less than 7% per annum. The advisor will not be obligated to return any portion of management fees paid based on our subsequent performance.

Subject to certain limitations, we will reimburse our advisor for costs and expenses it incurs in connection with the services it provides to us, including, but not limited to: (1) organization and offering expenses, which include, legal, accounting and printing fees and expenses attributable to our organization, preparation of the registration statement, qualification of our common stock for sale in the various states and filing fees incurred by our advisor; (2) the annual cost of goods and services used by us and obtained from third parties, including brokerage fees paid in connection with the purchase and sale of securities; (3) expenses of managing and operating our properties, whether payable to an affiliate or a non-affiliated person; and (4) acquisition expenses related to the selection and acquisition of assets, whether or not a property is actually acquired. Our advisor has agreed to defer reimbursement of the organization and offering expenses it incurred on our behalf through the initial offering date, which we will pay to our advisor ratably in 60 equal monthly installments following the initial offering date. We will also reimburse our advisor for out-of-pocket expenses in connection with providing services to us, including reasonable salaries and wages, benefits and overhead of all employees directly involved in the performance of services to us, provided that no reimbursement shall be made for costs of such employees of our advisor or its affiliates to the extent that such employees perform services for which our advisor receives a separate fee, and we will not reimburse our advisor for any portion of the compensation payable to our executive officers.

Our advisor must reimburse us at least quarterly for reimbursements paid to our advisor in any four consecutive fiscal quarters to the extent that such reimbursements cause our operating expenses to exceed the greater of: (1) 2% of our average invested assets; and (2) 25% of our net income. For purposes of these limits, (i) total operating expenses are our aggregate expenses of every character paid or incurred as determined under GAAP, including the management fee, but excluding: (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer and registration of our shares; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; and (e) acquisition fees, acquisition expenses, brokerage fees on resale of commercial real estate properties and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property); (ii) invested assets are our total assets (other than intangibles) invested, directly or indirectly, in real estate and other real estate related assets, calculated at cost before deducting depreciation, bad debts and similar non-cash reserves, less our total liabilities, calculated quarterly on a basis consistently applied; and (iii) net income is our total revenues less our total expenses excluding reserves for depreciation, bad debts and other similar non-cash reserves.

Notwithstanding the foregoing, to the extent that operating expenses payable or reimbursable by us exceed these limits and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, our advisor may be reimbursed in future periods for the full amount of the excess expenses, or any portion thereof. Within 60 days after the end of any fiscal quarters for which our total operating expenses for the four consecutive fiscal quarters then ended exceed these limits, we will send our stockholders a written disclosure of such fact, together with an explanation of the factors our independent directors considered in arriving at the conclusion that such excess expenses were justified. Our independent directors will review the total fees and reimbursements for operating expenses paid to our advisor to determine if they are reasonable in light of our performance, our net assets and our net income and the fees and expenses of other comparable unaffiliated REITs.

Our independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter. The independent directors will supervise the performance of our advisor and the compensation we pay to it to determine that the provisions of the advisory agreement are being carried out. This evaluation will be based on the factors set forth below, as well as any other factors deemed relevant by the independent directors:

•	the amount of fees paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating investments that meet our investment objectives;

•	rates charged to other externally advised REITs and other similar investment entities by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us;

•	the quality and extent of the services and advice furnished by our advisor;

•	our advisor’s performance in selecting, overseeing and managing our sub-advisor; and

•	the performance of the assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations.

Our Sub-Advisor

Our advisor has engaged BlackRock Realty Advisors Inc., a subsidiary of BlackRock, Inc., to serve as our sub-advisor and perform the functions related to selecting and managing our investments and carrying out our investment strategy. BlackRock Realty is a full service U.S. real estate equity investment manager and asset manager, managing approximately $23.3 billion in assets nationwide as of September 30, 2008, in all major property types on behalf of investors in commingled funds and separate account relationships. Through its predecessors, BlackRock Realty has been providing real estate advisory services in the U.S. since 1972. As of September 30, 2008, BlackRock Realty had more than 250 real estate professionals engaged in investing and managing these private market assets, including portfolio management, acquisitions, asset management, dispositions, finance, research, valuation, legal and accounting. BlackRock Realty is headquartered in New Jersey, with corporate offices in Boston, San Francisco, Chicago, and Newport Beach, California.

The parent company of BlackRock Realty, BlackRock, Inc., is a leading provider of global investment management, risk management, and advisory services. As of September 30, 2008, the firm managed approximately $1.26 trillion across equity, fixed income, real estate, liquidity and alternative strategies. Clients include corporate, public and union pension plans, insurance companies, mutual funds, endowments, foundations, charities, corporations, official institutions and individuals worldwide. Additionally, BlackRock, Inc. provides risk management and advisory services that combine capital markets expertise with proprietarily-developed systems and technology for $7 trillion in assets. As of September 30, 2008, ML & Co. owned approximately 48.5% of the capital stock of BlackRock, Inc.

BlackRock Realty’s investment management history includes the management of multiple commingled fund offerings in addition to separate accounts. Since the beginning of 2004 through September 30, 2008, BlackRock Realty has executed nearly 685 commercial realty property transactions totaling over $26 billion of property value. BlackRock Realty currently manages two U.S. multi-sector open-end commingled property funds which employ an investment strategy similar to ours, BlackRock Granite Property Fund, Inc. and BlackRock Diamond Property Fund, Inc.

BlackRock Granite Fund is a privately held REIT that maintains a U.S. property strategy seeking real estate returns and liquidity appropriate to a fund with substantial holdings in stabilized apartment, industrial, office and retail properties. As of September 30, 2008, BlackRock Granite Fund had a total net asset value of $3.2 billion. Since the beginning of 2004 through September 30, 2008, BlackRock Granite Fund has executed 140 acquisitions and 87 dispositions of direct property investments. As of September 30, 2008, its portfolio consisted of 21 office properties, 29 multi-housing properties, 27 retail properties and 28 industrial properties.

BlackRock Granite Fund’s investment objective is to provide current income with the potential for long-term capital appreciation and periodic liquidity. It seeks to invest largely in investment-grade properties, generally ranging from $25 million to $100 million in value, that are substantially leased and diversified by property type in metropolitan areas that have been targeted as having the potential for generating above-average, risk-adjusted returns, In addition, BlackRock Granite Fund seeks to create additional positive total return by selectively pursuing properties in submarkets and locations where value can be added through additional leasing, operating improvements, renovations and selective forward commitments and development.

BlackRock Granite Fund seeks diversification by property type, life cycle, geographic region and economic base across all sectors in U.S. property. BlackRock Granite Fund is currently focused on prime locations in major metropolitan areas and regional business growth markets that have high average job and demographic growth.

As of September 30, 2008, BlackRock Granite Fund generated annualized holding period returns, net of fees, of 2.6% for one year, 12.6% for three years and 11.4% for five years. For periods before the fourth quarter of 2006, the information presented includes the performance of Tower Fund, a commingled insurance company real estate separate account with a core investment strategy. On September 30, 2006, substantially all of the unit holders of Tower Fund received shares of BlackRock Granite Fund. BlackRock Realty or a predecessor also managed Tower Fund from January 1, 1994, and the investment professionals with primary responsibilities for the management of Tower Fund prior to January 1, 1994, became employed by the predecessor of BlackRock Realty on such date.

BlackRock Diamond Fund is a privately held REIT that seeks to invest directly or indirectly in real estate and real estate related assets across all property types in which possibilities for short-term capital appreciation exist. BlackRock Diamond Fund began operations on March 31, 2005. As of September 30, 2008, BlackRock Diamond Fund had a total net asset value of $1.1 billion. Since its inception, BlackRock Diamond Fund has executed 45 acquisitions and 3 dispositions of direct property investments. As of September 30, 2008, its portfolio consisted of 13 office properties, 16 apartment properties, 3 retail properties and 8 industrial properties and 2 parcels of land.

BlackRock Diamond Fund’s investment objective is to provide investors with a long-term investment portfolio constructed to produce strong growth and periodic liquidity. It seeks to achieve its investment objective through the investment in high-quality properties in top-tier and high-growth markets while weighted to traditional value-add strategies at most points in the cycle, including leasing, renovations, repositioning, expansions, forward commitments and developments.

BlackRock Diamond Fund seeks diversification by property type, geographic region and economic base across all sectors in U.S. commercial real estate while actively managing each asset’s value-add life cycle. BlackRock Diamond Fund is currently focused on prime locations in major metropolitan areas and regional business growth markets that have high average job and demographic growth.

As of September 30, 2008, BlackRock Diamond Fund generated annualized holding period returns, net of fees, of −1.2% for one year, 11.8% for three years and 13.9% since its inception date of March 31, 2005.

The following sets forth certain information with respect to the key personnel of our sub-advisor who will be primarily responsible for the performance of services to us. In addition to the individuals listed below, BlackRock Realty’s portfolio management team is supported by of approximately 180 individuals throughout its Asset Management, Transactions, Account Manager, Portfolio Strategy and Risk Analytics, and Legal and Operations Groups with an average of approximately 24 years of senior professional experience.

Name	Age	Position

Jay K. Alexander	43	Managing Director
Kathy Malitz	46	Managing Director

Jay K. Alexander is a Managing Director and the Chief Investment Officer for BlackRock Realty, and the Senior Portfolio Manager for the BlackRock Granite Property Fund, BlackRock Realty’s institutional open-ended, real estate equity fund. As CIO, he oversees U.S. based investment strategies to minimize risk and maximize returns. He is a member of the BlackRock Realty Management Committee and Chairman of the Americas Investment Committee. From 1995 to 2003, Mr. Alexander was the Managing Director and Portfolio Manager for the Principal Real Estate Separate Account (RESA) of the Principal Financial Group. From 1993 to 1995, he was the Area Asset Manager of the Principal Financial Group. Mr. Alexander has a Bachelor of Arts degree from DePauw University and a Master of Business Administration from Indiana University. He is a member of the National Council of Real Estate Investment Fiduciaries, Pension Real Estate Association and the Urban Land Institute.

Kathy Malitz, CFA and MAI, is a Managing Director of our sub-advisor. Prior to her current position, she was Acquisitions Director of our sub-advisor for the Northeast region. She is a member of the BlackRock Realty Management Committee and Americas Investment Committee. During Ms. Malitz’s 23 years of real estate experience, she has been responsible for originating, analyzing and negotiating acquisitions, sales, debt and lease transactions for all property types. Prior to joining a predecessor of BlackRock Realty in 1994, Ms. Malitz was an assistant vice president with the Chemical Banking Corporation. Previously, Ms. Malitz was a vice president with Metmor Financial, Inc. She also held the position of commercial real estate investment advisor with both Huberth & Peters, Inc. and Abramson Brothers Realty Investments.

In 1981, Ms. Malitz received her Bachelor of Business Administration degree from Iona College and a Master of Business Administration from Hagan Graduate School of Business, Iona College. Ms. Malitz is a licensed real estate broker in New York State and is a Certified General Real Estate Appraiser.

The Sub-Advisory Agreement

Our advisor will enter into a sub-advisory agreement with our sub-advisor, pursuant to which our sub-advisor will provide advisory services relating to real estate acquisitions and dispositions, property management and communications with investors. Our sub-advisor will provide services related to the acquisition, management and disposition of assets and the selection of property managers and other service providers, in accordance with our investment objectives, strategy, guidelines, policies and limitations. In addition, our sub-advisor is primarily responsible for, among other things, valuing our commercial real estate properties and real estate related assets in accordance with valuation guidelines approved by our board of directors. Our sub-advisor also provides marketing, investor relations and other administrative services. The term of the sub-advisory agreement will continue for a one-year period with automatic renewals for additional one-year terms unless otherwise terminated by the parties. The sub-advisory agreement may be terminated (1) immediately by our advisor in the event NorthEnd Advisor’s advisory agreement is terminated, (2) on 60 days’ written notice by either party for “cause,” (3) upon one-year written notice by our sub-advisor or (4) upon 90 days prior written notice by our advisor at any time following the third anniversary of the commencement of this offering. The fees paid to our sub-advisor will not be paid by us, but will instead be paid by our advisor out of the management fee that we will pay to our advisor. The management fee our sub-advisor receives from our advisor will include both a fixed rate component and performance-based component, and will vary based upon our NAV. Assuming we sell the maximum offering, we expect our sub-advisor’s management fee will be, in the aggregate over time, approximately 50% of the management fee that our advisor receives from us. The sub-advisor will also be reimbursed for expenses incurred on our behalf. In the event the sub-advisory agreement is terminated, the sub-advisor will be paid all accrued and unpaid fees and expense reimbursements. The expense reimbursements that we will pay to our advisor include expenses incurred by our sub-advisor on our behalf that our advisor is required to reimburse to our sub-advisor under the sub-advisory agreement. Notwithstanding the terms of our advisor’s engagement of our sub-advisor, our advisor will be ultimately responsible to us for the performance of all of the matters entrusted to it pursuant to the advisory agreement.

Our Distributor

Merrill Lynch, Pierce, Fenner & Smith Incorporated, which we refer to as our distributor, is distributing shares of our common stock in this offering on a best efforts basis. Our distributor is a wholly owned subsidiary of ML & Co. and is a registered broker-dealer and a member of FINRA. Our distributor will advise us regarding this offering, manage our relationships with participating broker-dealers and financial advisors and provide assistance in connection with compliance matters relating to the offering, including compliance regarding any sales literature that we may prepare.

We will pay our distributor an asset-based distribution fee at the end of each month equal to (1) the number of outstanding shares of our common stock purchased in our primary offering at least 13 months prior to such month end, multiplied by (2) 1/12th of 0.35% of our average NAV per share during each month. The distribution fee will be calculated as of the last day of each month and payable in arrears beginning the 13th month following the initial purchase of shares of our common stock in our primary offering. The distribution fee will not be paid with respect to shares issued under our distribution reinvestment plan. Our distributor may reallow up to 100% of this distribution fee to participating broker-dealers based on such factors as the level of services that such parties perform in connection with the distribution of shares, including ministerial, record-keeping, sub-accounting, stockholder services and other administrative services. We will cease paying the distribution fee at the earlier of (a) 30 years from the effective date of the registration statement of which this prospectus forms a part or (b) the date at which the aggregate asset-based distribution fees and other items of underwriting compensation that we have paid equal or exceed 10% of the gross proceeds from our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), calculated as of the same date that we calculate the aggregate distribution fees.

Moreover, we may pay additional amounts to our distributor, its employees and to participating broker-dealers for certain costs and expenses related to this offering, which may include, but are not limited to: (1) legal counsel to our distributor, including fees and expenses incurred prior to the date of this prospectus; (2) customary travel, lodging, meals and reasonable entertainment expenses incurred in connection with this offering; (3) attendance at broker-dealer sponsored conferences, educational conferences sponsored by us, industry sponsored conferences and informational seminars; and (4) customary promotional items. Such costs and expenses will be considered underwriting compensation under applicable FINRA rules, and therefore included in the calculation of when we must cease paying distribution fees as described above. We will also reimburse our distributor for reimbursements it may make to participating broker-dealers for bona fide due diligence expenses, but only if the requests for reimbursements are supported by a detailed and itemized invoice.

Legal Proceedings

ML & Co.

ML & Co. and certain of its subsidiaries, including our distributor, which we refer to collectively as Merrill Lynch, have been named as parties in various legal actions, including arbitrations, class actions and other litigation arising in connection with its activities as a global diversified financial services institution. Some of the legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. Merrill Lynch is also involved in investigations and proceedings by governmental and self-regulatory agencies. Below is a list of certain cases involving Merrill Lynch that may be relevant to your evaluation of a potential investment in our shares.

•	Beginning in 1998, Merrill Lynch was named among 24 defendants in a purported class action alleging that underwriters conspired to fix the “fee” paid to purchase certain initial public offering securities at 7% in violation of antitrust laws.

•	Beginning in 2001, Merrill Lynch was named as one of the defendants in approximately 110 securities class action complaints alleging that dozens of underwriter defendants artificially inflated and maintained the stock prices of securities by creating an artificially high post-initial public offering demand for shares.

•	Beginning in 2006, a purported class action was filed against 11 financial services firms, including Merrill Lynch, alleging that the defendants violated federal antitrust laws by charging unearned fees on short sales by their clients even when they failed to borrow and/or deliver stock in support of those short sales.

•	Beginning in 2006, 37 purchasers of securities of NovaStar Financial filed an action against 11 financial services firms, including Merrill Lynch, alleging that the defendants improperly depressed the price of NovaStar Financial shares by facilitating short sales that did not comply with regulatory requirements.

•	Beginning in 2007, Overstock.com brought an action against 12 investment banks, including Merrill Lynch, alleging that they violated state law by improperly facilitating short sales of Overstock.com which artificially depressed the price of its shares.

•	Beginning in 2007, purported class actions were filed against Merrill Lynch on behalf of persons who acquired Merrill Lynch securities. On May 21, 2008, plaintiffs in the securities class actions filed a consolidated amended complaint on behalf of persons who acquired Merrill Lynch common stock and certain preferred stock between October 17, 2006 and January 16, 2008. The complaint alleges that the defendants, including Merrill Lynch and certain present and former officers, misrepresented and omitted facts related to Merrill Lynch’s exposure to subprime collateralized debt obligations in violation of the federal securities laws. The complaint seeks damages in an unspecified amount related to the drop in value of Merrill Lynch shares. On July 21, 2008, Merrill Lynch and other defendants filed motions to dismiss.

•	Beginning in 2007, purported shareholder derivative actions were brought against certain present or former officers and directors of Merrill Lynch in which Merrill Lynch is named as a nominal defendant. On May 21, 2008, plaintiffs in the shareholder derivative actions filed a consolidated amended complaint for alleged breaches of fiduciary duty and other alleged violations of state law in connection with Merrill Lynch’s exposure to subprime collateralized debt obligations and compensation provided to its former CEO. The complaint seeks damages in an unspecified amount and certain corporate governance reforms. On July 21, 2008, Merrill Lynch and other defendants filed motions to dismiss the action. On July 24, 2008, N.A. Lambrecht filed a similar shareholder derivative action, Lambrecht v. O’Neal, et al., in the U.S. District Court for the Southern District of New York. Lambrecht alleges that she made a demand on ML & Co.’s board of directors to initiate suit on behalf of Merrill Lynch before she filed the derivative action, and that her demand was rejected. Merrill Lynch intends to vigorously defend itself in this action. Merrill Lynch is also cooperating in government investigations related to its exposure to subprime collateralized debt obligations.

•	Beginning in 2008, a purported class action was filed against Merrill Lynch on behalf of persons who purchased and continue to hold auction rate securities offered for sale by Merrill Lynch. The complaint alleges that Merrill Lynch failed to disclose material facts about auction rate securities. Merrill Lynch also has received requests for information from, and is cooperating with, various governmental agencies regarding auction rate securities, including the recent failure of auctions.

•	Beginning in 2008, the City of Cleveland filed a lawsuit against 21 financial services firms, including Merrill Lynch, alleging that the securitization of sub-prime mortgages created a “public nuisance” and that defendants are, therefore, liable for the cost incurred by the City of Cleveland related to foreclosures.

•	Beginning on November 13, 2007, purported class actions were filed in the Unites State District Court for the Southern District of New York against Merrill Lynch and certain of its present and former officers and directors on behalf of the Merrill Lynch 401(K) Savings and Investment Plan, Retirement Accumulation Plan, Employee Stock Ownership Plan and a class of similarly situated plan participants.

•	On May 21, 2008, plaintiffs in the ERISA class actions filed a consolidated amended complaint on behalf of the Merrill Lynch 401(k) Savings and Investment Plan, the Merrill Lynch Retirement Accumulation Plan, and the Merrill Lynch Employee Stock Ownership Plan. The complaint alleges that between September 25, 2006 and May 6, 2008, Merrill Lynch and individual defendants violated ERISA by permitting employees to invest plan assets in Merrill Lynch common stock even though they knew or should have known that such investments were unduly risky. The complaint seeks an order compelling defendants to reimburse the plans for losses of an unspecified amount related to the alleged violations. On July 21, 2008, Merrill Lynch and the other defendants filed a motion to dismiss the action.

•	On July 31, 2008, the Securities Division of the Commonwealth of Massachusetts filed an administrative complaint against Merrill Lynch. The complaint alleges that Merrill Lynch misrepresented and omitted material facts in connection with the sale of auction rate securities and seeks relief that includes an order requiring Merrill Lynch to offer rescission of sales of auction rate securities at par. Merrill Lynch also is cooperating in investigations by other regulators who have expressed an interest in obtaining relief for investors who have not been able to sell their auction rate securities.

Given the number of actions against Merrill Lynch, some are likely to result in adverse judgments, penalties, injunctions, fines, or other relief. In view of the inherent difficulty of predicting the outcome of such matters, particularly in cases in which claimants seek substantial or indeterminate damages, we cannot predict what the eventual loss or range of loss related to such matters will be. However, we do not anticipate that any loss relating to these matters will have a material adverse impact on our advisor’s ability to fulfill its obligations to us pursuant to the advisory agreement or on our distributor’s ability to perform its services to us relating to the distribution of shares of our common stock in this offering.

BlackRock, Inc.

BlackRock, Inc. has received subpoenas from various U.S. federal and state governmental and regulatory authorities and various information requests from the SEC in connection with industry-wide investigations of U.S. mutual fund matters. From time to time, BlackRock, Inc. is also subject to other regulatory inquiries and proceedings.

BlackRock, Inc. and certain of its subsidiaries have been named as defendants in various legal actions, including arbitrations, class actions, and other litigation and regulatory proceedings arising in connection with BlackRock, Inc.’s activities. Entities that BlackRock, Inc. now owns may be named as defendants in legal and regulatory proceedings related to a 2006 transaction in which ML & Co. contributed its investment management business, Merrill Lynch Investment Managers, or MLIM, to BlackRock, Inc. in exchange for an aggregate of 65 million shares of BlackRock, Inc. common and non-voting participating preferred stock (the “MLIM Transaction”). ML & Co. has agreed to indemnify BlackRock, Inc. for certain pre-closing liabilities related to legal and regulatory proceedings acquired by BlackRock, Inc. in the MLIM Transaction. In the event that BlackRock, Inc.-owned entities are named as defendants in legal or regulatory proceedings related to the MLIM Transaction, BlackRock, Inc.’s reputation may be negatively impacted. Additionally, certain of the investment funds that BlackRock, Inc. manages are subject to lawsuits, any of which could potentially harm the investment returns of the applicable fund, result in BlackRock, Inc. being liable to the funds for any resulting damages or negatively impact BlackRock, Inc.’s reputation.

Compensation

We will pay our advisor and our distributor the fees and reimbursements described below in connection with performing services for us. We will not pay acquisition or disposition fees to our advisor or its affiliates in connection with the purchase or sale of our investments.

Type of Compensation –
Recipient	Method of Compensation	Estimated Amount

Selling Commission(1) – Our Distributor; Your Financial Advisor
You will pay selling commissions of up to 2.5% of the NAV per share of the shares you purchase in the primary offering as of the date of purchase. Our distributor may, in its discretion, reallow to participating broker-dealers, if any, up to 100% of the selling commission.

Selling commissions will not be paid for shares purchased in fee-based accounts or for shares purchased in our distribution reinvestment plan, and are subject to reduction for volume purchases.
The actual amount will depend on the number of shares sold, the NAV per share and the type of accounts that purchase shares. Aggregate selling commissions will equal $2,439,024 if we sell the minimum offering and $48,780,487 if we sell the maximum offering, assuming that the full selling commission of 2.5% is paid for each primary offering share, that our NAV per share remains $10, that no volume discounts apply and no reallocation of shares between our primary offering and our distribution reinvestment plan.

Distribution Fee(2) – Our Distributor; Your Financial Advisor	We will pay our distributor an asset-based distribution fee following the end of each month equal to (a) the number of outstanding shares of our common stock purchased in our primary offering at least 13 months prior to such month end, multiplied by (b) 1/12th of 0.35% of our average NAV per share during each month. The distribution fee will be calculated as of the last day of each month and payable in arrears beginning the 13th month following the initial purchase of shares of our common stock in our primary offering. The distribution fee will not be paid with respect to shares issued under our distribution reinvestment plan. Our distributor may, in its discretion, reallow to participating broker-dealers, if any, up to 100% of the distribution fee for services that such broker-dealers perform in connection with the distribution of the shares of our common stock.	Actual amounts depend upon our daily NAV and, therefore, cannot be determined at this time. After 13 months following the initial purchase of shares in our primary offering, the monthly distribution fee will equal approximately $29,166 if we sell the minimum offering and approximately $583,333 if we sell the maximum offering, assuming that our NAV per share remains $10.

Organization and Offering Expense Reimbursement(3) – Our Advisor	We will reimburse our advisor for organization and offering expenses that it incurs on our behalf (other than selling commissions and the distribution fee).	We estimate our organization and offering expenses to be between approximately $3,130,000 and $5,290,000, depending on the size of this offering.

Type of Compensation –
Recipient	Method of Compensation	Estimated Amount

Acquisition Expense Reimbursements(4) – Our Advisor	We will not pay our advisor any acquisition, financing or other similar fees in connection with making investments. We will reimburse our advisor for out-of-pocket expenses in connection with the acquisition of commercial real estate properties, real estate related assets and other investments.	The actual amount will depend upon actual expenses incurred, and therefore cannot be determined at this time.

Operating Expense Reimbursement(5) – Our Advisor	We will reimburse our advisor for out-of-pocket expenses in connection with providing services to us, including reasonable salaries and wages, benefits and overhead of all employees directly involved in the performance of services to us other than our executive officers, provided that no reimbursement shall be made for costs of such employees of our advisor or its affiliates to the extent that such employees perform services for which our advisor receives a separate fee. The expense reimbursements that we will pay to our advisor include expenses incurred by our sub-advisor on our behalf.	Actual amounts are dependent upon actual expenses incurred, and therefore cannot be determined at this time.

Management Fee – Our Advisor	We will pay our advisor a management fee equal to (i) a fixed rate component of 1.25% per annum of our average daily NAV, payable quarterly in arrears, plus (ii) a performance-based component calculated on the basis of our total return to stockholders, payable annually in arrears, such that for any year in which our total return on stockholders’ capital exceeds 7% per annum, our advisor will share in the excess total return until it has received 10% of the aggregate total return for such year. The management fee will be accrued daily for purposes of determining our NAV per share. See “Management—The Advisory Agreement—Management Fee and Expense Reimbursements.”	Actual amounts depend upon our daily NAV and future performance and, therefore, cannot be calculated at this time.

(1) Selling commissions may be reduced or waived in connection with certain categories of sales, such as sales for which a volume discount applies, sales through investment advisors or banks acting as trustees of fiduciaries, sales into fee-based accounts and sales under our distribution reinvestment plan.

(2) We will cease paying distribution fees at the earlier of (1) 30 years from the effective date of the registration statement of which this prospectus forms a part or (2) the date at which the aggregate asset-based distribution fees and other items of underwriting compensation that we have paid equal or exceed 10% of the gross proceeds from our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), calculated as of the same date that we calculate the aggregate distribution fees.

(3) These amounts represent estimated expenses incurred in connection with the offering, including legal, accounting, printing, mailing and filing fees and expenses, amounts paid to reimburse the distributor for amounts it may pay to reimburse the bona fide due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, reimbursements to our advisor for costs in connection with preparing sales materials, the cost of educational conferences held by us and attendance fees and costs reimbursement for employees of our affiliates to attend retail seminars conducted by participating broker-dealers if any. We estimate that any organizational expenses incurred will be de minimis. We will reimburse our advisor for the organization and offering expenses incurred by our advisor on our behalf through the escrow period on a ratable basis over 60 calendar months. We will pay directly or reimburse our advisor for those expenses that relate specifically to us as general partner and as such should not be borne by the limited partners of our operating partnership. Other expenses will be paid by our operating partnership or reimbursed by it to our advisor. Insofar as our operating partnership’s accounts are consolidated with our financial statements under GAAP, expenses we bear directly will not be reported separately from expenses borne by our operating partnership. Our board of directors will approve a detailed policy for allocating expenses between us and our operating partnership and will monitor the application of such policy as part of its oversight of the determination of NAV per share. Under no circumstances may our total organization and offering expenses (including selling commissions, bona fide due diligence expenses and distribution fees) exceed 15% of the gross proceeds from the primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan).

(4) Our operating partnership will pay all expenses incurred in connection with the acquisition of our investments, including legal and accounting fees and expenses, brokerage commissions payable to unaffiliated third parties, travel expenses, costs of appraisals (including independent third party appraisals), nonrefundable option payments on property not acquired, engineering, due diligence, title insurance and other expenses related to the selection and acquisition of investments, whether or not acquired. While most of the acquisition expenses are expected to be paid to third parties, a portion of the out-of-pocket acquisition expenses, such as travel or due diligence expenses, may be reimbursed to our advisor or its affiliates. Acquisition expenses, together with any acquisition fees paid to third parties for a particular real estate related asset, will in no event exceed 6% of the gross purchase price. In addition, the expenses we pay to our advisor include expenses incurred by our sub-advisor on our behalf that our advisor is required to reimburse to our sub-advisor under the sub-advisory agreement.

(5) Our advisor must reimburse us at least annually for reimbursements paid to the advisor in any year to the extent that such reimbursements to the advisor cause our operating expenses to exceed the greater of (1) 2% of our average invested assets, which generally consists of the average book value of our real properties before reserved for depreciation or bad debts and the average book value of securities or (2) 25% of our net income, which is defined as our total revenues less total expenses for any given period excluding reserves for depreciation and bad debt, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means the average monthly book value of our assets invested directly or indirectly in equity interests and loans secured by real estate during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including management fees, but excluding: (a) the expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer and registration of shares of our common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; and (f) acquisition fees, acquisition expenses (including expenses relating to potential acquisitions that we do not close), real estate commissions on the resale of real property and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other real property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property).

Conflicts of Interest

We are subject to various conflicts of interest arising out of our relationship with our advisor and its affiliates. Our independent directors have an obligation to function on our behalf in all conflicts of interest situations and have a fiduciary obligation to act on behalf of the stockholders. In an effort to eliminate certain conflicts of interest, our charter contains provisions that are designed to eliminate or mitigate many of the various conflicts of interest.

Interests in Other Real Estate Programs

Our advisor will rely on our sub-advisor to source potential investments in commercial real estate properties, real estate related assets and other investments in which we may be interested. In addition to the services that our sub-advisor will provide to our advisor, our sub-advisor will advise other investment programs that invest in commercial real estate properties, real estate related assets and other investments in which we may be interested. Our sub-advisor could face conflicts of interest in determining which programs will have the opportunity to acquire and participate in such investments as they become available. As a result, other investment programs advised by our sub-advisor may compete with us with respect to certain investments that we may want to acquire. Our sub-advisor has adopted an allocation policy designed to address this potential conflict of interest. See “—Conflict Resolution Procedures—Allocations of Investment Opportunities” below.

Allocation of Our Advisor’s and Sub-Advisor’s Time

We will rely on the personnel of our advisors and their affiliates to manage our assets and daily operations. Our officers and our non-independent directors are also officers of our advisor and therefore will have conflicts of interest in allocating their time, services and functions among us and other real estate programs or business ventures that our advisor or its affiliates organize or serve. Our advisor has informed us that it and its affiliates will employ sufficient staff to be fully capable of discharging their responsibilities to us in light of the other real estate programs that from time to time will be advised or managed by our advisor or its affiliates. Similarly, our sub-advisor has informed us that it will employ sufficient staff to be fully capable of discharging its responsibilities to us in addition to its other commitments.

Fees and Other Compensation to Our Advisors and Our Distributor

The agreements that provide for fees and other compensation to our advisor and our distributor are not the result of arm’s-length negotiations. These agreements, including our advisory agreement and our distribution agreement, require approval by a majority of our board of directors, including a majority of the independent directors not otherwise interested in such transactions, as being fair and reasonable to us and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities. The timing and nature of fees and compensation to the advisor and our distributor could create a conflict between the interests of the advisor or our distributor and those of our stockholders.

Our advisor will receive substantial fees from us. These compensation arrangements could influence our advisor’s advice to us, as well as the judgment of the personnel of our advisor who serve as our officers or directors. Specifically, our advisor is responsible for supervising our accounting agent in the calculation of our NAV, and the management fee we pay our advisor is based on our NAV. Although our advisor has engaged our sub-advisor to perform services on its behalf for us, including the valuation of assets that contribute to the calculation of our NAV, our sub-advisor’s compensation from our advisor is also based on our NAV. Among other matters, the compensation arrangements could affect the judgment of our advisors’ personnel with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement, the distribution agreement and the sub-advisory agreement with our sub-advisor;

•	the decision to adjust the value of our commercial real estate portfolio or the value of certain portions of our portfolio of other real estate related assets, or the calculation of our NAV;

•	public offerings of equity by us, which entitle our advisor to increased management fees; and

•	property acquisitions from affiliated programs, which might entitle affiliates of our advisors to real estate commissions and possible success-based sale fees in connection with services provided to the seller.

We will pay management fees to our advisor regardless of the quality of the services it provides during the term of the advisory agreement. Our advisor, however, has a fiduciary duty to us. If our advisor fails to act in our best interests, then it will have violated this duty. The advisory agreement may be terminated by us or our advisor on 60 days’ notice.

Each transaction we enter into with our advisors or their affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and any affiliate. The independent directors who are also otherwise disinterested in the transaction must approve each transaction between us and our advisors or any of their affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Affiliated Distributor

Our distributor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, is one of our affiliates and this relationship may create conflicts of interest in connection with its performance of due diligence. Although our distributor will examine the information in the prospectus for accuracy and completeness, our distributor will not make an independent due diligence review and investigation of our company or this offering of the type normally performed by an unaffiliated underwriter in connection with the offering of securities. Accordingly, you do not have the benefit of an independent due diligence review and investigation.

Our distributor is not prohibited from acting in any capacity in connection with the offer and sale of securities of other affiliated programs that may have investment objectives similar to ours.

Lack of Separate Representation

Alston & Bird LLP and Goodwin Procter LLP have acted as counsel to us in connection with this offering and are also counsel to our operating partnership, our advisor and the distributor in connection with this offering and may in the future act as counsel for each such entity. Alston & Bird LLP and Goodwin Procter LLP also serve as counsel to certain affiliated entities in matters unrelated to this offering. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute were to arise between us, our operating partnership, either of our advisors, or any of their respective affiliates, separate counsel for such parties would be retained as and when appropriate.

Valuation Conflicts

Our advisor and our sub-advisor will be paid a fee for their services based on our NAV, which will be calculated by our accounting agent under the supervision of our advisor and our sub-advisor in accordance with our valuation guidelines. Appraisals of our commercial real estate properties and valuations of our investments in other real estate related assets, which are two components used to calculate our NAV, will be only estimates of fair value and may not correspond to realizable value upon a sale of those assets. Because our sub-advisor, under the supervision of our advisor, will value our commercial real estate properties, our advisors could be motivated to value our commercial real estate properties at amounts exceeding realizable value due to the impact of higher valuations on the compensation to be received by our advisors.

Fiduciary Duty Conflicts

Our directors and officers have duties to our corporation and our stockholders under Maryland law in connection with their management of the corporation. At the same time, we, as general partner, have fiduciary duties under Delaware law to our operating partnership and to the limited partners in connection with the management of our operating partnership. Our duties as general partner to our operating partnership and its partners may come into conflict with the duties of our directors and officers to the corporation and our stockholders. Under Delaware law, a general partner of a Delaware limited partnership owes its limited partners the duties of good faith and fair dealing. Other duties, including fiduciary duties may be modified or eliminated in the partnership’s partnership agreement. The partnership agreement of our operating partnership provides that for so long as we own a controlling interest in our operating partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the limited partners will be resolved in favor of our stockholders.

Additionally, the partnership agreement expressly limits our liability by providing that we and our officers, directors, agents and employees, will not be liable or accountable to our operating partnership for losses sustained, liabilities incurred or benefits not derived if we or our officers, directors, agents or employees acted in good faith. In addition, our operating partnership is required to indemnify us and our officers, directors, employees, agents and designees to the extent permitted by applicable law from and against any and all claims arising from operations of our operating partnership, unless it is established that: (1) the act or omission was committed in bad faith, was fraudulent or was the result of active and deliberate dishonesty; (2) the indemnified party received an improper personal benefit in money, property or services; or (3) in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

The provisions of Delaware law that allow the fiduciary duties of a general partner to be modified by a partnership agreement have not been tested in a court of law, and we have not obtained an opinion of counsel covering the provisions set forth in the partnership agreement that purport to waive or restrict our fiduciary duties. See “Risk Factors—Risks Related to Our Corporate Structure—Our UPREIT structure may result in potential conflicts of interest with limited partners in our operating partnership whose interests may not be aligned with those of our stockholders.”

Conflict Resolution Procedures

Independent Directors

In order to reduce or eliminate potential conflicts of interest, our independent directors, as a group, will resolve potential conflicts of interest whenever they determine that the exercise of independent judgment by the board or the advisor and its affiliates could reasonably be compromised. However, the independent directors may not take any action which under Maryland law must be taken by the entire board of directors or which is not otherwise within their authority. The independent directors, as a group, are authorized to retain their own legal and financial advisors. Among the matters we expect the independent directors to review and act upon are the continuation, renewal or enforcement of our agreements with the advisor and its affiliates, including the advisory agreement and the agreement with the distributor, the sub-advisory agreement and any transactions with affiliates, including our directors and officers.

Our charter and certain policies adopted by us and our advisor contain a number of specific requirements for action by our independent directors and investment restrictions relating to conflict of interest situations, including those described below.

•	We will not purchase or lease properties in which our officers, our directors, either of our advisors, ML & Co. or any of their respective affiliates has an interest without a determination by a majority of our directors not otherwise interested in the transaction (including a majority of the independent directors) that such transaction is fair and reasonable to us and at a price no greater than the cost of the property to such officer or director, our advisor, our sub-advisor, ML & Co. or such affiliate, as applicable, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease properties to our officers, our directors, either of our advisors, ML & Co. or any of their respective affiliates unless a majority of our directors not otherwise interested in the transaction (including a majority of the independent directors) determines the transaction is fair and reasonable to us.

•	We will not make any loans to our officers, our directors, our advisors, ML & Co. or any of their respective affiliates. In addition, our officers, our directors, our advisors, ML & Co. and their respective affiliates will not make loans to us or to joint ventures in which we are a venture partner for the purpose of acquiring properties, unless a majority of our directors not otherwise interested in the transaction (including a majority of the independent directors) approve the transaction as being fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated parties under the same circumstances. Our advisors, and their respective affiliates, will be entitled to reimbursement for operating expenses incurred by them on our behalf, subject to the limitation on reimbursement of total fees and operating expenses described in “Management—The Advisory Agreement—Management Fee and Expense Reimbursements.”

•	We will not invest in joint ventures with our officers, our directors, our advisors, ML & Co. or any of their respective affiliates unless a majority of our directors not otherwise interested in the transaction (including a majority of our independent directors) approve the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venture partners.

•	All other transactions between us and our officers, our directors, our advisors, ML & Co. or any of their respective affiliates require approval by a majority of our directors not otherwise interested in the transaction (including a majority of our independent directors) as being fair and reasonable to us an on terms and conditions not less favorable to us that those available from unaffiliated third parties.

•	Our board of directors shall determine (not less often than annually) whether the method for the allocation of the acquisition of commercial real estate properties and other real estate related assets between us and other programs affiliated with the advisors is fairly applied to us.

•	The purchase price for any real property we acquire from our officers, our directors, our advisors, ML & Co. or any of their respective affiliates will be based on the fair value of such property, as determined by an independent expert selected by our independent directors.

Allocation of Investment Opportunities

Pursuant to a sub-advisory agreement, our advisor has engaged our sub-advisor to provide advisory services relating to acquisitions and dispositions of commercial real estate properties and other real estate related assets and, therefore, will be performing its services to us on behalf of our advisor. Investment opportunities that fit our objectives and those of other accounts, real estate programs and investment vehicles advised by our sub-advisor (referred to as clients of our sub-advisor) will be allocated among us and such other programs in accordance with its allocation policy. Our sub-advisor’s allocation policy, which is subject to revision from time to time, provides for the allocation of such investment opportunities to the client whose name appears highest on our sub-advisor’s client priority list, the initial order of which is determined by the length of time funds for such client have been available for investment by our sub-advisor or any of its affiliates. After accepting an investment opportunity in this context, a client’s name is moved to the bottom of the list for future investment opportunities. It is not anticipated that this allocation process will materially adversely affect our ability to otherwise participate in a sufficient quantity of desirable investments. Our board of directors shall determine (not less often than annually) whether the method for the allocation of the acquisition of commercial real estate properties and other real estate related assets between us and other programs affiliated with our sub-advisor is fairly applied to us.

Prior Performance

The information presented in this section presents the historical experience of real estate investment programs sponsored in the last ten years by (1) ML & Co. and its affiliates and (2) BlackRock Realty and its affiliates. Our structure and investment strategy are different from the structure and strategy of these prior programs and our performance will depend on factors that may not be applicable to or affect the performance of these other programs. Investors should not assume that they will experience returns, if any, that are comparable to those experienced by investors in such prior programs. The Prior Performance Tables included in this prospectus, beginning on page A-1, include further information regarding these prior programs.

ML & Co. Prior Programs

ML & Co. has sponsored the following three private real estate investment programs in the last ten years:

•	Merrill Lynch Bosphorus Real Estate Fund I, L.P. (the “Bosphorus Fund”);

•	Merrill Lynch Asian Real Estate Opportunity Fund (the “Asian Fund”); and

•	Merrill Lynch European Real Estate Opportunity Fund (the “European Fund”).

These private funds are conducted through privately held entities and are not subject to the up-front commissions that you may pay in connection with investing in shares of our common stock. In addition, these private programs are not subject to many of the laws and regulations that will apply to us as a publicly offered REIT.

Each of these prior programs has investment objectives that are similar to ours, but employ an investment strategy that is different from ours. Unlike our focus on income-producing commercial real estate properties, the Bosphorus Fund seeks to invest primarily in development projects while the Asian Fund and the European Fund seek value-added investments. Value-added is defined broadly to include assets that are undervalued or where the fund’s management can increase value through asset repositioning, lease-up, tenant repositioning, rent increases, and property renovation and redevelopment.

Each of these private programs, like us, benefits from the expertise and network of investment sourcing relationships of ML & Co.’s Global Principal Investments Group, or GPI. GPI has investment, asset management and finance professionals located in and a strong knowledge of markets throughout the U.S. and internationally.

Bosphorus Fund

The Bosphorus Fund was formed in 2006 as a closed-end, Jersey registered limited partnership to invest in real estate assets in the Republic of Turkey, with the objective of providing capital appreciation and, to a lesser extent, ordinary income to its partners. It seeks to invest primarily in development projects in the retail and residential sectors, with a secondary focus on existing income-generating properties and other real estate projects, including properties in the office and lodging sectors. The Bosphorus Fund is managed by a joint venture that is owned 50% by an affiliate of ML & Co. and 50% by a Turkish real estate company. The fund will benefit from the international expertise and relationships of GPI.

As of March 31, 2008, the Bosphorus Fund has received equity commitments from investors of $300 million, including a $73.5 million commitment from affiliates of ML & Co. The Bosphorus Fund closed its equity offering on July 13, 2007.

Asian Fund

The Asian Fund was formed in 2007 as a closed-end limited partnership to make opportunistic investments in real estate and other real estate related assets throughout Asia. The fund seeks investments with the potential to generate superior returns, including the acquisition of ownership interests in real estate assets, real estate operating companies, distressed or undervalued credits and high-yield structured credits. The Asian Fund will primarily seek value-added investments. Markets in which the fund is primarily focused are Japan,

China, India and South Korea. The fund is managed by members of GPI, which has a highly-experienced team in the region.

The Asian Fund’s equity offering closed in September 2008 with equity commitments from investors of approximately $2.6 billion, including an $800 million commitment from affiliates of ML & Co.

European Fund

The European Fund was formed in 2007 as a closed-end limited partnership to make opportunistic investments in real estate and other real estate related assets throughout Europe, with principal focus on Germany and Central and Eastern Europe. It seeks investments in real estate, real estate operating companies, distressed or undervalued credits and high-yield structured credits. The European Fund will seek primarily value-added investments. The fund is managed by members of GPI, which has a highly-experienced team in the region and has been investing capital in Europe for over ten years. The fund seeks equity commitments of up to $1.1 billion, and affiliates of ML & Co. will provide 60% of the fund’s total equity commitments, up to a maximum of $662 million.

The European Fund’s equity offering closed in September 2008 with equity commitments from investors of approximately $372 million, including a $223 million commitment from affiliates of ML & Co.

ML & Co. Summary Information

Through March 31, 2008, the three prior programs have raised an aggregate of $2.0 billion from 72 investors, excluding investments made by affiliates of ML & Co.

As of December 31, 2007, the Bosphorus Fund had acquired six properties in Turkey with aggregate acquisition and development costs of $1.12 billion. Of the aggregate amount, 56% was invested in residential properties and 44% was invested in retail properties. As of December 31, 2007, the Asian Fund and the European Fund had not acquired any properties.

Following is a table showing a breakdown by percentage of the aggregate amount of the acquisition and development costs of the properties purchased by the Bosphorus Fund as of December 31, 2007:

Type of Property	Existing	Construction

Retail	9.4%	34.6%
Residential	—	56.0%

The table below provides further information about these properties by region.

		Percentage of
	Number of	Aggregate
Location	Properties	Purchase Price

Turkey	6	100%

The table below provides further information about the method of financing for these properties.

Method of Financing

All cash	$740.3M
All debt	N/A
Combination of cash and debt	$331.6M

Total	$1,071.9M

Through December 31, 2007, these programs have sold no properties.

BlackRock Realty Prior Programs

As of December 31, 2007, BlackRock Realty had sponsored the following nine private real estate investment programs in the last ten years:

•	BlackRock Granite Property Fund (the “Granite Fund”);

•	BlackRock Diamond Property Fund (the “Diamond Fund”);

•	BlackRock Apartment Value Fund series, consisting of three separate closed end funds formed in 1996, 2001 and 2004, respectively (the “AVF Funds”);

•	BlackRock Strategic Apartment Fund (the “Strategic Apartment Fund”);

•	BlackRock Retail Opportunity Fund (the “Retail Opportunity Fund”);

•	Peter Cooper Village Stuyvesant Town Partners (the “PCVST Fund”); and

•	BlackRock Global Real Estate Opportunity Fund (the “Global Fund”).

Other than the Global Fund, each of these prior programs has investment objectives that are similar to ours in that they focus on investing in commercial real estate properties and other real estate related assets in the United States. The Global Fund focuses primarily on investments in Europe and Asia. The specific strategies employed by the prior programs vary widely, with some programs’ strategies being more similar to ours than others. The program most similar to us is the Granite Fund, which invests in residential, office, retail and industrial properties and focuses on core, income producing commercial real estate properties. The Diamond Fund focuses on value-added investments. Each of the AVF Funds, the Strategic Apartment Fund and the Retail Opportunity Fund focuses on a single property sector, covering core, value-added and opportunistic investments, respectively. The PCVST Fund is a single property fund which owns a residential complex located in New York City. The general partner of the PCVST Fund is a 50-50 joint venture between BlackRock Realty and Tishman Speyer.

BlackRock Realty Summary Information

Through December 31, 2007, these nine prior programs have raised an aggregate of approximately $5.6 billion from 233 investors, excluding investments made by affiliates of BlackRock Realty.

As of December 31, 2007, the nine prior programs had acquired 267 properties in the United States, 11 properties in Europe, and 2 properties in Asia, with aggregate acquisition costs of approximately $14.2 billion. Of the aggregate amount, 62.2% was invested in residential properties, 20.5% was invested in office properties, 11.6% was invested in retail properties and 5.6% was invested in industrial properties. In addition, 0.1% of acquisition costs have been attributable to land acquisition for resale following entitlement.

Following is a table showing a breakdown by percentage of the aggregate amount of the acquisition costs of the properties purchased by the nine prior programs as of December 31, 2007:

Type of Property	Existing	Construction

Residential	59.1%	3.0%
Office	17.6%	2.8%
Retail	9.3%	2.3%
Industrial	4.7%	0.9%

The table below provides further information about these properties by region.

		Percentage of
	Number of	Aggregate
Location	Properties	Purchase Price

United States			%
Arizona	9	1.8
California	70	18.4
Colorado	5	0.7
Connecticut	5	0.6
District of Columbia	4	0.8
Florida	34	5.4
Georgia	4	0.5
Illinois	22	3.8
Massachusetts	17	3.1
Maryland	5	1.5
Michigan	3	0.7
Minnesota	3	0.5
New Jersey	11	1.9
Nevada	2	0.4
New York	21	48.6
Oregon	1	0.0
Pennsylvania	4	0.2
Tennessee	1	0.2
Texas	14	3.1
Utah	4	0.6
Virginia	9	2.6
Washington	15	2.9
Mezzanine debt investments	4	1.1
Europe	11	0.3
Asia	2	0.3

Total	280	100%

The table below provides further information about the method of financing for these properties.

Method of Financing

All cash	$4,685M
All debt	N/A
Combination of cash and debt	$9,463M

Total	$14,148M

Through December 31, 2007, these nine prior programs have sold an aggregate of 108 properties over the past ten years at an aggregate disposition price of approximately $3.0 billion.

Three Year Summary of Acquisitions

From December 31, 2004 through December 31, 2007, BlackRock Realty-sponsored commingled fund investment programs acquired 189 commercial properties. The total acquisition cost of these properties was approximately $12.1 billion, of which approximately $6.8 billion, or 56%, was financed with mortgage financing. The locations of these properties, and the number of properties in each location, are as follows:

Number of
Location	Properties

Arizona	5
California	48
Colorado	4
Connecticut	1
District of Columbia	2
Florida	28
Georgia	4
Illinois	11
Massachusetts	9
Maryland	2
Michigan	1
Minnesota	2
New Jersey	9
Nevada	2
New York	15
Oregon	1
Pennsylvania	4
Texas	13
Utah	4
Virginia	5
Washington	15
Mezzanine debt investments	4

Total	189

See Table VI in Part II of the registration statement of which this prospectus is a part for more detailed information as to the acquisition of properties during the three years ended December 31, 2007. Upon request, we will furnish a copy of this table to you without charge.

Management’s Discussion and Analysis of
Financial Condition and Results of Operations

The discussion in this section contains forward-looking statements that involve risks and uncertainties. See “Risk Factors” included elsewhere in this prospectus for a discussion of important factors that could cause actual results to differ materially from those described or implied by the forward-looking statements contained herein.

Overview

We are a Maryland corporation formed on August 19, 2008 to invest in a diversified portfolio of institutional quality, income-producing commercial real estate properties and other real estate related assets. We were formed as an externally advised, open-ended REIT to pursue the investment objectives and strategies described elsewhere in this prospectus. Our structure as an open-ended REIT is unique. There are currently no other open-ended REITs with features similar to ours available for investment in the public markets. We intend to qualify as a REIT for federal income tax purposes. We are not a mutual fund and do not intend to qualify as an investment company under the Investment Company Act of 1940, as amended. We intend to hold our commercial real estate properties, real estate related assets and other investments through our operating partnership, of which we are the sole general partner.

Our board of directors will at all times have ultimate oversight and policy-making authority over us, including responsibility for governance, financial controls, compliance and disclosure. Pursuant to an advisory agreement, however, we will delegate to our advisor authority to manage our day-to-day business, in accordance with our investment objectives, strategy, guidelines, policies and limitations. Pursuant to a sub-advisory agreement, our advisor has engaged our sub-advisor to perform substantially all of these management services, under the supervision and direction of our advisor.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through our initial public offering of our common stock.

After we have received purchase orders for at least $100,000,000 in shares of our common stock, and our board of directors has authorized the release of such funds to us from escrow within 180 days following the initial offering date, we intend to contribute the net proceeds from this offering, which are not used or retained to pay the fees and expenses attributable to our operations, to our operating partnership in respect of our general partnership interest. Our operating partnership will use the net proceeds received from us: (1) to make investments in accordance with our investment guidelines; (2) to reduce borrowings and repay indebtedness incurred under various financing instruments into which we may enter in anticipation of the acquisition of our initial portfolio of commercial real estate properties; (3) for working capital purposes; and (4) to fund redemptions of our common stock. See “Use of Proceeds.”

We have not entered into any arrangements to acquire any commercial real estate properties, real estate related assets or other assets with the net proceeds from this offering. The number and type of commercial real estate properties, real estate related assets and other assets that we acquire will depend upon commercial real estate market conditions, the amount of proceeds we raise in this offering and other circumstances existing at the time we are acquiring commercial real estate properties, other real estate related assets and liquid investments.

We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from acquiring commercial real estate properties, other real estate related assets and liquid investments, other than those referred to in this prospectus.

Critical Accounting Policies

Below is a discussion of the accounting policies that management believes will be critical once we commence operations. We consider these policies critical because they involve significant judgments and assumptions, require estimates about matters that are inherently uncertain and because they are important for understanding and evaluating our reported financial results. Our accounting policies have been established to conform with accounting principles generally accepted in the United States of America, or GAAP. The preparation of the financial statements in accordance with GAAP requires management to use judgments in the application of such policies. These judgments affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

Recent Accounting Pronouncements

In September 2006, the FASB issued Statement No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value under GAAP and expands disclosures about fair value measurements. The statement does not require new fair value measurements, but is applied to the extent other accounting pronouncements require or permit fair value measurements. The statement emphasizes fair value as a market-based measurement which should be determined based on assumptions market participants would use in pricing an asset or liability. We will be required to disclose the methodology used to determine fair value, the extent to which fair value is used to measure assets and liabilities, the inputs used to develop the measurements, and the effect of certain of the measurements on earnings (or changes in net assets) for the period. SFAS 157 is effective for fiscal years beginning after November 15, 2007.

In February 2008, the FASB staff issued Staff Position No. 157-2, Effective Date of FASB Statement No. 157 (“SFAS 157-2”). FSP SFAS 157-2 delayed the effective date of SFAS No. 157 for non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis (at least annually). The provisions of SFAS 157-2 are effective for our fiscal year beginning January 1, 2009. We are currently assessing the effect SFAS 157-2 may have on our consolidated results of operations and financial position.

In October 2008, the FASB staff issued Staff Position No. 157-3 (“SFAS 157-3”) determining the fair value of a financial asset when the market for that asset is not active. SFAS 157-3, effective immediately, clarifies the application of SFAS 157 in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active.

In February 2007, the FASB issued Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”), effective for financial statements issued for fiscal years beginning after November 15, 2007. This statement permits entities to choose to measure many financial instruments and other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS 159 permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity will report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date.

In December 2007, the FASB issued Statement No. 141R, Business Combinations (“SFAS 141R”). SFAS 141R broadens the guidance of Statement of Financial Accounting Standards No. 141, “Business Combinations”
(“SFAS 141”), extending its applicability to all transactions and other events in which one entity obtains control over one or more other businesses. SFAS 141R also broadens the fair value measurement and recognition of assets acquired, liabilities assumed, and interests transferred as a result of business combinations, and stipulates that acquisition related costs, including: (1) expensing acquisition related costs as incurred; (2) valuing noncontrolling interests at fair value at the acquisition date; and (3) expensing restructuring costs associated with an acquired business, be expensed rather than included as part of the basis of the acquisition. SFAS 141R expands required disclosures to improve the ability to evaluate the nature and financial effects of business combinations. The objective of SFAS 141R is to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial reports about a business combination and its effects. To accomplish that, this statement establishes principles and requirements for how the acquirer: (i) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed and any non-controlling interest in the acquiree; (ii) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and (iii) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS 141R is effective for all transactions entered into on or after January 1, 2009. The adoption of this standard on January 1, 2009 could materially impact our future financial results to the extent that we acquire significant amounts of real estate, as related acquisition costs will be expensed as incurred compared to the current practice of capitalizing such costs and amortizing them over the estimated useful life of the assets acquired.

In December 2007, the FASB issued Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements—An amendment of ARB No. 51 (“SFAS 160”). This statement amends Accounting Research Bulletin No. 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary, which is sometimes referred to as minority interest, is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Among other requirements, this Statement requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated income statement, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. This Statement shall be applied prospectively as of the beginning of the fiscal year in which this Statement is initially applied, except for the presentation and disclosure requirements. The presentation and disclosure requirements shall be applied retrospectively for all periods presented. We are currently evaluating the impact of adopting SFAS 160 on our consolidated balance sheet.

In March 2008, the FASB issued Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133 (“SFAS 161”). SFAS 161 requires entities to provide greater transparency about how and why the entity uses derivative instruments, how the instruments and related hedged items are accounted for under FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS 133”), and how the instruments and related hedged items affect the financial position, results of operations, and cash flows of the entity. SFAS 161 is effective for fiscal years beginning after November 15, 2008. The principal impact to us will be to expand our disclosures regarding derivative instruments.

Principles of Consolidation and Basis of Presentation

Our consolidated financial statements will include our accounts, the accounts of variable interest entities, or VIEs, in which we are the primary beneficiary and the accounts of other subsidiaries over which we will have control. All inter-company transactions, balances and profits will be eliminated in consolidation. Interests in entities acquired will be evaluated for consolidation based on Financial Accounting Standards Board Interpretation 46R, or FIN 46R, which requires the consolidation of VIEs in which we are deemed to be the primary beneficiary. If the interest in the entity is determined to not be a VIE under FIN 46R, then the entity will be evaluated for consolidation under the American Institute of Certified Public Accountants’ Statement of Position 78-9, “Accounting for Investments in Real Estate Ventures,” as amended by Emerging Issues Task Force 04-5, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.”

There are judgments and estimates involved in determining if an entity in which we will make an investment will be a VIE and if so, if we will be the primary beneficiary. The entity will be evaluated to determine if it is a VIE by, among other things, calculating the percentage of equity being risked compared to the total equity of the entity. FIN 46R provides some guidelines as to what the minimum equity at risk should be, but the percentage can vary depending upon the industry or the type of operations of the entity and it will be up to our advisor to determine that minimum percentage as it relates to our business and the facts surrounding each of our acquisitions. In addition, even if the entity’s equity at risk is a very low percentage, our advisor will be required by FIN 46R to evaluate the equity at risk compared to the entity’s expected future losses to determine if there could still in fact be sufficient equity at the entity. Determining expected future losses involves assumptions of various possibilities of the results of future operations of the entity, assigning a probability to each possibility and using a discount rate to determine the net present value of those future losses. A change in the judgments, assumptions and estimates outlined above could result in consolidating an entity that had not been previously consolidated or accounting for an investment on the equity method that had been previously consolidated, the effects of which could be material to our results of operations and financial condition.

Real Estate

Purchase Price Allocation

Upon the acquisition of commercial real estate properties, we will allocate the purchase price of those properties to the tangible assets acquired, consisting of land, buildings and tenant improvements, any assumed debt, identified intangible assets and asset retirement obligations based on their relative fair values in accordance with SFAS 141 and Statement of Financial Accounting Standards No. 141, “Business Combinations” and Statement No. 142, Goodwill and Other Intangible Assets. Identified intangible assets consist of the fair value of above-market and below-market leases, in-place leases, in-place tenant improvements and tenant relationships. Initial valuations are subject to change until our information is finalized, which will be no later than 12 months from the acquisition date.

We will determine the fair value of assumed debt by calculating the net present value of the scheduled mortgage payments using interest rates for debt with similar terms and remaining maturities that our advisor believes we could obtain. Any difference between the fair value and stated value of the assumed debt will be recorded as a discount or premium and amortized over the remaining life of the loan.

The fair value of the tangible assets acquired, consisting of land, buildings and tenant improvements will be determined by valuing the property as if it were vacant, and the “as-if-vacant” value will then be allocated to land, buildings and tenant improvements. Land values will be derived from appraisals, and building values will be calculated as replacement cost less depreciation or our advisor’s estimates of the relative fair value of these assets using discounted cash flow analyses or similar methods. The value of the building will be depreciated and amortized, respectively over the estimated useful life of the asset using the straight-line method.

We will determine the value of above-market and below-market in-place leases for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) our sub-advisor’s estimate of current market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable terms of the respective leases. We will record the fair value of above-market and below-market leases as intangible assets or intangible liabilities, respectively, and amortize them as an adjustment to rental income over the remaining non-cancelable terms of the respective leases.

The total value of identified real estate intangible assets acquired will be further allocated to in-place lease values, in-place tenant improvements, in-place leasing commissions and tenant relationships based on our evaluation of the specific characteristics of each tenant’s lease and our overall relationship with that respective tenant. The aggregate value for tenant improvements and leasing commissions will be based on estimates of these costs incurred at inception of the acquired leases, amortized through the date of acquisition. The aggregate value of in-place leases acquired and tenant relationships will be determined by applying a fair value model. The estimates of fair value of in-place leases will include an estimate of carrying costs during the expected lease-up periods for the respective spaces considering then current market conditions. In estimating the carrying costs that would have otherwise been incurred had the leases not been in place, we will include such items as real estate taxes, insurance and other operating expenses as well as lost rental revenue during the expected lease-up period based on then current market conditions. The estimates of the fair value of tenant relationships will also include costs to execute similar leases including leasing commissions, legal and tenant improvements as well as an estimate of the likelihood of renewal as determined by our advisor on a tenant-by-tenant basis.

We will amortize the value of in-place leases and in-place tenant improvements over the initial term of the respective leases. The value of tenant relationship intangibles will be amortized over the initial term and any anticipated renewal periods, but in no event exceeding the remaining depreciable life of the building. If a tenant terminates its lease prior to expiration of the initial terms, the unamortized portion of the in-place lease value and tenant relationship intangibles will be charged to expense.

In allocating the purchase price of each of our properties, our sub-advisor will make assumptions and use various estimates, including, but not limited to, the estimated useful lives of the assets, the cost of replacing certain assets, discount rates used to determine present values, market rental rates per square foot and the period required to lease the property up to its occupancy at acquisition if it were vacant. Many of these estimates will be obtained from independent third party appraisals. However, our sub-advisor will be responsible for the source and use of these estimates. A change in these estimates and assumptions could result in the various categories of our real estate assets or related intangibles being overstated or understated which could result in an overstatement or understatement of depreciation or amortization expense. These variances could be material to our results of operations and financial condition.

Real Estate Investments

Commercial real estate properties will be stated at cost. Construction and improvement costs incurred in connection with the development of new commercial real estate properties or the redevelopment of existing properties will be capitalized to the extent the total carrying value of the property does not exceed the estimated fair value of the completed property. Real estate taxes and interest costs incurred during construction periods will be capitalized. Capitalized interest costs will be based on qualified expenditures and interest rates in place during the construction period. Capitalized real estate taxes and interest costs will be amortized over lives which will be consistent with the constructed assets.

Pre-development costs, which generally include legal and professional fees and other directly-related third party costs, will be capitalized as part of the property being developed. In the event a development is no longer deemed to be probable, the costs previously capitalized will be expensed.

Tenant improvements, either paid directly or in the form of construction allowances paid to tenants, will be capitalized and depreciated over the average lease term. Maintenance and repairs will be charged to expense when incurred. Expenditures for significant betterments and improvements will be capitalized.

Depreciation or amortization expense will be computed using the straight-line method based upon the estimated useful lives of the asset.

Revenue Recognition

We will recognize rental income generated from all leases on real estate properties that we consolidate on a straight-line basis over the terms of the respective leases, including the effect of rent holidays, if any. The cumulative effect of these straight-line rent adjustments will be reflected as deferred rental income on the accompanying consolidated balance sheet. Rental revenue will also include amortization of above- and below-market leases. Revenues relating to lease termination fees will be recognized at the time that a tenant’s right to occupy the leased space is terminated.

Income Taxes

We intend to elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), beginning with our taxable year ending December 31 of the year in which the escrow period concludes. In order to maintain our qualification as a REIT, we are required to, among other things, distribute at least 90% of our REIT taxable income to our stockholders and meet certain tests regarding the nature of our income and assets. As a REIT, we will not be subject to federal income tax with respect to the portion of our income that meets certain criteria and is distributed annually to stockholders. We intend to operate, in a manner that allows us to meet the requirements for taxation as a REIT. Many of these requirements, however, are highly technical and complex. If we were to fail to meet these requirements, we could be subject to federal income tax on our taxable income at regular corporate rates. We would not be able to deduct distributions paid to stockholders in any year in which it fails to qualify as a REIT. We will also be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions.

Derivative Instruments and Hedging Activities

FASB Statement No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS 133”), as amended and interpreted, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. As required by SFAS 133, we record all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative and the resulting designation. Derivatives used to hedge the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives used to hedge the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges.

For derivatives designated as fair value hedges, changes in the fair value of the derivative and the hedged item related to the hedged risk are recognized in earnings. For derivatives designated as cash flow hedges, the effective portion of changes in the fair value of the derivative is initially reported in other comprehensive income (outside of earnings) and subsequently reclassified to earnings when the hedged transaction affects earnings, and the ineffective portion of changes in the fair value of the derivative is recognized directly in earnings. We assess the effectiveness of each hedging relationship by comparing the changes in fair value or cash flows of the derivative hedging instrument with the changes in fair value or cash flows of the designated hedged item or transaction. For derivatives not designated as hedges, changes in fair value are recognized in earnings.

Impairment of Long-Lived Assets

For commercial real estate properties we wholly own, we will monitor events and changes in circumstances indicating that the carrying amounts of the properties may not be recoverable. When such events or changes in circumstances are present, we will assess potential impairment by comparing estimated future undiscounted operating cash flows expected to be generated over the life of the asset and from its eventual disposition, to the carrying amount of the property. In the event that the carrying amount exceeds the estimated future undiscounted operating cash flows, we will recognize an impairment loss to adjust the carrying amount of the property to estimated fair value.

For real estate we own through an investment in a joint venture or other similar investment structure, at each reporting date we will compare the estimated fair value of our investment to the carrying value. An impairment charge will be recorded to the extent the fair value of our investment is less than the carrying amount and the decline in value is determined to be other than a temporary decline.

In evaluating our investments for impairment, management will make several estimates and assumptions, including, but not limited to, the projected date of disposition of the properties, the estimated future cash flows of the properties during our ownership and the projected sales price of each of the properties. A change in these estimates and assumptions could result in understating or overstating the book value of our investments which could be material to our consolidated financial statements.

Liquidity and Capital Resources

Our primary needs for liquidity and capital resources are to fund our investments, to repurchase shares of our common stock presented for redemption, to pay our offering and operating expenses, to pay interest on our outstanding indebtedness and to make distributions to our stockholders. We presently anticipate such fees and expenses will include, among other things, the management fee that we will pay to our advisor, the distribution fees we will pay to our distributor, legal and audit expenses, federal and state filing fees, printing expenses, transfer agent fees, marketing and distribution expenses and fees related to appraising and managing our properties. We will not have any office or personnel expenses as we do not have any employees. Our advisors will incur certain of these expenses and fees, for which we will reimburse our advisor, subject to limitations.

We will reimburse our advisor for out-of-pocket expenses in connection with providing services to us, including reasonable salaries and wages, benefits and overhead of all employees directly involved in the performance of services to us, provided that no reimbursement shall be made for costs of such employees of our advisor or its affiliates to the extent that such employees perform services for which our advisor receives a separate fee. The expense reimbursements that we will pay to our advisor include expenses incurred by our sub-advisor on our behalf that our advisor is required to reimburse to our sub-advisor under the sub-advisory agreement.

Over time, we generally intend to fund our cash needs for items, other than asset acquisitions, from operations. Our cash needs for acquisitions will be funded primarily from the sale of shares of our common stock, including those offered for sale through our distribution reinvestment plan, and through the assumption or incurrence of debt.

Although we have not received any commitments from lenders to fund a line of credit to date, we expect to obtain a line of credit from an unaffiliated lender to fund acquisitions, to repurchase shares presented for redemption and for any other corporate purpose. Our objective is for our line of credit to afford us borrowing availability of between 20% and 40% of our gross asset value to fund redemptions. As our assets increase, however, it may not be commercially feasible or we may not be able to secure a line of credit of that size. Moreover, actual availability may be reduced at any given time if we use borrowings under the line of credit to fund redemptions or for other corporate purposes.

In addition to availability under a potential line of credit, potential future sources of capital include proceeds from additional sales of shares of our common stock, cash flow from operations, secured or unsecured financings from banks or other lenders and proceeds from the sale of assets. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures. We have not identified any sources for these types of financings.

Results of Operations

As of the date of this prospectus, we are in our organizational period and have not commenced significant operations.

Inflation

The commercial real estate property sector has not been affected significantly by inflation in the past several years due to the relatively low inflation rate. With the exception of leases with tenants in multi-family properties, we will seek to include provisions in our tenant leases designed to protect us from the impact of inflation. These provisions will include reimbursement billings for operating expense pass-through charges, real estate tax and insurance reimbursements, or in some cases, annual reimbursement of operating expenses above a certain allowance. Due to the generally long-term nature of these leases, annual rent increases may not be sufficient to cover inflation and rent may be below market. Leases in multi-family properties generally turn over on an annual basis and do not typically present the same issue regarding inflation protection due to their short-term nature.

REIT Compliance

In order to qualify as a REIT for tax purposes, we will be required to distribute at least 90% of our REIT taxable income to our stockholders. For these purposes, REIT taxable income is computed without regard to the dividends-paid deduction and excludes net capital gain. We must also meet certain asset and gross income tests, as well as other requirements. We will monitor the business and transactions that may potentially impact our REIT status. If we fail to qualify as a REIT in any taxable year and certain relief provisions do not apply, we will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates.

Quantitative and Qualitative Disclosures about Market Risk

Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates. We may be exposed to market risk primarily as a result of the anticipated incurrence of long-term debt that may be used to fund our investments, to repurchase shares of our common stock presented for redemption, to pay our offering and operating expenses and fees and to make distributions to our stockholders. The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken. With regard to variable rate financing, our advisor will assess our interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities. Our advisor will maintain risk management control systems to monitor interest rate cash flow risk attributable to both our outstanding and forecasted debt obligations as well as our potential offsetting hedge positions. While this hedging strategy will be designed to minimize the impact on our net income from changes in interest rates, the overall returns on your investment may be reduced. To limit the impact of market risk on earnings and cash flows and to lower our overall borrowing costs, we may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our assets, to the extent consistent with the requirement for qualification as a REIT. See “Risk Factors—Risks Associated with Debt Financing—Failure to hedge effectively against interest rate changes may materially adversely affect our ability to achieve our investment objectives.”

Also, derivative contracts we may enter into will expose us to credit risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk. We will seek to minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties. We have adopted a policy of only entering into contracts with major financial institutions based upon their credit ratings and other factors.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this prospectus, information regarding the number and percentage of shares owned by each director, our chief executive officer, each executive officer, all directors and executive officers as a group, and any person known to us to be the beneficial owner of more than 5% of outstanding shares of our common stock. As of the date of this prospectus, we had one stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and includes securities over which a person has the right to acquire within 60 days. Except as indicated, the person named in the table has sole voting and investing power with respect to all shares beneficially owned by it. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. The address for each of the persons named below is in care of our principal executive offices at 4 World Financial Center, New York, NY 10080.

	Number of Shares	Percent of
Name of Beneficial Owner	Beneficially Owned	All Shares

Directors and Executive Officers:
James E. Hillman	0	0%
Keith A. Jones	0	0%
Paul F. Morton III	0	0%
Mark R. Patterson	0	0%
Kevin A. Porter	0	0%
Douglas W. Sesler	0	0%
Independent Director	0	0%
Independent Director	0	0%
Independent Director	0	0%
Independent Director	0	0%
All directors and executive officers as a group	0	0%
5% Stockholders:
NorthEnd Holding Company LLC	100	100%

Description of Capital Stock

The following summary of the material terms of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our charter. Our charter provides that we may issue up to 1,000,000,000 shares of common stock and 50,000,000 shares of preferred stock. Our charter authorizes our board of directors to amend our charter to increase the aggregate number of authorized shares or the number of authorized shares of any class or series without stockholder approval. At the commencement of this offering, 100 shares of our common stock were issued and outstanding, all of which are owned by NorthEnd Holding, and no shares of preferred stock were issued and outstanding.

Common Stock

The holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including the election of our directors. Our charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred shares, the holders of shares of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. All shares of our common stock issued in the offering will be fully paid and non-assessable shares of common stock. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares of common stock that we issue, or have appraisal rights, unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of our common stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders are not liable for our acts or obligations.

We will not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer.           acts as our registrar and as the transfer agent for shares of our common stock. Transfers can be effected simply by mailing a transfer and assignment form, which we will provide to you at no charge, to:

Preferred Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other cases or series of stock. Prior to issuance of shares of each class or series, the board of directors is required by the Maryland General Corporation Law and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval. The issuance of preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.

Meetings, Special Voting Requirements and Access To Records

An annual meeting of the stockholders will be held each year, beginning in 2009, on a specific date which will be at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the chairman, the president or upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast at the meeting. The presence either in person or by proxy of stockholders entitled to cast at least a majority of the votes entitled to be cast at the meeting on any matter will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is required to elect a director.

Under the Maryland General Corporation Law and our charter, stockholders are generally entitled to vote at a duly held meeting at which a quorum is present on (1) the amendment of our charter, (2) our dissolution or (3) our merger or consolidation or the sale or other disposition of all or substantially all of our assets (notwithstanding that Maryland law may not require stockholder approval). These matters require the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter.

The advisory agreement and the sub-advisory agreement are approved annually by our directors including a majority of the independent directors. While the stockholders do not have the ability to vote to replace our advisors or to select their replacements, stockholders do have the ability, by the affirmative vote of a majority of the shares of our common stock entitled to vote on such matter, to remove a director from our board of directors.

Any stockholder will be permitted access to all of our records at all reasonable times and may inspect and copy any of them for a reasonable copying charge. Inspection of our records by the office or agency administering the securities laws of a jurisdiction will be provided upon reasonable notice and during normal business hours. An alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our common stock held by each of them, will be maintained as part of our books and records and will be available for inspection by any stockholder or the stockholder’s designated agent at our office. The stockholder list will be updated at least quarterly to reflect changes in the information contained therein. A copy of the list will be mailed to any stockholder who requests the list within 10 days of the request. A stockholder may request a copy of the stockholder list in connection with matters relating to voting rights and the exercise of stockholder rights under federal proxy laws. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests. In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If a proper request for the stockholder list is not honored, then the requesting stockholder will be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a stockholder will not have the right to, and we may require a requesting stockholder to represent that it will not, secure the stockholder list or other information for the purpose of selling or using the list for a commercial purpose not related to the requesting stockholder’s interest in our affairs.

Restriction On Ownership of Shares of Capital Stock

For us to qualify as a REIT, no more than 50% in value of the outstanding shares of our stock may be owned, directly or indirectly through the application of certain attribution rules under the Internal Revenue Code, or Code, by any five or fewer individuals, as defined in the Code to include specified entities, during the last half of any taxable year. In addition, the outstanding shares of our stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. These ownership tests do not apply in our first taxable year for which we elect to be taxed as a REIT. In addition, we must meet requirements regarding the nature of our gross income to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of specified types of income, such as rents from real property and certain income from other real property investments. The rents received by our operating partnership from any tenant will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Code, 10% or more of the ownership interests in that tenant. To assist us in preserving our status as a REIT, our charter contains limitations on the ownership and transfer of shares of common stock which prohibit: (1) any person or entity from owning or acquiring, directly or indirectly, more than 9.8% of the value of our then outstanding capital stock or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock; (2) the beneficial ownership of the outstanding shares of our capital stock by fewer than 100 persons; and (3) any transfer of or other event or transaction with respect to shares of capital stock that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons. In addition, our charter prohibits any transfer of, or other event with respect to, shares of our capital stock that (a) would result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, (b) would cause us to own, actually or constructively, 9.9% or more of the ownership interests in a tenant of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership or (c) would otherwise cause us to fail to qualify as a REIT.

Our charter provides that the shares of our capital stock that, if transferred, would: (1) result in a violation of the 9.8% ownership limit; (2) result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; (3) cause us to own 9.9% or more of the ownership interests in a tenant of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership; or (4) otherwise cause us to fail to qualify as a REIT, will be transferred automatically to a trust effective on the day before the purported transfer of such shares of our capital stock. We will designate a trustee of the share trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the share trust. The trustee will receive all distributions on the shares of our capital stock in the share trust and will hold such distributions or distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares of capital stock in the share trust. The intended transferee will acquire no rights in such shares of capital stock, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limit, the transfer is exempted by the board of directors from the ownership limit based upon receipt of information (including certain representations and undertakings from the intended transferee) that such transfer would not violate the provisions of the Internal Revenue Code for our qualification as a REIT. In addition, our charter provides that any transfer of shares of our capital stock that would result in shares of our capital stock being owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares of our capital stock.

The trustee will transfer the shares of our capital stock to a person whose ownership of shares of our capital stock will not violate the ownership limits. The transfer will be made no earlier than 20 days after the later of our receipt of notice that shares of our capital stock have been transferred to the share trust or the date we determine that a purported transfer of shares of stock has occurred. During this 20-day period, we will have the option of redeeming such shares of our capital stock. Upon any such transfer or redemption, the purported transferee or holder will receive a per share price equal to the lesser of (1) the price per share in the transaction that resulted in the transfer of such shares to the, share trust (or, in the case of a gift or devise, the price per share on the date of redemption at the time of the gift or devise) or (2) the price per share on the date of the redemption, in the case of a purchase by us, or the price received by the trustee net of any sales commission and expenses, in the case of a sale by the trustee. The charitable beneficiary will receive any excess amounts. In the case of a liquidation, holders of such shares will receive a ratable amount of our remaining assets available for distribution to shares of the applicable class or series taking into account all shares of such class or series. The trustee will distribute to the purported transferee or holder an amount equal to the lesser of the amounts received with respect to such shares or the price per share in the transaction that resulted in the transfer of such shares to the share trust (or, in the case of a gift or devise, the price at the time of the gift or devise) and will distribute any remaining amounts to the charitable beneficiary.

Any person who acquires or attempts to acquire shares of our capital stock in violation of the foregoing restrictions or who owns shares of our capital stock that were transferred to any such share trust is required to give immediate written notice to us of such event, and any person who purports to transfer or receive shares of our capital stock subject to such limitations is required to give us 15 days written notice prior to such purported transaction. In both cases, such persons must provide to us such other information as we may request to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until the board of directors determines it is no longer in our best interest to continue to qualify as a REIT.

The ownership limits do not apply to a person or persons that the board of directors exempts from the ownership limit upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5% or more (or such lower percentage applicable under Treasury Regulations) of the outstanding shares of our capital stock during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares of our capital stock beneficially owned.

Distributions

We intend to declare and make distributions on a quarterly basis to stockholders of record as of the last day of each quarter commencing in the first quarter after the escrow period concludes. In connection with a distribution to our stockholders, our board of directors will approve a quarterly distribution for a certain dollar amount per share of our common stock. For purposes of calculating our NAV to account for any declared distribution, after the close of business on the date that is five business days prior to any record date, our advisors will accrue as our liability the amount of the declared distribution. We will then calculate each stockholder’s specific distribution amount for the quarter using the applicable record date.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for federal income tax purposes. Generally, income distributed will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our taxable income each year (computed without regard to the distributions paid deduction and our net capital gain). Distributions will be authorized at the discretion of our board of directors, in accordance with our earnings, cash flow and general financial condition. Our board of directors’ discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We are authorized to borrow money, issue new securities or sell assets to make distributions. There are no restrictions on the ability of our operating partnership to transfer funds to us.

We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders, provided that the securities distributed to stockholders are readily marketable. The receipt of marketable securities in lieu of cash distributions may cause stockholders to incur transaction expenses in liquidating the securities. We do not have any current intention to list the shares of our common stock on a national securities exchange, nor is it expected that a public market for the shares of common stock will develop.

Although we intend to fund the payment of distributions solely from cash flow from operations, we may pay distributions from other sources, including the sale of assets, borrowings or return of capital.

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan, whereby stockholders will be able to elect to have their cash distributions automatically reinvested in additional shares of our common stock. All such distributions will be immediately reinvested in our shares on behalf of the participants on the business day such distribution would have been paid to such stockholder.

The per share purchase price for shares purchased pursuant to the distribution reinvestment plan will be equal to our NAV per share on the distribution date, after giving effect to all distributions. No selling commissions will be payable with respect to shares purchased pursuant to the distribution reinvestment plan. Shares acquired under the distribution reinvestment plan will entitle the participant to the same rights and be treated in the same manner as those purchased in this offering.

We reserve the right to amend any aspect of our distribution reinvestment plan without the consent of our stockholders, provided that notice of any material amendment is sent to participants at least ten days prior to the effective date of that amendment. In addition, we may terminate the distribution reinvestment plan for any reason at any time upon ten days’ prior written notice to participants. A stockholder’s participation in the plan will be terminated to the extent that a reinvestment of such stockholder’s distributions in our shares would cause the percentage ownership or other limitations contained in our charter to be violated. Participants may terminate their participation in the distribution reinvestment plan with ten days’ prior written notice to us.

Account Statements

Within 90 days after the end of each fiscal year, we will mail to each participant a statement of account describing, as to such participant: (1) the distributions reinvested during the year; (2) the number of shares purchased during the year; (3) the per share purchase price for such shares; and (4) the total number of shares purchased on behalf of the participant under the plan. In addition, tax information with respect to income earned on shares under the plan for the calendar year will be sent to each applicable participant.

Tax Consequences of Participation

If a stockholder elects to participate in the distribution reinvestment plan and is subject to federal income taxation, the stockholder will be treated as if he or she has received the distribution from us in cash and then applied such distribution to the purchase of additional shares. The stockholder will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend in which event the distribution will be treated as long-term capital gain. See “Material United States Federal Income Tax Considerations.”

Operating Partnership Agreement

We have summarized the material terms and provisions of the Limited Partnership Agreement of NorthEnd Operating Partnership LP, which we refer to as the “partnership agreement.” This summary is not complete. For more detail, you should refer to the partnership agreement itself, which is filed as an exhibit to the registration statement of which this prospectus is part. For purposes of this section, references to “we,” “our,” “us” and “the company” refer to NorthEnd Income Property Trust Inc.

Management of Our Operating Partnership

NorthEnd Operating Partnership LP, our operating partnership, was formed on August 25, 2008 to acquire and hold assets on our behalf. For purposes of satisfying the asset and gross income tests for qualification as a REIT for federal income tax purposes, the company’s proportionate share of the assets and income of our operating partnership will be deemed to be assets and income of the company.

We intend to hold substantially all of our assets in our operating partnership or in subsidiary entities in which our operating partnership owns an interest.

We will be the sole general partner of our operating partnership. As the sole general partner of our operating partnership, we will have the exclusive power to manage and conduct the business of our operating partnership. A general partner is accountable to a limited partnership as a fiduciary and consequently must exercise good faith and integrity in handling partnership affairs. Neither NorthEnd Holding nor any other limited partner of our operating partnership may transact business for our operating partnership, or participate in management activities or decisions, except as provided in the partnership agreement and as required by applicable law. We may not be removed as general partner by the limited partners. Our board of directors will at all times have ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to our operating partnership. Pursuant to an advisory agreement, which will be effective as of the initial offering date, however, we will delegate to our advisor authority to make decisions related to our and our operating partnership’s day-to-day business, the acquisition, management and disposition of assets and the selection of property managers and other service providers, in accordance with our investment objectives, strategy, guidelines, policies and limitations.

NorthEnd Holding has expressly acknowledged and any future limited partners of our operating partnership will expressly acknowledge that we, as general partner, are acting for our benefit, and the benefit of the limited partners of our operating partnership and our stockholders collectively. Neither we nor our board of directors is under any obligation to give priority to the separate interests of the limited partners of our operating partnership or our stockholders in deciding whether to cause our operating partnership to take or decline to take any actions. If there is a conflict between the interests of our stockholders on one hand and our operating partnership’s limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or our operating partnership’s limited partners; provided, however, that for so long as we own a controlling interest in our operating partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or our operating partnership’s limited partners will be resolved in favor of our stockholders. We are not liable under the partnership agreement to our operating partnership or to any of its limited partners for monetary damages for losses sustained, liabilities incurred, or benefits not derived by such limited partners in connection with such decisions, provided that we have acted in good faith.

The partnership agreement requires that our operating partnership be operated in a manner that will enable us to: (1) satisfy the requirements for qualification as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT; (2) avoid any federal income or excise tax liability; and (3) ensure that our operating partnership will not be classified as a “publicly traded partnership” that is taxable as a corporation. See “Material United States Federal Income Tax Considerations.”

Capital Contributions and Distributions

We intend to contribute the net proceeds from this offering, which are not used or retained to pay the fees and expenses attributable to our operations, to our operating partnership as capital contributions. These capital contributions will be reflected in our capital account in our operating partnership.

If our operating partnership requires additional funds at any time in excess of capital contributions made by us, our operating partnership may borrow funds from a financial institution or other lender. In addition, our operating partnership may admit additional limited partners whose investments may be subject to different management fees and redemption limitations if our board of directors concludes in good faith that such admittance is in our best interest.

The partnership agreement generally provides that our operating partnership will, except upon the liquidation of our operating partnership, distribute cash to the partners of our operating partnership in accordance with their relative percentage interests, generally on at least a quarterly basis, in amounts determined by us as general partner. Upon the liquidation of our operating partnership, after payment of debts and obligations, any remaining assets of our operating partnership will be distributed in accordance with the distribution provisions of the partnership agreement to the extent of each partner’s positive capital account balance.

Issuance of Additional Limited Partnership Interests

As sole general partner of our operating partnership, effective as of the initial offering date, we will have the ability to cause our operating partnership to issue additional limited partnership interests. These additional interests may be issued to institutional and other large investors that may prefer to make an investment directly in our operating partnership and may include preferred limited partnership interests. In addition, we may issue additional shares of our common stock or convertible securities.

Transferability of Interests

We may not (1) voluntarily withdraw as the general partner of our operating partnership, (2) engage in any merger, consolidation or other business combination or (3) transfer our general partnership interest in our operating partnership (except to a wholly owned subsidiary), unless: (A) the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction; or (B) in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership and agrees to assume all obligations of the general partner of our operating partnership.

We may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of our operating partnership, other than interests held by us. With certain exceptions, the limited partners may not transfer their interests in our operating partnership, in whole or in part, without our written consent, as general partner.

NorthEnd Holding, our advisor or one or more of our advisor’s affiliates will maintain an aggregate investment in us or our operating partnership equal to at least $200,000 for so long as an affiliate of ML & Co. is acting as our advisor. In the event that an affiliate of ML & Co. ceases to be our advisor, NorthEnd Holding may require our operating partnership to redeem its limited partnership interest for cash.

Exculpation

We, as general partner, will not be liable to our operating partnership or limited partners for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence since provision has been made in the partnership agreement for exculpation of the general partner. Therefore, purchasers of interests in our operating partnership have a more limited right of action than they would have absent the limitation in the partnership agreement.

Indemnification

The partnership agreement provides for the indemnification of us, as general partner, by our operating partnership for liabilities we incur in dealings with third parties on behalf of our operating partnership. To the extent that the indemnification provisions purport to include indemnification of liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and therefore unenforceable.

Tax Matters

We are our operating partnership’s tax matters partner and, as such, have the authority to make tax elections under the Code on our operating partnership’s behalf.

Certain Provisions of Maryland Law and of Our Charter and Bylaws

The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our amended and restated charter and bylaws, forms of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Our Board of Directors

Our charter and bylaws provide that we will have not less than three and not more than 15 directors. Prior to effectiveness of the registration statement of which this prospectus is a part, our board of directors will be comprised of seven directors. Our charter provides that a majority of our directors must be “independent directors,” which is defined in our charter as a person who is not one of our officers or employees or an officer, director or employee of either of our advisors or any of their affiliates and has not been so or otherwise been directly or indirectly associated with us or our advisors or any of their affiliates for the previous two years.

Each director will serve until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified. Although the number of directors may be increased or decreased, a decrease may not shorten the term of any incumbent director. Any director may resign at any time or may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting must indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Any vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled by a vote of a majority of the remaining directors. As provided in our charter, nominations of individuals to fill the vacancy of a board seat previously filled by an independent director will be made by the remaining independent directors.

Removal of Directors

Our charter provides that a director may be removed with or without cause by the affirmative vote of a majority of the votes entitled to be cast in the election of directors.

Business Combinations

Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combinations” includes mergers, consolidations, share exchanges or, in circumstances specified in the Maryland General Corporation Law, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (1) any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of the corporation. A person is not an interested stockholder under the Maryland General Corporation Law if the board of directors approved in advance the transaction by which he otherwise would become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

These super majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.

None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person. Consequently, the five-year prohibition and the super majority vote requirements will not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super majority vote requirements and other provisions of the statute.

Should our board of directors opt into the business combination statute, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of common stock owned by the acquiror, by officers or by employees who are directors of the corporation are not entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or with respect to which the acquiror has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting powers:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of control shares. Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares of stock acquired in a merger or consolidation or on a stock exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the Maryland General Corporation Law, we have provided in our bylaws that the control share provisions of the Maryland General Corporation Law will not apply to any acquisition by any person of shares of our stock, but the board of directors retains the discretion to change this provision in the future.

Unsolicited Takeover Statutes

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, without a stockholder vote, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	maintaining a classified board;

•	requiring two-thirds stockholder vote for removing a director;

•	requiring that the number of directors be fixed only by vote of the board of directors;

•	requiring that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a request by a majority of stockholders for the calling of a special meeting of stockholders.

Pursuant to Subtitle 8, we have elected to provide that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in the board the exclusive power to fix the number of directors.

Amendment to Our Charter and Bylaws

Our charter may be amended by the affirmative vote of the holders of a majority of shares of our common stock then outstanding and entitled to vote thereon, without the concurrence of our board of directors. Our board of directors may not amend our charter (without the concurrence by our stockholders) except (1) to enable us to qualify as a REIT under the Code and for purposes of maintaining such qualification, (2) to increase the authorized but unissued shares of our common stock that we may issue and (3) to change our corporate name or the designation or par value of any class or series of our shares. Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws or to make new bylaws upon the concurrence of the majority of our stockholders, except for amendments that do not adversely affect the rights, preferences and privileges of stockholders and therefore do not require stockholder consent.

Voting with Respect to Certain Matters

With respect to shares of common stock owned by our advisor, our directors or any of their respective affiliates, none of our advisors, our directors, nor any of their respective affiliates may vote or consent on matters submitted to the stockholders regarding the removal of our advisor, directors or any of their respective affiliates or any transaction between us and any of them. In determining the requisite percentage in interest of shares of our common stock necessary to approve a matter on which our advisor, directors or any affiliate may not vote or consent, any shares owned by any of them will not be included.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made at an annual meeting of stockholders at which directors are to be elected only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who was a stockholder of record both at the time of provision of notice and at the time of the meeting, is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made at a special meeting of stockholders at which directors are to be elected only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) provided that our board of directors has determined that directors will be elected at such meeting, by a stockholder who was a stockholder of record both at the time of provision of notice and at the time of the meeting, is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

Meetings of Stockholders

Under our bylaws, annual meetings of stockholders will be held each year, at least 30 days after the delivery of our annual report, upon reasonable notice for the purpose of electing directors and for the transaction of such other business as may come before the meeting. Special meetings of stockholders may be called by our president, chief executive officer, a majority of our directors or independent directors. In addition, special meetings must be called by our Secretary upon the written request of the holders of not less than 10% of our common stock entitled to vote at a meeting. Upon receipt of such a written request, either in person or by mail, stating the purpose or purposes of the meeting, we will provide all stockholders, within ten days of receipt of the written request, written notice, either in person or by mail, of the meeting and its purpose. Such meeting will be held not less than 15 nor more than 60 days after distribution of the notice, at the time and place specified in the request, or if none is specified, at a time and place convenient to stockholders. Only matters set forth in the notice of the meeting may be considered and acted upon at a special meeting.

At any meeting of stockholders, each stockholder is entitled to one vote per share of common stock owned of record on the applicable record date. In general, the presence in person or by proxy of 50% of the common stock then outstanding will constitute a quorum, and except with respect to the election of directors or as otherwise provided in the charter, the majority vote of the common stock entitled to vote will be binding on all our stockholders.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change of control or other transaction that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders, including the power of our board to issue additional shares of our common stock, the restrictions on ownership and transfer of our shares, advance notice requirements for director nominations and stockholder proposals and the application of the Maryland business combination provisions. Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the Maryland General Corporation Law were rescinded, these provisions of the Maryland General Corporation Law could have similar anti-takeover effects. See “Risk Factors—Risks Related to Our Corporate Structure—Our Charter limits the number of shares a person may own, which may discourage a takeover that could otherwise result in a premium price to our stockholders” and “Certain provisions of Maryland law could inhibit transactions or changes of control under circumstances that could otherwise provide stockholders with the opportunity to realize a premium.”

Inspection of Books and Records

Our advisor will keep, or cause to be kept, on our behalf, full and true books of account on an accrual basis of accounting, in accordance with GAAP. All of such books of account, together with all of our other records, including a copy of our charter and bylaws and any amendments thereto, will at all times be maintained at our principal office, and will be open to inspection, examination, and, for a reasonable charge, duplication upon reasonable notice and during normal business hours by a stockholder or his or her agent.

As a part of our books and records, we will maintain at our principal office an alphabetical list of names of stockholders, along with their addresses and telephone numbers and the number of shares held by each stockholder. Such list will be updated at least quarterly and will be available for inspection at our principal office by a stockholder or his or her agent upon such stockholder’s request. Such list also will be mailed to any stockholder requesting the list within ten days of a request. The copy of the stockholder list will be printed in alphabetical order, on white paper, and in readily readable type size that is not smaller than ten-point type. We may impose a reasonable charge for expenses incurred in reproducing and mailing such list. The list may not be sold or used for commercial purposes and we may require the stockholder requesting the stockholder list to represent that the list is not requested for a commercial purpose unrelated to the stockholder’s interest in the company.

Indemnification and Limitation of Directors’, Officers’ and Others’ Liability

Our organizational documents limit the personal liability of our stockholders, directors and officers for monetary damages to the extent permitted under current provisions of Maryland law in effect from time to time and the limitations of the NASAA REIT Guidelines. In addition, our directors and officers are covered by a liability insurance policy. Maryland law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

Our charter provides, however, that the directors, our advisor and its affiliates will be indemnified by us for losses arising from our operation only if all of the following conditions are met:

•	the directors, our advisor or its affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

•	the directors, our advisor or its affiliates were acting on our behalf or performing services for us;

•	in the case of affiliated directors, our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification; and

•	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification.

In addition, any indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or to the extent any such loss is not covered by insurance, our payment of indemnified loss.

The SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Indemnification of the directors, officers, our advisor or their affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

•	a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Extraordinary Transactions

Under Maryland law, a Maryland corporation generally cannot amend its charter or merge unless such is approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the company’s charter. Our charter provides that such actions must be approved by a majority of all of the votes entitled to be cast on the matter. Similarly, our charter requires the affirmative vote of a majority of the votes entitled to be cast to approve a dissolution or sale of all or substantially all of our assets. Because operating assets may be held by a company’s subsidiaries, as in our situation, this may mean that a subsidiary of a company can transfer all of its assets without any vote of the company’s stockholders.

REIT Qualification

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to qualify, or to attempt to qualify, as a REIT.

Restrictions on Roll-Up Transactions

In accordance with our charter, in connection with any proposed transaction considered a “roll-up transaction” (as defined below) involving us and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, an appraisal of all of our assets shall be obtained from a competent independent appraiser. The assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal shall assume an orderly liquidation of the assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed roll-up transaction.

A “roll-up transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of another entity, or a roll-up entity, that would be created or would survive after the successful completion of such transaction. The term roll-up transaction does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

•	a transaction involving our conversion to a corporate, company, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

stockholder voting rights; the term of our existence; compensation to our advisor; or our investment objectives.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to stockholders who vote “no” on the proposal the choice of:

(1) accepting the securities of a roll-up entity offered in the proposed roll-up transaction; or

(2) one of the following:

(a)	remaining as holders of shares of our common stock and preserving their interests therein on the same terms and conditions as existed previously; or

(b)	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed roll-up transaction:

•	that would result in the stockholders having democracy rights in a roll-up entity that are less than those provided in our charter, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and our dissolution;

•	that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the roll-up entity on the basis of the number of shares held by that investor;

•	in which investor’s rights to access of records of the roll-up entity will be less than those provided in the section of this prospectus entitled “Certain Provisions of Maryland Law and of Our Charter and Bylaws—Inspection of Books and Records;” or

•	in which any of the costs of the roll-up transaction would be borne by us if the roll-up transaction is not approved by the stockholders.

Material United States Federal Income Tax Considerations

The following is a summary of the material United States federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding and disposition of our common stock. For purposes of this section under the heading “Material United States Federal Income Tax Considerations,” references to “the company,” “we,” “our” and “us” mean only NorthEnd Income Property Trust Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. You are urged both to review the following discussion and to consult your tax advisor to determine the effect of ownership and disposition of our shares on your individual tax situation, including any state, local or non-U.S. tax consequences.

This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, or the Treasury Regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances, or to stockholders subject to special tax rules, such as financial institutions, insurance companies and broker-dealers.

This summary assumes that stockholders will hold shares of our common stock as capital assets, which generally means as property held for investment.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR COMMON STOCK TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU OF ACQUIRING, HOLDING AND DISPOSING OF OUR COMMON STOCK.

Taxation of the Company

We intend to elect to be taxed as a REIT under the Code, beginning with our taxable year ending December 31 of the year in which the escrow period concludes. We believe that we are organized and will operate in a manner that will allow us to qualify for taxation as a REIT under the Code commencing with our taxable year ending December 31 of the year in which the escrow period concludes, and we intend to continue to be organized and to operate in such a manner.

The law firm of Alston & Bird LLP has acted as our counsel in connection with the offering. We expect to receive the opinion of Alston & Bird LLP to the effect that, commencing with our taxable year ending December 31 of the year in which the escrow period concludes, we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed ownership and operations, as represented by us, will enable us to meet the requirements for qualification and taxation as a REIT under the Code. The opinion of Alston & Bird LLP will be based on various assumptions and on our representations to them concerning our organization, our proposed ownership and operations, and other matters relating to our ability to qualify as a REIT, and will be expressly conditioned upon the accuracy of such assumptions and representations, which Alston & Bird LLP will not verify. The opinion of Alston & Bird LLP will be based upon current law, which is subject to change either prospectively or retroactively. Changes in applicable law could modify the conclusions expressed in the opinion, and Alston & Bird LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Our qualification and taxation as a REIT will depend upon our ability to meet, on an ongoing basis, the various and complex REIT qualification tests imposed under the Code, the results of which will not be reviewed or verified by Alston & Bird LLP. See “—Requirements for Qualification—General” below. Accordingly, no assurance can be given that we will in fact satisfy such requirements. While we believe that we are organized and intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, the possibility of future changes in our circumstances and circumstances not entirely within our control, no assurance can be given by Alston & Bird LLP or us that we will so qualify for any particular year.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depend upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General” below. While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification as a REIT or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify” below.

Provided that we qualify as a REIT, we generally will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. Rather, income generated by a REIT and distributed to its stockholders generally is taxed only at the stockholder level.

Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs. See “—Taxation of Stockholders” below.

If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

•	We may be subject to the alternative minimum tax.

•	If we have net income from prohibited transactions, such income will be subject to a 100% tax. “Prohibited transactions” are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, rather than for investment, other than foreclosure property. See “—Prohibited Transactions” and “—Foreclosure Property” below.

•	If we have net income from the sale or disposition of “foreclosure property,” as described below, that is held primarily for sale in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to corporate tax on such income at the highest applicable rate (currently 35%).

•	If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (b) a fraction intended to reflect our profitability.

•	If we fail to satisfy any of the REIT asset tests, as described below, other than a failure by a de minimis amount of the 5% or 10% asset tests, as described below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or 35% of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•	If we fail to satisfy any other REIT qualification requirements (other than a gross income or asset test requirement) and that violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.

•	If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (1) the amounts actually distributed (taking into account excess distributions from prior years), plus (2) retained amounts on which U.S. federal income tax is paid at the corporate level.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “—Requirements for Qualification—General.”

•	A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us, our lessees and/or a “taxable REIT subsidiary” (as described below) if and to the extent that the IRS successfully adjusts the reported amounts of these items.

•	If we acquire appreciated assets from a C corporation (i.e., a corporation generally subject to corporate income tax) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of such assets during the ten-year period following their acquisition from the C corporation. The results described in this paragraph assume that the non-REIT corporation will not elect in lieu of this treatment to be subject to an immediate tax when the asset is acquired by us.

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our common stock.

•	We may have subsidiaries or own interests in other lower-tier entities that are C corporations, such as “taxable REIT subsidiaries,” the earnings of which would be subject to U.S. federal corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and non-U.S. income, franchise property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification - General

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares is owned, directly or indirectly, by or for five or fewer “individuals” (as defined in the Code to include specified entities);

(7)	that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions;

(8)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked; and

(9)	that uses the calendar year as its fiscal year.

The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes.

To monitor compliance with the share ownership requirements, we are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of certain percentages of our shares in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and have no reason to know that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

Our taxable year is the calendar year, satisfying condition (9).

Effect of Subsidiary Entities

Disregarded Subsidiaries.  If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT, including for purposes of the gross income and asset tests applicable to REITs as summarized below. A qualified REIT subsidiary is any entity, other than a taxable REIT subsidiary (as described below), that is classified as a corporation for federal income tax purposes and wholly owned by a REIT, directly or through one or more other disregarded subsidiaries. Single member limited liability companies are also generally disregarded subsidiaries for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly owned by us (e.g., if any equity interest in the subsidiary is acquired by a person other than us or another of our disregarded subsidiaries) the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another entity. See “—Asset Tests” and “—Gross Income Tests” below.

Taxable Subsidiaries.  A REIT generally may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a taxable REIT subsidiary. If one of our taxable REIT subsidiaries owns, directly or indirectly, more than 35%, by voting power or value, of the outstanding securities, other than certain straight-debt securities, of another corporation, such other corporation will also be treated as our taxable REIT subsidiary. The separate existence of a taxable REIT subsidiary or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to corporate U.S. federal, state, local and income and franchise tax on its earnings, which may reduce the cash flow available to us and our ability to make distributions to our stockholders.

A REIT is not treated as holding the assets of a taxable REIT subsidiary or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT recognizes as income the dividends, if any, that it receives from the subsidiary. Because we do not include the assets and income of a taxable REIT subsidiary in determining our compliance with the REIT income and asset tests, we may use taxable REIT subsidiaries to undertake indirectly activities that the REIT rules might otherwise preclude us from engaging in directly or through pass-through subsidiaries (e.g., activities that give rise to certain categories of income such as management fees).

Certain restrictions imposed on taxable REIT subsidiaries are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, if a taxable REIT subsidiary has a debt to equity ratio as of the close of the taxable year exceeding 1.5 to 1, it may not deduct interest expense accrued in such year to an affiliated REIT to the extent that such interest exceeds, generally, 50% of the taxable REIT subsidiary’s adjusted taxable income for that year. Disallowed interest may be carried forward and deducted in a year in which the limitation does not apply. In addition, if amounts are paid to a REIT or deducted by a taxable REIT subsidiary due to transactions between a REIT, its lessees and/or a taxable REIT subsidiary, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess.

Rents we receive that include amounts for services furnished by a taxable REIT subsidiary to any of our lessees will not be subject to the excise tax if such amounts qualify for the safe harbor provisions contained in the Code. Safe harbor provisions are provided where (1) amounts are excluded from the definition of impermissible tenant service income as a result of satisfying a 1% de minimis exception, (2) a taxable REIT subsidiary renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable, (3) rents paid to us by lessees that are not receiving services from the taxable REIT subsidiary are substantially comparable to the rents paid by our lessees leasing comparable space that are receiving such services from the taxable REIT subsidiary and the charge for the services is separately stated or (4) the taxable REIT subsidiary’s gross income from the service is not less than 150% of the taxable REIT subsidiary’s direct cost of furnishing the service.

Gross Income Tests

In order to qualify as a REIT, we must satisfy two gross income tests each year. First, at least 75% of our gross income for each taxable year, excluding gross income from prohibited transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets, as well as “qualified temporary investment income,” described below. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, must be derived from sources of income that qualify under the 75% gross income test and other dividends, interest, gain from the sale or disposition of stock or securities, and certain other categories of income.

Rents will qualify as “rents from real property” in satisfying the gross income tests only if several conditions are met, including the following:

•	The rent must not be based in whole or in part on the income or profits of any person. An amount will not be disqualified, however, solely by being based on a fixed percentage or percentages of receipts or sales or, if it is based on the net income or profits of a lessee which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the sublessees would qualify as rents from real property, if earned directly by us.

•	If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as rents from real property if it exceeds 15% of the total rent received under the lease.

•	For rents received to qualify as rents from real property, we generally must not operate or manage the property or furnish or render certain services to the lessees of such property, other than through an “independent contractor,” as defined in the Code, who is adequately compensated and from which we derive or receive no income or through a taxable REIT subsidiary. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to lessees of our properties without disqualifying all of the rents from the property if the gross income from such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify all of the rents from treatment as rents from real property. For purposes of this test, the gross income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services. Moreover, we are permitted to provide services to lessees through a taxable REIT subsidiary without disqualifying the rental income received from lessees as rents from real property.

•	Rental income will not qualify as rents from real property if we directly or indirectly (through application of certain constructive ownership rules) own (1) in the case of any lessee which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such lessee or (2) in the case of any lessee which is not a corporation, an interest of 10% or more in the assets or net profits of such lessee. Rental payments from a taxable REIT subsidiary, however, will qualify as rents from real property even if we own more than 10% of the total value or combined voting power of the taxable REIT subsidiary if (a) at least 90% of the property is leased to unrelated lessees and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated lessees for comparable space or (b) the property is a “qualified lodging facility” or a “qualified health care facility” and certain additional requirements are satisfied.

Unless we determine that the resulting nonqualifying income under any of the following situations, taken together with all other nonqualifying income earned by us in the taxable year, will not jeopardize our status as a REIT, we do not intend to:

•	charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage or percentages of receipts or sales, as described above;

•	rent any property to a related party lessee, including a taxable REIT subsidiary, unless the rent from the lease to the taxable REIT subsidiary would qualify for the special exception from the related party lessee rule applicable to certain leases with a taxable REIT subsidiary;

•	derive rental income attributable to personal property other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease; or

•	directly perform services considered to be noncustomary or rendered to the occupant of the property unless the amount we receive or accrue (directly or indirectly) for performing such services for any taxable year will not exceed 1% of all amounts we receive or accrue during such year with respect to the property.

Distributions from our taxable REIT subsidiary or other corporations that are not REITs or qualified REIT subsidiaries will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends received by us from a REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the loan will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless also qualify for purposes of the 95% gross income test.

Qualified temporary investment income is income that is attributable to temporary investments in stock and debt securities of new capital proceeds from stock issuances (other than pursuant to our distribution reinvestment plan) and public debt offerings and that is received in the one-year period beginning on the date we receive new capital. We will attempt to track investments of new capital so as to be able to confirm the amount of our qualified temporary investment income.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests. The REIT requirements relating to mortgages make it difficult for us to invest in certain mezzanine loans secured by a pledge of equity in an entity holding real estate (as compared to a mortgage in the underlying real property) and in certain mortgage-backed securities.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with regulations prescribed by the Treasury. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter we must also satisfy a series of tests relating to the nature of our assets:

•	At least 75% of the value of our total assets must be represented by “real estate assets,” cash, cash items and U.S. government securities. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other REITs, certain kinds of mortgage-backed securities, and mortgage loans, and, under some circumstances, stock or debt instruments purchased with new capital. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

•	Not more than 25% of the value of our assets may be represented by securities that do not satisfy the 75% test.

•	The value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets.

•	We may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value.

•	As recently amended in the Housing and Economic Recovery Act of 2008, the aggregate value of all securities of taxable REIT subsidiaries held by us may not exceed 25% of the value of our gross assets.

The 5% and 10% asset tests do not apply to securities of taxable REIT subsidiaries, qualified REIT subsidiaries or securities that are “real estate assets” for purposes of the 75% gross asset test described above. The 10% value test does not apply to certain “straight debt” and certain other excluded securities, including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property, and any security issued by a REIT. In addition: (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership; (b) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. In general, straight debt is defined as a written, unconditional promise to pay on demand or at a specific date a fixed principal amount, and the interest rate and payment dates on the debt must not be contingent on profits or the discretion of the debtor. In addition, straight debt may not contain a convertibility feature.

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities during a quarter, we can cure this failure by disposing of the non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test or the 10% asset test at the end of any quarter, and such failure is not cured within 30-days thereafter, we may dispose of sufficient assets or otherwise satisfy the requirements of such asset tests within six months after the last day of the quarter in which our identification of the failure to satisfy those asset tests occurred to cure the violation, provided that the non-permitted assets do not exceed the lesser of 1% of the total value of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests, or our failure of the 5% and 10% asset tests is in excess of this amount, as long as the failure was due to reasonable cause and not willful neglect and, following our identification of the failure, we filed a schedule in accordance with the Treasury Regulations describing each asset that caused the failure, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps to satisfy the requirements of the applicable asset test within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred, including the disposition of sufficient assets to meet the asset tests and paying a tax equal to the greater of $50,000 or 35% of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the relevant asset test.

We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance with such tests on an ongoing basis. The values of some of our assets, including the securities of our taxable REIT subsidiary, however, may not be precisely valued, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that our assets do not meet the requirements of the REIT asset tests.

Annual Distribution Requirements

For each taxable year, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

the sum of (1) 90% of our “REIT taxable income” (computed without regard to our deduction for dividends paid and our net capital gains) and (2) 90% of the net income, if any (after tax), from foreclosure property (as described below); minus, the sum of specified items of non-cash income that exceeds a percentage of our income.

In addition to distributions made in the taxable year to which they relate, certain distributions made in the following year are taken into account for these purposes. If distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month, and are actually paid before the end of January of the following year, such distributions are treated as both paid by us and received by our stockholders on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year provided we pay such distribution with or before our first regular dividend payment after such declaration and such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In certain circumstances, we may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our REIT qualification or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

In order for distributions to be counted towards our distribution requirement and to provide a tax deduction to us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares within a particular class and is in accordance with the preferences among our different classes of shares as set forth in our organizational documents. A distribution of a preferential dividend may cause other distributions to be treated as preferential dividends, possibly preventing us from satisfying the distribution requirement for REIT qualification.

To the extent that we distribute at least 90%, but less than 100%, of our net taxable income, we will be subject to tax at ordinary corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we would elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in their income and receive a corresponding credit for their proportionate share of the tax paid by us. Our stockholders would then increase their adjusted basis in our shares by the difference between the amount included in their long-term capital gains and the tax deemed paid with respect to their shares.

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such amount over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior periods) and (B) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax. If distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month, and are actually paid before the end of January of the following year, such distributions are treated as both paid by us and received by our stockholders on December 31 of the year in which they are declared.

Under certain technical rules governing deficiency dividends, we could lose our ability to cure an under-distribution in a year with a subsequent year deficiency dividend if we pay preferential dividends, potentially including “dividend equivalent redemptions.” Accordingly, we intend to pay dividends pro rata within each class, to abide by the rights and preferences of each class of our shares if there is more than one, and to avoid dividend equivalent redemptions. (See “Taxation of Stockholders—Redemptions of Our Common Stock” below for a discussion of when redemptions are dividend equivalent and measures we intend to take to avoid them.) Amounts distributed in redemptions will not count towards satisfying the 90% distribution requirement or avoiding the 4% excise tax.

It is possible that we, from time to time, may not have sufficient cash to meet the REIT distribution requirements because cash is needed to fund redemptions or due to timing differences between (1) the actual receipt of cash, including the receipt of distributions from our pass-through subsidiaries and (2) the inclusion of items in income by us for U.S. federal income tax purposes. Additional potential sources of non-cash taxable income include loans or mortgage-backed securities held by us as assets that are issued at a discount and require the accrual of taxable interest income in advance of our receipt in cash, loans on which the borrower is permitted to defer cash payments of interest and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current interest payments in cash. In addition, we may not have sufficient funds to pay deficiency dividends, in the event we were required to pay them to preserve our REIT status with respect to any taxable year. In the event that we do not have sufficient cash to satisfy our distribution requirements, it might be necessary to sell assets, arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of property, including potentially, our shares, in order to satisfy such requirements.

Failure to Qualify

In the event we violate a provision of the Code that would result in our failure to qualify as a REIT, specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not due to willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy the provision and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available) or the failure to meet the minimum distribution requirements. This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause and not due to willful neglect.

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Code do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to our stockholders through 2010 will generally be taxable to stockholders who are individual U.S. stockholders at a maximum rate of 15%, and dividends received by our corporate U.S. stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief.

Prohibited Transactions

Net income derived from prohibited transactions is subject to a 100% tax. The term “prohibited transactions” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of owning and operating properties and to make sales of properties that are consistent with our investment objectives. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business,” however, depends on the specific facts and circumstances. No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that certain safe-harbor provisions of the Code that prevent such treatment, even as liberalized by the Housing and Economic Recovery Act of 2008, will apply. The 100% tax will not apply to gains from the sale of property held through a taxable REIT subsidiary, although such income will be subject to tax at regular corporate income tax rates.

Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Pursuant to recent changes in the Housing and Economic Recovery Act of 2008, any income from a hedging transaction to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred by us to acquire or own real estate assets, which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition of such a transaction, will be disregarded for purposes of the 75% and 95% gross income tests. The Housing and Economic Recovery Act of 2008 also provides rules for disregarding income for purposes of the 75% and 95% gross income tests with respect to hedges of certain foreign currency risks. To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT.

Sale-Leaseback Transactions

We may enter into sale-leaseback transactions.  It is possible that the IRS could take the position that specific sale-leaseback transactions we treat as true leases are not true leases for U.S. federal income tax purposes but are, instead, financing arrangements or loans. Successful recharacterization of a sale-leaseback transaction as a financing arrangement or loan could jeopardize our REIT status.

Foreign Investments

To the extent that we hold or acquire any investments and, accordingly, pay taxes in other countries, taxes paid by us in non-U.S. jurisdictions may not be passed through to, or used by, our stockholders as a foreign tax credit or otherwise. In addition, certain passive income earned by a non-U.S. taxable REIT subsidiary must be taken in account by us currently (whether or not distributed by the taxable REIT subsidiary) and may not be qualifying income under the 95% and 75% gross income tests.

Tax Aspects of Investments in Partnerships

General

We intend to hold our investments through our operating partnership, which may hold investments through other entities that are classified as partnerships for U.S. federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are subject to tax on these items without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items in the computation of our REIT taxable income. Moreover, for purposes of the REIT income and asset tests, we will include our proportionate share of income of, assets held by, our operating partnership and any other subsidiary partnerships, based on our capital interest in such partnerships (other than for purposes of the 10% value test, for which the determination of our interest in partnership assets will be based on our proportionate interest in any securities issued by the partnership excluding, for these purposes, certain excluded securities as described in the Code). Consequently, to the extent that we hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership.

Entity Classification

The investment by us in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of our operating partnership or a subsidiary partnership as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. Under applicable Treasury Regulations, an unincorporated domestic entity with at least two members is classified as a partnership unless it elects to be treated as an association taxable as a corporation. Our operating partnership intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation.

Even though our operating partnership will not elect to be treated as an association for federal income tax purposes, our operating partnership or a subsidiary partnership may be taxed as a corporation if it is deemed to be a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Applicable Treasury Regulations, which we refer to as the “PTP Regulations,” provide limited safe harbors from treatment as a publicly traded partnership. Pursuant to one of those safe harbors, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction (or transactions) that were not required to be registered under the Securities Act and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (including a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner’s interest in the flow-through entity is attributable to the flow-through entity’s direct or indirect interest in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. Even if our operating partnership or a subsidiary partnership were considered a publicly traded partnership under the PTP Regulations, it would not be treated as a corporation for federal income tax purposes as long as 90% or more of its gross income consists of “qualifying income” under section 7704(d) of the Code. In general, qualifying income includes interest, dividends, real property rents (as defined under the REIT rules discussed above) and gain from the sale or disposition of real property, which generally includes income that is qualifying income for purposes of the 95% gross income test applicable to REITs. We intend that our operating partnership will operate such that it is not taxed as a corporation under the publicly traded partnership rules.

If our operating partnership or a subsidiary partnership were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and, therefore, could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of our gross income would change and could preclude us from satisfying the REIT asset tests (particularly the tests generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the value of the securities, of a corporation) or the gross income tests as discussed in “—Taxation of the Company—Asset Tests” and “Taxation of the Company—Gross Income Tests” above, and in turn could prevent us from qualifying as a REIT. See “—Taxation of the Company—Failure to Qualify,” above, for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, any change in the status of any of our operating partnership or a subsidiary partnership for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties

If the partnership agreements of our operating partnership and any subsidiary partnerships do not allocate partnership income or loss in accordance with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be allocated in accordance with the partners’ interests in the partnership. This allocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Under Section 704(c) of the Code and the Treasury Regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is revalued by a partnership as provided in applicable Treasury Regulations or contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the partners who held interests in the partnership at the time of a revaluation or the contributing partner, as the case may be, is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the revaluation or contribution, as applicable. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair value of the contributed property and the adjusted tax basis of such property at the time of the contribution. Frequent contributions to our operating partnership of proceeds from our stock offering and distributions from our operating partnership to fund redemptions of our shares may require frequent revaluations of our operating partnership’s property and application of these rules. Such allocations are solely for U.S. federal income tax purposes and do not affect partnership capital accounts or other economic or legal arrangements among the partners.

To the extent that our operating partnership or any of our subsidiary partnerships acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements.

Taxation of Stockholders

Taxation of Taxable U.S. Stockholders

This section summarizes the taxation of U.S. stockholders that are not tax-exempt organizations. For these purposes, a U.S. stockholder is a beneficial owner of our common stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our shares, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our shares by the partnership.

Distributions.  Provided that we qualify as a REIT, distributions made to our taxable U.S. stockholders out of our current and accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to our common stock constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred shares, if any, and then to our common stock. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. stockholders who receive dividends from taxable subchapter C corporations.

For tax years through 2010, U.S. stockholders (as defined below) who are individuals are generally taxed on corporate dividends at a maximum rate of 15% (the same as long-term capital gains). With limited exceptions, however, dividends received by individual U.S. stockholders from us or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% through 2010.

Distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed our actual net capital gains for the taxable year, without regard to the period for which the U.S. stockholder has held its shares. To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit for taxes paid by us on such retained capital gains. U.S. stockholders will increase their adjusted tax basis in our common stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 15% (through 2010) in the case of U.S. stockholders who are individuals, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate to the extent of previously claimed depreciation deductions for U.S. stockholders who are individuals.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder’s shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of a U.S. stockholder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. Any dividend declared by us in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

We may elect to designate a portion of our distributions as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders as net capital gain, provided that the U.S. stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121 day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(a)	the qualified dividend income received by us during such taxable year from C corporations (including any taxable REIT subsidiary);

(b)	the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

(c)	the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a C corporation over the U.S. federal income tax paid by us with respect to such built-in gain.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “—Taxation of the Company—Annual Distribution Requirements” above. Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.

Dispositions of Our Common Stock.  In general, a U.S. stockholder will realize gain or loss upon the sale or other taxable disposition of our common stock in an amount equal to the difference between the sum of the fair value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in the common stock at the time of the disposition. In general, a U.S. stockholder’s adjusted tax basis will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of our common stock will be subject to a maximum U.S. federal income tax rate of 15% for taxable years through 2010, if shares of our common stock are held for more than 12 months, and will be taxed at ordinary income rates (of up to 35% through 2010) if shares of our common stock are held for 12 months or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a higher capital gain tax rate of 25% to a portion of capital gain realized by a non-corporate holder on the sale of REIT shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.” Holders are advised to consult their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. stockholder upon the disposition of shares of our common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of our common stock by a U.S. stockholder who has held the shares for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. stockholder as long-term capital gain.

If a U.S. stockholder recognizes a loss upon a subsequent disposition of our common stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of recently adopted Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our common stock or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisor) might be subject to disclosure or other requirements pursuant to these regulations.

Redemptions of Our Common Stock

A redemption of our common stock will be treated as a distribution in exchange for the redeemed shares and taxed in the same manner as other taxable share sales discussed above, provided that the redemption satisfies one of the tests enabling the redemption to be treated as a sale or exchange. A redemption will be treated as a sale or exchange if it (1) is “substantially disproportionate” with respect to a stockholder, (2) results in a “complete termination” of a stockholder’s interest in our shares or (3) is “not essentially equivalent to a dividend” with respect to a stockholder, all within the meaning of applicable provisions of the Code. In determining whether any of these tests have been met, shares considered to be owned by a stockholder by reason of certain constructive ownership rules, as well as shares actually owned, must generally be taken into account.

A redemption that does not qualify as an exchange under such tests will constitute a dividend equivalent redemption that is treated as a taxable distribution and taxed in the same manner as regular distributions (i.e., ordinary dividend income to the extent paid out of earnings and profits unless properly designated as a capital gain dividend). In addition, although guidance is sparse, the IRS could take the position that stockholders who do not participate in any redemption treated as a dividend should be treated as receiving a constructive share distribution taxable as a dividend in the amount of their increased percentage ownership of our shares as a result of the redemption, even though such stockholder did not actually receive cash or other property as a result of such redemption.

To avoid certain issues related to our ability to comply with the REIT distribution requirements and utilize the deficiency dividend procedure (see “—Taxation of the Company—Annual Distribution Requirements” above), we have implemented procedures designed to track our stockholders’ percentage interests in our common stock in order to identify any such dividend equivalent redemptions and will decline to effect a redemption to the extent that we believe that it would constitute a dividend equivalent redemption. We cannot assure you, however, that we will be successful in preventing all dividend equivalent redemptions.

Passive Activity Losses and Investment Interest Limitations

Distributions made by us and gain arising from the sale, redemption or exchange by a U.S. stockholder of shares of our common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to shares of our common stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of shares or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Taxation of Tax-Exempt U.S. Stockholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. They are subject to taxation, however, on their unrelated business taxable income or UBTI. Provided that (1) a tax-exempt U.S. stockholder has not held shares of our common stock as “debt financed property” within the meaning of the Code (i.e., where the acquisition or ownership of the property is financed through a borrowing by the tax-exempt stockholder) and (2) our common stock is not otherwise used in an unrelated trade or business, distributions from us and income from the sale or redemption of shares of our common stock generally should not give rise to UBTI to a tax-exempt U.S. stockholder.

Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from U.S. federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

In certain circumstances, a pension trust that (1) is described in Section 401(a) of the Code, (2) is tax-exempt under section 501(a) of the Code and (3) owns more than 10% of the value of our shares could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our shares or (B) a group of pension trusts, each individually holding more than 10% of the value of our shares, collectively owns more than 50% of the value of such shares and (2) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that REIT shares owned by such trusts will not be treated as individuals for purposes of the requirement that not more than 50% of the value of the outstanding shares of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities). Certain restrictions on ownership and transfer of our shares should generally prevent a tax-exempt entity from owning more than 10% of the value of our shares and prevent us from becoming a pension-held REIT.

Taxation of Non-U.S. Stockholders

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock applicable to non-U.S. stockholders. For purposes of this summary, a non-U.S. stockholder is a beneficial owner of our common stock that is not a U.S. stockholder. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of U.S. federal income taxation.

Ordinary Dividends.  The portion of dividends received by non-U.S. stockholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder generally will be treated as ordinary income and will be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty.

In cases where the dividend income from a non-U.S. stockholder’s investment in our common stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax (or a lower rate of tax under the applicable income tax treaty) on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation. The balance of this discussion assumes that dividends that we distribute to non-U.S. stockholders and gains non-U.S. stockholders recognize with respect to our shares are not effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business unless deemed to be effectively connected under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, rules described below under “—Dispositions and Redemptions of Our Common Stock.”

Non-Dividend Distributions.  Distributions by us to non-U.S. stockholders which are not attributable to gains from sales or exchanges of U.S. real property interests and which exceed our earnings and profits will be a non-taxable return of the non-U.S. stockholder’s basis in its shares and, to the extent in excess of the non-U.S. stockholder’s basis, gain from the disposition of such shares, the tax treatment of which is described below. We are required to withhold tax at a 10% rate from distributions to non-U.S. stockholders that are not out of our earnings and profits. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, we will withhold at the rate applicable to dividends. A non-U.S. stockholder, however, may seek a refund from the IRS of any amounts withheld that exceed the non-U.S. stockholder’s substantive U.S. federal income tax liability.

Capital Gain Dividends.  Under FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries, must be reported in U.S. tax returns filed and are treated as effectively connected with a U.S. trade or business of the non-U.S. stockholder. Such gains are subject to U.S. federal income tax at the rates applicable to U.S. stockholders and, in the case of a non-U.S. corporate stockholder a 30% branch profits tax (or a lower rate of tax under the applicable income tax treaty). We are required to withhold tax at a 35% rate from distributions that are attributable to gains from the sale or exchange of U.S. real property interests. Treasury Regulations generally treat capital gain dividends as distributions that are attributable to gains from the sale or exchange of U.S. real property interests. The Treasury Regulations recognize that REITs generally make their capital gain dividend designations after the distributions have been made and, accordingly, apply the withholding obligation on a “catch-up” basis.

If any class of our shares were to become regularly traded on an established securities market located in the United States, capital gain dividends distributed to a non-U.S. stockholder who did not own more than 5% of such class of shares at any time during the one-year period ending on the date of the distribution would be recharacterized as ordinary dividends subject to the rules discussed above under “—Ordinary Dividends.” Non-U.S. stockholders should be aware that we do not expect our common stock to be regularly traded on an established securities market at any time.

Capital gain dividends that are not attributable to sales or exchanges of U.S. real property interests (e.g., that are attributable to sales of mortgages), other than shared appreciation mortgage loans, generally are not subject to federal income or withholding tax. Such capital gain dividends would be subject to a 30% tax in the case of nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States.

Dispositions and Redemptions of Our Common Stock.  Unless shares of our common stock constitute a U.S. real property interest or the distribution is attributable to gain from our sale of a U.S. real property interest (as discussed below), a sale of the shares or a redemption of the shares that is treated as a sale or exchange by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation under FIRPTA. A redemption that is not treated as an exchange will be taxed in the same manner as regular distributions under the rules described above. See “—Taxation of Stockholders—Redemptions of Our Common Stock” for a discussion of when a redemption will be treated as a sale or exchange and related matters.

Our common stock will not constitute a U.S. real property interest if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its outstanding shares are held directly or indirectly by non-U.S. stockholders. We believe we will be a domestically controlled qualified investment entity and, therefore, the sale of our common stock should not be subject to taxation under FIRPTA. Because our shares may be purchased or redeemed daily, however, no assurance can be given that we will be, or that if we are, that we will remain a domestically controlled qualified investment entity.

In the event that we do not constitute a domestically controlled qualified investment entity, a non-U.S. stockholder’s sale of our common stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a U.S. real property interest, provided that (1) shares of our common stock are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and (2) the selling non-U.S. stockholder owned, actually or constructively, 5% or less of our outstanding common stock at all times during a specified testing period. As previously noted, however, we do not expect any of our shares to be regularly traded on an established securities market.

In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our shares, a non-U.S. stockholder may be treated as having gain from the sale or exchange of a United States real property interest if the non-U.S. stockholder (1) disposes of an interest in our shares during the 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from sale or exchange of a United States real property interest and (2) acquires, enters into a contract or option to acquire, or is deemed to acquire, other shares of our shares within 30 days after such ex-dividend date. The foregoing rules do not apply to a transaction if the 5% regularly traded test described above is satisfied with respect to the non-U.S. stockholder. As previously noted, however, we do not expect shares of our common stock to be regularly traded on an established securities market at any time and, therefore, we do not expect the exception for non-U.S. stockholders that satisfy the 5% regularly traded test to apply.

A redemption of shares generally will be taxable under FIRPTA to the extent the distribution in redemption of the shares is attributable to gains from our dispositions of U.S. real property interests. To the extent the distribution is not attributable to gains from our dispositions of U.S. real property interests, the excess of the amount of money received in the redemption over the non-U.S. stockholder’s basis in the redeemed shares will be taxable if we are not a domestically controlled REIT. The IRS has recently confirmed that redemption payments may be attributable to gains from dispositions of U.S. real property interests (except when the 5% publicly traded exception would apply), but has not provided any guidance to determine when and what portion of a redemption payment is a distribution that is attributable to gains from our dispositions of U.S. real property interests. Due to the uncertainty, we may withhold at the 35% rate from all or a portion of redemption payments to non-U.S. stockholders. To the extent the amount of tax we withhold exceeds the amount of a non-U.S. stockholder’s U.S. federal income tax liability, the non-U.S. stockholder may file a U.S. federal income tax return and claim a refund.

If gain on the sale of shares of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the shares could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of shares of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. stockholder if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Backup Withholding and Information Reporting

We will report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding at the current rate of 28% with respect to dividends paid unless the stockholder is (1) a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such holder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide a correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. stockholder who fails to certify its non-foreign status.

We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to back-up withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of shares of our common stock within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of shares of our common stock conducted through certain United States related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local and non-U.S. taxation in various jurisdictions, including those in which they or we transact business, own property or reside. We expect to own interests in properties located in a number of jurisdictions, and we may be required to file tax returns and pay taxes in certain of those jurisdictions. The state, local or non-U.S. tax treatment of the company and our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any non-U.S. taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective stockholders should consult their tax advisor regarding the application and effect of state, local and non-U.S. income and other tax laws on an investment in shares of our common stock.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review. No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to us and our stockholders may be changed. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in shares of our common stock.

ERISA Considerations

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), is a broad statutory framework that governs most U.S. retirement and other U.S. employee benefit plans. ERISA and the rules and regulations of the Department of Labor (the “DOL”) under ERISA contain provisions that should be considered by fiduciaries of employee benefit plans subject to the provisions of Title I of ERISA (“ERISA Plans”) and their legal advisors. In particular, a fiduciary of an ERISA Plan should consider whether an investment in shares of our common stock (or, in the case of a participant-directed defined contribution plan (a “Participant-Directed Plan”), making shares of our common stock available for investment under the Participant-Directed Plan) satisfies the requirements set forth in Part 4 of Title I of ERISA, including the requirements that (1) the investment satisfy the prudence and diversification standards of ERISA, (2) the investment be in the best interests of the participants and beneficiaries of the ERISA Plan, (3) the investment be permissible under the terms of the ERISA Plan’s investment policies and governing instruments and (4) the investment does not give rise to a non-exempt prohibited transaction under ERISA.

In determining whether an investment in shares of our common stock (or making our shares available as an investment under a Participant-Directed Plan) is prudent for ERISA purposes, a fiduciary of an ERISA Plan should consider all relevant facts and circumstances including, without limitation, possible limitations on the transferability of shares of our common stock, whether the investment provides sufficient liquidity in light of the foreseeable needs of the ERISA Plan, and whether the investment is reasonably designed, as part of the ERISA Plan’s portfolio, to further the ERISA Plan’s purposes, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment. It should be noted that we will invest our assets in accordance with the investment objectives and guidelines described herein, and that neither our advisor nor any of its affiliates, nor our board of directors, has any responsibility for developing any overall investment strategy for any ERISA Plan or for advising any ERISA Plan as to the advisability or prudence of an investment in us. Rather, it is the obligation of the appropriate fiduciary for each ERISA Plan to consider whether an investment in shares of our common stock by the ERISA Plan (or making such shares available for investment under a Participant-Directed Plan), when judged in light of the overall portfolio of the ERISA Plan, will meet the prudence, diversification and other applicable requirements of ERISA.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan, as well as those plans that are not subject to ERISA but that are subject to Section 4975 of the Code, such as individual retirement accounts (collectively with ERISA Plans, “Plans”), and certain persons (referred to as “parties in interest” for purposes of ERISA or “disqualified persons” for purposes of the Code) having certain relationships to Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to non-deductible excise taxes and other penalties and liabilities under ERISA and the Code, and the transaction might have to be rescinded. In addition, a fiduciary who causes an ERISA Plan to engage in a non-exempt prohibited transaction may be personally liable for any resultant loss incurred by the ERISA Plan and may be subject to other potential remedies.

A Plan that proposes to invest in shares of our common stock (or to make our shares available for investment under a Participant-Directed Plan) may already maintain a relationship with our advisor or one or more of its affiliates, as a result of which our advisor or such affiliate may be a “party in interest” under ERISA or a “disqualified person” under the Code, with respect to such Plan (e.g., if our advisor or such affiliate provides investment management, investment advisory or other services to that Plan). ERISA (and the Code) prohibits plan assets from being used for the benefit of a party in interest (or disqualified person). This prohibition is not triggered by “incidental” benefits to a party in interest (or disqualified person) that result from a transaction involving the Plan that is motivated solely by the interests of the Plan. ERISA (and the Code) also prohibits a fiduciary from using its position to cause the Plan to make an investment from which the fiduciary, its affiliates or certain parties in which it has an interest would receive a fee or other consideration. In this circumstance, Plans that propose to invest in our shares of our common stock should consult with their counsel to determine if an investment in shares of our common stock would result in a transaction that is prohibited by ERISA or the Code.

If our assets were considered to be assets of a Plan or IRA (referred to herein as “Plan Assets”), our management might be deemed to be fiduciaries of the investing Plan or IRA. In this event, the operation of the company could become subject to the restrictions of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and/or the prohibited transaction rules of the Code.

Neither ERISA nor the Code contains a definition of Plan Assets. The DOL has promulgated a final regulation under ERISA, 29 C.F.R. § 2510.3-101 (the “Plan Assets Regulation”), that provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets for purposes of applying the fiduciary requirements of Title I of ERISA (including the prohibited transaction rules of Section 406 of ERISA) and the prohibited transaction provisions of Code Section 4975.

Under the Plan Assets Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;

•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the Securities and Exchange Commission;

•	in an “operating company” which includes “venture capital operating companies” and “real estate operating companies;” or

•	in which equity participation by “benefit plan investors” is not significant.

The shares we are offering will not be issued by a registered investment company. In addition, the Plan Asset Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by “benefit plan investors.” The term “benefit plan investors” is defined for this purpose under ERISA Section 3(42), and in calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. We anticipate that we will not qualify for this exception since we expect to have equity participation by “benefit plan investors” in excess of 25%, which would be deemed to be significant, as defined above. As a result, and because we are not a registered investment company, we do not anticipate that we will qualify for the exemption for investments in which equity participation by benefit plan investors is not significant nor for the exemption for investments in securities issued by a registered investment company.

As noted above, the Plan Asset Regulation provides an exception with respect to securities issued by an “operating company,” which includes a “venture capital operating company” (a “VCOC”) and a “real estate operating company” (a “REOC”) Under the Plan Assets Regulation, an entity will qualify as a VCOC if (a) on certain specified testing dates, at least 50% of the entity’s assets, valued at cost, are invested in “venture capital investments,” with respect to which the entity has or detains direct contractual rights to substantially participate in the management of such operating company and (b) the entity in the ordinary course of its business actually exercises such management rights. A venture capital investment is an investment in an operating company, other than a venture capital operating company. Under the Plan Assets Regulation, an entity will constitute a REOC if (i) on certain specified testing dates, at least 50% of the entity’s assets, valued at cost, are invested in real estate that is managed or developed and with respect to which the entity has the right to substantially participate directly in the management or development of the real estate and (ii) the entity in the ordinary course of its business is engaged directly in real estate management or development activities. A REOC can be a venture capital investment.

We intend to qualify as a VCOC, and our operating partnership will qualify as a REOC. Consequently, it is intended by our management that our assets will not constitute “Plan Assets” under ERISA or be subject to any fiduciary or investment restrictions under the Code, ERISA or other laws applicable to Plans.

In addition, as noted above, if a Plan acquires “publicly offered securities,” the assets of the issuer or the securities will not be deemed to be Plan Assets under the Plan Assets Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.

Under the Plan Asset Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (i) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act or (ii) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Asset Regulation. Also under the Plan Asset Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be easily met. Although our shares are intended to satisfy the registration requirements under this definition, and we expect that our securities will be “widely-held,” the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.

The Plan Asset Regulation provides that “whether a security is ‘freely transferable’ is a factual question to be determined on the basis of all relevant facts and circumstances.” Our shares are subject to certain restrictions on transferability typically found in REITs, and are intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The Plan Asset Regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers that would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our shares is $10,000. Thus, the restrictions imposed in order to maintain our status as a REIT should not prevent the shares from being deemed “freely transferable.” Therefore, we anticipate that we will meet the “publicly offered securities” exception, although there are no assurances that we will qualify for this exception.

Shares sold by us may be purchased or owned by investors who are investing assets of their IRAs. Our acceptance of an investment by an IRA should not be considered to be a determination or representation by us or any of our respective affiliates that such an investment is appropriate for an IRA. In consultation with its advisors, each prospective IRA investor should carefully consider whether an investment in our company is appropriate for, and permissible under, the terms of its IRA governing documents.

Although IRAs are not subject to ERISA, they are subject to the provisions of Section 4975 of the Code, prohibiting transactions with “disqualified persons” and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in or affiliation with our company or any of its respective affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with our company or any of its respective affiliates, should consult with his or her tax and legal advisors regarding the impact such interest may have on an investment in our shares with assets of the IRA.

Governmental plans and most church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Code Section 4975, may nevertheless be subject to local, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel and advisors before deciding to invest in our common shares.

Prospective investors that are subject to the provisions of Title I of ERISA and/or Code Section 4975 should consult with their counsel and advisors as to the provisions of Title I of ERISA and/or Code Section 4975 relevant to an investment in shares of our common stock.

Acceptance of purchase orders of any Plan is in no respect a representation by us or any other party that such investment meets the relevant legal requirements with respect to that Plan or that the investment is appropriate for such Plan.

Plan of Distribution

General

We are offering up to $2,250,000,000 in shares of our common stock pursuant to this prospectus through Merrill Lynch, Pierce, Fenner & Smith Incorporated, our distributor, a registered broker-dealer affiliated with ML & Co. and our advisor. For additional information about our distributor, please see “Management—Our Distributor.” We are offering to the public a minimum of $100,000,000 and a maximum of $2,000,000,000 in shares of our common stock in our primary offering and up to $250,000,000 in shares of our common stock pursuant to our distribution reinvestment plan. See “Pricing and Liquidity.” Prior to the conclusion of this offering, if any of the $250,000,000 in shares of our common stock initially allocated to the distribution reinvestment plan remain unsold after meeting anticipated obligations under the distribution reinvestment plan, we may decide to sell some or all of such shares of our common stock to the public in the primary offering. Similarly, prior to the conclusion of this offering, if the $250,000,000 shares of our common stock initially allocated to the distribution reinvestment plan have been purchased and we anticipate additional demand for shares of our common stock under our distribution reinvestment plan, we may choose to reallocate some or all of the $2,000,000,000 in shares of our common stock allocated to be offered in the primary offering to the distribution reinvestment plan. If (i) we do not raise the minimum offering amount of $100,000,000 of our shares before          , 2009 (180 days after the initial offering date) or (ii) after we raise the minimum offering amount, our board of directors does not determine that it is in our best interest to cause the proceeds raised to be released to us from escrow prior to the end of such 180 day period so that we may commence operations, this offering will be terminated and our escrow agent will promptly send you a full refund of your investment with interest and without deduction for escrow expenses. Notwithstanding the foregoing, you may elect to withdraw your purchase order and request a full refund of your investment with interest and without deduction for escrow expenses at any time before the escrowed funds are released to us.

The number of shares we have registered pursuant to the registration statement of which this prospectus forms a part is the number that we reasonably expect to be offered and sold within two years from the initial effective date of the registration statement. Pursuant to this prospectus, we are offering to the public all of the shares that we have registered. Although we have registered a fixed dollar amount of our shares, we intend effectively to conduct a continuous offering of an unlimited number of shares of our common stock over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415 under the Securities Act. In certain states, however, the offering may continue for one year pursuant to initial clearance by applicable state authorities, after which we will need to renew the offering period for additional one year periods (or longer, if permitted by the laws of each particular state).

All investors must meet the suitability standards discussed in the section of this prospectus entitled “Suitability Standards.” During the escrow period, the per share purchase price will be $10.25. Thereafter, the per share purchase price for shares of our common stock will vary from day-to-day and, on any given day, will be equal to our NAV, divided by the number of shares of our common stock outstanding as of the end of business on such day prior to giving effect to any share purchases or redemptions to be effected on such day, plus, except for certain categories of purchasers, any applicable selling commissions and distribution fees, as described below. Shares are being offered pursuant to our distribution reinvestment plan at NAV per share, calculated as of the end of business on the reinvestment date.

We reserve the right to terminate this offering at any time and to extend our offering term to the extent permissible under applicable law.

Escrow Arrangement

We will not sell any shares in this offering unless (i) we receive purchase orders for at least $100,000,000 of shares of our common stock within the 180 days following the initial offering date and (ii) our board of directors has authorized the release to us of funds in the escrow account prior to the end of such 180 day period. All funds provided with purchase orders during the escrow period will be placed in an interest-bearing account with          , as escrow agent. If (i) we do not receive purchase orders for at least

$100,000,000 of shares of our common stock within 180 days following the initial offering date, (ii) our board of directors does not determine that it is in our best interest to cause the proceeds raised in the offering to be released to us within such 180 day period so that we may commence operations or (iii) you elect to withdraw your purchase order during the escrow period, our escrow agent will promptly refund to you the funds that accompanied your purchase order, together with any interest, and without deduction of any fees. If the escrowed offering proceeds are released to us in accordance with the foregoing escrow condition, all interest earned on those proceeds will be paid to investors in accordance with their respective amounts invested and the number of days that such amounts were on deposit.

Compensation of Our Distributor and Other Participating Broker-Dealers

We have not retained an underwriter in connection with this offering. Shares of our common stock are being offered on a “best efforts” basis, which means that no underwriter, broker—dealer or other person will be obligated to purchase any shares. We have entered into a distribution agreement with our distributor, a registered broker-dealer affiliated with ML & Co., pursuant to which our distributor has agreed to use its best efforts to secure purchasers for the shares offered by this prospectus. Our distributor does not intend to engage third party broker-dealers to participate in the distribution of shares of our common stock at this time, but may determine to do so in the future. We may terminate the distribution agreement at any time in our sole discretion.

We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our shares.

Selling Commissions

Subject to the volume and other discounts discussed below, we will pay our distributor selling commissions of up to 2.5% of the NAV per share, or approximately 2.44% of the total price per share, of shares sold to the public in the primary offering, all which may be reallowed to any participating broker-dealers. We will not pay selling commissions on shares issued and sold pursuant to our distribution reinvestment plan. Further, as described below, selling commissions may be reduced or waived in connection with volume or other discounts, other fee arrangements or for sales to certain categories of purchasers.

Asset-Based Distribution Fee

We will pay our distributor an asset-based distribution fee following the end of each month equal to (1) the number of outstanding shares of our common stock purchased in our primary offering at least 13 months prior to such month end, multiplied by (2) 1/12th of 0.35% of our average NAV per share, or approximately 0.34% of the total price per share, during each month. The distribution fee will be calculated as of the last day of each month and payable in arrears beginning the 13th month following the initial purchase of shares of our common stock in our primary offering. The distribution fee will not be paid with respect to shares issued under our distribution reinvestment plan. Our distributor may reallow up to 100% of this distribution fee to any participating broker-dealers based on such factors as the level of services that such broker-dealers perform in connection with the distribution of shares, including ministerial, record-keeping, sub-accounting, stockholder services and other administrative services. We will cease paying distribution fees at the earlier of (a) 30 years from the effective date of the registration statement of which this prospectus forms a part or (b) the date at which the aggregate asset-based distribution fees and other items of underwriting compensation that we have paid equal or exceed 10% of the gross proceeds from our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan), calculated as of the same date that we calculate the aggregate distribution fees.

Other Compensation

We may also pay additional amounts to our distributor, its employees and any participating broker-dealers for expenses related to this offering which may include, but are not limited to: (1) salaries, certain other compensation and direct expenses of employees of our distributor while preparing for the offering and marketing of our shares and in connection with their wholesaling activities, including travel and entertainment expenses associated with the offering and marketing of our shares; (2) costs and expenses of conducting educational conferences and seminars or of attending broker-dealer sponsored conferences; (3) travel and other expenses of participating broker-dealers in connection with the offering and marketing of our shares; and (4) payment or reimbursement of marketing and similar expenses. Such expenses will be considered underwriting compensation under applicable FINRA rules. We will also reimburse our distributor for reimbursement it may make to participating broker-dealers for bona fide due diligence expenses supported by detailed and itemized invoices.

FINRA Rules Limiting Underwriting Compensation

As required by FINRA rules, total underwriting compensation, which will include selling commissions and the asset-based distribution fee and also may include certain of the other compensation that our distributor receives, will not exceed 10% of the gross proceeds of our primary offering. We will monitor the distribution fees that we pay, and calculate the aggregate distribution fees on a monthly basis. We will cease paying distribution fees at the earlier of (1) 30 years from the effective date of the registration statement of which this prospectus forms a part or (2) the date at which the aggregate distribution fees that we have paid equal or exceed 10% of the gross offering proceeds, calculated as of the same date that we calculate the aggregate distribution fees. FINRA rules also limit our total organization and offering expenses (including selling commissions, bone fide due deligence expenses and distribution fees) to 15% of our gross offering proceeds. After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, our advisor has agreed to reimburse us to the extent that organization and offering expenses that we incur exceed 15% of our gross proceeds from the applicable offering.

Indemnification Expenses

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers, if any, and our distributor against some civil liabilities, including certain liabilities under the Securities Act, and liabilities arising from breaches of our representations and warranties contained in the distribution agreement. If we are unable to provide this indemnification, we may contribute to payments the indemnified parties may be required to make in respect of those liabilities. See “Management—Limited Liability and Indemnification.”

Volume and Other Discounts

We are offering, and our distributor and any participating broker-dealers and their registered representatives will be responsible for implementing, volume discounts to qualifying purchasers (as defined below) who purchase $150,000 or more in shares from the same broker-dealer, whether in a single purchase or as the result of multiple purchases. Any reduction in the amount of the selling commissions as a result of volume discounts received may be credited to the qualifying purchasers in the form of the issuance of additional shares. The net offering proceeds we receive will not be affected by any reduction of selling commissions.

Assuming our NAV per share is equal to $10, the following table illustrates the various discount levels that may be offered to qualifying purchasers for shares purchased in the primary offering:

Commissions on Sales per Incremental Share in Volume Discount Range

	Commission as	Commission as
	Percentage of	Percentage of Total	Price Per
Dollar Volume of Shares Purchased	NAV Per Share	Price Per Share	Share

Up to $149,999.99	2.5%	2.44%	$10.25
$150,000 to $499,999.99	2.0%	1.96%	$10.20
$500,000 to $999,999.99	1.5%	1.48%	$10.15
$1,000,000 and up	1.0%	0.99%	$10.10

For example, if an investor purchases $800,000 of shares, she would pay $10.25. As such, the investor would be able to purchase 78,818 shares as opposed to 78,049 shares, the amount of shares she could have purchased for $800,000 at $10.25 per share if there were no volume discounts.

If you qualify for a particular volume discount as the result of multiple purchases of our shares, you will receive the benefit of the applicable volume discount for the individual purchase which qualified you for the volume discount, but you will not be entitled to the benefit for prior purchases. Additionally, once you qualify for a volume discount, you will receive the benefit for subsequent purchases. For this purpose, if you purchase shares issued and sold in this offering you will receive the benefit of such share purchases in connection with qualifying for volume discounts in our subsequent offerings.

As set forth below, purchase orders of several persons may be combined as one “qualifying purchaser” for the purpose of qualifying for a volume discount, and for determining commissions payable to our distributor and participating broker-dealers. For the purposes of such volume discounts, the term “qualifying purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase shares of common stock for his, her or their own accounts;

•	a corporation, partnership, association, joint—stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Code;

•	all commingled trust funds maintained by a given bank; or

•	subscriptions obtained by certain participating broker-dealers, as discussed below.

Any request to combine purchases of our shares will be subject to our verification that such purchases were made by a “qualifying purchaser.”

Requests to combine purchase orders as a part of a combined order for the purpose of qualifying for discounts or fee waivers must be made in writing by the broker-dealer, and any resulting reduction in selling commissions will be prorated among the separate subscribers. As with discounts provided to other purchasers, the net proceeds we receive from the sale of shares will not be affected by discounts provided as a result of a combined order.

Investors may also agree with the participating broker-dealer selling them shares (or with the distributor if no participating broker-dealer is involved in the transaction) to reduce the amount of the selling commission to zero (1) in the event the investor has engaged the services of a registered investment advisor with whom the investor has agreed to pay a fee for investment advisory services or (2) in the event the investor is investing in a bank trust account with respect to which the investor has delegated the decision making authority for investments made in the account to a bank trust department. The amount of net proceeds would not be affected by eliminating commissions payable in connection with sales to investors purchasing through such registered investment advisors or bank trust department. All such sales must be made through registered broker-dealers. Neither the distributor nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorable for an investment in shares of our common stock.

Your ability to receive a discount or fee waiver based on combining orders or otherwise may depend on the financial advisor or broker-dealer through which you purchase your shares. An investor qualifying for a discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount. Accordingly, you should consult with your financial advisor about the ability to receive such discounts or fee waivers before purchasing shares.

Share Purchases and Redemptions

You may buy or redeem shares of our common stock through your financial advisor, a participating broker-dealer or other financial intermediary. You may also buy or redeem shares through          , our transfer agent. To learn about buying or redeeming shares through our transfer agent, call          . Because an investment in our common stock involves many considerations, your financial advisor or other financial intermediary may help you with this decision.

Buying Shares

Until the end of the escrow period, the per share price for shares of our common stock purchased in this continuous offering will be $10.25. Thereafter, the per share price for our shares will vary from day-to-day and, on any given day, will be equal to our NAV divided by the number of shares of our common stock outstanding as of the end of business on such day prior to giving effect to any share purchases or redemptions to be effected on such day, plus, except for certain categories of purchasers, applicable selling commissions.

We will generally adhere to the following procedures in conducting this continuous offering:

•	As soon as practicable after the close of the New York Stock Exchange (generally, 4:00 p.m. Eastern time), hereafter, the “close of business,” on each business day, or trade date, our accounting agent will determine our NAV per share for that trade date. As promptly as practicable following the close of business on each trade date, and in any event no later than the opening of business on the business day immediately following each trade date, we will (i) post our NAV per share for such trade date on our website, www.northendinvestments.com, (ii) make such NAV per share information available on our toll-free automated information line, and (iii) file with the SEC a new pricing supplement to this prospectus disclosing such NAV per share.

•	On each trade date, we will collect purchase orders until the close of business, which orders, subject to acceptance as discussed below, will be executed at a price equal to our NAV per share determined as soon as practicable after the close of business on the trade date, plus any applicable selling commissions. Orders placed after the close of business on the trade date will be executed at a price equal to our NAV per share determined after the close of business on the next business day following the trade date, plus any applicable selling commissions.

•	A confirmation statement will be sent promptly after the trade date to each investor whose order was received on the trade date (except for purchases made through the reinvestment of distributions pursuant to our distribution reinvestment plan). The confirmation statement will disclose the price at which the order will be executed and will include information advising the investors as to how to obtain the applicable pricing supplement as well as any other supplements to the prospectus which we have filed with the SEC and made publicly available on our website, www.northendinvestments.com.

•	Settlement of share purchases will be on the fifth business day immediately following the trade date. Investors are entitled to cancel their orders until the close of business on the settlement date.

•	Purchase orders placed on a day that is not a business day will be effected as if they were received prior to the close of business on the immediately following business day.

You will not know at the time you place an order to purchase shares of our common stock precisely the price at which your order will be executed, though you will be allowed to cancel your order until the close of business on the settlement date.

You will have available through our latest prospectus, including the most recent pricing supplement, information about the NAV per share upon which the price for our common stock was based on the business day immediately preceding the trade date and the methodology pursuant to which our NAV, and thus the price at which shares of our common stock will be sold on the current business day, is determined. You will also have access through prior filings to information concerning the trend in our historical NAV since the initial offering date. Though under normal circumstances we would not anticipate that our NAV will generally vary significantly from one day to the next, there can be no assurance that will be the case. At the close of business on the date that is five business days prior to each record date for any declared distributions, our NAV will be reduced to reflect the accrual of our liability to pay the distribution to our stockholders of record as of such date. Between the trade date and the settlement date, you will also receive a confirmation and therefore will know the price at which your order will be executed on the settlement date, unless you exercise your right to cancel your order prior to the close of business on the settlement date. You should be aware that because our NAV per share is calculated at the close of each business day, the price per share on the settlement date may be different from the price per share on the trade date.

Our accounting agent, under the supervision of our advisor and our sub-advisor, will calculate our NAV after the end of each business day by subtracting our liabilities, including the accrued estimated management fee, the accrued estimated distribution fee and other expenses attributable to the public offering and our operations, from our assets, which will consist almost entirely of the value of our interest in our operating partnership. The value of our interest in our operating partnership will be equal to our percentage interest as the general partner of our operating partnership multiplied by the difference between our operating partnership’s assets (including its commercial real estate properties, real estate related assets and other investments) and its liabilities (including its debt, any accrued and unpaid dividends and the expenses attributable to our operating partnership’s operations). The value of our operating partnership’s assets will be determined in accordance with the procedures described in “Pricing and Liquidity—Valuation.” Our percentage interest in our operating partnership will fluctuate over time depending on: (1) the amount of proceeds raised from this offering that are contributed to our operating partnership; (2) the amount of capital that we may withdraw from our operating partnership to fund redemptions of shares of our common stock or interests in our operating partnership or to pay our liabilities or expenses; and (3) the amount of capital contributed to or withdrawn from our operating partnership by other investors. See “Operating Partnership Agreement—Capital Contributions and Distributions.”

In contrast to securities traded on an exchange or over-the-counter, where the price often fluctuates as a result of, among other things, the supply and demand of securities in the trading market, our NAV per share will be calculated once daily using our valuation methodologies, and the price at which we sell new shares and redeem outstanding shares that day will not change depending on the level of demand by investors or the volume of requests for redemption. We will generally sell as many shares as orders are received from investors, subject to acceptance as discussed below, each day at the same price (NAV per share, without premium or discount, plus applicable selling commissions) regardless of when orders are received during the day. If, however, we become aware of facts or circumstances that are likely to materially affect our NAV on any particular day, we may decline to accept orders from investors until we have disclosed publicly such information.

All purchases of shares of our common stock will be subject to a selling commission of 2.5% of the NAV per share of the shares purchased in the primary offering as of the date of purchase, subject to certain limitations and exceptions. See “Plan of Distribution” for information regarding available discounts or waivers of the selling commissions. Shares purchased through our distribution reinvestment plan will not be subject to any selling commissions.

If you place an order to buy shares and your payment is not received and collected, your purchase may be canceled and you could be liable for any losses or fees we have incurred.

We may reject for any reason, or cancel as permitted or required by law, any purchase orders. For example, we may reject any purchase orders from market timers or investors that, in our opinion, may be disruptive to our operations. We may stop offering shares completely or may offer shares only on a limited basis for a period of time or permanently.

Redeeming Shares

Under our redemption plan, on each business day, stockholders may request that we redeem all or any portion of their shares. Redemption requests received by our transfer agent before 4:00 p.m. Eastern time will be effected at a redemption price equal to the NAV per share calculated after the close of business on that day. Redemption requests received by our transfer agent after 4:00 p.m. Eastern time on any business day, or received on a day other than a business day, will be effected at the NAV per share calculated after the close of business on the next business day. The redemption price per share on any business day will be our NAV per share, without giving effect to any share purchases or redemptions to be effected on such day. Subject to limited exceptions, shares redeemed within 365 days of the date of purchase will be subject a short-term trading discount equal to 2% of the aggregate NAV per share of such shares redeemed which will inure indirectly to the benefit of our remaining stockholders.

Our board may not terminate the redemption plan before 12 months from the initial offering date. Our board of directors may, however, delay, modify or suspend share redemptions at any time it determines that such action is in our or our remaining stockholders’ best interest. In instances in which the redemption proceeds payable exceed immediately available cash, proceeds from sales of additional shares of our common stock and sales of our liquid investments, we may determine to reduce the number of shares to be redeemed in respect to redemption requests on a pro rata basis. In addition, our board of directors may determine to reduce the redemption price to an amount that reflects a discount to our NAV per share in order to reduce the volume of redemption requests.

Because of the high cost of maintaining smaller stockholder accounts, we may automatically redeem all of the shares held by a stockholder if that stockholder has failed to meet the minimum balance of $5,000. The 2% short-term trading discount will also apply to automatic redemptions that occur during the 365-day period following the purchase of the shares. Automatic redemption will not apply in the event that the failure to meet the minimum balance is caused solely by a decline in our NAV.

Generally, we will pay redemption proceeds, less any applicable short-term trading discounts and any applicable tax or other withholding required by law, by the fifth business day following a redemption request. Once a stockholder makes a redemption request, the redemption price that the stockholder will receive will be equal to the NAV per share as of the date that the redemption request is effective less any applicable short-term trading discounts. Because the NAV per share will be calculated at the close of each business day, the redemption price may fluctuate between the date our transfer agent receives the redemption request and the date on which redemption proceeds are paid. The redemption price that a stockholder will receive may be different from the redemption price on the day the redemption proceeds are paid. Stockholders of record on any distribution record date whose shares are redeemed, in whole or in part, prior to the date on which the declared distribution is paid will be entitled to receive such distribution with respect to all shares of our common stock held on the record date.

Frequent Trading Policies

We may reject for any reason, or cancel as permitted or required by law, any purchase orders for shares of our common stock. For example, we may reject any purchase orders from market timers or investors that, in our opinion, may be disruptive to our operations.

Frequent purchases and sales of our shares can harm stockholders in various ways, including reducing the returns to long-term stockholders by increasing our costs, disrupting portfolio management strategies, and diluting the value of the shares of long-term stockholders. Accordingly, our board of directors has adopted policies and procedures designed to discourage excessive or short-term trading of our shares. See “Pricing and Liquidity—Redemption Plan.” There is the risk, however, that our policies and procedures will prove ineffective in whole or in part to detect or prevent frequent trading. We may alter these policies at any time without prior notice to stockholders.

There is no minimum holding period and stockholders can request that their shares of our common stock be redeemed at any time subject to a short-term trading discount equal to 2% of the aggregate NAV per share of such shares redeemed which will inure indirectly to the benefit of our remaining stockholders. We request that stockholders comply with our policies regarding excessive trading by allowing 90 days to pass after each investment before they redeem their shares. We reserve the right, but do not have the obligation, to reject any purchase transaction at any time. In addition, we reserve the right to impose at any time restrictions on purchases or conditions that further restrict disruptive, excessive, or short-term trading in addition to those that are otherwise stated in this prospectus.

Excessive trading activity is measured by the number of roundtrip transactions in a stockholder’s account. A roundtrip transaction occurs when a stockholder buys and then redeems shares of our common stock within 30 days. Stockholders are limited to one roundtrip transaction within any rolling 90-day period. Transactions of $1,000 or less, systematic withdrawal or contribution programs, mandatory retirement distributions and transactions initiated by a plan sponsor will not count toward the roundtrip limits.

Stockholders with two or more roundtrip transactions within a rolling 90-day period will be blocked from making additional purchases for 85 days. For repeat offenders, we may, but do not have the obligation to, impose long-term or permanent blocks on purchase transactions in any account under the stockholder’s common control at any time, other than a participant’s account held through an employer-sponsored retirement plan. Employer-sponsored retirement plan participants whose activity triggers a purchase will be permitted one trade every calendar quarter. In the event of a block, employer and participant contributions and loan repayments by the participant may still be invested in our common stock.

Qualified wrap programs will be monitored by matching the financial advisor’s orders for purchase or sale transactions in shares of our common stock to determine if the orders comply with our frequent trading policies. Additions to and withdrawals from a qualified wrap program by the financial advisor’s client will not be matched with transactions initiated by the advisor. Therefore, if the financial advisor buys shares of our common stock and an individual client subsequently sells or redeems shares within 30 days, the client’s transaction is not matched with the financial advisor’s and does not count as a roundtrip. Client initiated transactions, however, are subject to our policies on frequent trading and individual clients will be subject to restrictions due to their frequent trading in a wrap account. Excessive trading by a financial advisor will lead to blocks in purchasing shares of our common stock and the wrap program will cease to be a qualified wrap program. If the wrap program is blocked from making additional purchases or exchange purchases of our common stock because of excessive trading by the financial advisor, the wrap program will no longer be considered qualified and any transaction, whether initiated by the financial advisor or the client, will be matched when counting roundtrips. Wrap account client purchases and sale transactions will be monitored under our monitoring policy as though the wrap clients were our stockholders. A qualified wrap program is: (1) a program whose financial advisor certifies that it has investment discretion over $100 million or more in client assets invested in mutual funds and our company at the time of the certification; (2) a program in which the financial advisor directs transactions in the accounts participating in the program in concert with changes in a model portfolio; and (3) managed by a financial advisor who agrees to give us sufficient information to permit us to identify the individual accounts in the wrap program.

Our excessive trade monitoring policy described above does not apply to transactions initiated by the director or advisor to a donor-advised charitable gift fund, qualified fund-of-fund(s) or other strategy funds, or omnibus accounts. Directors or advisors of donor advised charitable gift funds must certify to our satisfaction that they either work from an asset allocation model or direct transactions in their accounts in concert with changes in a model portfolio and participants are limited in their ability to influence investments by the fund. A qualified fund-of-fund(s) is a mutual fund, qualified tuition program, or other strategy fund consisting of qualified plan assets that either applies our policies on frequent trading to stockholders at the fund-of-fund(s) level, or demonstrates that the fund-of-fund(s) has policies designed to control frequent trading and that they are reasonably likely to be effective as determined by us. The advisor to the fund-of-fund(s) must also demonstrate to us that its investment strategy will not lead to excessive trading. Omnibus accounts are maintained by intermediaries acting on behalf of multiple investors whose individual trades are not ordinarily disclosed to us. Short-term trading by these investors is likely to go undetected and may increase costs and disrupt portfolio management. We will monitor aggregate trading in qualified fund-of-funds and known omnibus accounts to attempt to identify disruptive trades, focusing on transactions in excess of $250,000. There is no assurance that these policies will be effective, or will successfully detect or deter market timing.

We may suspend these policies during periods of severe market turbulence or national emergency.

Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, the shares offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “prohibited person,” which generally means anyone who is:

•	a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

•	acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

•	within the scope of Executive Order 13224 – Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

•	subject to additional restrictions imposed by any statutes or regulations and executive orders issued thereunder, as each such statute or regulation has been or may be amended from time to time; or

•	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

If we subsequently determine that a stockholder is a “prohibited person,” we may take such action as may be necessary or appropriate under the law, including freezing the stockholder’s distributions and shares.

Sales Literature

In addition to this prospectus, we will use sales materials in connection with this offering, although only when accompanied by or preceded by the delivery of this prospectus. This material may include information relating to this offering, the past performance of affiliates of our advisors, property brochures and articles and publications concerning real estate investments generally. In addition, the sales material may include certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

In some jurisdictions, some or all of the sales material will not be available. Other than as described herein, we have not authorized the use of other sales material. This offering is made only by means of this prospectus. Although the information contained in the sales material will not conflict with any of the information contained in this prospectus, the material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated in this prospectus or the registration statement by reference, or as forming the basis of the offering of the shares of our common stock.

Reports to Stockholders

We will provide periodic reports to stockholders regarding our operations over the course of the year, including quarterly financial reports. Financial information contained in all reports to stockholders will be prepared on the accrual basis of accounting in accordance with GAAP. Tax information will be mailed to the stockholders by February 15 of each year.

Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

•	financial statements that are prepared in accordance with GAAP and are audited by our independent registered public accounting firm;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of management fees and the aggregate amount of any other fees paid to our advisor and any affiliate of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•	a separate report containing full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and either of our advisors, a director or any affiliate thereof during the year, which report the independent directors are specifically charged with a duty to examine and to comment on regarding the fairness of the transactions.

Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual reports and other information, which we collectively refer to as stockholder information, electronically by sending us instructions in writing in a form acceptable to us. Unless you elect in writing to receive stockholder information electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. All stockholder information will be available on our website. You may access and print all stockholder information provided through this service. As stockholder information becomes available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the stockholder information. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all stockholder information. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive stockholder information electronically.

Investors have the right under applicable federal and Maryland laws to obtain information about us and, at their expense, may obtain a list of names and addresses of all of the stockholders under certain conditions. See “Description of Capital Stock” and “Certain Provisions of Maryland Law and of Our Charter and Bylaws-Inspection of Books and Records.” In the event that the SEC promulgates rules or in the event that the applicable NASAA REIT Guidelines are amended so that, taking these changes into account, our reporting requirements are reduced, we may cease preparing and filing some of the aforementioned reports if our board of directors determines this action to be in our best interest and if this cessation is in compliance with the rules and regulations of the SEC and state securities laws and regulations, both as then amended.

Legal Matters

The validity of the shares of our common stock being offered hereby will be passed upon for us by Alston & Bird LLP, Atlanta, Georgia. Alston & Bird LLP has also reviewed the statements relating to certain federal income tax matters that are likely to be material to U.S. holders of our common stock under the caption “Material United States Federal Income Tax Considerations” and will pass upon the accuracy of those statements as well as our qualification as a REIT for federal income tax purposes.

Experts

The consolidated balance sheet of NorthEnd Income Property Trust Inc. as of October 24, 2008 included in this prospectus has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such consolidated balance sheet is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find More Information

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

After commencement of this offering, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. The registration statement is, and any of these future filings with the SEC will be, available to the public over the internet at the SEC’s website at www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

We also maintain a web site at www.northendinvestments.com where there is additional information about our business, but the contents of the website are not incorporated by reference in or otherwise a part of this prospectus.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of
NorthEnd Income Property Trust Inc.
New York, New York:

We have audited the accompanying consolidated balance sheet of NorthEnd Income Property Trust Inc. and subsidiary (the “Company”) as of October 24, 2008 (capitalization). This consolidated balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on the consolidated balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated balance sheet presents fairly, in all material respects, the financial position of NorthEnd Income Property Trust Inc. and subsidiary as of October 24, 2008 (capitalization), in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

New York, New York
November 13, 2008
(January 1, 2009 as to Note 8)

NORTHEND INCOME PROPERTY TRUST INC.
CONSOLIDATED BALANCE SHEET
OCTOBER 24, 2008 (CAPITALIZATION)

ASSETS
Cash and cash equivalents	$201,000
Deferred offering costs (See Note 2)	2,197,935

Total assets	$2,398,935

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Liabilities and accrued expenses	$2,197,935
Minority interest of limited partner in Operating Partnership	200,000
Commitments and contingencies (See Note 6)
Stockholder’s equity:
Preferred stock (50,000,000 shares authorized and issuable)	—
Common stock (1,000,000 shares authorized; 100 shares issued and outstanding)	1
Additional paid-in capital	999

Total stockholder’s equity	1,000

Total liabilities and stockholder’s equity	$2,398,935

The accompanying notes are an integral part of this consolidated balance sheet.

NORTHEND INCOME PROPERTY TRUST INC.

NOTES TO CONSOLIDATED BALANCE SHEET
As of October 24, 2008 (capitalization)

1.	Organization

NorthEnd Income Property Trust Inc. (the “Company”) was formed on August 19, 2008 as a Maryland corporation and intends to qualify as a real estate investment trust (“REIT”). Substantially all of the Company’s business will be conducted through NorthEnd Operating Partnership LP, the Company’s operating partnership (the “Operating Partnership”). The Company is the sole general partner of the Operating Partnership and has contributed $1,000 to the Operating Partnership in exchange for its general partner interest. The initial limited partner of the Operating Partnership is NorthEnd Holding Company LLC (“NorthEnd Holding”). As the Company completes the settlement for the purchase orders for shares of its common stock in its continuous public offering, it will transfer substantially all of the net proceeds of the offering to the Operating Partnership. Neither the Company nor the Operating Partnership has engaged in any operations to date.

The Company was organized to invest in a diversified portfolio of institutional quality, income-producing commercial real estate properties and other real estate related assets. As discussed in Note 3, the Company sold 100 shares of its common stock to NorthEnd Holding on October 24, 2008 (capitalization). The Company’s fiscal year end is December 31.

The Company intends to offer to the public pursuant to a registration statement to be filed $2,000,000,000 of shares of its common stock in its primary offering and $250,000,000 of shares of its common stock pursuant to its distribution reinvestment plan. The Company may reallocate the shares offered between the primary offering and the distribution reinvestment plan. From the first date on which the Company’s shares are offered for sale to the public (the “Initial Offering Date”) until (i) the Company has received purchase orders for at least $100,000,000 of shares of its common stock (the “Minimum Offering Amount”) and (ii) the Company’s board of directors has authorized the release of the escrowed funds to the Company so that it can commence operations (the “Escrow Period”), the per share purchase price for shares will be $10.25. Thereafter, the per share purchase price for shares of the Company’s common stock in its continuous offering will vary from day-to-day and, on any given day, will be equal to the sum of the Company’s net asset value computed on a fair value basis (“NAV”), divided by the number of shares of its common stock outstanding as of the end of business on such day prior to giving effect to any share purchases or redemptions to be effected on such day, plus any applicable selling commissions. If (i) the Company does not raise the Minimum Offering Amount within 180 days following the Initial Offering Date or (ii) the Company’s board of directors does not determine that it is in the best interest of the stockholders of the Company to cause the proceeds raised in the offering to be released to the Company within such 180 day period so that it may commence operations, this offering will be terminated and the Company’s escrow agent will promptly send each prospective stockholder a full refund of its investment with interest and without deduction for escrow expenses. Notwithstanding the foregoing, each prospective stockholder may elect to withdraw its purchase order and request a full refund of its investment with interest and without deduction for escrow expenses at any time during the Escrow Period.

The Company intends to achieve its investment objectives by investing primarily in a diversified portfolio of (1) institutional quality, income-producing commercial real estate properties in multiple sectors (such as retail, office, industrial and multi-family residential properties and other real property types, which may include hotels, mixed-use properties, manufactured housing and self-storage facilities) (“commercial real estate properties”), (2) other real estate related assets, which includes debt and equity interests backed principally by real estate, such as common and preferred stock of REITs and other real estate companies, commercial mortgage-backed securities and mortgage loans (“real estate related assets”) and (3) cash, cash equivalents and other short-term investments.

The Company’s advisor is NorthEnd Realty Advisors LLC, a newly formed Delaware limited liability company (the “Advisor”). The Advisor is an affiliate of a wholly owned subsidiary of Merrill Lynch & Co.,

Inc. (“ML & Co.”). On September 15, 2008, ML & Co. and Bank of America Corporation announced a strategic business combination in which a subsidiary of Bank of America Corporation will merge with and into ML & Co. The merger is subject to stockholder and regulatory approval and other closing conditions. At special meetings of ML & Co. stockholders and Bank of America Corporation stockholders, each to be held on December 5, 2008, such stockholders will be asked to vote on the adoption of the Agreement and Plan of Merger dated as of September 15, 2008, as amended by Amendment No. 1 dated as of October 21, 2008 (the “Merger Agreement”), the issuance of Bank of America Corporation common stock in the merger and/or certain other matters. In the Merger Agreement, the parties have agreed to cause the completion of the merger to occur no later than the fifth business day following the satisfaction or waiver of the last of the conditions specified in the Merger Agreement, or on another mutually agreed date. If these conditions are satisfied or waived during the two weeks immediately prior to the end of a fiscal quarter of Bank of America Corporation, then Bank of America Corporation may postpone the closing until the first full week after the end of that quarter. It currently is anticipated that the effective time of the merger will occur on or after December 31, 2008, but we cannot guarantee when or if the merger will be completed.

The Advisor has engaged BlackRock Realty Advisors Inc. as a sub-advisor to the Company and the Operating Partnership (the “Sub-Advisor”). As of September 30, 2008, ML & Co. owned approximately 48.5% of the capital stock of the Sub-Advisor. Subject to certain restrictions and limitations, the Advisor will supervise the Sub-Advisor, which will be responsible for managing the Company’s portfolio and for identifying and making acquisitions and investments on behalf of the Company.

2.	Summary of Significant Accounting Policies

Principles of Consolidation and Basis of Presentation

The Company’s consolidated financial statements will include the Company’s accounts, the accounts of variable interest entities, or VIEs, in which we are the primary beneficiary and the accounts of other subsidiaries over which the Company will have control. All inter-company transactions, balances and profits will be eliminated in consolidation. Interests in entities acquired will be evaluated for consolidation based on Financial Accounting Standards Board Interpretation 46R, or FIN 46R, which requires the consolidation of VIEs in which the Company is deemed to be the primary beneficiary. If the interest in the entity is determined to not be a VIE under FIN 46R, then the entity will be evaluated for consolidation under the American Institute of Certified Public Accountants’ Statement of Position 78-9, “Accounting for Investments in Real Estate Ventures,” as amended by Emerging Issues Task Force 04-5, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.”

There are judgments and estimates involved in determining if an entity in which the Company will make an investment will be a VIE and if so, if the Company will be the primary beneficiary. The entity will be evaluated to determine if it is a VIE by, among other things, calculating the percentage of equity being risked compared to the total equity of the entity. FIN 46R provides some guidelines as to what the minimum equity at risk should be, but the percentage can vary depending upon the industry or the type of operations of the entity and it will be up to the Advisor to determine that minimum percentage as it relates to our business and the facts surrounding each of the Company’s acquisitions. In addition, even if the entity’s equity at risk is a very low percentage, the Advisor will be required by FIN 46R to evaluate the equity at risk compared to the entity’s expected future losses to determine if there could still in fact be sufficient equity at the entity. Determining expected future losses involves assumptions of various possibilities of the results of future operations of the entity, assigning a probability to each possibility and using a discount rate to determine the net present value of those future losses. A change in the judgments, assumptions and estimates outlined above could result in consolidating an entity that had not been previously consolidated or accounting for an investment on the equity method that had been previously consolidated, the effects of which could be material to the Company’s results of operations and financial condition.

Use of Estimates

The preparation of the consolidated balance sheet in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated balance sheet and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. Cash equivalents may include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value and may consist of investments in money market accounts. There are no restrictions on the use of the Company’s cash balances.

Organizational and Offering Costs

Organizational and offering expenses (other than selling commissions) generally include costs and expenses incurred by the Company in connection with the Company’s formation, preparing for the offering, the qualification and registration of the offering and the marketing and distribution of the Company’s shares. Offering costs include, but are not limited to, accounting and legal fees (including the distributor’s legal fees), costs to amend the registration statement and supplement the prospectus, printing, mailing and distribution costs, filing fees, amounts to reimburse the Advisor, the Sub-Advisor or their affiliates for the salaries of employees and other costs in connection with preparing supplemental sales literature, amounts to reimburse Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Distributor”) for amounts that it may pay to reimburse the bona fide due diligence expenses of any participating broker-dealers supported by detailed and itemized invoices, telecommunication costs, fees of the transfer agent, registrars, trustees, depositories and experts, the cost of educational conferences held by the Company (including the travel, meal and lodging costs of registered representatives of any participating broker-dealers), attendance fees and cost reimbursement for employees of affiliates to attend retail seminars conducted by broker-dealers. Organizational expenses are expected to be de minimis.

The Advisor has agreed to fund the Company’s offering expenses incurred through the Escrow Period, at which time, the Company will reimburse the Advisor any outstanding expense on a monthly basis over 60 months. Thereafter, the Company will reimburse the Advisor for any outstanding expenses incurred by the Advisor on its behalf as and when incurred.

Deferred Offering Costs

Offering costs incurred by the Company, the Advisor, the Sub-Advisor or their respective affiliates on behalf of the Company have been deferred and will be paid from the proceeds of the continuous public offering.

Income Taxes

The Company intend to elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), beginning with the Company’s taxable year ending December 31 of the year in which the Escrow Period concludes. In order to maintain the Company’s qualification as a REIT, the Company is required to, among other things, distribute at least 90% of the Company’s REIT taxable income to the Company’s stockholders and meet certain tests regarding the nature of the Company’s income and assets. As a REIT, the Company will not be subject to federal income tax with respect to the portion of the Company’s income that meets certain criteria and is distributed annually to stockholders. The Company intends to operate, in a manner that allows the Company to meet the requirements for taxation as a REIT. Many of these requirements, however, are highly technical and complex. If the Company were to fail to meet these requirements, it could be subject to federal income tax on the Company’s taxable income at regular corporate rates. The Company would not be able to deduct distributions paid to stockholders in any year in which it fails to qualify as a REIT. The Company will also be disqualified for the four taxable years following the year during which qualification was lost unless the Company is entitled to relief under specific statutory provisions.

Recent Accounting Pronouncement

In December 2007, the FASB issued Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements—An amendment of ARB No. 51 (“SFAS 160”). This statement amends Accounting Research Bulletin No. 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary, which is sometimes referred to as minority interest, is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. Among other requirements, this statement requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated income statement, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interest. This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. This statement shall be applied prospectively as of the beginning of the fiscal year in which this statement is initially applied, except for the presentation and disclosure requirements. The presentation and disclosure requirements shall be applied retrospectively for all periods presented. We are currently evaluating the impact of adopting SFAS 160 on our consolidated balance sheet.

Concentration of Credit Risk

At October 24, 2008 (capitalization), the Company had cash on deposit in the amount of $201,000; however, the Company has not experienced any losses in such account. The Company limits cash investments to financial institutions with high credit standing; therefore, the Company believes it is not exposed to any significant credit risk in cash and cash equivalents.

3.	Capitalization

Under the Company’s charter, the Company has the authority to issue 1,000,000,000 shares of its common stock and 50,000,000 shares of preferred stock. All shares of such stock have a par value of $0.01 per share. On October 24, 2008 (capitalization), NorthEnd Holding purchased 100 shares of the Company’s common stock for total cash consideration of $1,000 to provide the Company’s initial capitalization. The Company’s board of directors is authorized to amend its charter, without the approval of the stockholders, to alter the aggregate number of authorized shares of capital stock or the number of shares of any class or series that the Company has authority to issue.

Distribution Reinvestment Plan

The Company has adopted a distribution reinvestment plan that will allow stockholders to have cash otherwise distributable invested in additional shares of its common stock at a price equal to the Company’s NAV per share on the distribution date, after giving effect to all distributions. Stockholders who elect to participate in the distribution reinvestment plan, and who are subject to United States federal income taxation laws, will incur a tax liability on an amount equal to the fair value on the relevant distribution date of the shares of the Company’s common stock purchased with reinvested distributions, even though such stockholders have elected not to receive the distributions used to purchase those shares of its common stock in cash.

Share Redemption Plan

In an effort to provide the Company’s stockholders with liquidity in respect of their investment in shares of the Company’s common stock, the Company has adopted a redemption plan whereby on a daily basis, stockholders may request that the Company redeem all or any portion of their shares. The Company’s board of directors may terminate its redemption plan at any time following the first anniversary of the Initial Offering Date. In addition, the Company’s board of directors may delay, modify or suspend, without limitation, share redemptions or the redemption plan at any time if it determines that such action is in the Company’s and its stockholders’ best interests.

4.	Related Party Arrangements

The Advisor and certain affiliates of the Advisor will receive fees and compensation in connection with the Company’s public offering and the management of the Company’s investments.

Distribution Agreement

The Company intends to execute a distribution agreement whereby the Distributor, a wholly owned subsidiary of ML & Co., will perform the distributor function for the Company. For these services, the Distributor shall earn selling commissions of up to 2.5% of the NAV per share of the shares purchased in the primary offering as of the date of purchase. Pursuant to separately negotiated agreements, the Distributor will reallow the selling commissions it receives to broker-dealers participating in the offering. No selling commissions will be paid for sales under the distribution reinvestment plan.

In addition, the Company will pay the Distributor an asset-based distribution fee following the end of each month equal to (i) the number of outstanding shares of the Company’s common stock purchased in the Company’s primary offering at least 13 months prior to such month end, multiplied by (ii) 1/12th of 0.35% of the Company’s average NAV per share during such month. The distribution fee will be calculated as of the last day of each month and payable in arrears beginning the 13th month following the initial purchase of shares of the Company’s common stock in the Company’s primary offering. The distribution fee will not be paid with respect to shares issued under the Company’s distribution reinvestment plan. The Distributor may, in its discretion, reallow to any participating broker-dealers up to 100% of the distribution fee that it receives, with the actual amount of the reallowance to be negotiated between the Distributor and such broker-dealers based on such factors as the level of services that such parties perform in connection with the distribution of shares, including ministerial, record-keeping, sub-accounting, stockholder services and other administrative services.

Advisory Agreement

The Company will pay the Advisor a management fee for the services it provides pursuant to the advisory agreement with the Company and the Operating Partnership. The management fee will be equal to (1) a fixed rate component of 1.25% per annum of our average daily NAV, payable quarterly in arrears, plus (2) a performance-based component calculated on the basis of the Company’s total return to stockholders, payable annually in arrears, such that for any year in which the total return on the Company’s stockholders’ capital exceeds 7% (the “Priority Return Amount”), the Advisor will share in the excess total return above the Priority Return Amount, but in no event will the Company pay the Advisor more than 10% of the aggregate total return for such year. In the event that the total return to stockholders is less than the Priority Return Amount in any given calendar year, the Advisor will not be entitled to receive the performance component of the management fee with respect to such calendar year.

The estimated management fee will accrue daily for purposes of the determination of the Company’s NAV per share. The fixed rate component of the management fee is payable quarterly in arrears and the performance component of the management fee is payable annually in arrears (in each case after the close of business and NAV calculations for such day).

The Company will reimburse the Advisor for all expenses paid or incurred by the Advisor in connection with the services provided to the Company, subject to the limitation that the Company will not reimburse the Advisor for any amount by which its operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of: (A) 2% of its average invested assets; or (B) 25% of its net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Company’s assets for that period. Notwithstanding the above, the Company may reimburse the Advisor for expenses in excess of this limitation if a majority of the independent directors determines that such excess expenses are justified based on unusual and non-recurring factors.

Sub-Advisory Agreement

The Advisor will enter into a Sub-Advisory Agreement with the Sub-Advisor, pursuant to which the Sub-Advisor will provide services related to the acquisition, management and disposition of investments and the selection of property managers and other service providers, in accordance with the Company’s investment objectives, strategy, guidelines, policies and limitations. In addition, the Sub-Advisor is primarily responsible for, among other things, valuing the Company’s commercial real estate properties and real estate related assets in accordance with valuation guidelines approved by the Company’s board of directors. The Sub-Advisor also provides marketing, investor relations and other administrative services. The term of the Sub-Advisory Agreement will continue for a one-year period subject to automatic renewals of one-year unless otherwise terminated by the parties. The Sub-Advisory Agreement may be terminated (1) immediately by the Advisor in the event the Advisory Agreement with NorthEnd Advisor is terminated, (2) on 60 days’ written notice by either party for “cause,” (3) upon one-year written notice by the Advisor or (4) upon 90 days prior written notice by our advisor at any time following the third anniversary of the commencement of this offering. The fees paid to the Company’s Sub-Advisor will not be paid by the Company, but will instead be paid by the Advisor out of the management fee that the Company will pay to the Advisor. The management fee the Sub-Advisor receives will be a portion of the management fee the Advisor receives from the Company. The Sub-Advisor will also be reimbursed for expenses incurred on the Company’s behalf. In the event the Sub-Advisory Agreement is terminated, the Sub-Advisor will be paid all accrued and unpaid fees and expense reimbursements. The expense reimbursements that the Company will pay to the Advisor include expenses incurred by the Sub-Advisor on the Company’s behalf that the Advisor is required to reimburse to the Sub-Advisor under the Sub-Advisory Agreement. Notwithstanding the terms of the Advisor’s engagement of the Sub-Advisor, the Advisor will be ultimately responsible to the Company for the performance of all of the matters entrusted to it pursuant to the Advisory Agreement.

5.	Minority Interest

On October 24, 2008, the Operating Partnership issued limited partnership interests to NorthEnd Holding in exchange for an initial capital contribution of $200,000.

The Operating Partnership’s limited partnership agreement generally provides that the Operating Partnership will distribute cash flow from operations and net sales proceeds from disposition of assets to the partners of the Operating Partnership in accordance with their relative percentage interests, on at least a quarterly basis, in amounts determined by the Company, as the general partner.

6.	Commitments and Contingencies

The Company is not subject to any material litigation nor, to management’s knowledge, is any material litigation threatened against the Company.

7.	Economic Dependency

The Company will be dependent on the Advisor, the Sub-Advisor, or their respective affiliates, for certain services that are essential to the Company, including the sale of the Company’s shares of common stock, asset acquisition and disposition decisions and other general and administrative responsibilities. In the event that the Advisor, the Sub-Advisor, and their respective affiliates are unable to provide such services, the Company would be required to find alternative service providers.

8.	Subsequent Event

On January 1, 2009, pursuant to the Merger Agreement, a wholly owned subsidiary of Bank of America Corporation merged with and into ML & Co., with ML & Co. continuing as the surviving corporation and a subsidiary of Bank of America Corporation.

Appendix A: Prior Performance Tables

ML & Co. Prior Performance Tables

The following prior performance tables provide information as of December 31, 2007 relating to the real estate investment programs sponsored by Merrill Lynch & Co., Inc. (“ML & Co.”) and its affiliates (the “Prior Programs”). The Prior Programs are dissimilar to NorthEnd Income Property Trust Inc. in both their business structure and investment strategy.

Each of the Prior Programs is structured as a private limited partnership with a finite life ranging from approximately seven to ten years. This differs from NorthEnd Income Property Trust Inc. which is structured as an open-ended real estate investment trust with no time limit on the period during which it can accept additional investors and continue operations. The structure of NorthEnd Income Property Trust Inc. as an open-ended REIT is unique. These are currently no other open-ended REITs with features similar to NorthEnd Income Property Trust Inc. available for investment in the public markets. The Prior Programs have an investment strategy dissimilar to NorthEnd Income Property Trust Inc. because they seek returns driven by a value added strategy focused on potential increases in the value of real estate investments made outside of the United States. Conversely, NorthEnd Income Property Trust Inc. seeks to generate returns through an investment strategy that focuses on investing primarily in core commercial real estate properties and real estate related assets generally located within the United States. The Prior Programs may also employ higher amounts of leverage than NorthEnd Income Property Trust Inc. expects to employ. In addition, the Prior Programs were managed by an affiliate of ML & Co. as a general partner, in contrast to NorthEnd Income Property Trust Inc. in which our advisor will rely upon our sub-advisor for the selection, acquisition, operation and maintenance of our investment portfolio.

This information should be read together with the summary narrative information included in the “Prior Performance—ML & Co. Prior Programs” section of this prospectus.

Investors should not construe inclusion of the following tables as implying, in any manner, that NorthEnd Income Property Trust Inc. will have results comparable to those reflected in such tables. Distributable cash flow, federal income tax deductions or other factors could be substantially different. Investors should note that, by acquiring shares of NorthEnd Income Property Trust Inc., they will not be acquiring any interest in any Prior Program.

Description of the Tables

The following tables are included herein:

Table I  Experience in Raising and Investing Funds (As a Percentage of Investment)

Table II  Compensation to Sponsor

Table III  Operating Results of Prior Programs

Table IV (Results of Completed Programs) is not included as none of the Prior Programs are completed programs. Table V (Sales or Disposals of Properties) is not included as none of the Prior Programs have made any sales or dispositions of property.

Additional information relating to the acquisition of properties by Prior Programs is contained in Table VI (Acquisitions of Properties by Programs), which is included in Part II of the registration statement which NorthEnd Income Property Trust Inc. has filed with the Securities and Exchange Commission of which this prospectus is a part. Copies of Table VI will be provided to prospective investors at no charge upon request.

The information presented in each of the following tables relates to Merrill Lynch Bosphorus Real Estate Fund I, L.P. (the “Bosphorus Fund”), which is the only Prior Program that has closed its offering and commenced operations as of December 31, 2007. The Bosphorus Fund’s investment strategy is focused on real property investments in the Republic of Turkey, and as a result, the fund operates and calculates its performance in Euros rather than U.S. Dollars. For the purposes of the following tables, however, we have converted the information from Euros to Dollars as of December 31, 2007, when the exchange rate from Euros to Dollars was 1.46 (1 Euro = 1.46 Dollars).

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS
(UNAUDITED)

Table I presents information showing the experience of ML & Co. and its affiliates in raising and investing funds for Prior Programs, the offering of which closed in the three year period ending December 31, 2007. Information is included for the Bosphorus Fund, a Prior Program that has conducted an offering which closed in July 2007. Information is provided as to the manner in which the proceeds of the offering have been applied. Also set forth is the timing and length of the offering and information pertaining to the time period over which the proceeds have been invested.

	Bosphorus Fund

Dollar Amount Offered	$299,880,000
Percentage Amount Raised	100%
Less Offering Expenses:
Selling Commissions	$2,491,650	(0.8%)
Organizational Expenses	$1,205,400	(0.4%)
Reserves:
Percent available for investment(1)	0%
Acquisition Costs:
Prepaid items and fees related to purchase of property	$955,500	(0.3%)
Cash Down Payment and Mortgage Loan	$126,015,750	(42%)
Acquisition Fees	0
Total Acquisition Cost	$126,971,250	(42%)
Percent leverage (mortgage financing divided by total acquisition cost)	64%
Date Offering Began	July 2006
Length of Offering	12 months
Months to invest 90 percent of amount available for investment (measured from the beginning of offering)(1)	24 to 36 months

(1)	The Bosphorus Fund has an investment period of three years from the date that the offering closed. The Bosphorus Fund has called capital in an amount equal to 37% of investor commitments totaling $111,000,000 as of May 31, 2008.

TABLE II
COMPENSATION TO SPONSOR
(UNAUDITED)

Table II provides a summary of the amount and type of compensation paid to ML & Co. and its affiliates as of December 31, 2007 related to the Bosphorus Fund, a Prior Program that conducted an offering which has closed since December 31, 2004.

Bosphorus Fund

Date Offering Commenced	July 2006
Dollar Amount Raised	$299,880,000
Amount Paid to Sponsor from Proceeds of Offering:
Placement Fees	$2,491,650
Acquisition Fees:
Real Estate Commissions	0
Advisory Fees	0
Dollar Amount of Cash Generated from Operations before Deducting Payments to Sponsor	0
Amount Paid to Sponsor from Operations:
Property Management Fees	0
Partnership Management Fees	0
Reimbursements	0
Leasing Commissions	0
Dollar Amount of Property Sales and Refinancing Before Deduction Payments to Sponsor:
Cash	0
Notes	0
Amount Paid to Sponsor from Property Sales and Refinancing:
Real Estate Commissions	0
Incentive Fees	0

TABLE III
OPERATING RESULTS OF PRIOR PROGRAMS
(UNAUDITED)

Table III sets forth the operating results as of December 31, 2007 of the Bosphorus Fund, a Prior Program that has conducted an offering which has closed since December 31, 2002. The Bosphorus Fund closed in July 2007.

2007

Gross Revenues	$155,820
Profit on Sale of Properties	0
Less: Operating Expenses	$6,882,540
Interest Expense	$421,890
Depreciation	0
Net Income (GAAP basis)	$(7,148,610)
Taxable Income
From Operations(1)	0
From Gain on Sale	0
Cash Generated From Operations	0
Cash Generated from Sales	0
Cash Generated from Refinancing	0
Total Cash Generated	0
Less Cash Distributions to Investors:
From Operating Cash Flow	0
From Sales and Refinancing	0
From Other	0
Cash Generated (Deficiency) After Cash Distributions	0
Less Special Items (not including sales and refinancing):	None
Cash Generated (Deficiency) After Cash Distributions and Special Items	0

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results: (1)
Ordinary Income (Loss)
From operations	0
From recapture	0
Capital Gain (loss)	0
Cash Distributions to Investors
Source (on GAAP Basis)
Operations	0
Return of Capital	0
Source (on Cash Basis)
Sales	0
Refinancing	0
Operations	0
Other	0
Amount (in percentage terms) remaining invested in program properties at the end of 2007 (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)	100%

(1)	The Bosphorus Fund commenced operations in January 2008. The fund is not required to file tax returns in the United States, although it does provide K1 information for any limited partner investors who may have to make United States tax filings.

BlackRock Realty Prior Performance Tables

The following prior performance tables provide information relating to real estate investment programs sponsored by BlackRock Realty Advisors, Inc. (“BlackRock Realty”). Each of these individual real estate investment programs (a “BlackRock Prior Program”) has its own specific investment objectives; however, the general investment objectives common to all prior real estate programs include providing investors with exposure to investment real estate in the United States as an asset class.

This information should be read together with the summary information included in the “Prior Performance of Our Sub-Advisor” section of this prospectus.

Investors should not construe inclusion of the following tables as implying, in any manner, that NorthEnd Income Property Trust Inc. will have results comparable to those reflected in such tables. Distributable cash flow, federal income tax deductions or other factors could be substantially different. Investors should note that, by acquiring shares of NorthEnd Income Property Trust, Inc., they will not be acquiring any interest in any BlackRock Prior Program.

Description of the Tables

The following tables are included herein:

Table I  Experience in Raising and Investing Funds (As a Percentage of Investment)

Table II  Compensation to Sponsor

Table III  Annual Operating Results of Prior Real Estate Programs

Table IV  Results of Completed Programs

Table V  Sales or Dispositions of Property

Additional information relating to the acquisition of properties by BlackRock Prior Programs is contained in Table VI, which is included in Part II of the registration statement which NorthEnd Income Property Trust, Inc. has filed with the SEC of which this prospectus is a part. Copies of Table VI will be provided to prospective investors at no charge upon request.

TABLE I
EXPERIENCE IN RAISING AND INVESTING FUNDS
(UNAUDITED)

Table I presents information showing the experience of Blackrock and its affiliates in raising and investing funds for the Blackrock Prior Programs, the offering of which closed or raised capital in the three-year period ending December 31, 2007. Information is included for offerings with similar investment objectives that have closed since December 31, 2007. Information is provided as to the manner in which the proceeds of the offerings have been applied. Also set forth is the timing and length of these offerings and information pertaining to the time period over which the proceeds have been invested.

	BlackRock	BlackRock	BlackRock	BlackRock
	Apartment Value	Diamond Property	Strategic Apartment	Granite Property
	Fund III, Inc.	Fund, Inc.	Fund, Inc.	Fund, Inc.

Dollar Amount Offered	$106,447,000.00	$885,043,331.00	$287,500,000.00	$1,519,345,123.00
Dollar Amount Raised	$106,447,000.00	$885,043,331.00	$287,500,000.00	$1,519,345,123.00
Percentage Amount Raised	100%	100%	100%	100%
Less Offering Expenses:
Selling Commissions	$—	$—	$—	$—
Organizational Expenses(1)	$380,512.05	$—	$47,383.65	$—
Other	$—	$—	$—	$—
Reserves:	$—	$—	$—	$—
Percent available for investment	99.6%	100.0%	100.0%	100.0%
Acquisition Costs Property Level:
Cash Down Payment	$99,198,758.36	$911,678,797.86	$162,975,250.80	$2,914,788,742.87
Mortgage Loan	$188,438,222.01	$1,326,066,138.51	$275,882,513.11	$514,820,250.80
Acquisition Fees—Advisor	$1,486,861.00	$6,327,826.00	—	$—
Other	$4,831,064.65	$27,034,785.68	$4,973,432.17	$29,552,154.24
Total Acquisition Cost	$293,954,906.02	$2,271,107,548.05	$443,831,196.08	$3,459,161,147.91
Percent leverage (mortgage financing divided by total acquisition cost)	64%	58%	62%	15%
Date Offering Began	4/12/2004	4/1/2005	4/15/2005	1/1/1981
Length of Offering	12 months	Open-End	Open-End	Open-End
Months to invest 90 percent of amount available for investment (measured from the beginning of offering)	38	36	36	36

	BlackRock Retail	Peter Cooper Village
	Opportunity	Stuyvesant Town
	Fund, LLC	Partners, L.P.	Total

Dollar Amount Offered	$502,500,000.00	$1,890,000,000.00	$5,190,835,454.00
Dollar Amount Raised	$502,500,000.00	$1,890,000,000.00	$5,190,835,454.00
Percentage Amount Raised	100%	100%	100%
Less Offering Expenses:
Selling Commissions	$—	$—	$—
Organizational Expenses	$750,000.00	$238,227.00	$1,416,122.70
Other	$—	$61,600,000.00	$61,600,000.00
Reserves:	$—	$—	$—
Percent available for investment	99.9%	96.7%	98.8%
Acquisition Costs Property Level:
Cash Down Payment	$90,244,261.00	$1,720,529,498.26	$5,899,415,309.15
Mortgage Loan	$48,875,111.00	$4,400,000,000.00	$6,754,082,235.43
Acquisition Fees—Advisor	$—	$4,404,468.00	$12,219,155.00
Other	$1,687,283.00	$103,466,033.74	$171,544,753.48
Total Acquisition Cost	$140,806,655.00	$6,228,400,000.00	$12,837,261,453.06
Percent leverage (mortgage financing divided by total acquisition cost)	35%	71%	53%
Date Offering Began	2/9/2007	11/17/2006
Length of Offering	12 months	12 months
Months to invest 90 percent of amount available for investment (measured from the beginning of offering)	48	1

(1)	For Granite Property Fund and Diamond Property Fund, organizational expenses were paid by BlackRock, Inc.

TABLE II
COMPENSATION TO SPONSOR
(UNAUDITED)

Table II provides a summary of the amount and type of compensation paid to BlackRock Realty and its affiliates as of December 31, 2007 related to the BlackRock Prior Programs with similar investment objectives that have conducted offerings which have closed or had commitment activity since December 31, 2004. Also included is a summary of the amount and types of compensation paid to BlackRock Realty and its affiliates as of December 31, 2007 related to the BlackRock Prior Programs, the offerings of which have begun since December 31, 2004, presented on an aggregate basis.

		BlackRock	BlackRock
	BlackRock	Diamond	Strategic	BlackRock
	Apartment Value	Property Fund,	Apartment Fund,	Granite Property
	Fund III, Inc.	Inc.	Inc.	Fund, Inc.[1]

Date Offering Commenced
Dollar Amount Raised	$106,447,000	$885,043,331	$287,500,000	$1,519,345,123
Amount Paid to Sponsor from Proceeds of Offering:	$—	$—	$—	$—
Underwriting Fees	$—	$—	$—	$—
Acquisition Fees:	$—	$—	$—	$—
Real Estate Commissions	$—	$—	$—	$—
Advisory Fees	$1,486,861	$6,327,826	$—	$—
Other (identify and quantify)	$—	$—	$—	$—
Dollar Amount of Cash Generated from Operations before Deducting Payments to Sponsor Includes Cash Spent to acquire assets	$(196,630,892)	$(1,298,523,328)	$(291,197,915)	$(2,594,817,792)
Amount Paid to Sponsor from Operations:	$—	$—	$—	$—
Property Management Fees	$—	$—	$—	$—
Partnership Management Fees	$2,541,868	$13,531,156	$7,905,149	$51,809,622
Reimbursements	$—	$—	$—	$—
Leasing Commissions	$—	$—	$—	$—
Other (identify and quantify)
Dollar Amount of Cash Generated from Property Sales and Refinancing Before Deduction Payments to Sponsor:	$115,060,732	$556,632,910	$246,638,543	$1,396,645,905
Cash	$—	$—	$—	$—
Notes	$—	$—	$—	$—
Amount Paid to Sponsor from Property Sales and Refinancing:	$—	$—	$—	$—
Real Estate Commissions	$—	$—	$—	$—
Incentive Fees (1)	$—	$2,518,361	$—	0
Other (identify and quantify) - Financing Fees	$94,000	$3,181,483	$—	$352,500

1 For periods before the fourth quarter of 2006, the information presented includes the performance of Tower Fund, a commingled insurance company real estate separate account with a core investment strategy. On September 30, 2006, substantially all of the unit holders of Tower Fund received shares of BlackRock Granite Property Fund, Inc. BlackRock Realty or a predecessor also managed Tower Fund from January 1, 1994, and the investment professionals with primary responsibilities for the management of Tower Fund prior to January 1, 1994, became employed by the predecessor of BlackRock Realty on such date.

	BlackRock	Peter Cooper
	Retail Opportunity	Village Stuyvesant
	Fund, LLC	Town Partners, L.P.	Total Fees

Date Offering Commenced
Dollar Amount Raised	$502,500,000	$1,890,000,000	$5,190,835,454
Amount Paid to Sponsor from Proceeds of Offering:	$—	$—	$—
Underwriting Fees	$—	$—	$—
Acquisition Fees:	$—	$—	$—
Real Estate Commissions	$—	$—	$—
Advisory Fees	$—	$4,404,468	$12,219,155
Other (identify and quantify)
Dollar Amount of Cash Generated from Operations before Deducting Payments to Sponsor Includes Cash Spent to acquire assets	$(107,342,615)	$(1,821,060,609)	$(6,309,573,151)
Amount Paid to Sponsor from Operations:	$—	$—	$—
Property Management Fees	$—	$—	$—
Partnership Management Fees	$5,372,656	$5,418,674	$86,579,125
Reimbursements	$—	$—	$—
Leasing Commissions	$—	$—	$—
Other (identify and quantify)	$—	$—	$—
Dollar Amount of Cash Generated from Property Sales and Refinancing Before Deduction Payments to Sponsor:	$68,087,262	$(1,414,126)	$2,381,651,226
Cash	$—	$—
Notes	$—	$—	$—
Amount Paid to Sponsor from Property	$—	$—
Sales and Refinancing:
Real Estate Commissions	—	$—
Incentive Fees (1)	$—	$—	$2,518,361
Other (identify and quantify) - Financing Fees	$504,233	$—	$4,132,216

TABLE III
OPERATING RESULTS—CONSOLIDATED
(UNAUDITED)

Table III sets forth the operating results as of December 31, 2007 of the Blackrock Prior Programs with similar investment objectives that have closed since December 31, 2002.

	2007	2006	2005	2004	2003

Gross Revenues	$267,067,918	$214,991,289	$159,707,560	$149,040,419	$140,151,000
Unrealized appreciation/(depreciation)	$941,817,902	$317,947,323	$186,480,436	$10,179,000	$(813,000)
Realized	$4,519,446	$22,460,622	$52,073,000	$(19,429,000)	$266,000
Less:
Operating Expenses	$144,134,761	$104,911,152	$72,017,255	$57,499,789	$58,508,000
Interest Expense	$77,206,062	$53,268,465	$32,479,865	$16,484,660	$13,887,000
Depreciation	$—
Net Income (GAAP basis)	$992,064,443	$397,219,617	$293,763,876	$65,805,970	$67,209,000
Taxable Income/(Loss)
From Operations	$(67,995,605)	$(37,107,418)	$(9,888,373)	$(174,503)	$—
From Gain on Sale	$47,798,191	$9,676,867	$—	$—	$—
Cash Generated From Operations (Includes cash spent to acquire assets)	$(1,975,987,687)	$(2,972,104,437)	$(1,361,481,105)	$(701,177,468)	$(149,559,000)
Cash Generated from Sales	$300,949,023	$357,172,970	$597,468,172	$281,726,000	$48,969,000
Cash Generated from Refinancing	$438,249,691	$370,050,593	$317,760,777	$231,335,000	$27,040,000
Total Cash Generated	$(1,236,788,973)	$(2,244,880,874)	$(446,252,078)	$(188,116,468)	$(73,550,000)
Contributions from Investors	$1,524,930,869	$2,349,926,245	$639,930,724	$262,340,600	$112,400,000
Less Cash Distributions to Investors:
From Operating Cash Flow	$64,615,569	$64,440,520	$54,487,504	$74,981,000	$67,756,000
From Sales and Refinancing	$174,216,351	$70,916,145	$53,998,371	$66,246,000	$57,953,000
From Other	$—
Cash Generated (Deficiency) After Cash Distributions	$49,309,976	$(30,311,294)	$85,192,771	$(67,002,868)	$(86,859,000)
Less Special Items (not including sales and refinancing):	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	$49,309,976	$(30,311,294)	$85,192,771	$(67,002,868)	$(86,859,000)
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
From operations	$(10.85)	$(8.18)	$(4.95)	$(0.12)	$—
From recapture	NA	NA	NA	NA	NA
Capital Gain (loss)	$7.63	$2.13	$—	$—	$—
Cash Distributions to Investors:
Source (on GAAP Basis)
Operations	$7.30	$12.53	$27.63	$52.34	$55.07
Return of Capital	$30.81	$17.32	$26.66	$46.14	$47.10
Source (on Cash Basis)
Operations	$10.31	$14.21	$27.27	$52.29	$55.07
Sales and Refinancing	$27.79	$15.64	$27.02	$46.20	$47.10
Other	$—	$—	$—	$—	$—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program) (See Note Below)
	NA	NA	NA	NA	NA

TABLE III
OPERATING RESULTS OF BLACKROCK GRANITE PROPERTY FUND, INC.
(UNAUDITED)

Table III sets forth the operating results as of December 31, 2007 of the Blackrock Prior Programs with similar investment objectives that have closed since December 31, 2002.

	2007	2006	2005	2004	2003

Gross Revenues	$179,744,241	$149,844,119	$122,555,000	$147,719,000	$140,151,000
Unrealized appreciation/(depreciation)	$295,510,795	$210,170,016	$135,326,000	$10,179,000	$(813,000)
Realized	$1,944,503	$17,853,903	$52,073,000	$(19,429,000)	$266,000
Less:
Operating Expenses	$83,377,303	$61,780,873	$49,762,000	$56,510,000	$58,508,000
Interest Expense	$35,724,867	$29,334,726	$21,824,000	$16,228,000	$13,887,000
Depreciation	$—
Net Income (GAAP basis)	$358,097,369	$286,752,439	$238,368,000	$65,731,000	$67,209,000
Taxable Income/(Loss)
From Operations	$(815,947)	$3,261,674	$—	$—	$—
From Gain on Sale	$19,411,421	$—	$—	$—	$—
Cash Generated From Operations (Includes cash spent to acquire assets)	$(1,165,515,495)	$(549,203,519)	$(880,098,778)	$(381,824,000)	$(149,559,000)
Cash Generated from Sales	$210,931,786	$309,645,992	$597,468,172	$281,726,000	$48,969,000
Cash Generated from Refinancing	$(26,624,169)	$161,559,855	$143,664,269	$97,215,000	$27,040,000
Total Cash Generated	$(981,207,878)	$(77,997,672)	$(138,966,337)	$(2,883,000)	$(73,550,000)
Contributions from Investors	$1,071,071,164	$139,171,243	$309,102,716	$64,924,000	$112,400,000
Less Cash Distributions to Investors:
From Operating Cash Flow	$60,242,071	$58,728,520	$50,969,000	$74,981,000	$67,756,000
From Sales and Refinancing	$23,081,047	$65,311,033	$49,415,371	$66,246,000	$57,953,000
From Other	$—
Cash Generated (Deficiency) After Cash Distributions	$6,540,168	$(62,865,982)	$69,752,008	$(79,186,000)	$(86,859,000)
Less Special Items (not including sales and refinancing):	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	$6,540,168	$(62,865,982)	$69,752,008	$(79,186,000)	$(86,859,000)
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
From operations	$(0.27)	$1.87	$—	$—	$—
From recapture	NA	NA	NA	NA	NA
Capital Gain (loss)	$6.51	$—	$—	$—	$—
Cash Distributions to Investors:
Source (on GAAP Basis)
Operations	$20.35	$33.61	$34.67	$60.63	$55.07
Return of Capital	$7.61	$37.38	$33.61	$53.57	$47.10
Source (on Cash Basis)
Operations	$20.21	$33.61	$34.67	$60.63	$55.07
Sales and Refinancing	$7.74	$37.38	$33.61	$53.57	$47.10
Other	$—	$—	$—	$—	$—
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)
	NA	NA	NA	NA	NA

TABLE III
OPERATING RESULTS OF BLACKROCK DIAMOND PROPERTY FUND, INC.
(UNAUDITED)

Table III sets forth the operating results as of December 31, 2007 of the Blackrock Prior Programs with similar investment objectives that have closed since December 31, 2002.

	2007	2006	2005	2004	2003

Gross Revenues	$32,184,033	$19,661,825	$6,682,176
Unrealized appreciation/(depreciation)	$140,913,362	$51,472,619	$17,124,273
Realized	$1,875,000	$(372,662)	$—
Less:
Operating Expenses	$25,439,148	$13,047,589	$6,528,945
Interest Expense	$21,361,838	$9,300,846	$2,659,865
Depreciation
Net Income (GAAP basis)	$128,171,409	$48,413,347	$14,617,639	$—	$—
Taxable Income/(Loss)
From Operations	$(45,915,876)	$(18,419,970)	$(3,134,398)
From Gain on Sale	$—	$8,401,601	$—
Cash Generated From Operations (Includes cash spent to acquire assets)	$(652,419,772)	$(392,888,602)	$(253,214,954)
Cash Generated from Sales	$—	$18,241,309	$—
Cash Generated from Refinancing	$309,006,929	$140,094,164	$89,290,508
Total Cash Generated	$(343,412,843)	$(234,553,129)	$(163,924,446)
Contributions from Investors	$446,031,068	$262,638,081	$176,374,182
Less Cash Distributions to Investors:
From Operating Cash Flow	$—	$—	$—
From Sales and Refinancing	$134,030,633	$3,378,146	$—
From Other
Cash Generated (Deficiency) After Cash Distributions	$(31,412,408)	$24,706,806	$12,449,736
Less Special Items (not including sales and refinancing):	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	$(31,412,408)	$24,706,806	$12,449,736
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
From operations	$(48.67)	$(40.61)	$(17.77)	NA	NA
From recapture	NA	NA	NA	NA	NA
Capital Gain (loss)	$—	$18.52	$—	NA	NA
Cash Distributions to Investors:
Source (on GAAP Basis)
Operations	$—	$—	$—	$—	$—
Return of Capital	$142.06	$7.45	$—	NA	NA
Source (on Cash Basis)
Operations	$—	$—	$—	NA	NA
Sales and Refinancing	$142.06	$7.45	$—	NA	NA
Other	$—	$—	$—	NA	NA
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)
	NA	NA	NA	NA	NA

TABLE III
OPERATING RESULTS OF BLACKROCK STRATEGIC APARTMENT FUND, INC.
(UNAUDITED)

Table III sets forth the operating results as of December 31, 2007 of the Blackrock Prior Programs with similar investment objectives that have closed since December 31, 2002.

	2007	2006	2005	2004	2003

Gross Revenues	$41,708,289	$39,588,762	$27,399,384	$948,419	$—
Unrealized appreciation/(depreciation)	$12,211,913	$39,875,919	$23,430,163	$—
Realized	$(1,720,911)
Less:
Operating Expenses	$24,252,738	$23,076,634	$12,596,310	$516,789
Interest Expense	$14,190,154	$12,317,141	$7,189,000	$171,660
Depreciation
Net Income (GAAP basis)	$13,756,399	$44,070,906	$31,044,237	$259,970	$—
Taxable Income/(Loss)
From Operations	$(1,849,686)	$(13,508,282)	$(3,974,688)	$(174,503)
From Gain on Sale	$16,811,729			$—
Cash Generated From Operations (Includes cash spent to acquire assets)	$(34,671,711)	$(73,430,909)	$(183,095,295)	$(285,767,468)
Cash Generated from Sales	$74,038,543	$—		$—
Cash Generated from Refinancing	$20,600,000	$67,000,000	$85,000,000	$120,000,000
Total Cash Generated	$59,966,832	$(6,430,909)	$(98,095,295)	$(165,767,468)	$—
Contributions from Investors	$1,318,674	$8,417,921	$111,047,826	$169,892,600
Less Cash Distributions to Investors:
From Operating Cash Flow	$3,265,397	$5,712,000	$3,518,504
From Sales and Refinancing	$2,183	$—	$—
From Other
Cash Generated (Deficiency) After Cash Distributions	$58,017,926	$(3,724,988)	$9,434,027	$4,125,132	$—
Less Special Items (not including sales and refinancing):	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	$58,017,926	$(3,724,988)	$9,434,027	$4,125,132	$—
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
From operations	$(5.18)	$(42.59)	$(14.13)	$(1.03)	N/A
From recapture	NA	NA	NA	NA
Capital Gain (loss)	$47.12	$—	$—	$—	N/A
Cash Distributions to Investors:
Source (on GAAP Basis)
Operations	$9.15	$13.23	$12.51	$—	$—
Return of Capital	$0.01	$4.78	$—	$—	NA
Source (on Cash Basis)
Operations	$9.15	$18.01	$12.51	$—	NA
Sales and Refinancing	$0.01	$—	$—	$—	NA
Other	$—	$—	$—	$—	NA
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)
	NA	NA	NA	NA	NA

TABLE III
OPERATING RESULTS OF BLACKROCK APARTMENT VALUE FUND III, INC.
(UNAUDITED)

Table III sets forth the operating results as of December 31, 2007 of the Blackrock Prior Programs with similar investment objectives that have closed since December 31, 2002.

	2007	2006	2005	2004	2003

Gross Revenues	$10,500,096	$5,896,583	$3,071,000	$373,000
Unrealized appreciation/(depreciation)	$19,289,200	$16,428,769	$10,600,000	$—
Realized	$2,420,854	$4,979,381	$—	$—
Less:
Operating Expenses	$7,699,713	$5,712,816	$3,130,000	$473,000
Interest Expense	$5,197,192	$2,315,752	$807,000	$85,000
Depreciation
Net Income (GAAP basis)	$19,313,245	$19,276,165	$9,734,000	$(185,000)	$—
Taxable Income/(Loss)
From Operations	$(15,048,413)	$(8,255,662)	$(2,779,287)	$—
From Gain on Sale	$11,575,041	$1,275,266	$—	$—
Cash Generated From Operations (Includes cash spent to acquire assets)	$(35,027,485)	$(116,531,407)	$(45,072,000)	$(33,586,000)
Cash Generated from Sales	$15,978,694	$29,285,669	$—	$—
Cash Generated from Refinancing	$18,643,795	$51,346,574	$(194,000)	$14,120,000
Total Cash Generated	$(404,996)	$(35,899,164)	$(45,266,000)	$(19,466,000)
Contributions from Investors	$13,342,000	$49,699,000	$43,406,000	$27,524,000
Less Cash Distributions to Investors:
From Operating Cash Flow
From Sales and Refinancing	$12,000	$2,226,966	$4,583,000	$—
From Other
Cash Generated (Deficiency) After Cash Distributions	$12,925,004	$11,572,870	$(6,443,000)	$8,058,000
Less Special Items (not including sales and refinancing):	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	$12,925,004	$11,572,870	$(6,443,000)	$8,058,000
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
From operations	$(96.64)	$(65.73)	$(39.34)	$—	NA
From recapture	NA	NA	NA	NA	NA
Capital Gain (loss)	$74.33	$10.15	$—	$—	NA
Cash Distributions to Investors:
Source (on GAAP Basis)
Operations	$—	$—	$—	$—	$—
Return of Capital	$0.08	$17.73	$64.87	$—	NA
Source (on Cash Basis)
Operations	$—	$—	$—	$—	NA
Sales and Refinancing	$0.08	$17.73	$64.87	$—	NA
Other	$—	$—	$—	$—	NA
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)
	NA	NA	NA	NA	NA

TABLE III
Operating Results Of BlackRock Retail Opportunity Fund, LLC
(UNAUDITED)

Table III sets forth the operating results as of December 31, 2007 of the Blackrock Prior Programs with similar investment objectives that have closed since December 31, 2002.

	2007	2006	2005	2004	2003

Gross Revenues	$2,350,261	$—	$—	$—	$—
Unrealized appreciation/(depreciation)	$—	$—	$—	$—	$—
Realized
Less:
Operating Expenses	$3,892,962
Interest Expense	$732,011
Depreciation
Net Income (GAAP basis)	$(2,274,712)	$—	$—	$—	$—
Taxable Income/(Loss)
From Operations	$(1,872,748)
From Gain on Sale
Cash Generated From Operations (Includes cash spent to acquire assets)	$(107,342,615)
Cash Generated from Sales	$—
Cash Generated from Refinancing	$68,087,262
Total Cash Generated	$(39,255,353)	$—	$—	$—	$—
Contributions from Investors	$42,452,500
Less Cash Distributions to Investors:
From Operating Cash Flow	—	—	—	—	—
From Sales and Refinancing	—	—	—	—	—
From Other	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions	$3,197,147	$—	$—	$—	$—
Less Special Items (not including sales and refinancing):	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	$3,197,147	$—	$—	$—	$—
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
From operations	$(44.11)	NA	NA	NA	NA
From recapture	NA	NA	NA	NA	NA
Capital Gain (loss)	$—	NA	NA	NA	NA
Cash Distributions to Investors:
Source (on GAAP Basis)
Operations	$—	$—	$—	$—	$—
Return of Capital	$—	NA	NA	NA	NA
Source (on Cash Basis)		NA	NA	NA	NA
Operations	$—	NA	NA	NA	NA
Sales and Refinancing	$—	NA	NA	NA	NA
Other	$—	NA	NA	NA	NA
Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table (original total acquisition cost of properties retained divided by original acquisition costs of all properties in program)
	NA	NA	NA	NA	NA

TABLE III
OPERATING RESULTS OF PETER COOPER VILLAGE STUYVESANT TOWN PARTNERS, L.P. II
(UNAUDITED)

Table III sets forth the operating results as of December 31, 2007 of the Blackrock Prior Programs with similar investment objectives that have closed since December 31, 2002.

	2007	2006	2005	2004	2003

Gross Revenues	$580,998	$—
Unrealized appreciation/(depreciation)	$473,892,632	$—
Realized	$—	$—
Less:
Operating Expenses	$(527,103)	$1,293,240
Interest Expense
Depreciation
Net Income (GAAP basis)	$475,000,733	$(1,293,240)	$—	$—	$—
Taxable Income/(Loss)
From Operations	$(2,492,935)	$(185,178)
From Gain on Sale
Cash Generated From Operations (Includes cash spent to acquire assets)	$18,989,391	$(1,840,050,000)
Cash Generated from Sales
Cash Generated from Refinancing	$48,535,874	$(49,950,000)
Total Cash Generated	$67,525,265	$(1,890,000,000)
Contributions from Investors	$(49,284,537)	$1,890,000,000
Less Cash Distributions to Investors:
From Operating Cash Flow	$1,108,101
From Sales and Refinancing	$17,090,488
From Other
Cash Generated (Deficiency) After Cash Distributions	$42,139	$—
Less Special Items (not including sales and refinancing):	—	—	—	—	—
Cash Generated (Deficiency) After Cash Distributions and Special Items	$42,139	$—
Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary Income (Loss)
From operations	$(1.39)	$(0.10)
From recapture	NA	NA
Capital Gain (loss)	$—	$—
Cash Distributions to Investors:
Source (on GAAP Basis)
Operations	$0.62	$—	$—	$—	$—
Return of Capital	$9.55	$—	NA	NA	NA
Source (on Cash Basis)
Operations	$0.62	$—
Sales and Refinancing	$9.55	$—
Other	$—	$—

TABLE IV
RESULTS OF COMPLETED PROGRAMS
(UNAUDITED)

This Table sets forth summary information as of December 31, 2007 on the results of the BlackRock Prior Programs having similar investment objectives that have completed operations since December 31, 2002.

BlackRock
Apartment Value
Fund II, Inc.

Dollar Amount Raised	$76,842,104
Number of Properties	8
Date of Closing of Offering	6/1/2001
Date of First Sale of Property	4/29/2005
Date of Final Sale of Property	9/28/2006
Tax and Distribution Data Per $1,000 Investment
Federal Income Tax Results:
Ordinary Income (Loss)	$(10)
—From Operations	$(25)
—From Recapture	$15
Capital Gain (Loss)	$736
—Deferred Gain—Capital	$0
—Deferred Gain—Ordinary	$0
Cash Distributions to Investors	$1,712
Source (on GAAP Basis)
—Investment Income	$712
—Return of Capital	$1,000
Source (on Cash Basis)
—Sales	$1,600
—Refinancing	—
—Operations	$112
—Other	—
Receivable on Net Purchase Money Financing	—

TABLE V
SALE OR DISPOSITION OF PROPERTIES
(UNAUDITED)

This Table sets forth summary information as of December 31, 2007 on the results of the sale or disposals of properties by the BlackRock Prior Programs since December 31, 2004 by prior real estate programs having similar investment objectives.

Location
Fund	Property Name	Address	City	State

BlackRock Diamond Property Fund, Inc.
	Sunrise Mountain	5250 Stewart Avenue	Las Vegas	NV
	International Drive	5400-5498 Touchstone Drive	Orlando	FL
BlackRock Granite Property Fund, Inc.(1)

	King of Prussia	625 Clark Avenue	King of Prussia	PA
	Lucas Aerospace	Watson Industrial Center	Aurora	OH
	Pier One Imports	Philadelphia @ Maryland	Aberdeen	MD
	Weber Dist. Ctr	9345 Santa Anita Avenue	Rancho Cucamonga	CA
	Gateway Shop Ctr	21001 San Ramon Valley Boulevard	San Ramon	CA
	Whitewater I	12600 Whitewater Drive	Minneapolis	MN
	Gateway Bus. Park	Meadow Drive	Grove City	OH
	Appling Lakes	1392 Equestrian Drive	Cordova	TN
	Tech Park—Cons.	Various by building	Norcross	GA
	Braker Ctr.—Cons.	Various by building	Austin	TX
	Ameriplex	7451-7452 Tempel Hof Drive	Indianapolis	IN
	Remington Lakes	850 Naperville Road	Bolingbrook	IL
	Johns Creek—Cons.	Various by building	Duluth	GA
	San Marin/San Miguel	4025 Duval Road	Austin	TX
	Canyon Corp. I	2510 West Dunlap Avenue	Phoenix	AZ
	Carol Point		Chicago	IL
	Landmark Ctr. II	18451 North Dallas	Dallas	TX
	Tech Center	5575 Tech Center Drive	Colorado Springs	CO
	Canyon Corp. II	2512 West Dunlap Avenue	Phoenix	AZ
	Raven’s Crest	8098 Ravens Crest Court	Manassas	VA
	Landmark Ctr. I	North Dallas Parkway	Dallas	TX
	Remington II	800 Veterans Parkway	Bolingbrook	IL
	Canyon Corp. III Land	West Dunlap Avenue	Phoenix	AZ
	GlenPoint VI	175-199 Internationale Boulevard	Glendale Heights	IL
	Elmhurst I	847-853 Church Court	Elmhurst	IL
	Shawmut—Cons.	5 - 110 Shawmut Road	Canton	MA
	Executive House	1025 Hancock Street	Quincy	MA
	Warm Springs Plaza	46500 Mission Blvd.	Fremont	CA

(1) For periods before the fourth quarter of 2006, the information presented includes the performance of Tower Fund, a commingled insurance company real estate separate account with a core investment strategy. On September 30, 2006, substantially all of the unit holders of Tower Fund received shares of BlackRock Granite Property Fund, Inc. BlackRock Realty or a predecessor also managed Tower Fund from January 1, 1994, and the investment professionals with primary responsibilities for the management of Tower Fund prior to January 1, 1994, became employed by the predecessor of BlackRock Realty on such date.

Location
Fund	Property Name	Address	City	State

	Remington III Land		Bolingbrook	IL
	Gateway Bus. Park Land	North Meadows Drive	Grove City	OH
	Montrose	308 East 38th Street	New York	NY
	Avalon @ Village Green	225 Galvariun Court	Pikesville	MD
	Park Catalina	690 S. Catalina Street	Los Angeles	CA
Vestal Master Account
	Vestal—Parkway Plaza	3154 - 3208 Vestal Parkway	Vestal	NY
	Vestal—Town Square	2505 Vestal Parkway East	Vestal	NY
	Vestal—Shoppes	2317 Vestal Parkway East	Vestal	NY
	Vestal—Pier 1 Shop Ctr	2540 Vestal Parkway East	Vestal	NY
	Regents Park Of Troy Apts	2751 Melcome Circle	Troy	MI
	Belle Fontaine	4077 Glencoe Avenue	Marina Del Rey	CA
	Thornbury Bay	721 S Cherry Grove Avenue	Annapolis	MD
	Apple Valley Square	SW Corner Cty Rte 42 & Cedar	Apple Valley	MN
	1212 South Michigan Avenue Apt	1212 South Michigan Avenue	Chicago	IL
	Cypress Lakes of Boca Rio	8207 Severn Drive	Boca Raton	FL
	Arbour Walk Apts.	2277 Arbour Walk Road	Naples	FL
	Weston Distribution Building	1600 Northpark Drive	Weston	FL
	Crossroads Lakes II	760 Crossroads Parkway	Bolingbrook	IL
	Madison Tower—NY	430 West 14th Street	New York	NY
	Madison Tower—MA	47-50 Church Street	Wellesley	MA
	Marketplace at Dr. Phillips	7600 Dr. Phillips Boulevard	Orlando	FL
	Columbia Square	1230 Columbia Street	San Diego	CA
	Regents Park	4180 La Jolla Village Drive	San Diego	CA
	1212 South Michigan Avenue Apt	1212 South Michigan Avenue	Chicago	IL
	Landmark Center I	North Dallas Parkway	Dallas	TX
	Reserve at 4S Ranch		San Diego	CA
	Houston Pavilions	Dallas Avenue at Main Street	Houston	TX
	Oak Forest Apartments	198 Arora Boulevard	Orange Park	FL
	13500 Roosevelt Boulevard	13500 Roosevelt Boulevard	Philadelphia	PA
	Gainey Ranch Financial Center	7333-7377 E Doubletree Road	Scottsdale	AZ
	Gateway @ Burbank	25-133 E. Alameda Avenue	Burbank	CA
	Creekside Place	23626-23630 Valencia Boulevard	Santa Clarita	CA
	Plaza De Hacienda I&II	1735-1869 Hacienda Boulevard	La Puente	CA
	CrossRoad Lakes II	760 Crossroads Parkway	Bolingbrook	IL
BlackRock Strategic Apartment Fund, Inc.

	180 North Jefferson LLC	180 North Jefferson Street	Chicago	IL
BlackRock Apartment Value Fund III, Inc.
	San Cabrilla	6400 E. Thomas Road	Scottsdale	AZ
	Huntington Downs	9701-9761 Clocktower Lane	Columbia	MD
	Park Place by the Woods	4708 Southcenter Boulevard	Tukwila	WA

		Date	Date
Fund	Property Name	Acquired	of Sale

BlackRock Diamond Property Fund, Inc.
	Sunrise Mountain	3/31/2005	8/24/2006
	International Drive	3/30/2005	9/25/2006
BlackRock Granite Property Fund, Inc.

	King of Prussia	8/1/1989	5/18/2005
	Lucas Aerospace	9/24/1990	8/30/2005
	Pier One Imports	2/27/1991	6/15/2006
	Weber Dist. Ctr	12/19/1995	9/26/2006
	Gateway Shop Ctr.	12/15/1995	4/28/2006
	Whitewater I	3/30/1997	3/1/2006
	Gateway Bus. Park	3/7/1997	5/11/2005
	Appling Lakes	4/28/1998	2/15/2005
	Tech Park—Cons.	11/25/1996	9/21/2005
	Braker Ctr.—Cons.	1/9/1997	11/17/2005
	Ameriplex	12/8/1997	5/11/2005
	Remington Lakes	3/31/1998	11/1/2005
	Johns Creek—Cons.	12/24/1996	9/21/2005
	San Marin/San Miguel	10/31/1997	4/29/2005
	Canyon Corp. I	2/19/1998	11/2/2005
	Carol Point	3/15/1999	6/12/2007
	Landmark Ctr. II	2/5/1998	7/6/2005
	Tech Center	5/11/1998	7/19/2005
	Canyon Corp. II	1/15/2000	11/2/2005
	Raven’s Crest	7/7/1999	12/23/2005
	Landmark Ctr. I	2/5/1998	3/14/2005
	Remington II	1/12/2001	11/1/2005
	Canyon Corp. III Land	1/15/2000	3/2/2005
	GlenPoint VI	12/22/1999	6/2/2005
	Elmhurst I	12/22/1999	6/2/2005
	Shawmut—Cons.	12/27/1999	6/8/2005
	Executive House	12/28/1999	3/2/2005
	Warm Springs Plaza	12/27/2000	3/30/2005
	Remington III Land	1/12/2001	12/21/2005
	Gateway Bus. Park Land	3/7/1997	5/11/2005
	Montrose	4/26/2002	3/23/2006
	Avalon @ Village Green	2/27/2003	9/30/2005
	Park Catalina	3/28/2003	10/31/2005
	Vestal Master Account	7/24/2003	5/4/2006
	Vestal—Parkway Plaza	7/24/2003	5/4/2006
	Vestal—Town Square	7/24/2003	5/4/2006
	Vestal—Shoppes	7/24/2003	5/4/2006
	Vestal—Pier 1 Shop Ctr	7/24/2003	5/4/2006
	Regents Park Of Troy Apts	5/18/2004	11/29/2006
	Belle Fontaine	2/19/2004	8/11/2006
	Thornbury Bay	12/9/2003	7/5/2006

		Date	Date
Fund	Property Name	Acquired	of Sale

	Apple Valley Square	5/27/2004	3/30/2006
	1212 South Michigan Avenue Apt	5/28/2004	2/18/2005
	Cypress Lakes of Boca Rio	6/1/2004	5/1/2007
	Arbour Walk Apts.	6/9/2004	3/9/2006
	Weston Distribution Building	6/29/2004	4/12/2006
	Crossroads Lakes II	8/26/2004	11/2/2006
	Madison Tower—NY	10/26/2004	1/1/2007
	Madison Tower—MA	10/26/2004	6/30/2006
	Marketplace at Dr. Phillips	11/19/2004	8/19/2005
	Columbia Square	12/16/2004	9/27/2007
	Regents Park	12/16/2004	9/27/2007
	1212 South Michigan Avenue Apt	2/18/2005	9/29/2006
	Landmark Center I	3/14/2005	7/9/2005
	Reserve at 4S Ranch	8/26/2005	12/15/2005
	Houston Pavilions	12/19/2005	2/14/2007
	Oak Forest Apartments	12/20/2005	6/1/2007
	13500 Roosevelt Boulevard	2/2/2006	12/20/2007
	Gainey Ranch Financial Center	3/1/2006	7/11/2007
	Gateway @ Burbank	9/14/2006	4/18/2007
	Creekside Place	12/1/2006	4/18/2007
	Plaza De Hacienda I&II	10/27/2006	4/26/2007
	CrossRoad Lakes II	11/2/2006	1/19/2007
BlackRock Strategic Apartment Fund, Inc.

	180 North Jefferson LLC	11/1/2004	6/28/2007
BlackRock Apartment Value Fund III, Inc.

	San Cabrilla	11/22/2004	7/31/2006
	Huntington Downs	11/22/2004	12/27/2007
	Park Place by the Woods	4/29/2005	12/20/2007

		Cash Received	Mortgage
		Net of	Balance	Closing	Total
		Closing Costs	@ Time of Sale	Costs	DispPriceGross
Fund	Property Name	(A)	(B)	(C)	(A + B + C)

BlackRock Diamond Property Fund, Inc.

	Sunrise Mountain	$16,858,829	$22,476,125	$665,046	$40,000,000
	International Drive	$15,334,697	$18,614,667	$1,469,749	$35,419,113
BlackRock Granite Property Fund, Inc.

	King of Prussia	$10,405,122	$—	$394,109	$10,799,231
	Lucas Aerospace	$4,024,932	$—	$136,394	$4,161,326
	Pier One Imports	$34,980,664	$—	$800,674	$35,781,338
	Weber District Center	$20,161,644	$—	$335,291	$20,496,935
	Gateway Shop Center	$35,418,441	$—	$519,272	$35,937,7123
	Whitewater I	$8,537,130	$—	$200,599	$8,737,729
	Gateway Bus. Park	$13,923,927	$—	$256,550	$14,180,476
	Appling Lakes	$25,360,159	$—	$2,055,157	$27,415,317
	Tech Park—Construction	$35,707,523	$—	$491,600	$36,199,123
	Braker Center—Construction	$29,957,852	$—	$217,884	$30,175,735
	Ameriplex	$19,305,058	$—	$346,442	$19,651,500
	Remington Lakes	$20,720,234	$—	$338,737	$21,058,971
	Johns Creek—Construction	$52,450,296	$—	$488,649	$52,938,946
	San Marin/San Miguel	$33,854,099	$—	$461,323	$34,315,422
	Canyon Corporation I	$19,278,871	$—	$208,760	$19,487,631
	Carol Point	$19,416,594	$—	$(116,904)	$19,299,690
	Landmark Center II	$16,770,628	$—	$180,986	$16,951,614
	Tech Center	$11,155,261	$—	$27,184	$11,182,445
	Canyon Corporation II	$23,089,165	$—	$266,734	$23,355,899
	Raven’s Crest	$60,218,106	$—	$583,151	$60,801,258
	Landmark Center I	$—	$—	$—	$—
	Remington II	$16,159,134	$—	$266,151	$16,425,284
	Canyon Corporation III Land	$1,379,907	$—	$120,093	$1,500,000
	GlenPoint VI	$4,329,520	$—	$108,256	$4,437,776
	Elmhurst I	$9,892,270	$—	$(21,438)	$9,870,833
	Shawmut—Construction	$37,228,198	$—	$976,764	$38,204,961
	Executive House	$23,211,967	$—	$373,314	$23,585,282
	Warm Springs Plaza	$39,886,616	$—	$551,353	$40,437,969
	Remington III Land	$2,187,460	$—	$150,159	$2,337,619
	Gateway Business Park Land	$500,000	$—	$—	$500,000
	Montrose	$56,620,065	$—	$2,227,637	$58,847,702
	Avalon @ Village Green	$55,837,024	$—	$383,654	$56,220,678
	Park Catalina	$22,441,698	$—	$402,164	$22,843,861
	Vestal Master Account	$—	$—	$—	$—
	Vestal—Parkway Plaza	$6,747,442	$11,500,198	$—	$18,247,641
	Vestal—Town Square	$15,382,770	$20,900,000	$—	$36,282,770
	Vestal—Shoppes	$5,558,774	$10,560,022	$—	$16,118,796
	Vestal—Pier 1 Shop Center	$1,188,669	$—	$—	$1,188,669
	Regents Park Of Troy Apartments	$14,674,590	$—	$—	$14,674,590
	Belle Fontaine	$37,509,708	$—	$531,791	$38,041,500
	Thornbury Bay	$41,787,105	$—	$883,843	$42,670,948
	Apple Valley Square	$25,416,925	$—	$456,666	$25,873,591
	1212 South Michigan Avenue Apt	$8,800,000	$—	$—	$8,800,000
	Cypress Lakes of Boca Rio	$67,859,172	$—	$—	$67,859,172
	Arbour Walk Apartments	$76,469,603	$—	$—	$76,469,603
	Weston Distribution Building	$19,089,413	$—	$799,819	$19,889,232
	Crossroads Lakes II	$26,584,162	$—	$—	$26,584,162
	Madison Tower—NY	$—	$—	$—	$0
	Madison Tower—MA	$21,570,091	$—	$—	$21,570,091
	Marketplace at Dr. Phillips	$31,301,746	$31,736,830	$—	$63,038,576
	Columbia Square	$47,975,395	$—	$—	$47,975,395
	Regents Park	$33,474,681	$—	$—	$33,474,681
	1212 South Michigan Avenue Apt	$63,896,691	$—	$—	$63,896,691

		Cash Received	Mortgage
		Net of	Balance	Closing	Total
		Closing Costs	@ Time of Sale	Costs	DispPriceGross
Fund	Property Name	(A)	(B)	(C)	(A + B + C)

	Landmark Center I	$15,260,150	$—	$155,186	$15,415,336
	Reserve at 4S Ranch	$—	$—	$—	$—
	Houston Pavilions	$29,315,010	$—	$—	$29,315,010
	Oak Forest Apartments	$18,804,086	$—	$449,444	$19,253,530
	13500 Roosevelt Boulevard	$11,019,855	$—	$453,979	$11,473,833
	Gainey Ranch Financial Center	$58,698,235	$—	$841,523	$59,539,758
	Gateway @ Burbank	$21,429,113	$15,056,114	$1,961,797	$38,447,024
	Creekside Place	$11,777,426	$10,028,178	$1,488,131	$23,293,735
	Plaza De Hacienda I&II	$16,156,419	$15,272,159	$2,988,507	$34,417,086
	CrossRoad Lakes II	$31,471,460	$—	$358,260	$31,829,720
BlackRock Strategic Apartment Fund, Inc.

	180 North Jefferson LLC	$36,792,277	$37,300,000	$1,157,723	$75,250,000
BlackRock Apartment Value Fund III, Inc.

	San Cabrilla	$15,349,404	$13,934,624	$335,972	$29,620,000
	Huntington Downs	$16,264,359	$10,247,662	$671,979	$27,184,000
	Park Place by the Woods	$10,328,850	$9,531,908	$784,242	$20,645,000

					Excess
					(Deficiency)
					of Operating
					Cash
			Total		Receipts
		Original	Acquisition		over Cash
		Mortgage	Cost, Closing		Expenditures
Fund	Property Name	Financing	and Soft Costs	Total	Total

BlackRock Diamond Property Fund, Inc.

	Sunrise Mountain	$22,476,125	$9,380,607	$31,856,732	$961,188
	International Drive	$16,400,000	$3,709,544	$20,109,544	$593,379
BlackRock Granite Property Fund, Inc.

	King of Prussia	$—	$13,174,660	$13,174,660	$(596,210)
	Lucas Aerospace	$—	$17,782,564	$17,782,564	$1,076,343
	Pier One Imports	$—	$23,800,820	$23,800,820	$346,459
	Weber Distribution Center	$—	$9,032,428	$9,032,428	$1,813,041
	Gateway Shop Center	$—	$20,178,609	$20,178,609	$2,504,014
	Whitewater I	$—	$8,053,285	$8,053,285	$(102,200)
	Gateway Business Park	$—	$13,478,838	$13,478,838	$391,879
	Appling Lakes	$—	$24,051,242	$24,051,242	$135,535
	Tech Park—Construction	$—	$43,829,550	$43,829,550	$973,320
	Braker Center—Construction	$—	$32,632,326	$32,632,326	$489,078
	Ameriplex	$—	$15,160,661	$15,160,661	$673,046
	Remington Lakes	$—	$17,053,429	$17,053,429	$1,255,470
	Johns Creek—Construction	$—	$50,604,012	$50,604,012	$1,360,967
	San Marin/San Miguel	$—	$32,086,013	$32,086,013	$466,302
	Canyon Corporation I	$—	$17,924,241	$17,924,241	$786,0956
	Carol Point	$—	$12,678,626	$12,678,626	$1,870,080
	Landmark Center II	$—	$23,690,331	$23,690,331	$1,292,770
	Tech Center	$—	$12,954,825	$12,954,825	$468,907
	Canyon Corporation II	$—	$1,916,734	$1,916,734	$1,422,758
	Raven’s Crest	$—	$31,552,030	$31,552,030	$2,931,885
	Landmark Center I	$—	$—	$—	$—
	Remington II	$—	$10,498,701	$10,498,701	$1,257,902
	Canyon Corporation III Land	$—	$3,770,093	$3,770,093	$(431)
	GlenPoint VI	$—	$4,986,434	$4,986,434	$126,343
	Elmhurst I	$—	$9,306,740	$9,306,740	$260,030
	Shawmut—Construction	$—	$45,329,007	$45,329,007	$(351,214)

					Excess
					(Deficiency)
					of Operating
					Cash
			Total		Receipts
		Original	Acquisition		over Cash
		Mortgage	Cost, Closing		Expenditures
Fund	Property Name	Financing	and Soft Costs	Total	Total

	Executive House	$—	$18,457,603	$18,457,603	$125,483
	Warm Springs Plaza	$—	$26,834,147	$26,834,147	$427,902
	Remington III Land	$—	$2,397,310	$2,397,310	$(15,062)
	Gateway Bus. Park Land	$—	$1,251,094	$1,251,094	$0
	Montrose	$—	$48,898,904	$48,898,904	$2,803,200
	Avalon @ Village Green	$—	$51,204,686	$51,204,686	$1,556,896
	Park Catalina	$—	$18,212,777	$18,212,777	$833,117
	Vestal Master Account	$—	$—	$—	$—
	Vestal—Parkway Plaza	$14,686,811	$3,908,684	$18,595,496	$581,212
	Vestal—Town Square	$20,900,000	$14,896,771	$35,796,771	$3,486,276
	Vestal—Shoppes	$12,339,074	$3,819,718	$16,158,792	$449,352
	Vestal—Pier 1 Shop Center	$—	$3,217,578	$3,217,578	$364,418
	Regents Park Of Troy Apartments	$—	$12,960,000	$12,960,000	$2,870,579
	Belle Fontaine	$—	$28,462,053	$28,462,053	$2,293,987
	Thornbury Bay	$—	$37,937,357	$37,937,357	$2,982,517
	Apple Valley Square	$—	$21,841,928	$21,841,928	$1,891,703
	1212 South Michigan Avenue Apartment	$—	$8,800,000	$8,800,000	$388,664
	Cypress Lakes of Boca Rio	$—	$38,792,228	$38,792,228	$(11,725,516)
	Arbour Walk Apartments	$—	$37,061,878	$37,061,878	$778,757
	Weston Distribution Building	$—	$14,155,671	$14,155,671	$707,938
	Crossroads Lakes II	$—	$26,584,162	$26,584,162	$(134,590)
	Madison Tower—NY	$—	$—	$—	$—
	Madison Tower—MA	$—	$18,164,465	$18,164,465	$1,050,879
	Marketplace at Dr. Phillips	$36,455,578	$21,680,465	$58,136,042	$(2,417,491)
	Columbia Square	$—	$31,349,439	$31,349,439	$2,326,246
	Regents Park	$—	$24,340,475	$24,340,475	$1,046,170
	1212 South Michigan Avenue Apt	$—	$43,071,645	$43,071,645	$3,454,399
	Landmark Center I	$—	$19,337,085	$19,337,085	$484,313
	Reserve at 4S Ranch	$—	$—	$—	$—
	Houston Pavilions	$—	$25,700,000	$25,700,000	$(1,277,910)
	Oak Forest Apartments	$—	$17,047,128	$17,047,128	$393,891
	13500 Roosevelt Boulevard	$—	$11,455,817	$11,455,817	$1,406,040
	Gainey Ranch Financial Center	$—	$50,512,366	$50,512,366	$2,541,024
	Gateway @ Burbank	$15,201,661	$21,890,460	$37,092,122	$217,285
	Creekside Place	$10,068,851	$12,577,262	$22,646,113	$161,214
	Plaza De Hacienda I&II	$15,360,017	$18,217,899	$33,577,916	$275,908
	CrossRoad Lakes II	$—	$27,784,484	$27,784,484	$(850,586)
BlackRock Strategic Apartment Fund, Inc.

	180 North Jefferson LLC	$37,300,000	$25,190,820	$62,490,820	$6,646,310
BlackRock Apartment Value Fund III, Inc.

	San Cabrilla	$14,272,288	$6,248,436	$20,520,724	$582,170
	Huntington Downs	$9,500,000	$1,685,478	$11,185,478	$627,423
	Park Place by the Woods	$9,400,000	$4,200,000	$13,600,000	$280,007

You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth above. You should not assume that the delivery of this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

NorthEnd Income Property Trust Inc.

Maximum Offering of $2,250,000,000

Minimum Offering of $100,000,000

PROSPECTUS

               , 2009

PART II

Information Not Required in the Prospectus

Item 31.	Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder, other than the asset-based distribution fee. All amounts shown are estimates except the SEC registration fee and the FINRA filing fee.

SEC registration fee		$88,425
FINRA filing fee		75,500
Printing costs		*
Legal fees and expenses		*
Accounting fees and expenses		*
Blue sky fees and expenses		*
Miscellaneous expenses		*
Total	$	*

* To be filed by amendment.

Item 32.	Sales to Special Parties.

None

Item 33.	Recent Sales of Unregistered Securities.

On August 19, 2008, a wholly owned subsidiary of ML & Co. purchased 100 shares of common stock of NorthEnd Income Property Trust Inc. for total cash consideration of $1,000 to provide our initial capitalization. The issuance of such shares was effected and the purchase of such shares will be effected in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”).

Item 34.	Indemnification of Directors, Officers and Others.

Maryland law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

Indemnification could reduce the legal remedies available to us and the stockholders against the indemnified individuals, however.

This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

Our charter, however, provides that the directors, our advisor and its affiliates will be indemnified by us for losses arising from our operation only if all of the following conditions are met:

•	the directors, our advisor or its affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

•	the directors, our advisor or its affiliates were acting on our behalf or performing services for us;

•	in the case of affiliated directors, our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification; and

•	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification.

The indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the stockholders.

We will not, however, indemnify our advisor and its affiliates for losses and liabilities arising from or out of alleged violations of federal or state securities laws unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

•	a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of our company were offered or sold as to indemnification for violation of securities laws.

We have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which any of our controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or, to the extent any such loss is not covered by insurance, our payment of indemnified loss. In addition, indemnification could reduce the legal remedies available to us and our stockholders against the officers and directors.

Item 35.	Treatment of Proceeds from Shares Being Registered.

Not applicable.

Item 36.	Financial Statements and Exhibits.

(a) Financial Statements.

See page F-1 for an index of the financial statements included in the registration statement.

(b) Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-11, which Exhibit Index is incorporated herein by reference.

Item 37.	Undertakings.

1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed.

(e) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to the offering, other than a registration statement relying on Rule 430B or other than a prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(f) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv) any other communication that is an offer in the offering made by the registrant to the purchaser.

2. The registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

3. The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the registrant.

4. The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment will include audited financial statements meeting the requirements Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

5. The registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

6. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions and otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TABLE VI
ACQUISITIONS OF PROPERTIES BY PROGRAMS
(UNAUDITED)

Table VI presents summary information on properties acquired since December 31, 2004 by the Bosphorus Fund, a Prior Program, and the BlackRock Prior Programs. This table provides information regarding the general type and location of the properties and the manner in which the properties were acquired. All figures are through December 31, 2007.

Bosphorus Fund
				Gross				Contract Price
				Leasable		Mortgage		Plus	Other Cash	Other Cash	Total
			Type of	Square	Date of	Financing At	Cash Down	Acquisition	Expenditures	Expenditures	Acquisition
Property	Ownership	Location	Property	Footage	Purchase	Purchase	Payment	Fee	Expensed	Capitalized	Cost

Neo Eskişehir	Fee, 100%	Eskişehir, Turkey	Retail	117,644	2/15/2007	$87,465,000	$104,370,000	$105,840,000	Expenses covered by rental income	0	$109,809,000

Neo Pendik	Leasehold, 100%	Pendik, Instabul, Turkey	Retail Development	108,773	5/1/2007	Construction Financing $50,568,000 Refinancing $13,818,000	$20,139,000	$74,970,000	$752,640	0	$81,879,000

NeoCity Bahçeşehir	Fee, 50%	Bahçeşehir, Istanbul, Turkey	Retail Development	203,412	6/5/2007	Construction Financing $11,392,500 Refinancing $43,071,000	0	$82,320,000	0	0	$139,944,000

NeoCity Adapazan	Fee, 65%	Adapazan, Sakarya, Turkey	Retail Development	181,102	12/27/2007	N/A	$6,909,000	$91,140,000	$308,700	0	$140,532,000

Bodrum Vitapark	Fee, 100%	Vitapark, Mugla, Turkey	Residential Development	382,218	8/27/2007	N/A	$3,675,000	$45,570,000	$373,380	0	$412,335,000

Istinye	Fee, 100%	Instinye, Sariyer, Turkey	Residential Development	105,328	12/18/2007	N/A	$27,200,000	$36,750,000	$141,120	0	$187,425,000

			Location
	Property Name	Ownership%	Address	City	State

BlackRock Diamond Property Fund, Inc.

	Broomfield Market Place	100	1100 US Highway 287	Broomfield	CO
	Sunrise Mountain	96.7	5250 Stewart Avenue	Las Vegas	NV
	Hidden Harbour Apartments	92.5	8800 NW 78th Court	Tamarac	FL
	Bensalem	80	2994-2996 Samuel Drive	Bensalem	PA
	Bethlehem	80	90 Southland Drive	Bethlehem	PA
	International Drive	83.33	5400-5498 Touchstone Drive	Orlando	FL
	Canterbury	100	204-210 West 108th Street	New York	NY
	Shangri La-Broadstone Lake Was	97.5	534 Lakeside Avenue South	Seattle	WA
	Bay Street	66.67	5600 Bay Street	Emeryville	CA
	Shady Grove	100	9201, 9210, 9231 Corporate Blv	Rockville	MD
	400 South Hope	66.67	400 South Hope Street	Los Angeles	CA
	The Pavilions of Troy	80	Big Beaver Road & Coolidge Hwy	Troy	MI
	Broadstone at the Ranch	96	2890 W 116th Place	Westminster	CO
	Landmark	100	1601 East Valley Road	Renton	WA
	Canyon Park	100	21540 30th Drive S.E.	Bothell	WA
	Verandah at Meyerland	92.5	4620 North Braeswood Boulevard	Houston	TX
	Central Park of Lisle—Bldg	60	4225 Naperville Road	Lisle	IL
	Central Park of Lisle—Land	60	4225 Naperville Road	Lisle	IL
	Melrose	90	11222 Melrose Ave	Franklin Park	IL
	Three Palms	92.5	3831 Northgreen Avenue	Tampa	FL
	Baypointe Centre	100	7411-8200 Central Avenue	Newark	CA
	The Maplewood	90	5119 Maplewood Avenue	Los Angeles	CA
	Metropolitan Tower	98.25	142 West 57th Street	New York City	NY
	10 West 74th Street	100	10 West 74th Street	New York	NY
	Block 37—Office	95	22 West Washington Street	Chicago	IL
	345 Cloverdale	90	345 South Cloverdale	Los Angeles	CA
	5015 Clinton	90	5015 Clinton Street	Los Angeles	CA
	North Tract Lofts	90	Between 6th and 10th Street	Arlington	VA
	Broadstone 14th & Lovejoy	95	1035 NW 14th Ave	Portland	OR
	Bronx Portfolio	90	Various	New York City	NY
	38 Chauncy Street	85	38 Chauncy Street	Boston	MA
	Hollywood Tower	95	6200 Franklin Ave	Los Angeles	CA
	520 Broadway	100	520 Broadway	Santa Monica	CA
	South Dulles	90	Pleasant Valley Road	Chantilly	DC
	Devon and Ellis	90	1122-1140 Ellis Street	Bensenville	IL
	Potomac Town Center	100	NE Corner of I-95 and Dale Bvd	Woodbridge	VA
	ICIS Glendale	95	524-550 W. Colorado St	Glendale	CA
	Detroit & Hauser	90	435 S Detroit St & 630 Hauser	Los Angeles	CA
	121 High Street	100	121 High Street	Boston	MA
	635 Madison Avenue	91.73	635 Madison Avenue	New York	NY
	530 Park Avenue	100	530 Park Avenue	New York	NY
	Tower Plaza	95	2121 South El Camino	San Mateo	CA
	429 Delancy Street Development	100	429 Delancy Street	Newark	NJ
	CalWest Mezz	100	CalWest Mezz
	Cabi-Mezz	100	Cabi-Mezz	Various
BlackRock Granite Property Fund, Inc.

	Pioneer Industrial	100	9425 Nevada Street	Redlands	CA
	Country Place Village Apts	80	2690 Enterprise Road	Clearwater	FL
	Lynnwood Center	100	19611-19715 Highway 99, South	Lynnwood	WA
	Mariner’s Key (Lake Park)	80	901 Lake Shore Drive	Lake Park	FL
	1212 South Michigan Avenue Apt	98.5	1212 South Michigan Avenue	Chicago	IL
	Reserve at Deerwood Apartments	90	7632 Southside Boulevard	Jacksonville	FL
	Landmark Center I	100	North Dallas Parkway	Dallas	TX
	Tower Burbank	100	3900 West Alameda	Burbank	CA
	15100 Santa Ana Avenue	95	Fontana Industrial-Vacant Land	Fontana	CA
	Crystal View Tower	100	12021 & 12156 Bayport Street	Garden Grove	CA
	Christy Street	100	42701-42735 Christy Street	Fremont	CA

		Location
Property Name	Ownership%	Address	City	State

Rio Vista Tower III	100	9095 Rio San Diego Drive	San Diego	CA
Westgate Square I	98	15964 West State Rd 84	Sunrise	FL
Westgate Square II	98	15964 West State Rd 84	Sunrise	FL
Reserve at 4S Ranch	100		San Diego	CA
1211 Connecticut Ave	100	Longfellow Plaza	Washington	DC
Westfork Plaza	96	15825 Pines Blvd	Pembroke Pines	FL
Allston Tower LLC	95	435-439 & 506-514, 518-524 Cam	Boston	MA
Parkside Tower LLC	95	149-151 Park Drive and 91 West	Boston	MA
Hemenway Park Tower	95	26,64,175 Hemenway St	Boston	MA
Fenway Park Tower	95	89-95 Park Drive	Boston	MA
85 East End Avenue—Tower A	100	85 East End Avenue	New York	NY
Brentwood Place	79.89	12007 Wilshire Boulevard	Los Angeles	CA
Emigration Court	100	343 South 500 East	Salt Lake City	UT
Studio City Place	79.89	11239 Ventura Blvd	Studio City	CA
Courthouse Plaza	79.89	10302 - 10396 Willard Way	Fairfax City	VA
San Tomas Business Park	100	2600-2880 San Tomas Expressway	Santa Clara	CA
1800 Market Street	100	1800 Market Street	Denver	CO
Houston Pavilions	100	Dallas Avenue at Main Street	Houston	TX
Tustin Centre	95	1551 N. Tustin Avenue	Santa Ana	CA
Oak Forest Apartments	90	198 Arora Boulevard	Orange Park	FL
Biltmore Commerce Center	95	3200 East Camelback Road	Phoenix	AZ
Glades Twin Plaza	100	2300 Glades Road	Boca Raton	FL
Southlands Power Center	100	23800 E Smokey Hill Road	Aurora	CO
13500 Roosevelt Boulevard	100	13500 Roosevelt Boulevard	Philadelphia	PA
McDowell Mountain Marketplace	100	10101-10155 East Bell Road	North Scottsdale	AZ
Gainey Ranch Financial Center	100	7333-7377 E Doubletree RD	Scottsdale	AZ
Tustin Center (Land)	95	1551 N. Tustin Avenue	Santa Ana	CA
Westlakes Business Center	100	2450 South 3600 West	West Valley	UT
La Costa Towne Center	100	7710-7770 El Camino Real	Carlsbad	CA
Victoria Tower	100	3136 East Victoria Street	Rancho Dominguez	CA
Pacifica Court	100	114 Pacifica	Irvine	CA
1540 Francisco Street	100	1540 Francisco Street	Los Angeles	CA
600 Third Avenue	100	600 Third Avenue	New York City	NY
7000 NW 32nd Avenue Associated	84	7000 NW 32nd Avenue	Miami	FL
Sierra Business Park	100	10825 Production Avenue	Fontana	CA
Gateway @ Burbank	100	25-133 E. Alameda Avenue	Burbank	CA
Canyon Lakes Plaza	100	9002 West Sahara Avenue	Las Vegas	NV
Long Beach Promenade	100	6411-6543 East Spring Street	Long Beach	CA
Fallbrook Mercantile Center	100	816-855 South Main Street	Fallbrook	CA
Amerige Heights Town Center	100	1895-1995 West Malvern Avenue	Fullerton	CA
Creekside Place	100	23626-23630 Valencia Boulevard	Santa Clarita	CA
Plaza De Hacienda I&II	100	1735-1869 Hacienda Boulevard	La Puente	CA
Village West	100	2901-3223 West Florida Avenue	Hemet	CA
85 East End Avenue—Tower B	100	85 East End Avenue	New York City	NY
Corporate Center @ Kierland	95	14635 N. Kierland Blvd	Phoenix	AZ
CrossRoad Lakes II	100	760 Crossroads Parkway	Bolingbrook	IL
Cloverleaf Apartments	85	Route 9-321 Speen Street	Natick	MA
Half Acre	100	Blk8 -Lot1.03&4 325 Half Acre	Cranbury	NJ
Helix Apartments	100	4751 12th Avenue NE	Seattle	WA
Ellipse Apartments	100	4744 12th Avenue NE	Seattle	WA
1600 Cottontail	95	1600 Cottontail Lane	Franklin Township	NJ
Water Place Apartments	90	7850 NW 78th Avenue	Tamarac	FL
Corona Industrial	100	1350 Railroad Street	Corona	CA
Lakewood Industrial Park	100	11101 South Tacoma Way	Lakewood	WA
Plaza Del Paraiso	96	15729 Pines Boulevard	Pembroke Pines	FL
West 14th Street	100	430 West 14th Street	New York	NY
The Crossing at Anaheim	100	3520-3570 La Palma	Anaheim	CA
Southgate Market	100	1101 Canal Street	Chicago	IL
Library Gardens	100	2016-2022 Kittredge Street	Berkeley	CA
Portside Industrial	100	1401 St. Paul Avenue	Tacoma	WA
Stoneridge	97.5	1540 West 8th Street	Upland	CA

			Location
	Property Name	Ownership%	Address	City	State

	The Alexander	100	4390 King Street	Alexandria	VA
	Patterson Industrial Center	100	NEC & NWC of Rider Street & Ha	Riverside	CA
	305 Fifth Avenue South	100	305 Fifth Avenue South	Naples	FL
	365 Fifth Avenue South	100	365 Fifth Avenue South	Naple	FL
	375 Fifth Avenue South	100	375 Fifth Avenue South	Naples	FL
	405 Fifth Avenue South	100	405 Fifth Avenue South	Naples	FL
	625 Fifth Avenue South	100	625 Fifth Avenue South	Naples	FL
	780 Fifth Avenue South	100	780 Fifth Avenue South	Naples	FL
	900 Fifth Avenue South	100	900 Fifth Avenue South	Naples	FL
	900 Fifth Avenue South—Condo	100	900 Fifth Avenue South—Condo	Naples	FL
	405 Fifth Avenue South—Land	100	405 Fifth Avenue South—Land	Naples	FL
	333 Starke Road	100	333 Starke Road	Carlstadt	NJ
	Courthouse Plaza II	79.89	3922 & 3924 Old Lee Highway	Fairfax	VA
	Ansley at Park Central	100	7927 Forest Lane	Dallas	TX
	Market Place I & II	100	2001 & 2003 Western Avenue	Seattle	WA
	First & Stewart	100	101 Stewart Street	Seattle	WA
	Northern Bronx Portfolio	90	3065 Grand Concourse	New York	NY
	Mountain West Commerce Center	100	405 N. 75th Avenue	Phoenix	AZ
	14300 Bonelli Street	100	14300 Bonelli Street	City of Industry	CA
	Half Acre II	100	325 Half Acre Road	Cranbury	NJ
	Underwood Industrial—First C	100	359 Pike Court	La Porte	TX
	Corbella at Juanita Bay	100	9536 NE 120th Street	Kirkland	WA
	Sage Plaza	97.47	5151 San Felipe Street	Houston	TX
	Three Piper Ranch	100	1210 & 1320 Air Wing Road	San Diego	CA
	Meridian Commercial Property	100	6400-6601 Park of Commerce Blv	Boca Raton	FL
	641 Sixth Avenue	92.5	641 Sixth Avenue	New York	NY
	CalWest Industrial Portfolio	100	CalWest Industrial Portfolio	Various
	Hidden Willows	95	850 Meridian Way	San Jose	CA
	Tenafly Pre-Sale	100	74 Piermont Road	Tenafly	NJ
	10051 Porter Road—UDC I	100	10051 Porter Road—UDC I	La Porte	TX
	10100 Porter Road—UDC 1	100	10100 Porter Road—UDC 1	La Porte	TX
	359 Old Underwood—UDC I	100	359 Old Underwood—UDC I	La Porte	TX
	10025 Porter Road—UDC I	100	10025 Porter Road—UDC I	La Porte	TX
	10050 Porter Road—first clos	100	10050 Porter Road—UDC I	La Porte	TX
	Centergate Distribution Park	100	Tippecanoe Ave between 6th & 9	San Bernardino	CA
	Eitel Building City Apartments	90	1375 Willow Street South	Minneapolis	MN
	Cabi Portfolio Mezz	100	Cabi Portfolio Mezz
BlackRock Strategic Apartment Fund, Inc.

	SAF Cliffside Commons LLC	100	500 Broadway (Route 99)	Malden	MA
	SAF Hawthorne Commons LLC	100	205 Highland Avenue	Salem	MA
	Columbia Landing JV	95	8905 Tamar Drive	Columbia	MD
	Burrough’s Mills Apts	100	1 Burrough’s Mill Blvd	Cherry Hill	NJ
	Brook View Apts	100	1400 Brook View Circle	Marlton	NJ
	Lexington Square	90	780 North 900 West	Salt Lake City	UT
	GreenPointe Apartments	90	1153 North Redwood Road	Salt Lake City	UT
	Park Lake LLC (Sea Breeze)	100	2304 North Congress Ave	Riviera Beach	FL
	Isles of Gateway	92.5	10600 4th Street North	St. Petersburg	FL
	Sundance	92.5	1601 Johns Lake Road	Clermont	FL
	Town Place	92.5	10 Town Place	Middletown	CT
	Waterford Park	92.5	7505 NW 44th Street	Lauderhill	FL
	Wellington	92.5	905 Lake Union Hill Way	Alpharetta	GA
	NoHo Gardens	100	11201 Ostego Street	North Hollywood	CA

			Location
	Property Name	Ownership%	Address	City	State

BlackRock Retail Opportunity Fund, LLC

	West Loop Promenade	90	Van Buren St @ Jackson St	Chicago	IL
	Bulverde Marketplace	90	Bulverde Road	San Antonio	TX
	Calhoun Square	100	SEC Lake St & Hennepin Ave	Minneapolis	MN
	120 Bloomingdale Road	90	120 Bloomingdale Road	White Plains	NY
	Village at Evergreen	95	13800-14114 SE Mill Plain Blvd	Vancouver	WA
Peter Cooper Village Stuyvesant Town Partners, L.P.

	Peter Cooper Village	100	Various	New York	NY
	Stuyvesant Town	100	Various	New York	NY
BlackRock Apartment Value Fund III, Inc.

	Oxford Creek	89.29	575 McDonough Parkway	McDonough	GA
	Oxford Ridge	89.29	3505 Redwine Road	East Point	GA
	Park Place by the Woods	90	4708 Southcenter Boulevard	Tukwila	WA
	Meadowland Apartments	90	200 South Linden Avenue	Rialto	CA
	Oxford Gateway	90	1500 Windermere Road	West Chester (East G	PA
	French Village and Normandy Sq	90	621-641 Old County Road	Belmont	CA
	Oxford Ridge II	90	3505 Redwine Road	East Point	GA
	Alexan Kirby	90	2300 Richmond Avenue	Houston	TX
	Court at Artists Village	90	300 West 2nd Street	Santa Ana	CA
	McDowell Place	100	1647 Westminster Drive	Naperville	IL
	Woodcreek Apartment	90	14611 Admiralty Way	Lynnwood	WA
	Waterford Place	100	2020 Lake Heights Drive	Everett	WA
	Oak Park Apartments	100	675 Lake Street	Oak Park	IL
	Morris Crossing	100	18-23 Max Drive	Morristown	NJ

			Square Footage
			(NA for
			Development
	Property Name	Property Type	Projects)	Acquisition Date

BlackRock Diamond Property Fund, Inc.

	Broomfield Market Place	Retail	114,870	3/29/2005
	Sunrise Mountain	Apartment	311,522	3/31/2005
	Hidden Harbour Apartments	Apartment	330,287	3/31/2005
	Bensalem	Industrial	214,000	3/28/2005
	Bethlehem	Industrial	97,000	3/28/2005
	International Drive	Retail	186,000	3/30/2005
	Canterbury	Apartment	39,952	3/31/2005
	Shangri La-Broadstone Lake Was	Apartment	62,998	3/31/2005
	Bay Street	Retail	398,000	5/18/2005
	Shady Grove	Office	350,230	6/14/2005
	400 South Hope	Office	701,295	12/15/2005
	The Pavilions of Troy	Retail	N/A	12/20/2005
	Broadstone at the Ranch	Apartment	236,864	1/27/2006
	Landmark	Office	273,903	2/13/2006
	Canyon Park	Office	144,399	2/24/2006
	Verandah at Meyerland	Apartment	293,536	4/4/2006
	Central Park of Lisle—Bldg	Office	653,298	4/4/2006
	Central Park of Lisle—Land	Land	302,900	4/4/2006
	Melrose	Industrial	73,160	6/15/2006
	Three Palms	Apartment	369,362	7/7/2006
	Baypointe Centre	Industrial	333,718	7/6/2006
	The Maplewood	Apartment	55,850	7/18/2006
	Metropolitan Tower	Office	245,000	10/2/2006
	10 West 74th Street	Apartment	63,967	9/27/2006

			Square Footage
			(NA for
			Development
	Property Name	Property Type	Projects)	Acquisition Date

	Block 37—Office	Office	464,057	10/27/2006
	345 Cloverdale	Apartment	34,556	10/30/2006
	5015 Clinton	Apartment	60,600	1/29/2007
	North Tract Lofts	Apartment	180,198	12/20/2006
	Broadstone 14th & Lovejoy	Apartment	N/A	12/14/2006
	Bronx Portfolio	Apartment	1,944,485	1/31/2007
	38 Chauncy Street	Office	132,649	3/13/2007
	Hollywood Tower	Apartment	169,314	3/27/2007
	520 Broadway	Office	111,583	4/3/2007
	South Dulles	Industrial	161,672	9/13/2007
	Devon and Ellis	Industrial	205,540	3/16/2007
	Potomac Town Center	Retail	N/A	3/29/2007
	ICIS Glendale	Apartment	184,640	5/10/2007
	Detroit & Hauser	Apartment	33,844	7/2/2007
	121 High Street	Office	37,492	10/1/2007
	635 Madison Avenue	Office	149,881	7/6/2007
	530 Park Avenue	Apartment	176,863	7/19/2007
	Tower Plaza	Office	199,442	8/16/2007
	429 Delancy Street Development	Industrial	N/A	9/19/2007
	CalWest Mezz	Industrial	N/A	11/20/2007
	Cabi-Mezz	Office	N/A	12/19/2007
BlackRock Granite Property Fund, Inc.

	Pioneer Industrial	Industrial	390,780	1/21/2005
	Country Place Village Apts	Apartment	202,216	1/21/2005
	Lynnwood Center	Retail	164,724	2/28/2005
	Mariner’s Key (Lake Park)	Apartment	213,478	2/11/2005
	1212 South Michigan Avenue Apt	Apartment	233,292	2/18/2005
	Reserve at Deerwood Apartments	Apartment	244,166	4/18/2005
	Landmark Center I	Office	122,273	3/14/2005
	Tower Burbank	Office	493,803	5/26/2005
	15100 Santa Ana Avenue	Industrial	189,160	5/25/2005
	Crystal View Tower	Apartment	261,740	5/31/2005
	Christy Street	Industrial	253,440	6/7/2005
	Rio Vista Tower III	Office	79,744	6/8/2005
	Westgate Square I	Retail	104,853	8/1/2005
	Westgate Square II	Retail	N/A	8/1/2005
	Reserve at 4S Ranch	Land	535,237	8/26/2005
	1211 Connecticut Ave	Office	125,119	9/1/2005
	Westfork Plaza	Retail	252,154	9/9/2005
	Allston Tower LLC	Apartment	104,665	9/30/2005
	Parkside Tower LLC	Apartment	90,565	9/30/2005
	Hemenway Park Tower	Apartment	62,306	10/7/2005
	Fenway Park Tower	Apartment	24,698	10/19/2005
	85 East End Avenue—Tower A	Apartment	112,300	10/21/2005
	Brentwood Place	Retail	65,500	11/1/2005
	Emigration Court	Apartment	196,412	5/26/2006
	Studio City Place	Retail	108,174	11/22/2005
	Courthouse Plaza	Retail	83,170	12/9/2005
	San Tomas Business Park	Office	475,797	12/13/2005
	1800 Market Street	Apartment	50,094	8/26/2005
	Houston Pavilions	Retail	479,000	12/19/2005
	Tustin Centre	Office	196,461	12/20/2005
	Oak Forest Apartments	Apartment	244,110	12/20/2005
	Biltmore Commerce Center	Office	259,745	12/28/2005
	Glades Twin Plaza	Office	102,430	1/5/2006
	Southlands Power Center	Retail	292,486	1/25/2006
	13500 Roosevelt Boulevard	Industrial	164,880	2/2/2006
	McDowell Mountain Marketplace	Retail	84,086	2/15/2006

		Square Footage
		(NA for
		Development
Property Name	Property Type	Projects)	Acquisition Date

Gainey Ranch Financial Center	Office	190,702	3/1/2006
Tustin Center (Land)	Office	N/A	12/20/2005
Westlakes Business Center	Industrial	348,845	3/30/2006
La Costa Towne Center	Retail	121,429	4/13/2006
Victoria Tower	Industrial	101,724	4/27/2006
Pacifica Court	Office	107,199	5/10/2006
1540 Francisco Street	Industrial	206,055	7/28/2006
600 Third Avenue	Office	521,998	9/30/2006
7000 NW 32nd Avenue Associated	Industrial	397,273	9/11/2006
Sierra Business Park	Industrial	753,170	9/13/2006
Gateway @ Burbank	Retail	74,391	9/14/2006
Canyon Lakes Plaza	Retail	65,367	11/6/2006
Long Beach Promenade	Retail	85,053	10/19/2006
Fallbrook Mercantile Center	Retail	74,409	11/6/2006
Amerige Heights Town Center	Retail	163,581	12/1/2006
Creekside Place	Retail	47,748	12/1/2006
Plaza De Hacienda I&II	Retail	154,692	10/27/2006
Village West	Retail	195,928	11/20/2006
85 East End Avenue—Tower B	Apartment	70,891	9/30/2006
Corporate Center @ Kierland	Office	107,242	11/30/2006
CrossRoad Lakes II	I	701,889	11/2/2006
Cloverleaf Apartments	Apartment	197,000	11/14/2006
Half Acre	Industrial	160,447	11/29/2006
Helix Apartments	Apartment	57,120	3/16/2007
Ellipse Apartments	Apartment	49,776	8/31/2007
1600 Cottontail	Industrial	180,402	12/21/2006
Water Place Apartments	Apartment	180,000	2/20/2007
Corona Industrial	Industrial	654,271	2/28/2007
Lakewood Industrial Park	Industrial	207,000	3/1/2007
Plaza Del Paraiso	Retail	88,835	3/14/2007
West 14th Street	Office	60,899	12/31/2006
The Crossing at Anaheim	Apartment	295,580	4/30/2007
Southgate Market	Retail	314,000	5/9/2007
Library Gardens	Apartment	124,315	6/7/2007
Portside Industrial	Industrial	416,050	5/17/2007
Stoneridge	Apartment	253,250	5/25/2007
The Alexander	Apartment	253,550	7/6/2007
Patterson Industrial Center	Industrial	184,397	6/21/2007
305 Fifth Avenue South	Retail	20,332	6/25/2007
365 Fifth Avenue South	Retail	29,824	6/25/2007
375 Fifth Avenue South	Retail	27,309	6/25/2007
405 Fifth Avenue South	Retail	20,567	6/25/2007
625 Fifth Avenue South	Office	21,027	6/25/2007
780 Fifth Avenue South	Apartment	19,387	6/25/2007
900 Fifth Avenue South	Retail	17,357	6/25/2007
900 Fifth Avenue South—Condo	Apartment	5,858	6/25/2007
405 Fifth Avenue South—Land	Land	N/A	6/25/2007
333 Starke Road	Industrial	113,261	7/5/2007
Courthouse Plaza II	Retail	9,100	7/10/2007
Ansley at Park Central	Apartment	499,603	8/9/2007
Market Place I & II	Office	131,143	7/31/2007
First & Stewart	Office	90,699	8/1/2007
Northern Bronx Portfolio	Apartment	1,106,481	8/9/2007
Mountain West Commerce Center	Industrial	407,204	8/15/2007
14300 Bonelli Street	Industrial	133,237	8/16/2007
Half Acre II	Industrial	N/A	8/16/2007
Underwood Industrial—First C	Industrial	N/A	8/22/2007
Corbella at Juanita Bay	Apartment	103,800	10/5/2007
Sage Plaza	Office	519,966	10/17/2007

			Square Footage
			(NA for
			Development
	Property Name	Property Type	Projects)	Acquisition Date

	Three Piper Ranch	Industrial	333,136	10/11/2007
	Meridian Commercial Property	Office	131,680	10/11/2007
	641 Sixth Avenue	Office	156,476	11/15/2007
	CalWest Industrial Portfolio	Industrial	N/A	11/20/2007
	Hidden Willows	Apartment	96,936	11/28/2007
	Tenafly Pre-Sale	Apartment	182,301	3/30/2007
	10051 Porter Road—UDC I	Industrial	225,000	11/6/2007
	10100 Porter Road—UDC 1	Industrial	130,000	11/6/2007
	359 Old Underwood—UDC I	Industrial	N/A	11/6/2007
	10025 Porter Road—UDC I	Land	N/A	11/6/2007
	10050 Porter Road—first clos	Land	434,511	11/6/2007
	Centergate Distribution Park	Industrial	1,025,356	5/17/2006
	Eitel Building City Apartments	Apartment	170,484	12/29/2006
	Cabi Portfolio Mezz	Office	N/A	12/19/2007
BlackRock Strategic Apartment Fund, Inc.

	SAF Cliffside Commons LLC	Apartment	276,214	2/28/2005
	SAF Hawthorne Commons LLC	Apartment	261,389	4/27/2005
	Columbia Landing JV	Apartment	264,395	8/26/2005
	Burrough’s Mills Apts	Apartment	320,570	10/18/2005
	Brook View Apts	Apartment	126,850	10/18/2005
	Lexington Square	Apartment	259,670	1/18/2006
	GreenPointe Apartments	Apartment	186,988	4/20/2006
	Park Lake LLC (Sea Breeze)	Apartment	411,462	6/30/2006
	Isles of Gateway	Apartment	173,826	10/4/2006
	Sundance	Apartment	315,976	10/4/2006
	Town Place	Apartment	177,549	10/4/2006
	Waterford Park	Apartment	263,520	10/4/2006
	Wellington	Apartment	285,000	10/4/2006
	NoHo Gardens	Apartment	103,233	10/24/2007
BlackRock Retail Opportunity Fund, LLC

	West Loop Promenade	Retail	285,400	6/8/2007
	Bulverde Marketplace	Retail	345,300	6/29/2007
	Calhoun Square	Retail	186,015	7/27/2007
	120 Bloomingdale Road	Retail	191,438	12/6/2007
	Village at Evergreen	Retail	348,000	12/12/2007
Peter Cooper Village Stuyvesant Town Partners, L.P.

	Peter Cooper Village	Apartment	2,736,560	11/17/2006
	Stuyvesant Town	Apartment	7,627,444	11/17/2006
BlackRock Apartment Value Fund III, Inc.

	Oxford Creek	Apartment	220,906	1/27/2005
	Oxford Ridge	Apartment	305,872	1/27/2005
	Park Place by the Woods	Apartment	150,250	4/29/2005
	Meadowland Apartments	Apartment	265,072	6/22/2005
	Oxford Gateway	Apartment	137,104	9/13/2005
	French Village and Normandy Sq	Apartment	176,820	12/15/2005
	Oxford Ridge II	Apartment	185,572	12/22/2005
	Alexan Kirby	Apartment	211,906	2/14/2006
	Court at Artists Village	Apartment	171,660	2/28/2006
	McDowell Place	Apartment	406,400	4/13/2006
	Woodcreek Apartment	Apartment	166,592	5/17/2006
	Waterford Place	Apartment	174,846	10/30/2006
	Oak Park Apartments	Apartment	104,596	12/19/2006
	Morris Crossing	Apartment	116,071	1/17/2007

		Mortgage		Other Cash &
		Financing	Equity	Expenditures
	Property Name	@ Purchase	Contributed	Expensed

BlackRock Diamond Property Fund, Inc.

	Broomfield Market Place	$9,000,000	$6,356,997	$340,621
	Sunrise Mountain	$22,476,125	$9,492,988	$99,029
	Hidden Harbour Apartments	$19,340,000	$13,439,487	$771,988
	Bensalem	$—	$8,675,198	$52,830
	Bethlehem	$—	$5,585,740	$30,722
	International Drive	$16,400,000	$3,709,544	$81,232
	Canterbury	$6,621,900	$4,196,805	$147,100
	Shangri La-Broadstone Lake Was	$9,314,804	$5,020,835	$85,884
	Bay Street	$87,580,017	$107,341,957	$(1,575,338)
	Shady Grove	$69,000,000	$10,148,307	$(598,684)
	400 South Hope	$171,500,000	$71,915,836	$2,473,735
	The Pavilions of Troy	$20,960,098	$20,971,388	$403,690
	Broadstone at the Ranch	$18,500,000	$6,973,910	$137,624
	Landmark	$29,337,500	$2,000,000	$(31,246)
	Canyon Park	$15,535,000	$21,336,276	$(426,984)
	Verandah at Meyerland	$24,000,000	$16,425,037	$(8,400)
	Central Park of Lisle—Bldg	$67,273,568	$37,004,549	$2,073,785
	Central Park of Lisle—Land	$—	$4,508,714	$2,932
	Melrose	$379,452	$2,822,766	$41,573
	Three Palms	$21,308,500	$15,169,706	$596,348
	Baypointe Centre	$—	$30,367,331	$(254,651)
	The Maplewood	$—	$16,100,000	$(14,366)
	Metropolitan Tower	$128,092,418	$57,251,671	$14,031,487
	10 West 74th Street	$10,000,000	$35,514,914	$(102,255)
	Block 37—Office	$3,646,527	$38,975,773	$—
	345 Cloverdale	$—	$11,614,800	$171,544
	5015 Clinton	$—	$14,621,420	$642,245
	North Tract Lofts	$10,608,620	$12,051,865	$773,942
	Broadstone 14th & Lovejoy	$—	$640,000	$640,000
	Bronx Portfolio	$118,762,000	$41,531,337	$10,973,503
	38 Chauncy Street	$22,247,297	$1,263,690	$141,085
	Hollywood Tower	$21,000,000	$14,132,162	$273,671
	520 Broadway	$51,000,000	$24,512,369	$2,387
	South Dulles	$—	$7,530,699	$750,000
	Devon and Ellis	$4,571,827	$6,942,243	$(9,520)
	Potomac Town Center	$43,960,897	$19,356,127	$8,011,474
	ICIS Glendale	$10,119,588	$10,124,353	$183,100
	Detroit & Hauser	$16,000,000	$5,585,000	$739,219
	121 High Street	$—	$14,043,663	$(228,396)
	635 Madison Avenue	$90,000,000	$30,391,051	$9,147,469
	530 Park Avenue	$160,530,000	$59,451,569	$7,051,718
	Tower Plaza	$27,000,000	$14,675,264	$554,781
	429 Delancy Street Development	$—	$28,475,129	$—
	CalWest Mezz	$—	$29,179,779	$—
	Cabi-Mezz	$—	$47,613,160	$—
BlackRock Granite Property Fund, Inc.

	Pioneer Industrial	$—	$3,571,113	$(876)
	Country Place Village Apts	$—	$18,333,026	$337,962
	Lynnwood Center	$14,794,813	$15,015,120	$(78,954)
	Mariner’s Key (Lake Park)	$—	$26,121,008	$(207,617)
	1212 South Michigan Avenue Apt	$—	$42,662,855	$(408,790)
	Reserve at Deerwood Apartments	$14,400,000	$4,829,910	$(882,157)
	Landmark Center I	$—	$19,142,875	$(39,024)
	Tower Burbank	$—	$166,932,326	$(265,991)
	15100 Santa Ana Avenue	$—	$3,101,066	$277,497

	Mortgage		Other Cash &
	Financing	Equity	Expenditures
Property Name	@ Purchase	Contributed	Expensed

Crystal View Tower	$29,560,000	$29,570,728	$(1,757,085)
Christy Street	$5,029,730	$15,326,218	$(43,093)
Rio Vista Tower III	$—	$22,820,348	$(94,617)
Westgate Square I	$16,276,438	$6,409,593	$1,221,697
Westgate Square II	$—	$2,771,261	$(33,577)
Reserve at 4S Ranch	$—	$—	$—
1211 Connecticut Ave	$—	$41,191,736	$(412,326)
Westfork Plaza	$—	$57,102,040	$(1,648,901)
Allston Tower LLC	$—	$21,851,941	$(429,368)
Parkside Tower LLC	$—	$36,788,059	$(713,656)
Hemenway Park Tower	$12,000,000	$11,664,553	$1,232,605
Fenway Park Tower	$3,500,000	$4,798,232	$(35,099)
85 East End Avenue- Tower A	$—	$44,174,296	$(3,727)
Brentwood Place	$16,821,696	$15,083,324	$(1,137,863)
Emigration Court	$—	$29,344,929	$(407,800)
Studio City Place	$—	$37,122,854	$(135,474)
Courthouse Plaza	$—	$18,827,371	$9,487
San Tomas Business Park	$—	$97,294,456	$(807,394)
1800 Market Street	$—	$—	$—
Houston Pavilions	$—	$—	$—
Tustin Centre	$—	$58,751,057	$81,930
Oak Forest Apartments	$—	$16,600,000	$2,316
Biltmore Commerce Center	$—	$58,382,408	$(705,022)
Glades Twin Plaza	$—	$25,536,739	$(220,401)
Southlands Power Center	$—	$49,729,987	$(1,810,906)
13500 Roosevelt Boulevard	$—	$10,909,962	$(91,877)
McDowell Mountain Marketplace	$10,866,621	$11,695,329	$(164,351)
Gainey Ranch Financial Center	$—	$49,213,998	$(456,845)
Tustin Center (Land)	$—	$1,500,000	$—
Westlakes Business Center	$—	$16,271,446	$(131,712)
La Costa Towne Center	$—	$38,408,256	$(303,453)
Victoria Tower	$—	$10,518,602	$(221,938)
Pacifica Court	$—	$42,104,954	$(358,782)
1540 Francisco Street	$—	$26,465,000	$(16,249)
600 Third Avenue	$168,000,000	$157,786,412	$7,945,590
7000 NW 32nd Avenue Associated	$—	$15,050,000	$(232,964)
Sierra Business Park	$—	$49,125,695	$35,845
Gateway @ Burbank	$15,177,257	$19,910,299	$(42,769)
Canyon Lakes Plaza	$10,300,000	$9,184,268	$93,596
Long Beach Promenade	$7,995,057	$12,123,990	$202,334
Fallbrook Mercantile Center	$7,941,530	$9,464,346	$153,184
Amerige Heights Town Center	$19,550,837	$25,589,253	$808,930
Creekside Place	$10,068,851	$11,257,441	$168,310
Plaza De Hacienda I&II	$15,360,017	$15,815,876	$586,484
Village West	$21,529,704	$15,553,438	$520,046
85 East End Avenue—Tower B	$—	$31,749,811	$—
Corporate Center @ Kierland	$—	$32,270,488	$(18,738)
CrossRoad Lakes II	$—	$27,550,701	$124,477
Cloverleaf Apartments	$—	$12,800,000	$788,224
Half Acre	$—	$6,604,092	$(232,819)
Helix Apartments	$—	$20,925,573	$18,235
Ellipse Apartments	$—	$18,386,091	$7,803
1600 Cottontail	$—	$18,165,734	$(76,598)
Water Place Apartments	$—	$20,300,000	$(42,498)
Corona Industrial	$—	$10,600,000	$—
Lakewood Industrial Park	$—	$13,738,506	$(166,183)
Plaza Del Paraiso	$—	$37,717,857	$(1,245,844)
West 14th Street	$—	$35,000,000	$(478,934)
The Crossing at Anaheim	$—	$—	$—
Southgate Market	$—	$83,469,079	$—

		Mortgage		Other Cash &
		Financing	Equity	Expenditures
	Property Name	@ Purchase	Contributed	Expensed

	Library Gardens	$—	$75,100,493	$(611,321)
	Portside Industrial	$—	$29,814,413	$(22,043)
	Stoneridge	$31,000,000	$11,014,654	$1,124,107
	The Alexander	$—	$98,030,322	$(53,612)
	Patterson Industrial Center	$—	$2,388,554	$—
	305 Fifth Avenue South	$—	$10,923,260	$(141,762)
	365 Fifth Avenue South	$—	$10,912,181	$(125,864)
	375 Fifth Avenue South	$—	$12,833,969	$(142,942)
	405 Fifth Avenue South	$—	$11,912,441	$(63,289)
	625 Fifth Avenue South	$—	$7,599,662	$(45,690)
	780 Fifth Avenue South	$—	$11,593,086	$(85,263)
	900 Fifth Avenue South	$—	$5,776,979	$18,395
	900 Fifth Avenue South—Condo	$—	$3,488,748	$(16,584)
	405 Fifth Avenue South—Land	$—	$2,988,871	$(21,935)
	333 Starke Road	$—	$13,770,347	$(118,437)
	Courthouse Plaza II	$—	$6,879,542	$(6,355)
	Ansley at Park Central	$—	$61,133,816	$(1,140,914)
	Market Place I & II	$—	$83,019,828	$(296,658)
	First & Stewart	$—	$35,496,925	$(611,760)
	Northern Bronx Portfolio	$54,647,700	$51,176,521	$3,211,015
	Mountain West Commerce Center	$—	$32,883,356	$(736,056)
	14300 Bonelli Street	$—	$13,285,392	$(152,961)
	Half Acre II	$—	$2,792,363	$(45,456)
	Underwood Industrial—First C	$—	$9,616,797	$116,797
	Corbella at Juanita Bay	$—	$32,425,922	$(173,323)
	Sage Plaza	$—	$99,057,500	$38,756
	Three Piper Ranch	$—	$31,063,222	$(176,806)
	Meridian Commercial Property	$—	$26,515,372	$(744,075)
	641 Sixth Avenue	$30,000,000	$57,306,394	$531,005
	CalWest Industrial Portfolio	$—	$29,408,412	$(0)
	Hidden Willows	$—	$22,854,751	$36,776
	Tenafly Pre-Sale	$—	$—	$—
	10051 Porter Road—UDC I	$—	$11,733,262	$(21,168)
	10100 Porter Road—UDC 1	$—	$8,705,538	$(61,757)
	359 Old Underwood—UDC I	$—	$51,978,509	$133,551
	10025 Porter Road—UDC I	$—	$1,663,416	$(2,419)
	10050 Porter Road—first clos	$—	$1,504,996	$(2,189)
	Centergate Distribution Park	$—	$—	$—
	Eitel Building City Apartments	$—	$—	$—
	Cabi Portfolio Mezz	$—	$47,613,160	$(0)
		$514,820,251	$2,944,340,897	$(2,355,959)
BlackRock Strategic Apartment Fund, Inc.

	SAF Cliffside Commons LLC	$35,000,000	$21,017,648	$323,360
	SAF Hawthorne Commons LLC	$—	$41,509,039	$117,114
	Columbia Landing JV	$31,160,931	$1,294,769	$224,735
	Burrough’s Mills Apts	$29,930,059	$33,360,334	$240,225
	Brook View Apts	$12,691,523	$11,406,347	$70,239
	Lexington Square	$17,300,000	$4,945,078	$(84,220)
	GreenPointe Apartments	$11,300,000	$3,375,971	$(334,299)
	Park Lake LLC (Sea Breeze)	$33,000,000	$757,516	$541,463
	Isles of Gateway	$14,250,000	$5,173,842	$116,698
	Sundance	$19,500,000	$14,558,748	$(489,212)
	Town Place	$16,950,000	$3,981,003	$13,480
	Waterford Park	$21,050,000	$6,844,719	$341,943
	Wellington	$16,450,000	$4,451,015	$149,129
	NoHo Gardens	$17,300,000	$15,272,655	$(182,889)

		Mortgage		Other Cash &
		Financing	Equity	Expenditures
	Property Name	@ Purchase	Contributed	Expensed

BlackRock Retail Opportunity Fund, LLC

	West Loop Promenade	$—	$20,000,000	$(661,260)
	Bulverde Marketplace	$7,614,974	$14,988,300	$411,730
	Calhoun Square	$21,808,177	$25,411,406	$(213,188)
	120 Bloomingdale Road	$19,451,960	$16,130,303	$2,677,991
	Village at Evergreen	$—	$15,401,535	$8,283
Peter Cooper Village Stuyvesant Town Partners, L.P.

	Peter Cooper Village	$1,100,000,000	$457,100,000	$181,786,547
	Stuyvesant Town	$3,300,000,000	$1,371,300,000	$543,147,419
BlackRock Apartment Value Fund III, Inc.

	Oxford Creek	$12,762,431	$3,800,375	$(4,097)
	Oxford Ridge	$12,095,772	$6,443,946	$719,014
	Park Place by the Woods	$9,400,000	$4,200,000	$107,914
	Meadowland Apartments	$13,702,335	$13,910,300	$344,402
	Oxford Gateway	$810,353	$6,190,000	$184,230
	French Village and Normandy Sq	$16,700,000	$9,642,000	$526,320
	Oxford Ridge II	$1,000	$4,640,222	$2,403,069
	Alexan Kirby	$5,312,430	$1,905,358	$36,020
	Court at Artists Village	$21,211,195	$13,185,308	$2,637,246
	McDowell Place	$33,300,000	$13,388,107	$(1,235,922)
	Woodcreek Apartment	$11,342,706	$5,725,000	$264,327
	Waterford Place	$14,700,000	$6,556,754	$645,232
	Oak Park Apartments	$18,300,000	$7,777,566	$(381,810)
	Morris Crossing	$18,800,000	$8,151,749	$(370,150)

			Other Cash
		Contract Price &	Expenditures	Total
		Acquisitions Fee	Capitalized	Acq. Price Gross
	Property Name	A	B	(A+B)

BlackRock Diamond Property Fund, Inc.

	Broomfield Market Place	$14,946,069	$70,307	$15,016,376
	Sunrise Mountain	$31,813,268	$56,815	$31,870,084
	Hidden Harbour Apartments	$31,912,580	$94,918	$32,007,498
	Bensalem	$8,509,466	$112,902	$8,622,369
	Bethlehem	$5,483,173	$71,845	$5,555,018
	International Drive	$19,851,839	$176,472	$20,028,311
	Canterbury	$10,400,000	$271,605	$10,671,605
	Shangri La-Broadstone Lake Was	$14,000,000	$249,755	$14,249,755
	Bay Street	$196,000,000	$497,312	$196,497,312
	Shady Grove	$79,500,000	$246,992	$79,746,992
	400 South Hope	$240,942,101	$—	$240,942,101
	The Pavilions of Troy	$41,500,000	$27,795	$41,527,795
	Broadstone at the Ranch	$25,000,000	$336,286	$25,336,286
	Landmark	$31,307,243	$61,503	$31,368,746
	Canyon Park	$37,000,000	$298,260	$37,298,260
	Verandah at Meyerland	$40,195,000	$238,438	$40,433,438
	Central Park of Lisle—Bldg	$102,100,000	$104,332	$102,204,332
	Central Park of Lisle—Land	$4,500,000	$5,782	$4,505,782
	Melrose	$3,100,000	$60,645	$3,160,645
	Three Palms	$35,285,000	$596,858	$35,881,858
	Baypointe Centre	$30,400,000	$221,981	$30,621,981
	The Maplewood	$16,000,000	$114,366	$16,114,366
	Metropolitan Tower	$170,000,000	$1,312,602	$171,312,602
	10 West 74th Street	$45,000,000	$617,169	$45,617,169

			Other Cash
		Contract Price &	Expenditures	Total
		Acquisitions Fee	Capitalized	Acq. Price Gross
	Property Name	A	B	(A+B)

	Block 37—Office	$30,822,142	$11,800,158	$42,622,300
	345 Cloverdale	$11,406,750	$36,506	$11,443,256
	5015 Clinton	$13,887,500	$91,675	$13,979,175
	North Tract Lofts	$21,315,000	$571,544	$21,886,544
	Broadstone 14th & Lovejoy	$—	$—	$—
	Bronx Portfolio	$147,205,000	$2,114,835	$149,319,835
	38 Chauncy Street	$22,904,207	$465,696	$23,369,903
	Hollywood Tower	$34,500,000	$358,491	$34,858,491
	520 Broadway	$75,000,000	$509,983	$75,509,983
	South Dulles	$6,500,000	$280,700	$6,780,700
	Devon and Ellis	$10,986,300	$537,290	$11,523,590
	Potomac Town Center	$54,850,000	$455,549	$55,305,549
	ICIS Glendale	$20,000,000	$60,841	$20,060,841
	Detroit & Hauser	$20,779,178	$66,603	$20,845,781
	121 High Street	$14,000,000	$272,058	$14,272,058
	635 Madison Avenue	$110,000,000	$1,243,582	$111,243,582
	530 Park Avenue	$211,026,000	$1,903,851	$212,929,851
	Tower Plaza	$40,700,000	$420,483	$41,120,483
	429 Delancy Street Development	$28,475,129	$—	$28,475,129
	CalWest Mezz	$29,179,779	$—	$29,179,779
	Cabi-Mezz	$47,613,160	$—	$47,613,160
BlackRock Granite Property Fund, Inc.

	Pioneer Industrial	$3,525,000	$46,989	$3,571,989
	Country Place Village Apts	$17,750,000	$245,064	$17,995,064
	Lynnwood Center	$29,600,000	$288,887	$29,888,887
	Mariner’s Key (Lake Park)	$25,600,000	$728,625	$26,328,625
	1212 South Michigan Avenue Apt	$42,696,800	$374,845	$43,071,645
	Reserve at Deerwood Apartments	$19,793,252	$318,814	$20,112,067
	Landmark Center I	$19,142,875	$39,024	$19,181,900
	Tower Burbank	$167,000,000	$198,316	$167,198,316
	15100 Santa Ana Avenue	$2,773,760	$49,808	$2,823,569
	Crystal View Tower	$60,200,000	$687,813	$60,887,813
	Christy Street	$20,300,000	$99,041	$20,399,041
	Rio Vista Tower III	$22,750,000	$164,965	$22,914,965
	Westgate Square I	$19,538,607	$1,925,728	$21,464,334
	Westgate Square II	$2,800,000	$4,838	$2,804,838
	Reserve at 4S Ranch	$—	$—	$—
	1211 Connecticut Ave	$41,000,000	$604,062	$41,604,062
	Westfork Plaza	$58,436,000	$314,941	$58,750,941
	Allston Tower LLC	$22,109,903	$171,406	$22,281,309
	Parkside Tower LLC	$37,204,312	$297,404	$37,501,716
	Hemenway Park Tower	$22,076,754	$355,194	$22,431,948
	Fenway Park Tower	$8,278,435	$54,896	$8,333,331
	85 East End Avenue- Tower A	$43,486,189	$691,834	$44,178,023
	Brentwood Place	$32,637,813	$405,069	$33,042,883
	Emigration Court	$29,296,250	$456,479	$29,752,729
	Studio City Place	$36,865,000	$393,328	$37,258,328
	Courthouse Plaza	$18,500,000	$317,884	$18,817,884
	San Tomas Business Park	$98,000,000	$101,850	$98,101,850
	1800 Market Street	$—	$—	$—
	Houston Pavilions	$—	$—	$—
	Tustin Centre	$58,500,000	$169,127	$58,669,127
	Oak Forest Apartments	$16,300,000	$297,684	$16,597,684
	Biltmore Commerce Center	$58,800,000	$287,430	$59,087,430
	Glades Twin Plaza	$25,600,000	$157,140	$25,757,140
	Southlands Power Center	$51,253,443	$287,450	$51,540,893
	13500 Roosevelt Boulevard	$10,600,000	$401,839	$11,001,839
	McDowell Mountain Marketplace	$22,500,000	$226,302	$22,726,302
	Gainey Ranch Financial Center	$49,582,520	$88,323	$49,670,843

		Other Cash
	Contract Price &	Expenditures	Total
	Acquisitions Fee	Capitalized	Acq. Price Gross
Property Name	A	B	(A+B)

Tustin Center (Land)	$1,500,000	$—	$1,500,000
Westlakes Business Center	$16,100,000	$303,158	$16,403,158
La Costa Towne Center	$38,447,180	$264,529	$38,711,709
Victoria Tower	$10,300,000	$440,540	$10,740,540
Pacifica Court	$42,350,000	$113,736	$42,463,736
1540 Francisco Street	$26,375,040	$106,209	$26,481,249
600 Third Avenue	$315,338,634	$2,502,188	$317,840,822
7000 NW 32nd Avenue Associated	$15,023,192	$259,772	$15,282,964
Sierra Business Park	$48,956,050	$133,800	$49,089,850
Gateway @ Burbank	$34,900,000	$230,325	$35,130,325
Canyon Lakes Plaza	$19,200,000	$190,672	$19,390,672
Long Beach Promenade	$19,750,000	$166,712	$19,916,712
Fallbrook Mercantile Center	$17,100,000	$152,692	$17,252,692
Amerige Heights Town Center	$44,000,000	$331,160	$44,331,160
Creekside Place	$21,000,000	$157,982	$21,157,982
Plaza De Hacienda I&II	$30,400,000	$189,409	$30,589,409
Village West	$36,300,000	$263,096	$36,563,096
85 East End Avenue—Tower B	$31,749,811	$—	$31,749,811
Corporate Center @ Kierland	$32,175,000	$114,227	$32,289,227
CrossRoad Lakes II	$26,584,162	$842,062	$27,426,224
Cloverleaf Apartments	$12,000,000	$11,776	$12,011,776
Half Acre	$6,558,642	$278,269	$6,836,911
Helix Apartments	$20,800,000	$107,338	$20,907,338
Ellipse Apartments	$18,300,000	$78,288	$18,378,288
1600 Cottontail	$17,950,000	$292,332	$18,242,332
Water Place Apartments	$20,000,000	$342,498	$20,342,498
Corona Industrial	$10,600,000	$—	$10,600,000
Lakewood Industrial Park	$13,815,170	$89,518	$13,904,688
Plaza Del Paraiso	$38,634,000	$329,701	$38,963,701
West 14th Street	$35,000,000	$478,934	$35,478,934
The Crossing at Anaheim	$—	$—	$—
Southgate Market	$83,469,079	$—	$83,469,079
Library Gardens	$75,000,000	$711,815	$75,711,815
Portside Industrial	$29,750,000	$86,456	$29,836,456
Stoneridge	$40,394,047	$496,500	$40,890,547
The Alexander	$97,500,000	$583,934	$98,083,934
Patterson Industrial Center	$2,388,554	$-	$2,388,554
305 Fifth Avenue South	$10,898,376	$166,646	$11,065,022
365 Fifth Avenue South	$10,876,395	$161,650	$11,038,046
375 Fifth Avenue South	$12,780,096	$196,816	$12,976,911
405 Fifth Avenue South	$11,830,611	$145,119	$11,975,730
625 Fifth Avenue South	$7,528,854	$116,498	$7,645,351
780 Fifth Avenue South	$11,502,580	$175,769	$11,678,349
900 Fifth Avenue South	$5,665,892	$92,693	$5,758,584
900 Fifth Avenue South—Condo	$3,455,414	$49,918	$3,505,332
405 Fifth Avenue South—Land	$2,961,783	$49,023	$3,010,807
333 Starke Road	$13,770,000	$118,784	$13,888,784
Courthouse Plaza II	$6,750,000	$135,897	$6,885,897
Ansley at Park Central	$62,150,000	$124,730	$62,274,730
Market Place I & II	$83,140,748	$175,738	$83,316,486
First & Stewart	$36,000,000	$108,685	$36,108,685
Northern Bronx Portfolio	$101,000,000	$1,613,206	$102,613,206
Mountain West Commerce Center	$33,500,000	$119,412	$33,619,412
14300 Bonelli Street	$13,268,700	$169,653	$13,438,353
Half Acre II	$2,760,408	$77,411	$2,837,819
Underwood Industrial—First C	$9,500,000	$—	$9,500,000
Corbella at Juanita Bay	$32,381,000	$218,244	$32,599,244
Sage Plaza	$98,935,000	$83,744	$99,018,744
Three Piper Ranch	$30,382,050	$857,978	$31,240,028
Meridian Commercial Property	$27,200,000	$59,447	$27,259,447

			Other Cash
		Contract Price &	Expenditures	Total
		Acquisitions Fee	Capitalized	Acq. Price Gross
	Property Name	A	B	(A+B)

	641 Sixth Avenue	$85,000,000	$1,775,389	$86,775,389
	CalWest Industrial Portfolio	$29,408,412	$—	$29,408,412
	Hidden Willows	$22,375,000	$442,976	$22,817,976
	Tenafly Pre-Sale	$—	$—	$—
	10051 Porter Road—UDC I	$11,688,281	$66,149	$11,754,430
	10100 Porter Road—UDC 1	$8,719,828	$47,467	$8,767,295
	359 Old Underwood—UDC I	$51,560,626	$284,332	$51,844,958
	10025 Porter Road—UDC I	$1,657,039	$8,796	$1,665,835
	10050 Porter Road—first clos	$1,499,226	$7,958	$1,507,184
	Centergate Distribution Park	$—	$—	$—
	Eitel Building City Apartments	$—	$—	$—
	Cabi Portfolio Mezz	$47,613,160	$—	$47,613,160

		$3,431,964,953	$29,552,154	$3,461,517,107
BlackRock Strategic Apartment Fund, Inc.

	SAF Cliffside Commons LLC	$55,400,000	$294,288	$55,694,288
	SAF Hawthorne Commons LLC	$41,350,000	$41,925	$41,391,925
	Columbia Landing JV	$31,000,000	$1,230,965	$32,230,965
	Burrough’s Mills Apts	$62,000,000	$1,050,168	$63,050,168
	Brook View Apts	$23,600,000	$427,631	$24,027,631
	Lexington Square	$22,000,000	$329,299	$22,329,298
	GreenPointe Apartments	$14,750,000	$260,270	$15,010,270
	Park Lake LLC (Sea Breeze)	$33,000,000	$216,054	$33,216,053
	Isles of Gateway	$19,080,000	$227,144	$19,307,144
	Sundance	$34,500,000	$47,960	$34,547,960
	Town Place	$20,750,000	$167,523	$20,917,523
	Waterford Park	$27,200,000	$352,776	$27,552,776
	Wellington	$20,580,000	$171,886	$20,751,886
	NoHo Gardens	$32,600,000	$155,544	$32,755,544
BlackRock Retail Opportunity Fund, LLC

	West Loop Promenade	$20,000,000	$661,260	$20,661,260
	Bulverde Marketplace	$22,191,544	$—	$22,191,544
	Calhoun Square	$47,300,000	$132,771	$47,432,771
	120 Bloomingdale Road	$32,904,272	$—	$32,904,272
	Village at Evergreen	$14,500,000	$893,252	$15,393,252
Peter Cooper Village Stuyvesant Town Partners, L.P.

	Peter Cooper Village	$1,350,000,000	$25,313,453	$1,375,313,453
	Stuyvesant Town	$4,050,000,000	$78,152,581	$4,128,152,581
BlackRock Apartment Value Fund III, Inc.

	Oxford Creek	$16,362,343	$204,561	$16,566,903
	Oxford Ridge	$17,565,978	$254,726	$17,820,704
	Park Place by the Woods	$13,300,000	$192,086	$13,492,086
	Meadowland Apartments	$26,900,000	$368,233	$27,268,233
	Oxford Gateway	$6,115,500	$700,623	$6,816,123
	French Village and Normandy Sq	$25,500,000	$315,680	$25,815,680
	Oxford Ridge II	$1,729,063	$509,090	$2,238,153
	Alexan Kirby	$6,831,390	$350,378	$7,181,768
	Court at Artists Village	$31,310,000	$449,257	$31,759,257
	McDowell Place	$47,500,000	$424,029	$47,924,029
	Woodcreek Apartment	$16,512,253	$291,126	$16,803,379
	Waterford Place	$20,387,521	$224,001	$20,611,522
	Oak Park Apartments	$26,203,459	$255,917	$26,459,376
	Morris Crossing	$27,030,541	$291,358	$27,321,899

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-11 and has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, in the State of New York, on this 27th day of January, 2009.

NorthEnd Income Property Trust Inc.

By:	/s/ Douglas W. Sesler
Douglas W. Sesler
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amended Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.

Name	Title	Date

/s/ Douglas W. Sesler	Chief Executive Officer and Director (Principal Executive Officer)	January 27, 2009

/s/ James E. Hillman	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 27, 2009

/s/ Mark R. Patterson	Chairman of the Board	January 27, 2009

/s/ Paul F. Morton	President and Director	January 27, 2009

Exhibit Index

1	.1*	Form of Distribution Agreement
1	.2*	Form of Participating Broker-Dealer Agreement
3	.1*	Articles of Incorporation of NorthEnd Income Property Trust Inc.
3.2		Form of First Articles of Amendment and Restatement of NorthEnd Income Property Trust Inc.
3	.3*	Bylaws of NorthEnd Income Property Trust Inc.
3.4		Amendment to Bylaws of NorthEnd Income Property Trust Inc.
5.1		Form of Opinion of Alston & Bird LLP as to legality of securities
8.1		Form of Opinion of Alston & Bird LLP as to tax matters
10	.1*	Form of Advisory Agreement
10	.2**	Form of Sub-Advisory Agreement
10	.3**	Independent Valuation Expert Agreement
10	.4**	Form of Escrow Agreement
21	.1*	Subsidiaries of the registrant
23.1		Consent of Deloitte & Touche LLP
23.2		Consent of Alston & Bird LLP (included in Exhibit 5.1 and Exhibit 8.1)
23	.3**	Consent of independent valuation expert

*	Previously filed.

**	To be filed by amendment.